                                                                   EXHIBIT 4.1
===============================================================================


                                  $325,000,000

                          LOAN AND SECURITY AGREEMENT

                           Dated as of April 18, 2002



                              RUSSELL CORPORATION
                          CERTAIN OF ITS SUBSIDIARIES
                                (the Borrowers)

                                      and

                        THE FINANCIAL INSTITUTIONS PARTY
                            HERETO FROM TIME TO TIME
                                 (the Lenders)

                                      and

                              JPMORGAN CHASE BANK
                                 SUNTRUST BANK
                          (the Co-Syndication Agents)

                      THE CIT GROUP/BUSINESS CREDIT, INC.
                             BANK OF AMERICA, N.A.
                         (the Co-Documentation Agents)

                      WACHOVIA BANK, NATIONAL ASSOCIATION
                      GENERAL ELECTRIC CAPITAL CORPORATION
                                (the Co-Agents)

                                      and

                           FLEET CAPITAL CORPORATION
                           (the Administrative Agent)

                          ----------------------------

                                  Arranged by:

                             FLEET SECURITIES, INC.


===============================================================================

                             TABLE OF CONTENTS(1)


                                                                                                                Page

                                                     ARTICLE 1
                                                    DEFINITIONS

Section 1.1           Definitions.................................................................................1
Section 1.2           General Interpretive Rules.................................................................36
Section 1.3           Exhibits, Annexes and Schedules............................................................37

                                                     ARTICLE 2
                                             REVOLVING CREDIT FACILITY

Section 2.1           Revolving Credit Loans.....................................................................38
Section 2.2           Manner of Borrowing........................................................................38
Section 2.3           Repayment; Prepayment......................................................................40
Section 2.4           Revolving Credit Note......................................................................41

                                                     ARTICLE 2A

Section 2A.1          Swingline Loans............................................................................42
Section 2A.2          Making Swingline Loans.....................................................................42
Section 2A.3          Repayment of Swingline Loans...............................................................42
Section 2A.4          Prepayment.................................................................................42
Section 2A.5          Swingline Note.............................................................................43
Section 2A.6          Settlement with Other Lenders..............................................................43

                                                     ARTICLE 3
                                             LETTER OF CREDIT GUARANTEES

Section 3.1           Agreement to Issue.........................................................................44
Section 3.2           Amounts....................................................................................44
Section 3.3           Conditions.................................................................................44
Section 3.4           Issuance of Letter of Credit Guarantees....................................................44
Section 3.5           Duties of FCC..............................................................................45
Section 3.6           Payment of Reimbursement Obligations.......................................................46
Section 3.7           Participations.............................................................................46
Section 3.8           Indemnification; Exoneration...............................................................48
Section 3.9           Supporting Letter of Credit; Cash Collateral Account.......................................49

                                                     ARTICLE 4
                                                 TERM LOAN FACILITY

Section 4.1           Term Loans.................................................................................51
Section 4.2           Manner of Borrowing Term Loan..............................................................51


---------
(1) This Table of Contents is included for reference purposes only and does not constitute part of the Loan and Security Agreement.

Section 4.3           Repayment of Term Loan.....................................................................51
Section 4.4           Term Notes.................................................................................51

                                                     ARTICLE 5
                                              GENERAL LOAN PROVISIONS

Section 5.1           Interest...................................................................................52
Section 5.2           Certain Fees; Agent Fee....................................................................53
Section 5.3           Conversion or Continuation of Loans........................................................54
Section 5.4           Conversion or Continuation.................................................................55
Section 5.5           Manner of Payment..........................................................................55
Section 5.6           General....................................................................................55
Section 5.7           Loan Accounts; Statements of Account.......................................................55
Section 5.8           Reduction of Revolving Credit Facility; Termination of Agreement...........................56
Section 5.9           Making of Loans............................................................................57
Section 5.10          Settlement Among Lenders...................................................................59
Section 5.11          Payments Not at End of Interest Period; Failure to Borrow..................................63
Section 5.12          Assumptions Concerning Funding of LIBOR Loans..............................................64
Section 5.13          Duration of Interest Periods; Maximum Number of LIBOR Loans; Minimum Increments;
                      Option to Forgo Notes......................................................................64
Section 5.14          Changed Circumstances......................................................................64
Section 5.15          Net Payments...............................................................................66
Section 5.16          Cash Collateral Account; Investment Accounts...............................................69
Section 5.17          Borrowers' Representative..................................................................70
Section 5.18          Joint and Several Liability; No Modification or Release of Obligations.....................71
Section 5.19          Obligations Absolute.......................................................................71
Section 5.20          Waiver of Suretyship Defenses..............................................................72
Section 5.21          Defaulting Lender's Status.................................................................72

                                                     ARTICLE 6
                                               CONDITIONS PRECEDENT

Section 6.1           Conditions Precedent to Initial Loans......................................................74
Section 6.2           All Loans and Letters of Credit............................................................77
Section 6.3           Conditions as Covenants....................................................................78

                                                     ARTICLE 7
                                    REPRESENTATIONS AND WARRANTIES OF BORROWERS

Section 7.1           Representations and Warranties.............................................................79
Section 7.2           Survival of Representations and Warranties, Etc............................................89

                                                    ARTICLE 8
                                               SECURITY INTEREST

Section 8.1           Security Interest..........................................................................90
Section 8.2           Continued Priority of Security Interest....................................................90
Section 8.3           Releases...................................................................................91

                                                     ARTICLE 9
                                               COLLATERAL COVENANTS

Section 9.1           Collection of Accounts.....................................................................93
Section 9.2           Verification and Notification..............................................................94
Section 9.3           Disputes, Returns and Adjustments..........................................................94
Section 9.4           Invoices...................................................................................95
Section 9.5           Delivery of Instruments....................................................................95
Section 9.6           Sales of Inventory.........................................................................95
Section 9.7           Ownership and Defense of Title.............................................................95
Section 9.8           Insurance..................................................................................96
Section 9.9           Location of Offices and Collateral.........................................................96
Section 9.10          Records Relating to Collateral.............................................................97
Section 9.11          Inspection.................................................................................97
Section 9.12          Information and Reports....................................................................98
Section 9.13          Power of Attorney..........................................................................99
Section 9.14          Additional Real Estate and Leases..........................................................99
Section 9.15          Assignment of Claims Act..................................................................100

                                                     ARTICLE 10
                                               AFFIRMATIVE COVENANTS

Section 10.1          Preservation of Corporate Existence and Similar Matters...................................101
Section 10.2          Compliance with Applicable Law............................................................101
Section 10.3          Maintenance of Property...................................................................101
Section 10.4          Conduct of Business.......................................................................101
Section 10.5          Insurance.................................................................................101
Section 10.6          Payment of Taxes and Claims...............................................................102
Section 10.7          Accounting Methods and Financial Records..................................................102
Section 10.8          Use of Proceeds...........................................................................102
Section 10.9          Hazardous Waste and Substances; Environmental Requirements................................102
Section 10.10         Execution of Subsidiary Guaranties; Additional Borrowers..................................103

                                                     ARTICLE 11
                                                    INFORMATION

Section 11.1          Financial Statements......................................................................104
Section 11.2          Accountants' Certificate..................................................................105
Section 11.3          Officer's Certificate.....................................................................105
Section 11.4          Copies of Other Reports...................................................................105
Section 11.5          Notice of Litigation and Other Matters....................................................106
Section 11.6          ERISA.....................................................................................106
Section 11.7          Revisions or Updates to Schedules.........................................................107

                                                     ARTICLE 12
                                                 NEGATIVE COVENANTS

Section 12.1          Financial Ratios..........................................................................108
Section 12.2          Debt......................................................................................108
Section 12.3          Guaranties................................................................................109

Section 12.4          Investments...............................................................................109
Section 12.5          Capital Expenditures......................................................................112
Section 12.6          Restricted Distributions and Payments, Etc................................................112
Section 12.7          Merger, Consolidation and Sale of Assets..................................................112
Section 12.8          Transactions with Affiliates..............................................................113
Section 12.9          Liens.....................................................................................113
Section 12.10         Amendments of Other Agreements............................................................113

                                                                ARTICLE 13
                                                                 DEFAULT

Section 13.1          Events of Default.........................................................................114
Section 13.2          Remedies..................................................................................116
Section 13.3          Application of Proceeds...................................................................119
Section 13.4          Power of Attorney.........................................................................119
Section 13.5          Miscellaneous Provisions Concerning Remedies..............................................120
Section 13.6          Trademark License.........................................................................120

                                                               ARTICLE 14
                                                               ASSIGNMENTS

Section 14.1          Successors and Assigns; Participations....................................................122
Section 14.2          Representation of Lenders.................................................................125

                                                               ARTICLE 15
                                                          ADMINISTRATIVE AGENT

Section 15.1          Appointment of Administrative Agent.......................................................126
Section 15.2          Delegation of Duties......................................................................126
Section 15.3          Exculpatory Provisions....................................................................126
Section 15.4          Reliance by Administrative Agent..........................................................126
Section 15.5          Notice of Default.........................................................................127
Section 15.6          Non-Reliance on Administrative Agent, Other Agents and Other Lenders......................127
Section 15.7          Indemnification...........................................................................128
Section 15.8          Administrative Agent in Its Individual Capacity...........................................128
Section 15.9          Successor Administrative Agent............................................................128
Section 15.10         Other Agents..............................................................................129

                                                               ARTICLE 16
                                                              MISCELLANEOUS

Section 16.1          Notices...................................................................................131
Section 16.2          Expenses..................................................................................132
Section 16.3          Stamp and Other Taxes.....................................................................133
Section 16.4          Setoff....................................................................................133
Section 16.5          Litigation................................................................................134
Section 16.6          Waiver of Rights..........................................................................135
Section 16.7          Consent to Advertising and Publicity......................................................135
Section 16.8          Reversal of Payments......................................................................135
Section 16.9          Injunctive Relief.........................................................................136

Section 16.10         Accounting Matters........................................................................136
Section 16.11         Amendments................................................................................136
Section 16.12         Assignment................................................................................138
Section 16.13         Performance of Borrowers' Duties..........................................................138
Section 16.14         Indemnification...........................................................................138
Section 16.15         All Powers Coupled with Interest..........................................................138
Section 16.16         Survival..................................................................................139
Section 16.17         Titles and Captions.......................................................................139
Section 16.18         Severability of Provisions................................................................139
Section 16.19         Governing Law.............................................................................139
Section 16.20         Counterparts..............................................................................139
Section 16.21         Reproduction of Documents.................................................................139
Section 16.22         Term of Agreement.........................................................................140
Section 16.23         Pro-Rata Participation....................................................................140
Section 16.24         Confidentiality...........................................................................140

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX A                     COMMITMENTS
ANNEX B                     PRICING MATRIX
ANNEX C                     BORROWERS AND SUBSIDIARY GUARANTORS
ANNEX D                     EFFECTIVE DATE LETTERS OF CREDIT

EXHIBIT A-1                 FORM OF REVOLVING CREDIT NOTE
EXHIBIT A-2                 FORM OF SWINGLINE NOTE
EXHIBIT B                   FORM OF TERM NOTE
EXHIBIT C                   FORM OF BORROWING BASE CERTIFICATE
EXHIBIT D                   FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT E-1                 FORM OF CONFIRMATION OF NOTICE OF BORROWING (REVOLVING CREDIT LOAN)
EXHIBIT E-2                 FORM OF CONFIRMATION OF NOTICE OF BORROWING (SWINGLINE LOAN)
EXHIBIT F                   FORM OF NOTICE OF CONVERSION OR CONTINUATION
EXHIBIT G                   FORM OF COVENANT COMPLIANCE CERTIFICATE
EXHIBIT H                   FORM OF SUBSIDIARY GUARANTY
EXHIBIT I                   FORM OF GUARANTOR SECURITY AGREEMENT

Schedule 1.1A               Assets Held For Sale
Schedule 1.1B               Permitted Investments
Schedule 1.1C               Permitted Liens
Schedule 1.1D               Designated Account Debtors
Schedule 6.1(c)(11)         Environmental Reports
Schedule 7.1(a)             Organization
Schedule 7.1(b)             Capitalization
Schedule 7.1(c)             Subsidiaries; Ownership of Stock
Schedule 7.1(e)             Compliance with Laws
Schedule 7.1(g)             Governmental Approvals
Schedule 7.1(h)             Title to Properties
Schedule 7.1(i)             Liens
Schedule 7.1(j)             Indebtedness and Guaranties
Schedule 7.1(k)             Litigation
Schedule 7.1(l)             Tax Matters
Schedule 7.1(p)             ERISA
Schedule 7.1(t)             Location of Offices and Records
Schedule 7.1(u)             Location of Inventory
Schedule 7.1(v)             Equipment
Schedule 7.1(w)             Bank Accounts
Schedule 7.1(x)             Intellectual Property
Schedule 7.1(y)             Real Estate
Schedule 7.1(z)             Corporate and Fictitious Names
Schedule 7.1(cc)            Employee Relations
Schedule 7.1(dd)            Trade Names
Schedule 10.8               Use of Proceeds

                          LOAN AND SECURITY AGREEMENT

                           Dated as of April 18, 2002

         RUSSELL CORPORATION, an Alabama corporation, its subsidiaries named as "Borrowers" on ANNEX C hereto, the financial institutions party to this Agreement from time to time (the "Lenders"), JPMORGAN CHASE BANK and SUNTRUST BANK (each, a Syndication Agent), THE CIT GROUP/BUSINESS CREDIT, INC. and BANK OF AMERICA, N.A. (each, a Documentation Agent), WACHOVIA BANK, NATIONAL ASSOCIATION and GENERAL ELECTRIC CAPITAL CORPORATION (each, a Co-Agent), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative agent for the Lenders, agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

         Section 1.1       Definitions. For the purposes of this Agreement:

         "Account Debtor" means a Person who is obligated on a Account.

         "Accounts" has the meaning set forth in the definition "Collateral".

         "ACH Transfer" means and refers to the transfer of funds within or between financial institutions using electronic credits and debits in accordance with procedures promulgated by the National Automated Clearing House Association or any related regional association.

         "Acquire" or "Acquisition" means the acquisition of (i) a Business Unit or (ii) the majority of the Equity Interests in another Person, by purchase, exchange, issuance of stock or other securities, or by merger, reorganization or any other method.

         "Acquisition Target" means a Person or Business Unit proposed to be Acquired by a Borrower for consideration that includes proceeds of a Borrowing.

         "Administrative Agent" means FCC and any successor agent appointed pursuant to SECTION 15.9 hereof.

         "Affected Lender" has the meaning set forth in SECTION 5.9(d).

         "Affiliate" means, with respect to a Person, (a) any partner, officer, shareholder or member (if holding more than 10% of the outstanding Equity Interests of such Person), director, manager, employee or managing agent of such Person, (b) any spouse, parents, siblings, children or grandchildren of such Person, (c) any corporation, limited liability company, association, partnership, trust, entity or enterprise in which such Person is a director, executive officer, manager or general partner, and (d) any other Person (other than a Subsidiary) that, (i) directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or membership or other voting interest of such

Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or membership or other voting interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other voting interest, by contract or otherwise. Notwithstanding any provision of the foregoing to the contrary, each Subsidiary of a Lender shall be deemed an Affiliate of such Lender.

         "Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of SECTION 16.1.

         "Agreement" means and includes this Agreement, including all Schedules, Exhibits and other attachments hereto, and all amendments, modifications and supplements hereto and thereto.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Aircraft Security Agreement" means the Aircraft Security Agreement and Assignment of Rents dated on or about the Effective Date between Russell and the Administrative Agent, pursuant to which Russell assigns, mortgages and pledges to the Administrative Agent all of its right, title and interest in and to the aircraft and engines therein described as security for its obligations under this Agreement and the other Loan Documents.

         "Anniversary" means each anniversary of the Effective Date.

         "Applicable Law" means all applicable provisions of constitutions, statutes, rules, regulations and orders of all governmental bodies and of all orders and decrees of all courts and arbitrators, including, without limitation, Environmental Laws.

         "Applicable Margin" means as to each Type of Loan under each Facility, the Tier II rate per annum set forth under the appropriate caption on the pricing matrix attached hereto as ANNEX B, subject to quarterly adjustment as follows: From and after the delivery of the consolidated quarterly financial statements of Russell and its Consolidated Subsidiaries for each Fiscal Quarter and the related officer's certificate in accordance with the respective provisions of SECTIONS 11.1(b) and 11.3, the foregoing percentages will be adjusted effective December 29, 2002 and as of the first day of each succeeding Fiscal Quarter thereafter, that begins at least 10 days after delivery of quarterly financial statements and the related officer's certificate for the previous Fiscal Quarter (each, a "Margin Adjustment Date"), to the percentages set forth in ANNEX B that correspond to the Fixed Charge Coverage Ratio covenant calculation reflected in such financial statements and the related certificate; PROVIDED, that if and for so long as a Default or Event of Default exists, no downward adjustment in the Applicable Margin otherwise indicated shall be effected.

         "Appraised Value" means (i) as applied to Inventory, the orderly liquidation value of such Inventory, net of liquidation expenses, as determined and reported on not less frequently than semi-annually by a qualified independent appraiser or, at the Administrative Agent's election, by professional appraisers employed by FCC or another Lender, including the "recovery percentages" set forth in each report of Appraised Value as to Inventory consisting of raw materials, work-in-process and finished goods, which recovery percentages will be applied making the calculations provided for in CLAUSE (b)(ii) of the definition "Borrowing Base" and (ii) as applied to Equipment and Real Estate, the orderly liquidation value (net of liquidation expenses) or fair market value thereof, as specified, as determined by a qualified appraiser prior to the Effective Date and reflected in the reports referred to in SECTION 6.1(c)(23) or thereafter at the Administrative Agent's election.

         "Arranger" means FSI.

         "Asset Disposition" means the disposition (including by a sale/leaseback transaction) of any asset of a Borrower or any of its Subsidiaries having a value (at the higher of net book value and fair market value) greater than $10,000, other than sales of Inventory in the ordinary course of business, dispositions of worn-out and obsolete Equipment no longer useful in the Borrowers' business, consistent with past practices of Russell, and dispositions of assets to any Loan Party.

         "Assets Held For Sale" means the capital assets described on SCHEDULE 1.1A - ASSETS HELD FOR SALE.

         "Assignment and Acceptance" means an assignment and acceptance in the form attached hereto as EXHIBIT D assigning all or a portion of a Lender's interests, rights and obligations under this Agreement pursuant to SECTION 14.1.

         "Availability" means at any time (a) the Borrowing Base at such time minus (b) the aggregate outstanding principal amount of Revolving Credit Loans and Swingline Loans at such time.

         "Bank" means Fleet National Bank, a national banking association.

         "Base Rate" means the rate of interest announced or quoted by Bank from time to time as its prime rate for commercial loans, whether or not such rate is the lowest rate charged by Bank to its most preferred borrowers, and, if such prime rate for commercial loans is discontinued by Bank as a standard, a comparable reference rate designated by Bank as a substitute therefor shall be the Base Rate.

         "Base Rate Loan" means a Loan bearing interest determined with reference to the Base Rate.

         "Base Rate Revolving Credit Loan" means each Base Rate Loan outstanding under the Revolving Credit Facility.

         "Base Rate Term Loan" means each Base Rate Loan outstanding under the Term Loan Facility.

         "Benefit Plan" means an "employee benefit plan" as defined in Section 3(3) of ERISA (other than a Multiemployer Plan) in respect of which a Borrower or any Related Company is, or within the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

         "Borrower" means each of Russell, each Subsidiary listed as a "Borrower" on ANNEX C hereto, and each other Person that becomes a party to this Agreement as a "Borrower" after the Effective Date pursuant to SECTION 10.10.

         "Borrowers' Representative" means Russell and each successor in such capacity appointed pursuant to SECTION 5.17.

         "Borrowing" means Loans under a single Facility and of a single Type, made by all Lenders Ratably on the same date and, in the case of LIBOR Loans, for the same Interest Period.

         "Borrowing Base" means at any time an amount equal to the lesser of:

         (a) the Revolving Credit Facility, minus the Letter of Credit Reserve, and

         (b)      an amount equal to

                  (i) 85% of the face value of Eligible Accounts and Eligible Amounts Due from Factor due and owing at such time, plus

                  (ii) the lesser of: (A) the sum of 50% as to raw materials and work in process and 60% as to finished goods, in each case of the value of Eligible Inventory consisting of such items, determined on the basis of the lesser of FIFO cost and market value and (B) 85% of the Appraised Value of Eligible Inventory, plus

                  (iii)    the L/C Inventory Amount, plus

                  (iv) during the period April 15 through August 31 of each Fiscal Year, the Seasonal Increase, minus

                  (v)      the Letter of Credit Reserve, minus

                  (vi)     the Dilution Reserve, minus

                  (vii) the Environmental Compliance Reserve (which on the Effective Date is zero), minus

                  (viii)   the Royalty Reserve;

where "Seasonal Increase" means 10% of the value of Eligible Inventory, determined on the basis of the lesser of FIFO cost and market value.

         "Borrowing Base Certificate" means a certificate in the form attached hereto as EXHIBIT C or in such other form as Russell and the Administrative Agent may agree.

         "Business Day" means any day other than a Saturday, Sunday or other day on which banks in Atlanta, Georgia, Hartford, Connecticut or New York, New York are authorized to close and, when used with respect to LIBOR Loans, means any such day on which dealings in Dollar deposits are also carried on in the London interbank market.

         "Business Unit" means the assets constituting the business or a division or operating unit thereof of any Person.

         "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets (other than Inventory or assets which constitute a Business Unit) which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

         "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Cash Collateral" means collateral consisting of cash or Cash Equivalents on which the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders, has a first priority Lien.

         "Cash Collateral Account" means a special interest-bearing Deposit Account consisting of cash maintained at the principal office of the Administrative Agent and under the sole dominion and control of the Administrative Agent, for its benefit and for the benefit of the Lenders, established pursuant to the provisions of SECTION 5.16(a) for purposes set forth therein.

         "Cash Equivalents" means

         (a)      Dollars;

         (b) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof or any state having maturities of not more than one year after the date of acquisition;

         (c) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any Lender or any domestic commercial bank or U.S. branch of a foreign commercial bank having capital and surplus in excess of $250 million and a Thompson Bank Watch Rating of "B" or better;

         (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in CLAUSES (b) and (c) above entered into with any financial institution meeting the qualifications specified in said CLAUSE (c); and

         (e) commercial paper having the highest rating obtainable from Moody's or S&P and in each case maturing within 270 days after the date of acquisition.

         "Class" as applied to any Loans, means all Loans outstanding at the time under the same Facility.

         "Clearing Bank" means Bank, Wachovia Bank, National Association, SunTrust Bank and AmSouth Bank and any other banking institution with which a Controlled Account has been established pursuant to a Control Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means and includes all of each Loan Party's right, title and interest in and to each of the following, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

         (a) (i) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letter of credit rights, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (ii) all guaranties, security, other supporting obligations and Liens securing payment thereof, (iii) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (iv) all proceeds of any of the foregoing (the foregoing, collectively, "Accounts"),

         (b) (i) all inventory, (ii) all goods intended for sale or lease or for display or demonstration, (iii) all work-in-process, (iv) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business, and (v) all documents evidencing and general intangibles relating to any of the foregoing (the foregoing, collectively, "Inventory"),

         (c) (i) all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description, (ii) all tangible personal property (other than Inventory) and fixtures used in such Loan Party's business operations or owned by such Loan Party or in which such Loan Party has an interest, and (iii) all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor, excluding, however, any such property that is subject to a lease or Lien permitted to exist by this Agreement, the terms of which prohibit the creation of the Security Interest therein, for so long as such prohibition remains in effect (the foregoing, collectively, "Equipment"),

         (d) all general intangibles, choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts), including, without limitation, commercial tort claims, Intellectual Property, Equity Interests, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, the beneficiary's interest in proceeds of insurance covering the lives of key employees and any letter of credit, guarantee, claims, security interest, supporting obligation or other security for the payment by an Account Debtor of any of the Accounts (the foregoing, collectively, "General Intangibles"),

         (e) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC (the foregoing, collectively, "Deposit Accounts"),

         (f) all certificated and uncertificated securities, all security entitlements, all securities accounts, all commodity contracts, all commodity accounts and all other investment property (the foregoing, collectively, "Investment Property"),

         (g) (i) any investment account maintained by or on behalf of such Loan Party with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender, (ii) any agreement governing such account,
(iii) all cash, money, notes, securities, instruments, goods, accounts, documents, chattel paper, general intangibles and other property now or hereafter held by the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender on behalf of such Loan Party in connection with such investment account or deposited by such Loan Party or on such Loan Party's behalf to such investment account or otherwise credited thereto for such Loan Party's benefit, or distributable to such Loan Party from such investment account, together with all contracts for the sale or purchase of the foregoing, (iv) all of such Loan Party's right, title and interest with respect to the deposit, investment, allocation, disposition, distribution or withdrawal of the foregoing, (v) all of such Loan Party's right, title and interest with respect to the making of amendments, modifications or additions of or to the terms and conditions under which the investment account or investments maintained therein is to be maintained by such Loan Party, the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender on such Loan Party's behalf, and (vi) all of such Loan Party's books, records and receipts pertaining to or confirming any of the foregoing (the foregoing, collectively, "Investment Accounts"),

         (h) all cash or other property deposited with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender or which the Administrative Agent, for its benefit and for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including, without limitation, amounts on deposit in the Cash Collateral Account,

         (i) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Account, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Account, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (j) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, supporting obligations and other agreements and property which secure or relate to any Account or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (k) all documents of title, including bills of lading and warehouse receipts, policies and certificates of insurance, securities, chattel paper and other documents and instruments,

         (l) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, and

         (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

Notwithstanding anything herein to the contrary, except as specified in SECTION 6.1(c) or SECTION 9.12(e), the Collateral shall not include (i) any agreement with a third party existing on the Effective Date (or executed after the date hereof but that is permitted by the proviso below) that prohibits the grant of a Lien on (but not merely the assignment of or of any interest in) such agreement or any Loan Party's rights thereunder without the consent of such third party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent provided by Sections 9-406 through 9-409 of the UCC, or (ii) any license, permit or other Governmental Approval that, under the terms and conditions of such Governmental Approval (or any Collateral subject thereto) or under Applicable Law, cannot be subjected to a Lien in favor of the Administrative Agent without consent which consent has not been obtained; PROVIDED, HOWEVER, that the Collateral shall include all items excluded pursuant to CLAUSE (i) OR (ii) from and after the date on which the requisite consent is obtained; and, PROVIDED FURTHER, that the Loan Parties may, after the Effective Date, enter into agreements containing the prohibition described in CLAUSE (i) if the value of the property subject thereto and which would otherwise constitute Collateral, when added to the value of all other property subject to agreements entered into after the Effective Date and including such prohibition, would not exceed $10,000,000.

         "Commitment" means, as to each Lender, the amount set forth opposite such Lender's name on ANNEX A hereto, representing such Lender's aggregate obligation, upon and subject to the terms and conditions of this Agreement (including the applicable provisions of SECTION 14.1), to make its Ratable Share of Loans under the Revolving Credit Facility (including to repay Swingline Loans) and the Term Loan Facility and to purchase participations in Letters of Credit or, from and after the date hereof, as set forth in the Register representing such Lender's obligation to make its Ratable Share of Loans under the Revolving Credit Facility (including to repay Swingline Loans) and to purchase participations in Letters of Credit Guarantees, and its interest in the Term Loans outstanding.

         "Commitment Percentage" means, as to any Lender at the time of determination, the percentage obtained by dividing such Lender's Commitment at such time by the aggregate Commitments at such time.

         "Consolidated Subsidiaries" means, each Borrower (other than Russell) and any other Subsidiary of Russell whose accounts are at the time in question, in accordance with GAAP, consolidated with those of Russell.

         "Contaminant" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

         "Control Agreement" means an agreement among a Loan Party, the Administrative Agent and a Clearing Bank, in form and substance satisfactory to the Administrative Agent, concerning the collection and transfer of payments which represent the proceeds of Accounts or of any other Collateral.

         "Controlled Account" means a Deposit Account of a Loan Party maintained by it with a Clearing Bank subject to a Control Agreement.

         "Copyrights" means and includes, in each case whether now existing or hereafter arising or acquired, all of each Borrower's right, title and interest in and to

         (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations and copyright applications;

         (b)      all renewals of any of the foregoing;

         (c) all income, royalties, damages and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing;

         (d) the right to sue for past, present and future infringements of any of the foregoing; and

         (e) all rights corresponding to any of the foregoing throughout the world.

         "Cross Creek Pledge Agreement" means the Stock Pledge Agreement dated on or about the Effective Date made by Cross Creek Holdings, Inc. in favor the Administrative Agent, with respect to the pledge to the Administrative Agent of the Equity Interests of Cross Creek Apparel, LLC.

         "Cross Creek Apparel Pledge Agreement" means the Stock Pledge Agreement dated on or about the Effective Date made by Cross Creek Apparel, LLC in favor the Administrative Agent, with respect to the pledge to the Administrative Agent of all of the Equity Interests of Russell Asset Management, Inc. and 65% of the Equity Interests of Cross Creek de Jimenes, S.A. de C.V.

         "Debt" means, as to any Person at any time, the aggregate outstanding principal amount for which such Person is liable, of the following:

         (a)      Indebtedness for money borrowed,

         (b) Indebtedness, whether or not in any such case the same was for money borrowed,

                  (i) represented by notes payable, drafts accepted, and other similar instruments that represent extensions of credit,

                  (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or

                  (iii) upon which interest charges are customarily paid or that was issued or assumed as full or partial payment for property (other than trade credit that is incurred in the ordinary course of business),

         (c) amounts available to be drawn (assuming all conditions to drawing have been met) under any outstanding letters of credit and any unsatisfied reimbursement obligation in respect of any drawing under any letter of credit and net obligations of such Person in respect of Interest Rate Agreements (the amount of any such obligations to be equal at any time to the termination value of such Interest Rate Agreement giving rise to such obligation that would be payable by such Person at such time),

         (d) any amount (other than any wholly contingent liability, such as an earn-out) required to be included in the purchase price of any Permitted Acquisition and not paid in cash or by delivery of shares or other (non-cash) property at the closing of such Acquisition,

         (e) Capitalized Lease Obligations and Indebtedness attributed to such Person arising out of any sale/leaseback transaction,

         (f) obligations in respect of any mandatorily redeemable preferred capital stock issued by such Person, and

         (g)      Guarantees of Debt.

         "Default" means any of the events specified in SECTION 13.1 which with the passage of time or giving of notice or both would constitute an Event of Default.

         "Default Margin" means 2.0% per annum.

         "Deposit Accounts" has the meaning set forth in the definition "Collateral".

         "Designated Account Debtor" means each Account Debtor listed from time to time with the consent of the Administrative Agent on SCHEDULE 1.1D - DESIGNATED ACCOUNT DEBTORS.

         "DeSoto Mills Pledge Agreement" means the Stock Pledge Agreement dated on or about the Effective Date made by DeSoto Mills, Inc. in favor the Administrative Agent, with respect to the pledge to the Administrative Agent of Equity Interests of Russell Asset Management, Inc.

         "Dilution Reserve" means an amount equal to the EXCESS of (i) non-cash reductions to the Borrowers' accounts receivable (on a combined basis) during the 12-month period prior to the date of determination as established by the Borrowers' records or by a field examination conducted by the Administrative Agent's employees or representatives, expressed as a percentage of gross reductions (cash and non-cash) to the Borrowers' accounts receivable (on a combined basis) for the same period OVER (ii) 6%, MULTIPLIED by an amount equal to Eligible Accounts as of the date of determination, as the same may be adjusted by the Administrative Agent in accordance with SECTION 5.9(c)(ii).

         "Disbursement Account" means one or more accounts maintained by and in the name of the Borrowers (or any of them) for the purposes of disbursing Loan proceeds.

         "Disbursing Bank" means any commercial bank with which a Disbursement Account is maintained after the Effective Date.

         "Dollar" and "$" means freely transferable United States dollars.

         "EBITDA" for any Person for a specified accounting period means Net Income of such Person and, if applicable, its consolidated Subsidiaries on a consolidated basis for such period, plus interest expense, income tax expense, depreciation expense, amortization expense, charges in respect of impairment of goodwill, and up to $25,000,000 per year of other non-cash restructuring charges (on a cumulative basis commencing January 1, 2002 to the date of determination), each to the extent deducted in computing Net Income for such specified period, after giving effect to any Permitted Pro Forma Adjustments.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time.

         "ERISA Event" means (a) a "reportable event" as defined in Section 4043(c) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations or that could not reasonably be expected to result in the imposition of a Lien in favor of the PBGC, (b) the filing of a notice of intent to terminate a Benefit Plan subject to Title IV of ERISA under a distress termination under Section 4041(c) of ERISA or the treatment of an amendment to such a Benefit Plan as a termination under Section 4041(c) of ERISA, (c) the institution of proceedings by the PBGC to terminate a Benefit Plan subject to Title IV of ERISA or the appointment of a trustee to administer any such Benefit Plan or an event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan subject to Section 4042, (d) the imposition of any material liability under Title IV of ERISA other than for PBGC premiums due but not yet payable, (e) the filing of an application for a minimum funding waiver under Section 412 of the Code, (f) a withdrawal by the Borrower or any Related Company from a Benefit Plan subject to Section 4063 of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (g) a

Benefit Plan intending to qualify under Section 401(a) of the Code losing such qualified status (other than because of a Remediable Defect), (h) the failure to make a material required contribution to a Benefit Plan, (i) the Borrower or any Related Company being in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan because of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, or (j) the occurrence of a non-exempt prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA with respect to any Benefit Plan.

         "Effective Date" means the later of:

         (a)      the Agreement Date, and

         (b)      the first date on which all of the conditions set forth in
ARTICLE 6 shall have been fulfilled.

         "Effective Interest Rate" means each rate of interest per annum on the Revolving Credit Loans, the Swingline Loans and the Term Loans in effect from time to time pursuant to the provisions of SECTIONS 5.1(a), (b) or (c).

         "Eligible Account" means an Account of a Borrower that consists of the unpaid portion of the obligation stated on the invoice issued to an Account Debtor with respect to Inventory sold and shipped to or services performed for such Account Debtor in the ordinary course of business, net of any credits or rebates owed by such Borrower to the Account Debtor and that meets all of the following requirements:

         (a) such Account is owned by a Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of such Borrower to make such Account payable by the Account Debtor;

         (b) such Account (i) is not unpaid more than 90 days after its invoice date or more than 60 days after due date or (ii) is not unpaid more than 210 days after invoice date or more than 30 days after due date and when added to all other Accounts determined to be Eligible Accounts by reason of this CLAUSE (b)(ii) does not exceed $65,000,000 in the aggregate;

         (c) such Account does not arise out of any transaction with any Subsidiary, Affiliate, director, officer, agent, stockholder or employee of such Subsidiary or Affiliate of a Borrower or with any creditor, lessor or supplier of a Borrower;

         (d) such Account is not owing by an Account Debtor more than 50% of whose then-existing accounts owing to the Borrowers do not meet the requirements set forth in CLAUSE (b) above;

         (e) if the Account Debtor with respect thereto is located outside of the United States of America, Canada or Puerto Rico, the goods which gave rise to such Account were shipped after receipt by a Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution that meets the requirements set forth in SUBSECTION (c) of the definition "Cash Equivalents" or is otherwise acceptable to the Administrative Agent in its reasonable credit judgment and is in form and substance acceptable to the Administrative Agent, payable in the full amount of the face value of the Account in Dollars at a place of payment located within the United States;

         (f) the Account Debtor with respect to such Account is not located in a state which imposes conditions on the enforceability of Accounts, with which such Borrower has not complied;

         (g) such Account is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any Applicable Law now or hereafter existing similar in effect thereto, as determined in the reasonable discretion of the Administrative Agent, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment, unless all such required notices have been given and such consents received such that such Account has been validly assigned to the Administrative Agent;

         (h) a Borrower is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Account;

         (i) the Account Debtor with respect to such Account (other than any Designated Account Debtor) is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Administrative Agent's reasonable judgment, have a materially adverse effect on such Account Debtor;

         (j) the goods, the sale of which gave rise to such Account, were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill-and-hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected;

         (k) such Account is not owing by an Account Debtor or a group of Account Debtors who are Affiliates whose then-existing accounts owing to the Borrowers exceed in face amount 10% (or, as to any Designated Account Debtor, the percentage set forth on SCHEDULE 1.1D - DESIGNATED ACCOUNT DEBTORS) of the Borrowers' total Eligible Accounts;

         (l) such Account is evidenced by an invoice or other documentation issued in the name of the applicable Borrower and containing payment instructions consistent with the terms of this Agreement;

         (m) such Account is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor, provided only an amount equal to the amount of such offset, deduction, counterclaim dispute or other defense shall be ineligible by reason thereof;

         (n) such Account is not evidenced by chattel paper or an instrument of any kind unless such chattel paper or instrument is in the possession of the Administrative Agent;

         (o) such Account does not arise from the performance of warranty services or out of account service charges by a Borrower or other fees for the time value of money;

         (p) such Account is subject to the Security Interest, which is perfected as to such Account, and is subject to no other Lien whatsoever other than Permitted Liens arising by operation of law and the goods giving rise to such Account were not, at the time of the sale thereof, subject to any Lien other than the Security Interest or other Permitted Liens arising by operation of law; and

         (q) such Account is not determined by the Administrative Agent in the exercise of its reasonable credit judgment to be ineligible for any other reason.

         "Eligible Amounts Due From Factor" means the net amount payable from time to time to the Borrowers by factors to which accounts receivable which would be Eligible Accounts but for the fact that they remain unpaid beyond the limits specified in the definition "Eligible Accounts," have been sold or transferred in accordance with the provisions of SECTION 12.7(e), to the extent that such factors (x) have assumed the risk of loss resulting from an Account Debtor's failure to pay such accounts receivable at maturity because of its financial inability and (y) otherwise have no rights of offset against collections not approved by the Administrative Agent.

         "Eligible Assignee" means any Lender and any financial institution, fund, insurance company, trust or other Person that has as one of its businesses, making or investing in commercial loans.

         "Eligible Inventory" means items of Inventory of a Borrower held for sale in the ordinary course of business of such Borrower which meet all of the following requirements:

         (a) such Inventory is owned by a Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than Permitted Liens arising by operation of law;

         (b) such Inventory consists of raw materials, finished goods or work-in-process;

         (c) such Inventory is in good condition and meets, in all material respects, all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters;

         (d) such Inventory is currently either usable or saleable, at prices approximating at least cost, in the normal course of the relevant Borrower's business;

         (e) such Inventory is not obsolete or repossessed or used goods taken in trade or returned goods;

         (f) such Inventory is located within the United States and is at one of the locations listed in SCHEDULE 7.1(u) - PART A or is in transit in the United States to such a location (PROVIDED that the value of such in transit Inventory, when added to the value of all Inventory in transit in the United States to such a location at such time, does not exceed $15,000,000 in the aggregate) or is located in Puerto Rico at one of the locations listed in
SCHEDULE 7.1(u) - PART B;

         (g) such Inventory was not produced in violation of the Fair Labor Standards Act and subject to the so called "hot goods" provisions contained in Title 29, Chapter 8, U.S.C. ss. 215(a);

         (h) such Inventory is in the possession and control of a Borrower or is held by a third party bailee or processor and not any other third party and (A) if located in a warehouse or other facility leased by a Borrower, or
(B) so held by a third party bailee or processor, the warehouseman, lessor, bailee or processor has delivered to the Administrative Agent a lien waiver or subordination in such form as may be reasonably requested by the Administrative Agent;

         (i) such Inventory is not subject to any license agreement with any third party prohibiting or restricting in a manner materially adverse to the interests of the Administrative Agent and the Lenders, its sale, transfer or disposition by the Administrative Agent or any Lender upon default by the Borrowers hereunder or, if such Inventory is subject to such an agreement, a Licensor Agreement has been executed and delivered by the applicable licensor; and.

         (j) such Inventory is not determined by the Administrative Agent in its reasonable credit judgment to be ineligible for any other reason.

         "Environmental Compliance Reserve" means any reserve for the cost of Remedial Action by a Borrower determined by the Administrative Agent from time to time in its reasonable discretion based upon the reports delivered pursuant to SECTION 10.9(b) and such other advice, analysis and engineering studies as it deems appropriate.

         "Environmental Laws" means all federal, state, local and foreign laws from time to time in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, Releases or threatened Releases of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, removal, transport, or handling of pollutants, Contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder; such laws and regulations include but are not limited to the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., as amended; the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 9601 et seq., as amended; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq., as amended; the Clean Air Act, 46 U.S.C.ss. 7401 et seq., as amended; and state and federal lien and environmental cleanup programs.

         "Environmental Lien" means a Lien in favor of any governmental entity for (a) any liability under Environmental Laws or (b) damages arising from, or costs incurred by such governmental entity in response to, a Release or threatened Release of Contaminant into the environment.

         "Equipment" has the meaning set forth in the definition "Collateral".

         "Equity Interests" means capital stock, member interests, limited partnership interests or any other right to participate in the governance and profits of a Person that is not Debt or subject to redemption at the option of the holder.

         "Event of Default" means any of the events specified in SECTION 13.1, PROVIDED that any requirement for notice or lapse of time or any other condition has been satisfied.

         "Excess Cash Flow" means, for any specified accounting period, EBITDA for such period, less the sum of (i) cash income taxes paid, (ii) Restricted Distributions, (iii) Capital Expenditures (other than Financed Capex), (iv) cash interest payments, (v) scheduled repayments of principal of outstanding Debt actually paid and (vi) Previously Reserved Cash Payments made during the same period, in each case determined in accordance with GAAP on a consolidated basis for Russell and its Consolidated Subsidiaries, where "Previously Reserved Cash Payment" means any payment made in cash during any Fiscal Quarter in respect of any charge, expense, loss or similar item as to which a reserve was established in the same or a prior Fiscal Quarter, to the extent that the amount of such reserve was not deducted in computing Net Income or Net Loss for such Fiscal Quarter (or any accounting period including such Fiscal Quarter).

         "FCC" means Fleet Capital Corporation, a Rhode Island corporation.

         "FSI" means Fleet Securities, Inc., a New York corporation.

         "Facility" means each of the Revolving Credit Facility, the Swingline Facility, and the Term Loan Facility.

         "Facility Percentage" means as to any Lender at the time of determination, the percentage obtained by dividing such Lender's Commitment with respect to a specified Facility or, if the Commitments under such Facility have terminated, such Lender's Loans outstanding under a specified Facility, by the aggregate Commitments or Loans under the same Facility at such time.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve system arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by Bank from three federal funds brokers of recognized standing selected by Bank.

         "Financed Capex" means Capital Expenditures funded with the proceeds of permitted Debt (other than Loans) or up to $10,000,000 of insurance proceeds in respect of any casualty applied to replace damaged or destroyed property in respect of which such proceeds were paid.

         "Financial Officer" means the Chief Financial Officer, Treasurer or Controller of Russell.

         "Financing Statements" means any and all UCC financing statements that the Administrative Agent is authorized to file, in form and substance satisfactory to the

Administrative Agent, naming the Administrative Agent, for the benefit of the Lenders, as secured party or assignee and a Loan Party as debtor, in connection with this Agreement or any Security Document.

         "Fiscal Quarter" means each of four consecutive periods of 13 (or 14) consecutive weeks, beginning on the first day of each Fiscal Year.

         "Fiscal Year" means each period of 52 (or 53) consecutive weeks of Russell beginning on the day after the last day of the preceding Fiscal Year and ending on the Saturday closest to December 31 and when preceded or followed by the designation of a calendar year means the fiscal year of Russell ending on the Saturday closest to December 31 of such designated calendar year.

         "Fixed Charge Coverage Ratio" means, for any specified accounting period, the ratio of EBITDA of Russell and its Consolidated Subsidiaries for such period, less the sum of cash income taxes paid, Restricted Payments, Restricted Distributions, Capital Expenditures (other than Financed Capex) and Previously Reserved Cash Payments made, on a consolidated basis by Russell and its Consolidated Subsidiaries during such period, to the sum of (i) interest expense for such period plus (ii) current maturities of long-term Debt as of the date of determination, in each case determined in accordance with GAAP on a consolidated basis for Russell and its Consolidated Subsidiaries; PROVIDED, that for any specified accounting period of less than four consecutive Fiscal Quarters, current maturities of long-term Debt as of the date of determination shall be multiplied by a fraction, the numerator of which is the number of Fiscal Quarters included in such specified accounting period and the denominator of which is four.

         "Foreign Lender" means any Lender that is not a "U.S. Person" as defined in Section 7701(a)(3) of the Code.

         "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction outside of the United States of America.

         "Foreign Subsidiary Debt Limit" means as of the date of determination, an amount equal to the sum, without duplication, of (1) 75% of the net book value of the accounts receivable of Foreign Subsidiaries of Russell at such date and (2) 40% of the net book value of the inventories of Foreign Subsidiaries of Russell at such date. Net book value shall be determined in accordance with GAAP and as reflected on the most recent available balance sheet (it being understood that accounts receivable and inventories of an acquired business may be included if such acquisition has been completed on or prior to the date of determination).

         "Funded Debt" means, at any time, the aggregate outstanding principal amount of all Debt of Russell and its Consolidated Subsidiaries, on a consolidated basis, at such time.

         "GAAP" means generally accepted accounting principles consistently applied and maintained throughout the period indicated and, when used with reference to Russell, the Borrowers or any Subsidiary, consistent with the prior financial practice of Russell, as reflected in the financial statements referred to in SECTION 7.1(n); PROVIDED, HOWEVER, that, in the event that changes shall be mandated by the Financial Accounting Standards Board or any similar accounting authority of comparable standing, or shall be recommended by the Borrowers' independent public accountants, such changes shall be included in GAAP as applicable to the Borrowers only from and after such date as the Borrowers, the Required Lenders and the Administrative Agent shall have amended this Agreement to the extent necessary to reflect any such changes to the financial covenants set forth in ARTICLE 12 necessary to maintain comparability after going effect to such change.

         "General Intangibles" has the meaning set forth in the definition "Collateral".

         "Government Acts" has the meaning set forth in SECTION 3.8(a)(ii).

         "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local or foreign national or provincial and all agencies thereof.

         "Guarantor" means each Subsidiary listed as such on ANNEX C and any other Person that guarantees the Secured Obligations, including any Subsidiary that becomes a Guarantor in accordance with SECTION 10.10.

         "Guarantor Security Agreement" means a security agreement in substantially the form of EXHIBIT I hereto or in such other form as may be satisfactory to the Administrative Agent, executed by a Guarantor in favor of the Administrative Agent.

         "Guaranty", "Guaranteed" or to "Guarantee" as applied to any obligation of another Person shall mean and include

         (a) a guaranty (other than by endorsement of negotiable instruments for collection in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation of such other Person, and

         (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation of such other Person whether by

                  (i)      the purchase of securities or obligations,

                  (ii) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss,

                  (iii) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation,

                  (iv) repayment of amounts drawn down by beneficiaries of letters of credit, or

                  (v) the supplying of funds to or investing in a Person on account of all or any part of such Person's obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.

         "Guaranty Agreement" means an agreement of Guaranty, substantially in the form of EXHIBIT H hereto or in such other form as may be satisfactory to the Administrative Agent, executed by a Guarantor in favor of the Administrative Agent.

         "Indebtedness" of any Person means, without duplication, all items (except for items of capital stock, additional paid-in capital or retained earnings, or of general contingency or deferred tax reserves) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which liabilities are to be determined and to the extent not otherwise included in the foregoing, the following:

         (a) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of drafts accepted or similar instruments or reimbursement obligations under letters of credit,

         (b) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person,

         (c) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise disposed of by such Person, and

         (d) in the case of the Loan Parties (without duplication) all Secured Obligations and all obligations in respect of the Senior Notes.

         "Initial Loans" means the Revolving Credit Loans and the Term Loans made to the Borrowers on the Effective Date pursuant to the Initial Notice of Borrowing.

         "Initial Notice of Borrowing" means the Notice of Borrowing given by the Borrowers pursuant to SECTION 6.1(c)(18), which shall also specify the method of disbursement.

         "Installment Payment Date" means as applied to the Term Loan, each September 30 and December 31, commencing September 30, 2002.

         "Intellectual Property" means all of the Loan Parties' now owned and hereafter arising or acquired: Patents, Copyrights and Trademarks, including, without limitation, the Intellectual Property set forth on SCHEDULE 7.1(x) hereto.

         "Interest Period" means with respect to each LIBOR Loan, the period commencing on the date of the making or continuation of or conversion to such LIBOR Loan and ending one, two, three or six months thereafter, as the Borrowers may elect in the applicable Notice of Borrowing or Notice of Conversion or Continuation; PROVIDED, that:

                  (i) any Interest Period that would otherwise end on a day that is not a Business Day shall, subject to the provisions of CLAUSE (iii) below, be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

                  (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to CLAUSE (iii) below, end on the last Business Day of a calendar month;

                  (iii) any Interest Period that would otherwise end after the Termination Date shall end on the Termination Date;

                  (iv) no Interest Period applicable to a LIBOR Term Loan may end after the next applicable Installment Payment Date, unless the aggregate principal amount of Base Rate Term Loans and LIBOR Term Loans having Interest Periods ending prior to such applicable Installment Payment Date is at least equal to the amount of the principal repayment due hereunder on such Installment Payment Date; and

                  (v) notwithstanding CLAUSE (iii) above, no Interest Period shall have a duration of less than one month and if any applicable Interest Period would be for a shorter period, such Interest Period shall not be available hereunder.

         "Interest Rate Agreement" means any interest rate agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement between any Borrower and a Lender or an Affiliate of a Lender.

         "Inventory" has the meaning set forth in the definition "Collateral".

         "Investment" means, with respect to any Person:

         (a) the acquisition or ownership by such Person of any share of capital stock, membership interest, partnership interest, evidence of Indebtedness or other security or equity interest issued by any other Person,

         (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees in the ordinary course of business for business expenses,

         (c)      any Guaranty of the obligations of any other Person,

         (d) any other investment (other than the Acquisition of a Business Unit) in any other Person, and

         (e) any commitment or option to make any of the investments listed in CLAUSES (a) through (d) above if, in the case of an option, the consideration therefor exceeds $100.

         "Investment Account" has the meaning set forth in the definition "Collateral".

         "Investment Property" has the meaning set forth in the definition "Collateral".

         "IRS" means the Internal Revenue Service.

         "Issuing Bank" means Bank or another Lender acceptable to the Administrative Agent in its reasonable judgment.

         "L/C Inventory Amount" means at any time, the lesser of (a) the sum of 50% as to raw materials and 60% as to finished goods and (b) 85% of the Appraised Value of raw materials and finished goods, as applicable, of the Letter of Credit Amounts of outstanding documentary Letters of Credit opened for the benefit of vendors to the Loan Parties of goods which, when delivered to a Loan Party, will constitute Inventory of such type of such Loan Party.

         "Lender" means at any time any Person party to this Agreement at such time as a "Lender", including any such Person becoming a party hereto pursuant to the provisions of ARTICLE 14.

         "Letter of Credit" means (i) any letter of credit issued by Wachovia Bank, National Association for the account of a Borrower, outstanding on the Effective Date, Guaranteed by FCC pursuant to ARTICLE 3 and listed on ANNEX D and (ii) any Letter of Credit issued by the Issuing Bank for the account of a Loan Party and Guaranteed by FCC pursuant to ARTICLE 3.

         "Letter of Credit Amount" with respect to any Letter of Credit Guarantee, means the aggregate maximum amount at any time available for drawing under the Guaranteed Letter of Credit at such time (assuming all conditions to drawing are satisfied).

         "Letter of Credit Availability" means, as of the date of determination, the aggregate face amount of Letter of Credit Obligations available to be incurred hereunder at the time of determination in accordance with SECTION 3.2, which shall be an amount equal to the lesser of (i) the Letter of Credit Guarantee Facility minus the Letter of Credit Obligations and
(ii) Availability, on such date.

         "Letter of Credit Guarantee" means any Guarantee pursuant to which FCC or any of its Affiliates Guarantees to the Issuing Bank, the payment or performance by a Borrower of its Reimbursement Obligations under any Letter of Credit, including by FCC's (or such Affiliate's) joining in the Reimbursement Agreement for such Letter of Credit as a co-applicant or otherwise as acceptable to the Issuing Bank.

         "Letter of Credit Guarantee Facility" means a subfacility of the Revolving Credit Facility providing for the issuance of Letters of Credit and Letter of Credit Guarantees as described in ARTICLE 3 up to an aggregate amount of Letter of Credit Obligations at any one time outstanding not to exceed the amount of $50,000,000.

         "Letter of Credit Obligations" means, at any time, the sum of (a) the Reimbursement Obligations of the Borrowers at such time, plus (b) the aggregate Letter of Credit Amount of Letter of Credit Guarantees outstanding at such time, plus (c) the aggregate Letter of Credit Amount of Letter of Credit Guarantees the issuance of which has been authorized by the Administrative Agent, FCC and the Issuing Bank pursuant to SECTION 3.4(b) but that have not yet been issued, in each case as determined by the Administrative Agent.

         "Letter of Credit Reserve" means, at any time, the aggregate Letter of Credit Obligations at such time, other than Letter of Credit Obligations that are fully secured by Cash Collateral.

         "Leverage Ratio" as of any specified date, means the ratio of (i) Funded Debt as of such date to (ii) the sum of EBITDA of Russell and its Consolidated Subsidiaries for the specified accounting period ending on such date, PLUS, $53,769,000 and $61,024,000 in respect of the third and fourth Fiscal Quarters, respectively, of Fiscal Year 2001.

         "LIBOR" means for any LIBOR Loan, the rate per annum (rounded upward, if necessary to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in Dollars, for a period comparable to the Interest Period for such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. (London time) on the day that is three Business Days preceding the first day of the Interest Period for such LIBOR Loan divided by an amount equal to one minus the Reserve Percentage; PROVIDED, HOWEVER, if the rate described above does not appear on the Telerate System on any applicable interest determination date, LIBOR shall be the rate (rounded upwards as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period for such LIBOR Loan appearing on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is three Business Days prior to the beginning of such Interest Period divided by an amount equal to one minus the Reserve Percentage. If both the Telerate and Reuters systems are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period comparable to the Interest Period for such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. (London time), on the day that is three Business Days preceding the first day of the Interest Period for such LIBOR Loan, as selected by the Administrative Agent. The principal London office of each of the major London Banks so selected will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations divided by an amount equal to one minus the Reserve Percentage. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period comparable to the Interest Period for such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. (New York City time), on the day that is two Business Days preceding the first day of the Interest Period for such LIBOR Loan divided by an amount equal to one minus the Reserve Percentage. In the event that Lender is unable to obtain any such quotation as provided above, it will be determined that LIBOR for such LIBOR Loan cannot be determined.

         "LIBOR Loan" means any Loan (other than a Swingline Loan) bearing interest at a rate determined with reference to LIBOR, including any such Loans continued as or converted into a LIBOR Loan on the same day by the Lenders for the same Interest Period.

         "LIBOR Revolving Credit Loan" means a LIBOR Loan outstanding under the Revolving Credit Facility.

         "LIBOR Term Loan" means a LIBOR Loan outstanding under the Term Loan Facility.

         "Licensor Agreement" means an agreement of a licensor with respect to the inclusion in Collateral and the disposition of Inventory of any Borrower incorporating copyrighted designs, bearing a trademark or otherwise utilizing Intellectual Property licensed by such licensor to such Borrower, in form and substance satisfactory to the Administrative Agent in its sole discretion.

         "Lien" as applied to the property of any Person means:

         (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, or lease constituting a Capitalized Lease Obligation other than a lease resulting from a sale/leaseback transaction to which a Loan Party or any Subsidiary is a party as seller/lessee,

         (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person,

         (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws), or otherwise, be given any priority whatsoever over the claims of general unsecured creditors of such Person,

         (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction, excluding informational financing statements relating to property leased by Russell or any Subsidiary, and

         (e) in the case of Real Estate, reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances.

         "Loan" means any Revolving Credit Loan, Swingline Loan or Term Loan, as well as all such loans collectively, as the context requires.

         "Loan Account" and "Loan Accounts" have the meanings set forth in
SECTION 5.5.

         "Loan Documents" means collectively this Agreement, the Notes, the Security Documents and each other instrument, agreement or document executed by a Borrower, a Guarantor or any Affiliate or Subsidiary of a Borrower or a Guarantor in connection with this Agreement whether prior to, on or after the Effective Date and each other instrument, certificate, agreement or document referred to herein or contemplated hereby.

         "Loan Party" means each of the Borrowers and each Guarantor.

         "Lockbox" means each U. S. Post Office Box specified in a Lockbox Agreement.

         "Lockbox Agreement" means each agreement between a Borrower and a Clearing Bank concerning the establishment of a Lockbox for the collection of Accounts.

         "Margin Adjustment Date" has the meaning set forth in the definition "Applicable Margin."

         "Materially Adverse Effect" means any act, omission, situation, circumstance, event or undertaking which could reasonably be expected to have, singly or in any combination with one or more other acts, omissions, situations, circumstances, events or undertakings, a materially adverse effect upon (a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of Russell and its Subsidiaries taken as a whole, (b) the value of the whole or any material part of the Collateral, or the enforceability or priority of the Security Interest,
(c) the respective abilities of the Borrowers to perform all material obligations under this Agreement or any other Loan Document to which they are parties, or (d) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the rights or remedies of the Administrative Agent or the Lenders under or in connection with any Loan Document.

         "Maximum Rate" has the meaning set forth in SECTION 5.1(f).

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means each mortgage, deed of trust, deed to secure debt or other instrument creating or purporting to create a Lien on Real Estate as security for the Secured Obligations or any part thereof.

         "Multiemployer Plan" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which a Borrower or a Related Company is required to contribute or has contributed within the immediately preceding six years.

         "Net Amount" means, with respect to any Investments made by any Person, the gross amount of all such Investments minus the aggregate amount of all cash received and the fair value, at the time of receipt by such Person, of all property received as payments of principal or premiums, returns of capital, liquidating dividends or distributions, proceeds of sale or other dispositions with respect to such Investments.

         "Net Income" or "Net Loss" means, as applied to any Person (not on a consolidated basis) for any accounting period, the net income or net loss, as the case may be, of such Person for the period in question determined in accordance with GAAP, provided that there shall be excluded:

         (a) the net income or net loss of any Person accrued prior to the date it becomes a Subsidiary of, or is merged into or consolidated with, the Person whose Net Income is being determined or a Subsidiary of such Person, except to the extent it constitutes Permitted Pro Forma Adjustments,

         (b) the net income or net loss of any Person in which the Person whose Net Income is being determined or any Subsidiary of such Person has an ownership interest, except, in the case of net income, to the extent that any such income has actually been received by such Person or such Subsidiary in the form of cash dividends or similar distributions,

         (c) any restoration of any contingency reserve, except to the extent that provision for such reserve was made out of income during any prior period,

         (d) any net gains or losses on the sale or other disposition, not in the ordinary course of business, of Investments, Business Units and other capital assets, provided that there shall also be excluded any related charges for taxes thereon,

         (e) any net gain arising from the collection of the proceeds of any insurance policy,

         (f)      any write-up of any asset, and

         (g)      any other extraordinary item.

         "Net Proceeds" means proceeds received by a Borrower or any of its Subsidiaries in cash from any Asset Disposition (including, without limitation, payments received under notes or other debt securities accepted by such Borrower or Subsidiary in connection with such Asset Disposition), net of: (a) the transaction costs of such sale, lease, transfer or other disposition; (b) any tax liability arising from such transaction; and (c) amounts applied to repayment of Indebtedness (other than the Secured Obligations) secured by a Lien on the asset or property disposed of.

         "Note" means any of the Revolving Credit Notes, the Swingline Note and the Term Notes and "Notes" means more than one such Note.

         "Notice of Borrowing" means a written notice (including by electronic mail, but subject to any Bank requirements applicable from time to time of which Russell has received notice), or telephonic notice followed by a confirming same-day written notice, requesting a Borrowing of (i) Base Rate Revolving Credit Loans or LIBOR Revolving Credit Loans or (ii) a Swingline Loan, which is given by telex or facsimile transmission in accordance with the applicable provisions of SECTION 2.2 or SECTION 2A.2, as the case may be, and which specifies (i) the amount of the requested Borrowing, (ii) the date of the requested Borrowing, and (iii) if the requested Borrowing is of LIBOR Loans, the duration of the applicable Interest Period.

         "Notice of Conversion or Continuation" has the meaning specified in
SECTION 5.3.

         "Overadvance" means at any time the amount by which the principal amount of Revolving Credit Loans and Swingline Loans outstanding at such time exceeds the Borrowing Base.

         "Overadvance Condition" means and is deemed to exist any time the principal amount of Revolving Credit Loans and Swingline Loans outstanding exceeds the Borrowing Base.

         "Overadvance Loan" means a Revolving Credit Loan made at a time an Overadvance Condition exists or which results in an Overadvance Condition.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor agency.

         "Patent Security Agreement" means each Security Agreement (Patents) made by a Loan Party to the Administrative Agent.

         "Patents" means and includes, in each case whether now existing or hereafter arising or acquired, all of the Loan Parties' right, title and interest in and to

                  (i)      any and all patents and patent applications,

                  (ii)     any improvements described and claimed therein,

                  (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof,

                  (iv) income, royalties, damages, claims and payments now or hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof,

                  (v) rights to sue for past, present and future infringements thereof, and

                  (vi) all rights corresponding to any of the foregoing throughout the world.

         "Pending Loan" has the meaning specified in SECTION 5.15(b).

         "Permitted Acquisition" means an Acquisition by a Loan Party of Equity Interests in or the assets of another Person, in an arm's length transaction and in accordance with the provisions of SECTION 12.4(b).

         "Permitted Investments" means Investments of any Loan Party or Subsidiary in:

         (a)      Cash Equivalents in an aggregate amount not to exceed
$7,500,000,

         (b) sales of inventory on credit in the ordinary course of business,

         (c) in any Loan Party (including any Permitted Acquisition that involves an Investment in Equity Interests of a Person that thereby becomes a Loan Party),

         (d) any Subsidiary that is not a Loan Party to the extent that such Investment is outstanding on the Effective Date,

         (e) shares of capital stock, evidence of Indebtedness or other security acquired in consideration for or as evidence of past-due or restructured Accounts,

         (f) non-cash consideration received in connection with any Asset Disposition otherwise permitted hereby,

         (g)      Guaranties permitted pursuant to SECTION 12.3,

         (h)      those items described on SCHEDULE 1.1B - PERMITTED
INVESTMENTS, and

         (i) loans and advances (i) to officers, directors and employees of any Loan Party or its Subsidiaries in the ordinary course of business or
(ii) to officers, directors and employees and to independent sales representatives of any Loan Party or its Subsidiaries secured by the pledge of shares of Russell capital stock made to finance the purchase by such officers, directors, officers, directors, employees or representatives of such stock or made to finance tax liabilities of any such Person resulting from the exercise of stock options or the sale of capital stock of Russell by such Person, in each case consistent with past practices of such Loan Party or Subsidiary and consistent with Applicable Law.

         "Permitted Liens" means:

         (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, repairmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but in all cases only if payment shall not at the time be required to be made in accordance with SECTION 10.6,

         (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or under payment or performance bonds,

         (c) Liens to which the priority of any Mortgage is subject as evidenced by the related mortgagee title insurance policy accepted by the Administrative Agent or constituting encumbrances in the nature of zoning restrictions, condemnations, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or materially impair the use thereof in the business of a Borrower,

         (d) Liens of or resulting from any judgment or award that would not result in an Event of Default under SECTION 13.1(k), the time for appeal or petition for rehearing of which shall not have expired, or in respect of which a Borrower or the affected Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for review and in respect of which a stay of execution pending such appeal or proceeding for review is in effect,

         (e) Purchase Money Liens securing Permitted Purchase Money Debt and Liens securing Debt permitted pursuant to SECTION 12.2(k),

         (f) short term leases of Real Estate to third parties that (i) are subordinate to the Mortgage (if any) encumbering such Real Estate and (ii) do not interfere with the lessor's conduct of business on such Real Estate,

         (g) Liens shown on SCHEDULE 1.1C - PERMITTED LIENS and Liens created in connection with any Qualifying Refinancing of Debt,

         (h) Liens of the Administrative Agent, for the benefit of itself, the Lenders and Affiliates of the Lenders, arising under this Agreement and the other Loan Documents,

         (i) Liens in existence immediately prior to the Effective Date that are satisfied in full and released (or assigned to and accepted by the Administrative Agent) on the Effective Date or promptly thereafter as a result of the application of the proceeds of the Initial Loans or cash on hand,

         (j) Liens in favor of a Loan Party securing Debt owing to such Loan Party by Russell or a Subsidiary to the extent such Liens are subordinated to the Security Interest on terms acceptable to the Administrative Agent in its reasonable credit judgment, and

         (k) Liens on assets of Foreign Subsidiaries securing Debt permitted by SECTION 12.2(j).

         "Permitted Pro Forma Adjustments" as applied to any Person or Business Unit Acquired after the Effective Date means, as of any date of determination, the actual results of operations of such Person or Business Unit for the period of 12 months ended nearest to the date of determination, as if such Person or Business Unit had been Acquired (and any related Debt had been incurred) on the first day of such 12-month period, as adjusted with the approval of the Administrative Agent to reflect verifiable, adequately documented severance payments and reductions in officer and employee compensation, insurance expenses, interest expense and rental and other overhead expense that will be or were realized effective upon completion of such Acquisition.

         "Permitted Purchase Money Debt" means Purchase Money Debt of a Borrower or a Subsidiary incurred after the Agreement Date

         (a)      which is secured by a Purchase Money Lien, and

         (b) the aggregate principal amount of which does not exceed an amount equal to 100% of the lesser of

                  (i) the cost (including the principal amount of such Debt, whether or not assumed) of the tangible personal property (other than Inventory) subject to such Lien, and

                  (ii) the fair value of such tangible personal property (other than Inventory) at the time of its acquisition.

         "Person" means an individual, corporation, limited liability company, partnership, association, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

         "Pledge Agreement" means each of the Cross Creek Pledge Agreement, the Cross Creek Apparel Pledge Agreement, the DeSoto Mills Pledge Agreement and the Russell Pledge Agreement.

         "Previously Reserved Cash Payment" has the meaning specified in the definition "Excess Cash Flow."

         "Projections" means the forecasted (a) consolidated balance sheets,
(b) consolidated income statements and (c) consolidated cash flow statements of Russell and its Consolidated Subsidiaries for the Fiscal Years 2002 through 2006, prepared on a monthly basis for Fiscal Years 2002 and 2003, on a quarterly basis for Fiscal Year 2004, and on an annual basis for each Fiscal Year thereafter, delivered to the Administrative Agent and dated March 26, 2002, together with appropriate supporting detail and a statement of underlying assumptions.

         "Purchase Money Debt" means Debt created to finance the payment of all or any part of the purchase price of any tangible personal property (other than Inventory) or real property and incurred at the time of or within 60 days prior to or after the acquisition of such tangible asset.

         "Purchase Money Lien" means any Lien securing Purchase Money Debt, but only if such Lien shall at all times be confined solely to the property (other than Inventory) the purchase price of which was financed through the incurrence of the Purchase Money Debt secured by such Lien.

         "Qualifying Refinancing" means any extension, refinancing, renewal, replacement or refunding (each a "refinancing") of any Debt incurred and outstanding in compliance with subsections (a), (b), (c), (f), (j) or (k) of
SECTION 12.2; PROVIDED that as a result thereof, (i) the principal amount of such Debt is not increased, (ii) no additional security is granted, (iii) the interest rate payable on such Debt does not exceed the lesser of the rate applicable immediately prior to such extension, refinancing, renewal, replacement or refunding, and the market interest rate for Debt of such type issued by an entity similar to Russell, (iv) the weighted average life to maturity of such Debt is not shortened and (v) neither Russell nor any Subsidiaries become subject to financial covenants or other requirements that are more restrictive or more onerous than the (analogous) provisions of the agreement governing the Debt to be refinanced (or if no such agreement exists, of this Agreement).

         "Ratable Share" or "Ratable" (and with corollary meaning, "Ratably") means, as to a Lender, such Lender's share of an amount in Dollars or other property at the time of determination equal to (i) such Lender's Facility Percentage in respect of a specified Facility, or (ii) if no Facility is specified (x) the percentage obtained by dividing such Lender's Revolving Credit Commitment by the total Revolving Credit Commitments of all Lenders, (y) if the Commitments are terminated, the percentage of the total principal amount of Loans outstanding at such time obtained by dividing the principal amount of the Loans then owing to such Lender by the total principal amount of all Loans then owing to all Lenders, or (z) if the Commitments are terminated and no Loans are outstanding, the percentage of the total Letter of Credit Obligations then outstanding obtained by dividing such Lender's participation, if any, in such Letter of Credit Obligations by the total Letter of Credit Obligations then outstanding.

         "Real Estate" means all of the Loan Parties' now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Loan Parties' now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto, including, without limitation the real property described on SCHEDULE 7.1(y).

         "Register" has the meaning specified in SECTION 14.1(d).

         "Reimbursement Agreement" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single document or several documents) as the Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by the Issuing Bank, FCC and the relevant Borrower, provided that such application and agreement and any modifications thereto are not inconsistent with the terms of this Agreement.

         "Reimbursement Obligations" means the unsatisfied reimbursement or repayment obligations of the relevant Borrower to FCC pursuant to SECTION 3.6 or (but without duplication) to the Issuing Bank pursuant to a Reimbursement Agreement with respect to amounts that have been drawn under Letters of Credit Guaranteed by FCC.

         "Related Company" means any (i) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as any Borrower; (ii) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with any Borrower; or (iii) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as any Borrower, any corporation described in CLAUSE (i) above or any partnership, trade or business described in CLAUSE (ii) above.

         "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water or groundwater.

         "Remediable Defect" means an operational defect or violation that could disqualify a Benefit Plan intended to qualify under Section 401(a) (and, if applicable, Section 401(k)) of the Code and that can be remedied under the IRS's Closing Agreement Program, Voluntary Compliance Resolution Program, or Administrative Policy Regarding Self-Correction, without in any case a payment to any governmental authority with respect to such Benefit Plan and any other Benefit Plan of more than $500,000 in any calendar year.

         "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment; (ii) prevent the Release or threat of Release or minimize the further Release of Contaminants so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or
(iii) perform pre-remedial studies and investigations and post-remedial monitoring and care.

         "Required Lenders" means, at any time, any combination of two or more Lenders whose combined Commitment Percentages at such time are greater than 51%.

         "Reserve Percentage" applicable to any Interest Period means the rate (expressed as a decimal) applicable to United States commercial banks during such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency or marginal reserve requirement) of such banks with respect to "Eurocurrency liabilities" as that term is defined under such regulations. Without limiting the effect of the foregoing, the Reserve Percentage shall include any other reserves required to be maintained by such banks by reason of any regulatory change with respect to (i) any category of liabilities that includes deposits by reference to which LIBOR is to be determined as provided in the definition or (ii) any category of extensions of credit or other assets that includes LIBOR Loans.

         "Restricted Distribution" by any Person means (i) the retirement, redemption, purchase, or other acquisition or retirement for value of any capital stock or other Equity Interests (except interests acquired on the conversion thereof into other Equity Interests of such Person) issued by such Person, (ii) the declaration or payment of any dividend or distribution in cash or property on or with respect to any such Equity Interests (other than dividends payable solely in shares of its capital stock or other Equity Interests), EXCLUDING, HOWEVER, any such dividend, distribution or payment to any Loan Party by any Subsidiary of such Loan Party, and (iii) any other payment by such Person in respect of such Equity Interests.

         "Restricted Payment" means (i) any redemption or prepayment or other retirement (other than out of the proceeds of a Qualifying Refinancing), prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Debt (other than the Loans) or any payment of any Subordinated Debt other than in accordance with the terms thereof and hereof, (ii) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person or to any Affiliate of any such Affiliate (other than a Subsidiary) or to any Subsidiary that is not a Loan Party, (iii) the repayment prior to the Termination Date of unsecured Debt in excess of $2,000,000 incurred after the Agreement Date, and (iv) the payment of any management, consulting or similar fee by any Person to any Affiliate of such Person.

         "Revolving Credit Facility" means the credit facility providing for Revolving Credit Loans based upon the Borrowing Base and described in SECTION
2.1 up to an aggregate principal amount at any one time outstanding not to exceed $300,000,000 or such lesser amount as shall be specified by Russell in accordance with SECTION 5.8.

         "Revolving Credit Lender" means each Lender having a Commitment under the Revolving Credit Facility or, if the Commitments are terminated, having outstanding Revolving Credit Loans.

         "Revolving Credit Loans" means Loans made to the Borrowers pursuant to
SECTION 2.1.

         "Revolving Credit Note" means each Revolving Credit Note made by the Borrowers payable to the order of a Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Loans made to them by such Lender under the Revolving Credit Facility (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT A-1 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         "Royalty Reserve" means, at any time, an amount equal to (i) 5% of the Appraised Value of Eligible Inventory of Mossy Oak Apparel Company, plus (ii) the aggregate amount of all accrued and unpaid royalties owing by the Loan Parties at such time in respect of Intellectual Property licensed to them and incorporated in the Eligible Inventory of one or more Loan Parties, as the same may be adjusted by the Administrative Agent in accordance with SECTION 5.9(C)(II).

         "Russell" means Russell Corporation, an Alabama corporation.

         "Russell Pledge Agreement" means the Stock Pledge Agreement dated on or about the Effective Date between Russell and the Administrative Agent, pursuant to which Russell pledges to the Administrative Agent all of the issued and outstanding Equity Interests held by it of each Subsidiary (or as to Foreign Subsidiaries, 65% of such Equity Interests) as security for its obligations under this Agreement and the other Loan Documents.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies.

         "Schedule of Accounts" means a schedule delivered by the Borrowers to the Administrative Agent pursuant to the provisions of SECTION 9.11a.

         "Schedule of Inventory" means a schedule delivered by the Borrowers to the Administrative Agent pursuant to the provisions of SECTION 9.11b.

         "Seasonal Increase" has the meaning specified in the definition "Borrowing Base."

         "Section 12.4 Investment" means an Investment permitted pursuant to the provisions of SECTION 12.4(a)(ii).

         "Secured Obligations" means, in each case whether now in existence or hereafter arising,

         (a) the principal of, and interest and premium, if any, on, the Loans,

         (b) the Letter of Credit Obligations and all other obligations of the Borrowers to FCC, the Administrative Agent, any Lender or any Affiliate of a Lender arising in connection with the issuance of Letters of Credit or Letter of Credit Guarantees,

         (c) all obligations of the Borrowers (or any of them) to any Lender or any Affiliate of a Lender under any Interest Rate Agreement or foreign exchange contract or option,

         (d) all obligations of the Loan Parties to any Lender or Lender's Affiliate in connection with the maintenance of accounts, funds transfer, account analysis, cash management fees, and related items, and

         (e) all Indebtedness, liabilities, obligations, covenants and duties of the Borrowers (or any of them) or any Subsidiary to the Administrative Agent, or the Lenders (or any of them) or to any Affiliate of the Administrative Agent or any Lender of every kind, nature and description arising under or in respect of this Agreement, the Notes or any of the other Loan Documents, whether direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money, including without limitation, fees required to be paid pursuant to ARTICLE 5 and expenses required to be paid or reimbursed pursuant to SECTION 16.2.

         "Security Documents" means each of this Agreement and the following:

         (a)      the Mortgages,

         (b)      the Financing Statements,

         (c)      the Pledge Agreements,

         (d)      the Guarantor Security Agreements,

         (e)      the Aircraft Security Agreement,

         (f)      the Control Agreements,

         (g)      the Licensor Agreements,

         (h)      the Trademark Security Agreement,

         (i)      the Patent Security Agreement,

         (j)      each Guaranty Agreement, and

         (k) each other writing executed and delivered by a Loan Party or any other Person securing the Secured Obligations.

         "Security Interest" means the Liens of the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders and Affiliates of the Lenders, on and in the Collateral and the Real Estate effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

         "Senior Notes" means up to $250,000,000 aggregate principal amount at maturity of 9-1/4% per annum unsecured Senior Notes due 2010 outstanding under the Senior Note Indenture (including any "Exchange Notes" issued in respect of the "Initial Notes" as each such term is defined in the Senior Note Indenture).

         "Senior Note Documents" means the Senior Notes, the Senior Note Indenture and the Registration Rights Agreement, as defined in the Senior Note Indenture.

         "Senior Note Indenture " means the Indenture dated as of April 18, 2002 entered into by Russell, certain Subsidiaries as guarantors, and Wachovia Bank, National Association, as Trustee.

         "Subordinated Debt" means any Debt of a Borrower in an amount, and that is subordinated to the Secured Obligations on terms and conditions, acceptable to the Required Lenders.

         "Subsidiary" when used to determine the relationship of a Person to another Person, means a Person of which more than 50% of any class or classes of stock or more than 50% of other Equity Interests is owned of record or beneficially by such other Person, or by one or more Subsidiaries of such other Person, or by such other Person and one or more Subsidiaries of such Person,
(i) if the holders of such stock, or other Equity Interests, (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other Equity Interests, if such Equity Interests constitute a majority voting interest. When used without other designation of ownership, "Subsidiary" means a Subsidiary of Russell.

         "Supporting Letter of Credit" has the meaning set forth in SECTION
3.9.

         "Swingline Facility" means an amount equal to $20,000,000.

         "Swingline Lender" means FCC and each Lender that succeeds to such capacity with the consent of the Administrative Agent.

         "Swingline Loan" means each advance by the Swingline Lender to the Borrowers pursuant to SECTION 2A.1.

         "Swingline Loan Request" has the meaning set forth in SECTION 2A.2.

         "Swingline Note" means the Swingline Note made by the Borrowers payable to the order of the Swingline Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Swingline Loans made to them by the Swingline Lender under the Swingline Facility (and any promissory note that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor) substantially in the form of EXHIBIT A-2 hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         "Term Loan" means the aggregate Loans outstanding under the Term Loan Facility and refers to both LIBOR Term Loans and Base Rate Term Loans.

         "Term Loan Facility" means the credit facility described in SECTION 4.1(a) providing for Term Loans in the principal amount of up to the lesser of
(a) $25,000,000 and (b) the sum of 60% of the Appraised Value, on a net orderly liquidation basis, of the Borrowers' Equipment, plus 50% of the Appraised Value, on a fair market basis, of the Borrowers' Real Estate subject to Mortgages.

         "Term Loan Lender" means each Lender holding any portion of the outstanding Term Loan.

         "Term Note" means each Term Note made by the Borrowers payable to the order of a Lender evidencing the joint and several obligation of the Borrowers to pay the aggregate unpaid principal amount of the Loans made to them by such Lender under the Term Loan Facility (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor whether payable to such Lender or to a different Lender in connection with a Person becoming a Lender after the Effective Date or otherwise) substantially in the form of EXHIBIT B hereto, with all blanks properly completed, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

         "Termination Date" means April 18, 2007 or such earlier date as all Secured Obligations shall have been irrevocably paid in full and the Revolving Credit Facility terminated.

         "Trademark Security Agreement" means each Security Agreement (Trademarks), dated on or about the Effective Date, made by a Loan Party to the Administrative Agent.

         "Trademarks" means and includes in each case whether now existing or hereafter arising or acquired, all of the Borrowers' right, title and interest in and to

         (a) trademarks (including service marks), trade names and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the trademarks,

         (b)      licenses of the foregoing, whether as licensee or licensor,

         (c)      renewals thereof,

         (d) income, royalties, damages and payments now or hereafter due and/or payable with respect thereto, including, without limitation, damages, claims and payments for past and future infringements thereof,

         (e) rights to sue for past, present and future infringements thereof, including the right to settle suits involving claims and demands for royalties owing, and

         (f) all rights corresponding to any of the foregoing throughout the world.

         "Type" when used in respect of any Loan or Borrowing, shall refer to the rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

         "Unfunded Vested Accrued Benefits" means at any time, with respect to any Benefit Plan that is a pension plan within the meaning of Section 3(2) of ERISA (other than any such plan that is not intended to be a "qualified plan" under Code Section 401(a)), the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all such Benefit Plan assets allocable to such benefits, as determined using the valuation date and such reasonable actuarial methods and valuation liability interest rate and other assumptions as are specified in the Schedule B (Actuarial Information) to the most recent Annual Report (Form 5500) filed with respect to such Benefit Plan.

         "Unused Commitments" has the meaning specified in SECTION 5.2(b).

         "Wholly Owned Subsidiary" when used to determine the relationship of a Subsidiary to a Person means a Subsidiary all of the issued and outstanding shares (other than directors' qualifying shares) of the capital stock or other Equity Interests of which shall at the time be owned by such Person or one or more of such Person's Wholly Owned Subsidiaries or by such Person and one or more of such Person's Wholly Owned Subsidiaries.

         Section 1.2       General Interpretive Rules.

         (a) All terms of an accounting nature not specifically defined herein shall have the meanings ascribed thereto by GAAP.

         (b) The terms accounts, chattel paper, contract rights, documents, equipment, instruments, general intangibles, payment intangibles, promissory note, supporting obligation, deposit account, and inventory, as and when used in this Agreement or the Security Documents (without being capitalized), shall have the meanings given those terms in the UCC.

         (c) Unless otherwise specified, the words "hereof," "herein," "hereunder" and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision, section or subsection of this Agreement.

         (d) Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Words denoting individuals include corporations and vice versa.

         (e) References to any legislation or statute or code, or to any provisions of any legislation or statute or code, shall include any modification or reenactment of, or any legislative, statutory or code provision substituted for, such legislation, statute or code or provision thereof.

         (f) References to any document or agreement (including this Agreement) shall include references to such document or agreement as amended, novated, supplemented, modified or replaced from time to time, so long as and to the extent that such amendment, novation, supplement, modification or replacement is not prohibited by the terms of this Agreement or is consented, if such consent is required, in accordance with the applicable provisions of this Agreement.

         (g) Except where specifically restricted in a Loan Document, references to any Person include its successors and substitutes and assigns permitted or not prohibited under such Loan Document.

         (h) References to the time of day are to the time of day in the city in which the Agent's Office is located.

         (i) The terms "payment", "prepayment", "distribution" and similar terms used in the definitions "Restricted Distribution" and "Restricted Payment" and in SECTION 12.6, shall include payment by means of the transfer of funds or of property and, in the event of a transfer of property, the payment shall be deemed to be in an amount equal to the greater of the fair market value and the book value of the property at the time of the transfer.

         (j) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, subsections, paragraphs, clauses, subclauses, Schedules, Annexes or Exhibits shall refer to the corresponding Article, Section, subsection, paragraph, clause or subclause of, or Schedule, Annex or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

         (k) Whenever from the context it appears appropriate, the term "Loan", including such term as used as part of a defined term including the term "Loan", shall mean and include a Loan made by all Lenders to the Borrowers as well as a Lender's Ratable Share of any Loan.

         (l) Whenever the phrase "to the knowledge of the Borrower(s)" or words of similar import relating to the knowledge of a Borrower are used herein, such phrase shall mean and refer to the actual knowledge of the President, Chief Executive Officer or Financial Officer of Russell.

         (m) Unless otherwise specified herein, any Lien created or purported to be created hereby or by or pursuant to any Loan Documents in favor of the Administrative Agent and each payment made to the Administrative Agent, is and shall be deemed to have been created in favor of the Administrative Agent, for its benefit as the Administrative Agent and for the Ratable benefit of the Lenders, or made to and received by the Administrative Agent for the Ratable benefit of the Lenders, as the case may be.

         Section 1.3 Exhibits, Annexes and Schedules. All Exhibits, Annexes and Schedules attached hereto are by this reference made a part hereof.

                                   ARTICLE 2

                           REVOLVING CREDIT FACILITY

         Section 2.1 Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Revolving Credit Lender agrees, severally, but not jointly, to make Revolving Credit Loans under the Revolving Credit Facility to the Borrowers from time to time from the Effective Date to but not including the Termination Date, as requested or deemed requested by the Borrowers' Representative in accordance with the terms of SECTION 2.2, in amounts equal to such Lender's Ratable Share of each Revolving Credit Loan requested or deemed requested hereunder up to an aggregate amount at any one time outstanding equal to such Lender's Ratable Share of the Borrowing Base; PROVIDED, HOWEVER, that the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to the Loans requested) shall not exceed the Revolving Credit Facility minus the Letter of Credit Reserve minus the aggregate outstanding principal amount of any Swingline Loans. It is expressly understood and agreed that the Lenders may and at present intend to use the Borrowing Base as a maximum ceiling on Loans made to the Borrowers under the Revolving Credit Facility; PROVIDED, HOWEVER, that it is agreed that should the aggregate outstanding amount of such Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Loans made under the Revolving Credit Facility which is repaid may be reborrowed by the Borrowers, subject to the terms and conditions of this Agreement, in accordance with the terms of this SECTION 2.1. The Administrative Agent's and each Revolving Credit Lender's books and records reflecting the date and the amount of each Loan made under the Revolving Credit Facility and each repayment of principal thereof shall constitute prima facie evidence of the accuracy of the information contained therein, subject to the provisions of SECTION 5.7.

         Section 2.2 Manner of Borrowing. Borrowings shall be made as follows:

         (a)      Requests for Borrowing.

                  (i) Base Rate Revolving Credit Loans. A request for the Borrowing of Base Rate Revolving Credit Loans shall be made, or shall be deemed to be made, in the following manner:

                           (A) with respect to any Loans to be made on the Effective Date, which shall be Base Rate Loans, the Borrowers' Representative shall give the Administrative Agent the Initial Notice of Borrowing at least two Business Days prior to the proposed date of the Borrowing, and, with respect to each subsequent Borrowing, the Borrowers may request a Base Rate Revolving Credit Loan by giving the Administrative Agent a Notice of Borrowing, before 12:00 noon on the proposed date of the Borrowing, PROVIDED that if such notice is received after 12:00 noon on the proposed date of Borrowing, the proposed Borrowing may be postponed by the Administrative Agent to the next Business Day;

                           (B) whenever a check or other item is presented to a Disbursing Bank for payment against a Disbursement Account in an amount greater than the then available balance in such account, such Disbursing Bank shall, and is hereby irrevocably authorized by the Borrowers to, give the Administrative Agent notice thereof, which notice shall be deemed to be a request for a Base Rate Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check or other item over such available balance, and such request shall be irrevocable;

                           (C) unless payment is otherwise made by the Borrowers, the becoming due of any amount required to be paid under this Agreement or any of the Notes as interest shall be deemed to be a request for a Base Rate Revolving Credit Loan on the due date in the amount required to pay such interest, and such request shall be irrevocable;

                           (D) unless payment is otherwise made by the Borrowers, the becoming due of any other Secured Obligation shall be deemed to be a request for a Base Rate Revolving Credit Loan on the due date in the amount then so due, and such request shall be irrevocable; and

                           (E) the receipt by the Administrative Agent of notification from FCC to the effect that a payment has been made under a Letter of Credit Guarantee and that the Borrowers have failed to reimburse FCC therefor in accordance with the terms of ARTICLE 3, shall be deemed to be a request for a Base Rate Revolving Credit Loan on the date such notification is received in the amount of such payment which is so unreimbursed.

                  (ii) LIBOR Loans. At any time after the Effective Date, and so long as no Default or Event of Default has occurred and is continuing, the Borrowers may request a LIBOR Loan by giving the Administrative Agent a Notice of Borrowing (which notice shall be irrevocable) not later than 12:00 noon on the date three Business Days before the day on which the requested LIBOR Loan is to be made. The Borrowers may direct the Administrative Agent to apply the proceeds of a LIBOR Loan to Secured Obligations as described in SECTIONS 2.2(a)(i)(B), (C), (D) and (E) and the Administrative Agent shall comply with such direction to the extent that proceeds of a Borrowing of LIBOR Loans are available to be so applied and in such case, no duplicative Borrowing of Base Rate Revolving Credit Loans will be deemed to have been requested.

                  (iii) Notification of Lenders. In the case of each LIBOR Loan and, unless the Administrative Agent and FCC have elected to make a Swingline Loan to the Borrowers pursuant to SECTION 2A.2, in the case of each Base Rate Loan, the Administrative Agent shall promptly notify the Lenders of any Notice of Borrowing given or deemed given pursuant to this SECTION 2.2(a) by 12:00 noon on the proposed Borrowing date (in the case of Base Rate Loans) or by 3:00 p.m. three Business Days before the proposed Borrowing date (in the case of LIBOR Loans). If the Administrative Agent does so notify the Lenders, then not later than 1:30 p.m. on the proposed Borrowing date, each Lender will make available to the Administrative Agent, for the account of the

         Borrowers, at the Agent's Office in funds immediately available to the Administrative Agent, such Lender's Ratable Share of the Base Rate Loan or LIBOR Loan, as the case may be.

         (b) Disbursement of Loans. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each Borrowing requested, or deemed to be requested, pursuant to SECTION 2.2(a) as follows:

                  (i) the proceeds of each Borrowing requested under SECTIONS 2.2(a)(i)(A) (other than the Borrowing of any Loans made on the Effective Date) or (B) or 2.2(a)(ii) shall be disbursed by the Administrative Agent in Dollars in immediately available funds by wire transfer to a Disbursement Account or, in the absence of a Disbursement Account, by wire transfer to such other deposit account of a Borrower as may be agreed upon by the Borrowers and the Administrative Agent from time to time, and the proceeds of the Loans to be made on the Effective Date under SECTION 2.2(a)(i)(A) shall be disbursed in accordance with the Initial Notice of Borrowing,

                  (ii) the proceeds of each Borrowing deemed requested under SECTION 2.2(a)(i)(C) or (D) shall be disbursed by the Administrative Agent by way of direct payment of the relevant Secured Obligation, and

                  (iii) the proceeds of each Borrowing deemed requested under SECTION 2.2(a)(i)(E) shall be disbursed by the Administrative Agent directly to FCC on behalf of the Borrowers for application to the Reimbursement Obligations.

         Section 2.3 Repayment; Prepayment. The Revolving Credit Loans will be repaid as follows:

         (a) The outstanding principal amount of all Revolving Credit Loans is due and payable, and shall be repaid by the Borrowers, as their joint and several obligation, in full, not later than the Termination Date and the outstanding principal amount of any Revolving Credit Loan may be repaid by the Borrowers at any time and from time to time prior to the Termination Date;

         (b) If at any time the aggregate outstanding unpaid principal amount of the Revolving Credit Loans and Swingline Loans exceeds the Borrowing Base in effect at such time, but subject to the provisions of SECTION 5.9(e), the Borrowers shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of the Revolving Credit Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount so repaid to the date of repayment; and

         (c) The Revolving Credit Loans may be prepaid in whole or in part, at any time and from time to time, on one Business Day's notice, without premium or penalty. The Borrowers hereby instruct the Administrative Agent to repay the Revolving Credit Loans outstanding on any day in an amount equal to the amount received by the Administrative Agent on such day pursuant to SECTION 9.1(c); PROVIDED that payments received in excess of outstanding Revolving Credit Loans or payments received (when no Default or Event of Default exists) on account of LIBOR Loans which would otherwise result in prepayment of such LIBOR Loans prior to the end of the Interest Period applicable thereto may, upon the instruction of the Borrowers to the Administrative Agent not later than 2:00 p.m. on any Business Day, be applied to the Cash Collateral Account or any Investment Account.

Repayments pursuant to SECTION 2.3(b) or (c) shall be applied first to the Base Rate Revolving Credit Loans and then to LIBOR Revolving Credit Loans.

         Section 2.4       Revolving Credit Note. Subject to the provisions of
SECTION 5.13(f), each Revolving Credit Lender's Revolving Credit Loans and the joint and several obligation of the Borrowers to repay such Revolving Credit Loans shall also be evidenced by a Revolving Credit Note payable to the order of such Lender. Each Revolving Credit Note shall be dated the Effective Date (or later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrowers.

                                  ARTICLE 2A

                               SWINGLINE FACILITY

         Section 2A.1 Swingline Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, the Swingline Lender shall make Swingline Loans to the Borrowers from time to time, from and after the Effective Date until the Termination Date, as requested by the Borrowers in accordance with the terms of
SECTION 2A.2, up to an aggregate principal amount of Swingline Loans at any time outstanding not to exceed the lesser of (i) the Swingline Facility and
(ii) the Borrowing Base MINUS the aggregate principal amount of outstanding Revolving Credit Loans. The Swingline Loans will be deemed to be usage of the Revolving Credit Facility for the purpose of calculating availability pursuant to SECTION 2.1, but will not reduce the Swingline Lender's obligation to lend its Ratable Share of the remaining unused Revolving Credit Facility.

         Section 2A.2 Making Swingline Loans. Requests for Swingline Loans (which shall be Base Rate Loans and shall not be entitled to be converted to LIBOR Loans) shall be made not later than 12:00 noon on the Business Day of the proposed Swingline Loan by delivery by telex, telegraph, telecopy or telephone of a request therefor by Borrowers' Representative to the Administrative Agent and the Swingline Lender. Each such notice (a "Swingline Loan Request") shall specify (i) the proposed borrowing date and (ii) the amount of Swingline Loan requested (which, in the case of deemed Settlement Date requests shall be, respectively, the Settlement Date and the excess, if any, of the principal amount of Swingline Loans available to be borrowed on the Settlement Date over the outstanding principal amount of Swingline Loans on the Settlement Date). Not later than 3:00 p.m. on the date specified for any Swingline Loan, the Swingline Lender shall make available such Swingline Loan in immediately available funds to the Administrative Agent at the Agent's Office. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in ARTICLE 6, the Administrative Agent will, and the Borrowers hereby irrevocably authorize the Administrative Agent to, disburse the proceeds of each Swingline Loan by making such funds available to the Borrowers by wire transfer to such deposit account of a Borrower as the Borrowers and the Administrative Agent may agree from time to time.

         Section 2A.3 Repayment of Swingline Loans. The principal amount of each Swingline Loan is due and payable, and shall be repaid by the Borrowers as their joint and several obligation, in full on the Termination Date, together with accrued and unpaid interest thereto such date.

         Section 2A.4 Prepayment. If at any time the aggregate unpaid principal amount of Swingline Loans outstanding to the Borrowers from the Swingline Lender exceeds the amount set forth in SECTION 2A.1, the Borrowers shall pay to the Administrative Agent for the account of the Swingline Lender on demand by the Administrative Agent, an amount equal to such excess, together with accrued and unpaid interest on the principal amount prepaid to the date of prepayment. Notwithstanding the foregoing, no such prepayment shall be required if the Borrowers shall have made an appropriate prepayment in accordance with the provisions of SECTION 2.3(b).

         Section 2A.5 Swingline Note. The Swingline Loans made by the Swingline Lender and the obligation of the Borrowers to repay such Loans shall be evidenced by, and be repayable in accordance with the terms of, a single Swingline Note, made by the Borrowers payable to the order of the Swingline Lender. The Swingline Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrowers.

         Section 2A.6 Settlement with Other Lenders. All payments of principal, interest and any other amount with respect to each Swingline Loan shall be payable to and received by the Administrative Agent for the account of the Swingline Lender. Upon demand by the Swingline Lender, with notice thereof to the Administrative Agent, and notwithstanding the occurrence and continuation at the time of such demand of any Default or Event of Default, but in any event not less frequently than every ten days, each Revolving Credit Lender shall make a Base Rate Revolving Credit Loan in the amount of its Ratable Share of the outstanding Swingline Loans for the account of the Borrowers or purchase a participation in such amount in each outstanding Swingline Loan, the proceeds of which shall be paid over to the Swingline Lender and applied to the repayment of such Swingline Loans. Any payments received by the Administrative Agent prior to such repayment by the Revolving Credit Lenders which in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding principal balance of Swingline Loans shall be paid over to the Swingline Lender and so applied.

                                   ARTICLE 3

                          LETTER OF CREDIT GUARANTEES

         Section 3.1 Agreement to Issue. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, FCC will issue or cause the issuance of, including by issuance of Letter of Credit Guarantees, for the account of any Borrower or Subsidiary one or more Letters of Credit in accordance with this ARTICLE 3, from time to time during the period commencing on the Effective Date and ending on the Termination Date.

         Section 3.2 Amounts. FCC shall not have any obligation to issue or cause the issuance of any Letter of Credit at any time:

         (a) if, after giving effect to the issuance of the requested Letter of Credit, (i) the aggregate Letter of Credit Obligations of the Borrowers would exceed the Letter of Credit Guarantee Facility then in effect or (ii) the aggregate principal amount of Loans outstanding would exceed the Borrowing Base (after reduction for the Letter of Credit Reserve in respect of such Letter of Credit) or (iii) if no Loans are outstanding, the aggregate Letter of Credit Obligations would exceed the Borrowing Base; or

         (b) which has an expiration date after the last Business Day that is later than five days prior to the Termination Date.

         Section 3.3 Conditions. The obligation of FCC to issue any Letter of Credit Guarantee is subject to the satisfaction of (a) the applicable conditions precedent contained in ARTICLE 6 and (b) the following additional conditions precedent in a manner satisfactory to the Administrative Agent and
FCC:

                  (i) the Borrowers shall have delivered to FCC and the Administrative Agent at such times and in such manner as FCC or the Administrative Agent may prescribe, a Reimbursement Agreement and such other documents as may be required pursuant to the terms thereof, and the form of the proposed Letter of Credit, all of which shall be satisfactory in form and substance, as completed, to the Issuing Bank, FCC and the Administrative Agent; and

                  (ii) as of the date of issuance, no law, rule or regulation, or order of any court, arbitrator or governmental authority having jurisdiction or authority over FCC shall purport by its terms to enjoin or restrain FCC or commercial financing entities, generally, from issuing guarantees, including guarantees of letter of credit obligations, of the type and in the amount of the proposed Letter of Credit Guarantee or the proposed Letter of Credit Guarantee specifically.

         Section 3.4       Issuance of Letter of Credit Guarantees.

         (a) Request for Issuance. A Borrower shall give the Issuing Bank, FCC and the Administrative Agent written notice of such Borrower's request for the issuance of a Letter of Credit no later than three Business Days prior to the proposed date of issuance. Such notice shall be irrevocable and shall be accompanied by a completed form of letter of credit application in a form acceptable to the Issuing Bank specifying at least the name of the Subsidiary (if other than such Borrower) which will appear as the account party on the face of such Letter of Credit, the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether the Letter of Credit may be drawn in a single or in multiple draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day earlier than the fifth day prior to the Termination Date), the purpose for which the Letter of Credit is to be issued and the beneficiary of the Letter of Credit. The Borrower shall attach to such notice the form of the Letter of Credit that the Borrower requests be issued.

         (b) Responsibilities of the Administrative Agent; Issuance. The Administrative Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of a Letter of Credit set forth in the notice from the Borrowers pursuant to SECTION 3.4(a), the amount of Letter of Credit Availability. If (i) the form of requested Letter of Credit delivered by the Borrowers to the Administrative Agent is acceptable to FCC and the Administrative Agent in their sole, reasonable discretion, (ii) the amount of the Letter of Credit Guarantee necessary to procure the issuance by the Issuing Bank of such Letter of Credit is less than or equal to the Letter of Credit Availability and (iii) the Administrative Agent has received a certificate from the Borrowers stating that the applicable conditions set forth in ARTICLE 6 have been satisfied, then FCC will join in the application for such Letter of Credit or otherwise cause the Issuing Bank to issue the requested Letter of Credit.

         (c) Notice of Issuance. Promptly after the issuance of any Letter of Credit supported by a Letter of Credit Guarantee, FCC or the Issuing Bank shall give the Administrative Agent written or facsimile notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of such Letter of Credit, and the Administrative Agent shall give each Lender a periodic written report, not less frequently than monthly, of each such Letter of Credit outstanding as of the date thereof, the amount available to be drawn thereunder and the expiration date thereof.

         (d) No Extension or Amendment. FCC shall not cause any Letter of Credit to be extended or amended unless the requirements of this SECTION 3.4 are met as though a new Letter of Credit were being requested and issued.

         Section 3.5 Duties of FCC. The rights and obligations of the Issuing Bank in connection with any Letter of Credit shall be governed by the Reimbursement Agreement for such Letter of Credit and in no event shall the Administrative Agent or any Lender have any liability or obligation to any Loan Party or its Subsidiaries for any failure or refusal or delay by the Issuing Bank to issue, or error in issuing, any Letter of Credit. Any action taken or omitted to be taken by FCC under or in connection with any Letter of Credit Guarantee, if taken or omitted in the absence of gross negligence or willful misconduct, shall not result in any liability of FCC to any Lender or relieve any Lender of its obligations hereunder to FCC. In determining whether to pay under any Letter of Credit Guarantee, FCC shall have no obligation to confirm that the Issuing Bank acted properly in honoring any drawing under the related Letter of Credit and shall be entitled to rely on the Issuing Bank's demand for payment as sufficient evidence of the Issuing Bank's entitlement thereto.

         Section 3.6       Payment of Reimbursement Obligations.

         (a) Payment to Issuing Bank, FCC. Notwithstanding any provisions to the contrary in any Reimbursement Agreement, the Borrowers agree, jointly and severally, for the benefit of FCC and the other Lenders, to reimburse the Issuing Bank for any drawings (whether partial or full) under each Letter of Credit on demand and agree to pay to the Issuing Bank the amount of all other Reimbursement Obligations and other amounts payable to the Issuing Bank under or in connection with such Letter of Credit in accordance with the Reimbursement Agreement. If FCC shall pay any amount under any Letter of Credit Guarantee, the Borrowers shall, jointly and severally, unless the Borrowers shall have already paid the amount in respect of which payment was made under such Letter of Credit Guarantee to the Issuing Bank in accordance with a Reimbursement Agreement, pay to FCC on the first Business Day following such payment, an amount equal to the amount of the payment made by FCC under such Letter of Credit Guarantee, together with interest on such amount for the period from FCC's payment under the applicable Letter of Credit Guarantee, until repayment in full of such amount, at the interest rate then applicable to Base Rate Revolving Credit Loans. So long as FCC remains unpaid, it shall be subrogated to all rights and remedies of (i) the Issuing Bank under the related Reimbursement Agreement and (ii) any beneficiary of such Letter of Credit whose claims against the account party on such Letter of Credit have been satisfied with proceeds of a drawing under such Letter of Credit.

         (b) Recovery or Avoidance of Payments. In the event any payment by or on behalf of the Borrowers with respect to any Letter of Credit (or any Reimbursement Obligation relating thereto) or any Letter of Credit Guarantee received by FCC, the Issuing Bank or by the Administrative Agent and distributed by the Administrative Agent to the Lenders on account of their respective participations therein, is thereafter set aside, avoided or recovered from FCC, the Issuing Bank or the Administrative Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Administrative Agent, pay to the Administrative Agent, for the account of the Administrative Agent, FCC or the Issuing Bank, as the case may be, their respective Ratable Shares of such amount set aside, avoided or recovered together with interest at the rate required to be paid by the Administrative Agent, FCC or the Issuing Bank upon the amount required to be repaid by it.

         Section 3.7       Participations.

         (a) Purchase of Participations. Immediately upon the Effective Date as to Letters of Credit outstanding on the Effective Date and immediately upon issuance by the Issuing Bank of any other Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation in the Letter of Credit Obligations thereunder, equal to such Lender's Ratable Share thereof (including, without limitation, all obligations of the Borrowers with respect thereto, other than amounts owing to FCC or for the account of the Issuing Bank under SECTION 5.2(c)), and any security therefor or guaranty or other supporting obligation pertaining thereto.

         (b) Sharing of Letter of Credit Payments. In the event that FCC makes a payment under any Letter of Credit Guarantee and shall not have been repaid such amount pursuant to SECTION 3.6, then the Borrowers shall be deemed to have requested a Base Rate Revolving Credit

Loan in the amount of such payment and, notwithstanding the occurrence or continuance of a Default or Event of Default at the time of such payment, each Lender shall be absolutely obligated to make its Ratable Share of such Loan available to the Administrative Agent for disbursement as provided by SECTION 2.2(b) or to purchase a participation in the payment made by FCC under any such Letter of Credit Guarantee.

         (c) Sharing of Reimbursement Obligation Payments. Whenever FCC receives a payment from or on behalf of the Borrowers or the Issuing Bank on account of a Reimbursement Obligation as to which the Administrative Agent has previously received for the account of FCC payment from a Lender pursuant to this SECTION 3.7, FCC shall promptly pay to the Administrative Agent, for the benefit of such Lender, such Lender's Ratable Share of the amount of such payment from the Borrowers or the Issuing Bank in Dollars. Each such payment shall be made by FCC on the Business Day on which FCC receives immediately available funds from the Borrowers or the Issuing Bank pursuant to the immediately preceding sentence, if received prior to 11:00 a.m. on such Business Day, and otherwise on the next succeeding Business Day.

         (d) Documentation. Upon the request of any Lender, the Administrative Agent shall furnish to such Lender copies of any Letter of Credit, Reimbursement Agreement, Letter of Credit Guarantee or application for any Letter of Credit and such other documentation as to Letters of Credit as may reasonably be requested by such Lender.

         (e) Obligations Irrevocable. The obligations of each Lender to make payments to the Administrative Agent with respect to any Letter of Credit or Letter of Credit Guarantee in respect thereof and its participation therein pursuant to the provisions of this SECTION 3.7 or otherwise and the obligations of the Borrowers to make payments to FCC, the Issuing Bank or to the Administrative Agent, for the account of Lenders, shall be irrevocable, shall not be subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement (assuming, in the case of the obligations of the Lenders to make such payments, that the Letter of Credit has been issued in accordance with SECTION 3.4), including, without limitation, any of the following circumstances:

                  (i) Any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (ii) The existence of any claim, set-off, defense or other right which the Borrowers (or any of them) may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, FCC, the Issuing Bank or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrowers or any other Person and the beneficiary named in any Letter of Credit);

                  (iii) Any draft, certificate or any other document presented under the Letter of Credit upon which payment has been made in good faith and according to its terms proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) The surrender or impairment of any Collateral or any other security for the Secured Obligations or the performance or observance of any of the terms of any of the Loan Documents;

                  (v)      The occurrence of any Default or Event of Default;
                           or

                  (vi) FCC's, the Issuing Bank's or the Administrative Agent's failure to deliver the notice provided for in SECTION 3.4(c).

         Section 3.8       Indemnification; Exoneration.

         (a) Indemnification. In addition to amounts payable as elsewhere provided in this ARTICLE 3, the Borrowers, jointly and severally, agree to protect, indemnify, pay and save harmless the Lenders, FCC, the Issuing Bank and the Administrative Agent from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) which any Lender, FCC, the Issuing Bank or the Administrative Agent may incur or be subject to as a consequence, directly or indirectly, of

                  (i) the issuance of any Letter of Credit, other than as a result of its gross negligence or willful misconduct, as determined by a court of competent jurisdiction, or

                  (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority (all such acts or omissions being hereinafter referred to collectively as "Government Acts").

         (b) Assumption of Risk by the Borrowers. As among the Borrowers, the Lenders, FCC, the Issuing Bank and the Administrative Agent, the Borrowers assume all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the applications for the issuance of Letters of Credit, the Lenders, FCC, the Issuing Bank and the Administrative Agent shall not be responsible for:

                  (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (iii) the failure of the beneficiary of any Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit;

                  (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                  (v)      errors in interpretation of technical terms;

                  (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;

                  (vii) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or

                  (viii) any consequences arising from causes beyond the control of the Lenders, FCC, the Issuing Bank or the Administrative Agent, including, without limitation, any Government Acts.

None of the foregoing shall affect, impair or prevent the vesting of any of the Administrative Agent's rights or powers under this SECTION 3.8.

         (c) Exoneration. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Administrative Agent, FCC, the Issuing Bank or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not result in any liability of any Lender, FCC, the Issuing Bank or the Administrative Agent to the Borrowers or relieve any Borrower of any of its obligations hereunder to any such Person.

         Section 3.9 Supporting Letter of Credit; Cash Collateral Account. Upon the occurrence of an Event of Default or if, notwithstanding the provisions of SECTION 3.2(b), any Letter of Credit is outstanding on the Termination Date, then on or prior to the Termination Date, the Borrowers shall, as their joint and several obligation, promptly on demand by the Administrative Agent, deposit with the Administrative Agent, for the Ratable benefit of the Lenders, with respect to each Letter of Credit then outstanding, as the Administrative Agent shall specify, either (a) a standby letter of credit (a "Supporting Letter of Credit") in form and substance satisfactory to the Administrative Agent, issued by an issuer satisfactory to the Administrative Agent in its sole and absolute judgment in an amount equal to 105% of the greatest amount for which such Letter of Credit may be drawn, under which Supporting Letter of Credit the Administrative Agent shall be entitled to draw amounts necessary to reimburse the Administrative Agent, FCC and the Lenders for payments made by the Administrative Agent, FCC or the Lenders under the related Letter of Credit Guarantee or under any reimbursement or guaranty agreement with respect thereto, or (b) Cash Collateral in an amount necessary to reimburse the Administrative Agent, FCC and the Lenders for payments made by the Administrative Agent, FCC and the Lenders under the related Letter of Credit Guarantee or under any reimbursement or guaranty agreement with respect thereto. Such Supporting Letter of Credit or Cash Collateral shall be held by the Administrative Agent for the benefit of FCC and the Lenders, as security for, and to provide for the payment of, the Reimbursement Obligations. In addition, the Administrative Agent may at any time after such Event of Default or the Termination Date apply any or all of such Cash Collateral to the payment of any or all of the

Secured Obligations then due and payable. The Cash Collateral shall be deposited in the Cash Collateral Account or an Investment Account and shall be administered in accordance with the provisions of SECTION 5.16.

                                   ARTICLE 4

                               TERM LOAN FACILITY

         Section 4.1 Term Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under, this Agreement, each Term Loan Lender agrees severally, but not jointly, to make a Base Rate Loan to the Borrowers on the Effective Date, in a principal amount equal to such Lender's Ratable Share of the Term Loan Facility (subject to conversion thereafter in accordance with the provisions of SECTION 5.4).

         Section 4.2 Manner of Borrowing Term Loan. The Borrowers, through the Borrowers' Representative, shall give the Administrative Agent an Initial Notice of Borrowing at least two Business Days' prior to the occurrence of the Effective Date. Upon receipt of such notice from the Borrowers' Representative, the Administrative Agent shall promptly notify each Term Loan Lender thereof. Each Term Loan Lender will make a Base Rate Loan in an amount equal to its Ratable Share of the aggregate principal amount of the Term Loans properly requested in the Initial Notice of Borrowing available to the Administrative Agent, for the account of the Borrowers, at the Agent's Office, prior to 12:00 noon on the Effective Date (assuming satisfaction of the applicable conditions set forth in ARTICLE 6) in funds immediately available to the Administrative Agent. On the Effective Date, upon satisfaction of the applicable conditions set forth in ARTICLE 6, the Administrative Agent will disburse the Term Loan on the Effective Date, in same day funds in accordance with the terms of the Initial Notice of Borrowing.

         Section 4.3 Repayment of Term Loan. The principal amount of the Term Loan is due and payable, and shall be repaid in full by the Borrowers, as their joint and several obligation, (a) in 10 consecutive equal installments of $2,500,000 each on successive Installment Payment Dates, beginning September 30, 2002, PROVIDED that the payment due on December 31, 2006 shall be in the full amount of the then outstanding and unpaid principal balance of the Term Loan or (b) if sooner, on the date of termination of the Revolving Credit Facility. The Borrower may prepay the Term Loan in accordance with the provisions of SECTION 5.10(g).

         Section 4.4       Term Notes. Subject to the provisions of SECTION 5.13
(f), the Loans made by each Term Loan Lender as part of the Term Loan and the joint and several obligation of the Borrowers to repay such Loans shall also be evidenced by a Term Note payable to the order of such Lender. Each Term Note shall be dated the Effective Date (or the later "effective date" under any Assignment and Acceptance) and be duly and validly executed and delivered by the Borrowers.

                                   ARTICLE 5

                            GENERAL LOAN PROVISIONS

         Section 5.1       Interest.

         (a) (i) Base Rate Loans. Subject to the provisions of SECTION 5.1(d), the Borrowers will pay interest on the unpaid principal amount of each Base Rate Loan, for each day from the day such Loan is made until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise) or is converted to a Loan of a different Type, at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Base Rate, payable monthly in arrears as it accrues on the first day of each month, and upon any prepayment thereof on the amount prepaid.

                  (ii) LIBOR Loans. Subject to the provisions of SECTION 5.1(d), the Borrowers will pay interest on the unpaid principal amount of each LIBOR Loan for the applicable Interest Period at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) LIBOR payable monthly in arrears as it accrues on the first day of each month, on the last day of any Interest Period, and upon any prepayment thereof on the amount prepaid.

         (b) Swingline Loans. Subject to the provisions of SECTION 5.1(d), the Borrowers will pay interest on the unpaid principal amount of each Swingline Loan for each day from the day such Loan is made, until such Loan is paid (whether at maturity, by reason of acceleration, or otherwise), at a rate per annum equal to the sum of (i) the Applicable Margin and (ii) the Base Rate, payable monthly in arrears as it accrues on the first day of each month.

         (c) Other Secured Obligations. The Borrowers will, to the extent permitted by Applicable Law, pay interest on the unpaid principal amount of any Secured Obligation that is due and payable (other than the Loans in accordance with SECTION 5.1(a) or (b), as applicable), on demand, as if such Secured Obligation were a Base Rate Revolving Credit Loan; PROVIDED that interest shall not accrue on any Secured Obligation arising under SECTION 16.2 or 16.3 until the fifth day after the Administrative Agent's demand on the Borrowers for payment or reimbursement thereof. Interest that is due and payable shall be deemed to be a liquidated amount and obligation of the Borrowers and shall, to the extent permitted by Applicable Law, bear interest in accordance with this
SECTION 5.1(c).

         (d) Default Rate. If an Event of Default shall occur and be continuing, the unpaid principal amount of the Loans and other Secured Obligations shall, at the election of the Administrative Agent or the Required Lenders, no longer bear interest in accordance with the terms of SECTION 5.1(a), (b) or (c), but shall bear interest for each day from the date of such Event of Default until such Event of Default shall have been cured or waived at a rate per annum equal to the sum of (i) the Default Margin and (ii) the rate otherwise applicable to such Loan or other Secured Obligation, payable on demand. The interest rate provided for in the preceding sentence shall, to the extent permitted by Applicable Law, apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in SECTION 13.1(g) or (h).

         (e) Calculation of Interest. The interest rates provided for in SECTIONS 5.1(a), (b), (c) and (d) shall be computed on the basis of a year of 360 days and the actual number of days elapsed. Each interest rate determined with reference to the Base Rate shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate.

         (f) Maximum Rate. It is not intended by the Lenders, and nothing contained in this Agreement or the Notes shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by Applicable Law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and, if in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrowers shall, to the extent permitted by Applicable Law, pay to the Lenders an amount equal to the excess, if any, of
(i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lenders receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the Secured Obligations, and if no such principal is then outstanding, such excess or part thereof remaining, shall be paid to the Borrowers. For the purposes of computing the Maximum Rate, to the extent permitted by Applicable Law, all interest and charges, discounts, amounts, premiums or fees deemed to constitute interest under Applicable Law, shall be amortized, prorated, allocated and spread in substantially equal parts throughout the full term of this Agreement. The provisions of this SECTION 5.1(f) shall be deemed to be incorporated into every Loan Document (whether or not any provision of this SECTION 5.1(f) is specifically referred to therein).

         Section 5.2       Certain Fees; Agent Fee.

         (a) Other Fees. (i) On the Effective Date, Russell shall pay to FCC, for its account and for the account of FSI, certain fees and (ii) on the Effective Date and each Anniversary, Russell shall pay to the Administrative Agent, agent's fees, in each case in accordance with the provisions of the separate letter agreement between Russell, FCC and FSI.

         (b) Unused Fee. In connection with and as consideration for the holding available for the use of the Borrowers hereunder the full amount of the Revolving Credit Facility, the Borrowers, jointly and severally, will pay to the Administrative Agent, for the Ratable benefit of the Revolving Credit Lenders, for each day from the Effective Date until the Termination Date, a fee at a rate equal to 1/2 of 1% per annum of the Unused Commitments, SUBJECT, HOWEVER, to quarterly adjustment on each Margin Adjustment Date in accordance with the pricing matrix attached hereto as ANNEX B. "Unused Commitments" means an amount equal to the Revolving Credit Facility, less the principal amount of outstanding Revolving Credit Loans, less the total amount of Letter of Credit Obligations, in each case on the date of determination. Such fees shall be payable quarterly in arrears the first day of each January, April, July and October, beginning July 1, 2002, and on the date of any permanent reduction in the Revolving Credit Facility.

         (c) Letter of Credit and Letter of Credit Guarantee Fees. The Borrowers, jointly and severally, agree to pay to the Administrative Agent through its Treasury and International Services Group:

                  (i) for the Ratable benefit of the Lenders, fees on each Letter of Credit or Letter of Credit Guarantee, at a rate per annum equal to the Applicable Margin for LIBOR Revolving Credit Loans from time to time, payable as to each Letter of Credit (or amendment increasing the Letter of Credit Amount of an outstanding Letter of Credit) or Letter of Credit Guarantee on the date of issuance for the period from such date to the first day of the succeeding calendar month, and thereafter monthly in advance on the first day of each month, based on the Letter of Credit Amount of such Letters of Credit and Letter of Credit Guarantees outstanding on each such date;

                  (ii) for the account of the Issuing Bank, the standard fees and charges of the Issuing Bank of issuing, administering, amending, renewing, paying, canceling, transferring, and otherwise administering letters of credit, as and when assessed as to any Letters of Credit; and

                  (iii) for the account of the Issuing Bank (or FCC, if the Bank is the Issuing Bank), an additional fronting fee at a rate of 0.125% per annum of the Letter of Credit Amount of each standby Letter of Credit, payable in advance on the date of issuance of each Letter of Credit.

         (d) General. All fees provided for in this SECTION 5.2 or elsewhere in the Loan Documents shall be computed on the basis of a year of 360 days and the actual number of days elapsed, and shall be fully earned by the Administrative Agent, FCC, FSI, the Issuing Bank or the Lenders, as applicable, when due and payable and, except as otherwise set forth herein or required by Applicable Law, shall not be subject to refund or rebate. All such fees are compensation for services and are not, and shall not be deemed to be, interest or a charge for the use of money.

         Section 5.3       Conversion or Continuation of Loans.

         Whenever the Borrowers desire, subject to the provisions of SECTION 5.4, to convert an outstanding Loan into a Loan of a different Type provided for in this Agreement or to continue an outstanding Loan for a subsequent Interest Period, the Borrowers' Representative shall notify the Administrative Agent (which notice shall be irrevocable) by telex, telegraph, telecopy or telephone not later than 12:00 noon on the date one Business Day before the day on which a proposed conversion of a Loan into, or a continuation of a Loan as a Base Rate Loan, and three Business Days before the day on which a proposed conversion of a Loan into, or continuation of a Loan as a LIBOR Loan is to be effective (and if the Loan to be converted or continued is a LIBOR Loan such effective date shall be the last day of the Interest Period therefor). Each such notice (a "Notice of Conversion or Continuation") shall (i) identify the Loan to be converted or continued, including the Type of such Loan, the aggregate outstanding principal balance thereof and, in the case of a LIBOR Loan, the last day of the Interest Period therefor, (ii) specify the effective date of such conversion or continuation, (iii) specify the principal amount of such Loan to be converted or continued and, if converted, the Type or Types of Loan into which conversion of such principal amount is to be made, and (iv) in the case of any conversion into or continuation as a LIBOR Loan, the Interest Period to be applicable to such converted or continued Loan, and shall be immediately followed by a written confirmation thereof by the Borrowers' Representative in substantially the from of Exhibit F hereto, PROVIDED that if such written confirmation differs in any material respect from the action taken by the Administrative Agent, the record of the Administrative Agent shall control absent manifest error.

         Section 5.4 Conversion or Continuation. Provided that no Default or Event of Default shall have occurred and be continuing (but subject to the provisions of SECTIONS 5.3 and 5.15), the Borrowers may request that all or any part of any outstanding Loan be converted into a Loan or Loans of a different Type or be continued as a Loan or Loans of the same Type, in the same aggregate principal amount, on any Business Day (which, in the case of continuation of a LIBOR Loan, shall be the last day of the Interest Period applicable to such
Loan), upon notice (which notice shall be irrevocable) given in accordance with
SECTION 5.3, PROVIDED that nothing in this ARTICLE 5 shall be construed to permit the conversion of a Loan under one Facility into a Loan outstanding under another Facility.

         Section 5.5       Manner of Payment.

         (a) Except as otherwise expressly provided in SECTION 9.1(c), each payment (including prepayments) by the Borrowers on account of the principal of or interest on the Loans or of any other amounts payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent, for the account of the Lenders, at the Agent's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

         (b) The Borrowers hereby irrevocably authorize each Lender and each Affiliate of such Lender and each participant herein to charge any account of the Borrowers maintained with such Lender or such Affiliate or participant with such amounts as may be necessary from time to time to pay any Secured Obligations (whether or not owed to such Lender, Affiliate or participant) which are not paid when due.

         Section 5.6 General. If any payment under this Agreement or any Note shall be specified to be made on a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

         Section 5.7       Loan Accounts; Statements of Account.

         (a) Each Lender shall open and maintain on its books a loan account in Russell's name (each, a "Loan Account" and collectively, the "Loan Accounts"). Each such Loan

Account shall show as debits thereto each Loan made under this Agreement by such Lender to the Borrowers and as credits thereto all payments received by such Lender and applied to principal of such Loans, so that the balance of the Loan Account at all times reflects the principal amount due such Lender from the Borrowers.

         (b) The Administrative Agent shall maintain on its books a control account for the Borrowers in which shall be recorded (i) the amount of each disbursement made hereunder, (ii) the amount of any principal or interest due or to become due from the Borrowers hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share therein.

         (c) The entries made in the accounts pursuant to SUBSECTIONS (a) and (b) shall be prima facie evidence, in the absence of manifest error, of the existence and amounts of the obligations of the Borrowers therein recorded and in case of discrepancy between such accounts, in the absence of manifest error, the accounts maintained pursuant to SUBSECTION (b) shall be controlling.

         (d) The Administrative Agent will account separately to the Borrowers monthly with a statement of Loans, charges and payments made to and by the Borrowers pursuant to this Agreement, and such accounts rendered by the Administrative Agent shall be deemed final, binding and conclusive, save for manifest error, unless the Administrative Agent is notified by the Borrowers in writing to the contrary within 30 days after the date the account to the Borrowers was so rendered. Such notice by the Borrowers shall be deemed an objection to only those items specifically objected to therein. Failure of the Administrative Agent to render such account shall in no way affect the rights of the Administrative Agent or of the Lenders hereunder.

         Section 5.8 Reduction of Revolving Credit Facility; Termination of Agreement.

         (a)      Reduction of Revolving Credit Facility.

                  (i) The Borrowers shall have the right, at any time and from time to time, upon at least five Business Days' prior irrevocable, written notice to the Administrative Agent, to terminate or reduce permanently all or a portion of the Revolving Credit Facility, without premium or penalty; PROVIDED, HOWEVER, that any such partial reduction of such facility shall be not less than $1,000,000 or a larger integral multiple thereof and shall not reduce the Revolving Credit Facility below the amount of the aggregate Letter of Credit Obligations. As of the date of termination or reduction set forth in such notice, the Revolving Credit Facility shall be permanently reduced to the amount stated in the Borrowers' notice for all purposes herein, and the Borrowers shall pay the amount necessary to reduce the amount of the aggregate outstanding Revolving Credit Loans, Swingline Loans and Letter of Credit Obligations to an amount not greater than the Revolving Credit Facility as so reduced, together with accrued interest on the amounts so prepaid and any amount payable pursuant to SECTION 5.11.

                  (ii) The amount of the Revolving Credit Facility shall be automatically reduced to zero on the Termination Date.

                  (iii) The Revolving Credit Facility or any portion thereof terminated or reduced pursuant to this SECTION 5.8 may not be reinstated.

         (b) Termination of Agreement. The Borrowers shall have the right, at any time, to terminate this Agreement upon not less than 15 Business Days' prior written notice, which notice shall specify the effective date of such termination. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. On the date specified in such notice, such termination shall be effected, PROVIDED, that the Borrowers shall, on or prior to such date, pay to the Administrative Agent, for its account and the Ratable account of the Lenders, in same day funds, an amount equal to all Secured Obligations (other than with respect to Letter of Credit Obligations) outstanding on such date, including, without limitation, all (i) accrued interest thereon, (ii) all accrued fees provided for hereunder, (iii) any amounts payable to the Lenders pursuant to SECTIONS 5.12, 5.15, 16.2, 16.3,
16.14 and 16.23, and (iv) if such termination occurs prior to the first Anniversary a termination fee equal to 1% of the sum of the Revolving Credit Facility plus the outstanding principal amount of the Term Loan on the Termination Date, and, in addition thereto, shall deliver to the Administrative Agent, in respect of each outstanding Letter of Credit, either a Supporting Letter of Credit or Cash Collateral as provided in SECTION 3.9. Additionally, the Borrowers shall provide the Administrative Agent and the Lenders with indemnification in form and substance satisfactory to the Administrative Agent with respect to such customary matters as the Administrative Agent and the Lenders shall require. Following a notice of termination as provided for in this SECTION 5.8(b) and upon payment in full of the amounts specified in this
SECTION 5.8(b), provision for each Letter of Credit, and execution and delivery of any required indemnification, this Agreement shall be terminated and the Administrative Agent, the Lenders and the Borrowers shall have no further obligations to any other party hereto, except for the obligations to the Administrative Agent and the Lenders pursuant to SECTION 16.14 hereof, which shall survive any termination of this Agreement, and all rights to the Collateral shall revert to the applicable Loan Party. At the request and sole expense of the Borrowers following any such termination, the Administrative Agent shall deliver to the applicable Loan Party any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Loan Party, and authorize the Loan Parties to file, such documents as they may reasonably request to evidence such termination.

         Section 5.9       Making of Loans.

         (a) Nature of Obligations of Lenders to Make Loans. The obligations of the Lenders under this Agreement to make the Loans are several and are not joint or joint and several.

         (b) Assumption by Administrative Agent. Notwithstanding the occurrence or continuance of a Default or Event of Default or other failure of any condition to the making of Loans under the Revolving Credit Facility hereunder after the Effective Date, unless the Administrative Agent shall have received notice from a Lender prior to a proposed Borrowing date that such Lender will not make available to the Administrative Agent such Lender's Ratable Share of the Loan to be borrowed on such date, the Administrative Agent may assume that such Lender will make such Ratable Share available to the Administrative Agent in accordance with SECTION 2.2(a), and the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If and to the extent such Lender shall not make such Ratable Share available to the Administrative Agent, such Lender and the Borrowers severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrowers until the date such amount is repaid to the Administrative Agent at the Effective Interest Rate or, if lower, subject to SECTION 5.1(f), the Maximum Rate (or as to the Lenders, at the Federal Funds Rate for the first three days after the date such amount is made available to the Borrowers and thereafter at the Effective Interest Rate or, if lower, subject to SECTION 5.1(f), the Maximum
Rate). If such Lender shall repay to the Administrative Agent such corresponding amount, the amount so repaid shall constitute such Lender's Ratable Share of the Loan made on such Borrowing date for purposes of this Agreement. The Administrative Agent shall not be required to make any Loan as to which it shall have received notice from a Lender of such Lender's intention not to make its Ratable Share of such Loan available to the Administrative Agent. The failure of any Lender to make its Ratable Share of any Loan available shall not (without regard to whether a Borrower shall have returned the amount thereof to the Administrative Agent in accordance with this SECTION 5.9) relieve it or any other Lender of its obligation, if any, hereunder to make its Ratable Share of the Loan available on such Borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Ratable Share of a Loan available on the Borrowing date.

         (c) Delegation of Authority to Administrative Agent. Without limiting the generality of SECTION 15.1, each Lender expressly authorizes the Administrative Agent to determine on behalf of such Lender (i) any reduction or increase of advance rates applicable to the Borrowing Base, so long as such advance rates do not at any time exceed the rates set forth in the Borrowing Base definition as in effect on the Agreement Date, (ii) any adjustment of the Dilution Reserve or the Royalty Reserve desirable in the Administrative Agent's reasonable credit judgment, (iii) the creation or elimination of any other reserves (other than the Letter of Credit Reserve) against the Revolving Credit Facility and the Borrowing Base and (iv) whether or not Inventory or Accounts shall be deemed to constitute Eligible Inventory or Eligible Accounts. The Administrative Agent is further authorized subject to the applicable provisions of SECTION 16.11 to subordinate the Security Interest in specific items of Equipment to the interest of the owner/lessor thereof or to the Lien of the holder of a Permitted Purchase Money Lien with respect thereto. Any withdrawal of authorization under this SECTION 5.9(c) shall not affect the validity of any Loans made prior to the effectiveness thereof.

         (d) Replacement of Certain Lenders. If a Lender (i) shall have failed to fund its Ratable Share of any Loan requested by the Borrowers which such Lender is obligated to fund under the terms of this Agreement and which failure has not been cured or (ii) shall have failed or refused to approve any action described in SECTION 16.11(b)(1) which has been approved by Lenders whose Facility Percentages equal at least 75%, then, in any such case and in addition to any other rights and remedies that the Administrative Agent, any other Lender or the Borrowers may have against such Affected Lender, the Borrowers or the Administrative Agent may make written demand on such Affected Lender (with a copy to the Administrative Agent in the case of a demand by the Borrowers and a copy to the Borrowers in the case of a demand by the Administrative Agent) for the Affected Lender to assign, and such Affected Lender shall assign pursuant to one or more duly executed Assignments and Acceptances within five Business Days after the date of such demand, to one or more Lenders willing to accept such assignment or assignments, or to one or more Eligible Assignees designated by the Administrative Agent, and reasonably acceptable to the Borrowers, all of such Affected Lender's rights and obligations under this Agreement (including its Commitments and all Loans owing to it) in accordance with the provisions of SECTION 5.15(c) (other than clauses (i), (vi) and (vii) thereof and any other provisions relating solely to increased costs) and ARTICLE 14, PROVIDED that all Lenders that have withheld approval (as described in CLAUSE (II) above) have such demand made upon them. The Administrative Agent is hereby irrevocably authorized to execute one or more Assignments and Acceptances as attorney-in-fact for any Affected Lender which fails or refuses to execute and deliver the same within five Business Days after the date of such demand. The Affected Lender shall be entitled to receive, in cash and concurrently with execution and delivery of each such Assignment and Acceptance, all amounts owed to the Affected Lender hereunder or under any other Loan Document that are the subject of such Assignment and Acceptance, including the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment. Upon the replacement of any Affected Lender pursuant to this
SECTION 5.9(d), such Affected Lender shall cease to have any participation in, entitlement to, or other right to share in the Security Interest or any other Lien of the Administrative Agent in any Collateral or Real Estate and such Affected Lender shall have no further liability to the Administrative Agent, any Lender or any other Person under any of the Loan Documents (except as provided in SECTION 15.7 and elsewhere in this Agreement as to events or transactions which occur prior to the replacement of such Affected Lender).

         (e) Overadvances. Notwithstanding anything to the contrary contained elsewhere in this SECTION 5.9 or this Agreement or the other Loan Documents and whether or not a Default or Event of Default exists at the time, the Administrative Agent may in its discretion require all Lenders to honor requests or deemed requests by the Borrowers for Revolving Credit Loans at a time that an Overadvance Condition exists or which would result in an Overadvance Condition and each Lender shall be obligated to continue to make its Ratable Share of Revolving Credit Loans up to a maximum amount outstanding equal to (but not exceeding) its Commitment, so long as the total amount of such Overadvance is not known by the Administrative Agent to exceed $10,000,000 and an Overadvance Condition has not existed for more than 10 consecutive days or more than 30 Business Days in any Fiscal Year.

         Section 5.10      Settlement Among Lenders.

         (a) Term Loans. The Administrative Agent shall pay to each Lender on each date on which a payment of interest on or principal of the Term Loans is received by the Administrative Agent, such Lender's Ratable Share (or, if different, a proportionate amount based on the principal amount of the Term Loans owing to such Lender), of all payments received by the Administrative Agent hereunder in funds of the same type received, net of any amounts payable by such Lender to the Administrative Agent, by wire transfer.

         (b) Revolving Credit Loans. The Administrative Agent shall pay to each Lender on each date on which a payment of interest on or principal of the Revolving Credit Loans is received by the Administrative Agent, such Lender's Ratable Share (or, if different, a proportionate amount based on the principal amount of Revolving Credit Loans owing to such Lender), of all payments received by the Administrative Agent hereunder in funds of the same type received, net of any amounts payable by such Lender to the Administrative Agent, by wire transfer.

         (c) Return of Payments. If any amounts received by FCC in respect of the Secured Obligations are later required to be returned or repaid by FCC to the Borrowers or any other obligor or their respective representatives or successors in interest, whether by court order, settlement or otherwise, in excess of the FCC's Ratable Share of all such amounts required to be returned by all Lenders, each other Lender shall, upon demand by FCC with notice to the Administrative Agent, pay to the Administrative Agent for the account of FCC, an amount equal to the excess of such Lender's Ratable Share of all such amounts required to be returned by all Lenders over the amount, if any, returned directly by such Lender.

         (d)      Payments to Administrative Agent, Lenders.

                  (i) Payment by any Lender to the Administrative Agent shall be made not later than 12:00 noon on the Business Day such payment is due, PROVIDED that if such payment is due on demand by the Swingline Lender, such demand is made on the paying Lender not later than 10:30 a.m. on such Business Day. Payment by the Administrative Agent to any Lender shall be made by wire transfer, promptly following the Administrative Agent's receipt of funds for the account of such Lender and in the type of funds received by the Administrative Agent, PROVIDED that if the Administrative Agent receives such funds (A) at or prior to 12:00 noon, the Administrative Agent shall pay such funds to such Lender by 2:00 p.m. on such Business Day or (B) after 12:00 noon, the Administrative Agent shall pay such funds to such Lender prior to 2:00 p.m. on the following Business Day. If a demand for payment is made after the applicable time set forth above, the payment due may be made by 2:00 p.m. on the first Business Day following the date of such demand.

                  (ii) If a Lender shall at any time fail to make any payment to the Administrative Agent required hereunder, the Administrative Agent may, but shall not be required to, retain payments that would otherwise be made to such Lender hereunder and apply such payments to such Lender's defaulted obligations hereunder, at such time, and in such order, as the Administrative Agent may elect in its sole discretion.

                  (iii)    With respect to the payment of any funds under this
         SECTION 5.10(d), whether from the Administrative Agent to a Lender or from a Lender to the Administrative Agent, the party failing to make full payment when due pursuant to the terms hereof shall, upon demand by the other party, pay such amount together with interest on such amount at the Federal Funds Rate for the period of such default.

         (e) Settlement of Other Secured Obligations. All other amounts received by the Administrative Agent on account of, or applied by the Administrative Agent to the payment of, any Secured Obligation owed to the Lenders (including, without limitation, fees payable to the Lenders pursuant to SECTIONS 5.2(b) and (c) and proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default) that are received by the Administrative Agent on or prior to 12:00 noon on a Business Day will be paid by the Administrative Agent to each Lender on the same Business Day, and any such amounts that are received by the Administrative Agent after 12:00 noon will be paid by the Administrative Agent to each Lender on the following Business Day. Unless otherwise stated herein, the Administrative Agent shall distribute to each Lender such Lender's Ratable Share of fees payable to the Lenders pursuant to SECTIONS 5.2(B) and (C) and shall distribute to each Lender such Lender's Ratable Share (or if different, such Lender's proportionate share based upon the amount of the Secured Obligations then owing to each Lender) of the proceeds from the sale of, or other realization upon, all or any part of the Collateral following an Event of Default.

         (f) Allocation of Payments from Borrowers. All monies to be applied to the Secured Obligations, whether such monies represent voluntary payments by the Borrowers or are received pursuant to demand for payment or realized from any disposition of Collateral, shall be allocated among the Administrative Agent and such of the Lenders and other holders of the Secured Obligations as are entitled thereto (and, with respect to monies allocated to the Lenders, on a Ratable basis unless otherwise provided in this SECTION 5.10(f)): (i) first, to the Administrative Agent to pay the amount of expenses that have not been reimbursed to the Administrative Agent by the Borrowers or the Lenders, together with interest accrued thereon; (ii) second, to the Administrative Agent to pay any indemnified amount that has not been paid to the Administrative Agent by the Borrowers or the Lenders, together with interest accrued thereon; (iii) third, to the Administrative Agent to pay any fees due and payable to the Administrative Agent under this Agreement; (iv) fourth, to the Lenders for any indemnified amount that they have paid to the Administrative Agent and for any expenses that they have reimbursed to the Administrative Agent; (v) fifth, to the Swingline Lender to pay any outstanding Swingline Loans together with accrued interest thereon; (vi) sixth, to the Lenders to pay any fees due and payable to all Lenders under this Agreement;
(vii) seventh, to the Lenders in payment of (x) the Letter of Credit Obligations, (including by depositing Cash Collateral with the Administrative Agent pursuant to SECTION 3.9, and (y) the unpaid principal and accrued interest in respect of the Loans to be shared among Lenders on the basis of their respective Facility Percentages, (viii) eighth, to the Lenders and their respective Affiliates in payment of any other Secured Obligations then outstanding and held by any Lender or an Affiliate of any Lender to be shared among the Lenders and their respective Affiliates on a pro rata basis according to the outstanding Secured Obligations then owing to each Lender and each Affiliate of a Lender expressed as a percentage of the outstanding Secured Obligations then owing to all Lenders and their respective Affiliates, or on such other basis as may be agreed upon in writing by all of the Lenders (which agreement or agreements may be entered into without notice to or the consent or approval of the Borrowers); and (ix) ninth, to the holders of the other Secured Obligations who are not Lenders or Affiliates of Lenders on a pro rata basis. The allocations set forth in this SECTION 5.10(f) are solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves and may be changed by the Administrative Agent and the Lenders without notice or the consent or approval of the Borrowers or any other Person.

         (g) Voluntary Prepayment of Term Loan. The Borrowers shall have the right at any time and from time to time, upon at least two Business Days' prior written notice by the Borrowers to the Administrative Agent, to prepay, without premium or penalty, the Term Loan in whole or in part on any Business Day. Each partial prepayment shall be in a principal amount of not less than $500,000 or in a integral multiple of $100,000 in excess thereof. On the prepayment date, the Borrowers shall pay interest on the amount prepaid, accrued to the prepayment date. Any notice of prepayment given by the Borrowers' Representative hereunder shall be irrevocable, and the amount to be prepaid (including accrued interest and any amount payable pursuant to SECTION 5.12) shall be due and payable on the date designated in the notice.

Each prepayment of the Term Loan pursuant to this SECTION 5.10(G) shall be applied to the outstanding principal amount of the Term Loan ratably as to the remaining installments thereof.

         (h)      Mandatory Prepayments.

                  (i) Disposition Proceeds; Debt Issues. The Borrowers shall prepay the Loans from time to time as follows:

                           (A) Asset Dispositions. Upon receipt by the Borrowers or any Subsidiary of the Net Proceeds of any Asset Dispositions in excess of $500,000 in the aggregate in any Fiscal Year the Borrowers shall apply such Net Proceeds to prepay the Loans as provided in SECTION 5.10(i).

                           (B) Debt Offerings. In the event that at any time after the Effective Date, a Borrower or any U.S. Subsidiary issues Debt securities (other than Senior Notes) in a public offering or private placement pursuant to Rule 144A of the SEC or otherwise pursuant to a private placement of notes (in each case other than Debt incurred pursuant to a Qualifying Refinancing), then no later than the third Business Day following the date of receipt of such proceeds, 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith shall be applied to prepay the Loans as provided in SECTION 5.10(i).

                           (C)      Equity Interests. Except as provided in
                  SECTION 12.4, in the event that any time after the Effective Date, a Loan Party issues Equity Interests or receives any additional capital contribution (other than to or from another Loan Party) in respect of existing Equity Interests, then no later than the third Business Day following the date of receipt of such proceeds, 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs associated therewith, shall be applied as provided in
                  SECTION 5.10(i).

                  (ii) Other Prepayments. The Borrowers shall prepay the Loans (and permanently reduce the Facilities) as provided in SECTION 5.10(i) in an amount equal to any amount (A) that would otherwise be required to be applied to the purchase, redemption, repayment or prepayment of any Debt other than the Loans, including, without being limited to, pursuant to Section 3.7(b) of the Senior Note Indenture or
         (B) as may be necessary after giving effect to any fixed assets dispositions, to maintain the outstanding Term Loan at an amount not greater than the formula set forth in the definition "Term Loan Facility" (after taking into account the value of any additional Equipment or Real Estate Collateral provided).

         (i)      Application of Prepayments.

                           (A) Net Proceeds of Assets Held for Sale. Any Net Proceeds of dispositions of Assets Held for Sale or any sales or factoring of Accounts contemplated by SECTION 12.7(f) shall be applied to repay outstanding Swingline Loans and then to outstanding Revolving Credit Loans, but without any reduction in Commitments.

                           (B) Net Proceeds of Assets other than Assets Held For Sale. At least 50% of the Net Proceeds of Asset Dispositions other than of Assets Held For Sale shall be applied (1) first to the outstanding principal amount of the Term Loans ratably as to the remaining installments thereof to the extent of such Loans and (2) any balance of such Net Proceeds shall be applied to repay outstanding Swingline Loans and then Revolving Credit Loans, without any reduction in Commitments.

                           (C) Other Amounts. Any prepayment amounts (other than those described in the foregoing SECTIONS 5.10(i)(a) and (b) shall be applied first to the outstanding principal amount of the Term Loans ratably as to the remaining installments thereof to the extent of such Loans. After all Term Loans have been repaid, any such other amounts, and any amounts under SECTION 5.10(h)(i)(c), shall be applied to repay outstanding Swingline Loans and then to outstanding Revolving Credit Loans, but without any reduction in Commitments.

Any payments received which would otherwise result in prepayment of LIBOR Loans prior to the end of the Interest Period applicable thereto may, upon the request of the Borrowers, in the absence of an Event of Default, be deposited to the Cash Collateral Account or any Investment Account, with any excess after prepayment in full of the Loans to be deposited with the Administrative Agent to be held as Cash Collateral for the Secured Obligations and after the Termination Date, to be applied to any of the Secured Obligations in such manner as the Administrative Agent shall determine in its sole discretion. Notwithstanding any provision of this SECTION 5.10(i) to the contrary, any prepayment pursuant to SECTION 5.10(h)(ii) shall result in a permanent reduction in Loans (and Commitments therefor).

         (j)      Certificate. Together with each prepayment pursuant to
SECTION 5.10(h), the Borrowers shall deliver to the Administrative Agent a certificate of a Financial Officer setting forth the amount of such prepayment and certifying that such amount was computed in accordance with the provisions of this Agreement, and having attached thereto the supporting calculations, in reasonable detail.

         Section 5.11 Payments Not at End of Interest Period; Failure to Borrow. If for any reason any payment of principal with respect to any LIBOR Loan is made on any day prior to the last day of the Interest Period applicable to such LIBOR Loan or, after having given a Notice of Borrowing with respect to any LIBOR Revolving Credit Loan or a Notice of Conversion or Continuation with respect to any Loan to be continued as or converted into a LIBOR Loan, such Loan is not made or is not continued as or converted into a LIBOR Loan due to the Borrowers' failure to borrow or to fulfill the applicable conditions set forth in ARTICLE 6, the Borrowers shall pay to each Lender an amount equal to such Lender's costs and expenses incurred as a result of such failure, including in connection with obtaining deposits to fund its Ratable Share of such new (or continued or converted) Loan and redeploying such deposits. The Borrowers shall pay such amount upon presentation by the Administrative Agent of a statement setting forth the amount and the applicable Lender's calculation thereof in reasonable detail, which statement shall be deemed true and correct absent manifest error.

         Section 5.12 Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to the Lenders under this ARTICLE 5 shall be made as though each Lender had actually funded or committed to fund its LIBOR Loans through the purchase of an underlying deposit in an amount equal to the amount of such Ratable share and having a maturity comparable to the relevant Interest Period for such LIBOR Loan; PROVIDED, HOWEVER, each Lender may fund its LIBOR Loans in any manner it deems fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this ARTICLE 5.

         Section 5.13 Duration of Interest Periods; Maximum Number of LIBOR Loans; Minimum Increments; Option to Forgo Notes.

         (a) Subject to the provisions of the definition "Interest Period", the duration of each Interest Period applicable to a LIBOR Loan shall be as specified in the applicable Notice of Borrowing or Notice of Conversion or Continuation. The Borrowers may elect a subsequent Interest Period to be applicable to any LIBOR Loan by giving a Notice of Conversion or Continuation with respect to such Loan in accordance with SECTION 5.4.

         (b) If the Administrative Agent does not receive a notice of election in accordance with SECTION 5.4 with respect to the continuation of a LIBOR Loan within the applicable time limits specified in said SECTION 5.4, or if, when such notice must be given, an Event of Default exists or LIBOR Loans are not available, the Borrowers shall be deemed to have elected to convert such LIBOR Loan in whole into a Base Rate Loan on the last day of the Interest Period therefor.

         (c) Notwithstanding the foregoing, the Borrowers may not select an Interest Period that would end, but for the provisions of the definition "Interest Period," after the Termination Date.

         (d) In no event shall there be more than seven LIBOR Loans outstanding hereunder at any time. For the purpose of this SUBSECTION (d), each LIBOR Loan having a distinct Interest Period shall be deemed to be a separate Loan hereunder.

         (e) Each LIBOR Loan shall be in an amount of $1,000,000 or an integral multiple of $100,000 in excess thereof.

         (f) Any Lender may elect, by notice to the Administrative Agent prior to the Effective Date or as provided in any Assignment and Acceptance Agreement, not to receive Notes evidencing its Loans and to rely exclusively on the provisions of SECTION 5.7, PROVIDED that upon any such Lender's request, and subject to such reasonable notice and other requirements as the Administrative Agent may impose, the Borrowers shall execute and deliver Notes in conformity with the provisions of SECTIONS 2.4 and 4.4.

         Section 5.14      Changed Circumstances.

         (a) If the introduction of or any change in or in the interpretation of (in each case, after the date hereof) any law or regulation makes it unlawful, or any Governmental Authority asserts, after the date hereof, that it is unlawful, for any Lender to perform its obligations hereunder to make LIBOR Loans or to fund or maintain LIBOR Loans hereunder, such Lender shall notify the Administrative Agent of such event and the Administrative Agent shall notify the Borrowers of such event, and the right of the Borrowers to select a LIBOR Loan for any subsequent Interest Period or in connection with any subsequent conversion of any Loan shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and the Borrowers shall forthwith prepay in full all LIBOR Revolving Credit Loans and shall convert each LIBOR Term Loan into a Base Rate Term Loan, and shall pay all interest accrued thereon through the date of such prepayment or conversion, unless the Borrowers, within three Business Days after such notice from the Administrative Agent, request the conversion of all LIBOR Loans then outstanding into Base Rate Loans; PROVIDED, that if the date of such repayment or proposed conversion is not the last day of the Interest Period applicable to any such LIBOR Loan, the Borrowers shall also pay any amount due pursuant to SECTION 5.11.

         (b) If the Administrative Agent shall, at least one Business Day before the date of any requested Loan or the effective date of any conversion or continuation of an existing Loan to be made or continued as or converted into a LIBOR Loan (each such requested Loan and Loan to be converted or continued, a "Pending Loan"), notify the Borrowers that LIBOR will not adequately reflect the cost to the Lenders of making or funding such Pending Loan as a LIBOR Loan or that LIBOR is not determinable from any interest rate reporting service of recognized standing, then the right of the Borrowers to select a LIBOR Loan for such Pending Loan, any subsequent requested Loan or in connection with any subsequent conversion or continuation of any Loan shall be suspended until the Administrative Agent shall notify the Borrowers that the circumstances causing such suspension no longer exist, and each Pending Loan and each such subsequent Loan requested to be made, continued or converted shall be made or continued as or converted into a Base Rate Loan.

         (c) If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the LIBOR Reserve Percentage) in or in the interpretation of, in each case after the date hereof, any law or regulation (except to the extent such introduction, change or interpretation affects taxes measured by net income), or (ii) the compliance with any guideline or request (except to the extent such guideline or request affects taxes measured by net income) from any central bank or other governmental authority (whether or not having the force of law) made after the date hereof, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining LIBOR Loans (other than as separately provided for in SECTION 5.14(d)), then the Borrowers shall from time to time, within 30 days after demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost or convert the Borrowing of which such LIBOR Loan is a part to Base Rate Loans and pay to the Administrative Agent, for the account of such Lender, the amount due pursuant to SECTION 5.11.

         (d) If (i) the adoption of or change in, after the date hereof, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies, or any change, after the date hereof, in the interpretation or application thereof by any governmental authority charged with the interpretation or administration thereof, or (ii) compliance by such Lender with any guideline, request or directive, made or promulgated after the date hereof, of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on a Lender's capital as a consequence of its maintaining its Loans or commitment to make Revolving Credit Loans hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming the full utilization of such Lender's capital immediately before such adoption, change or compliance) or if any change in law, regulation, treaty or official directive or the interpretation or application thereof by any court or by any governmental authority charged with the administration thereof or the compliance with any guideline or request of any central bank or other governmental authority (whether or not having the force of law) subjects a Lender to any tax with respect to payments of principal or interest or any other amounts payable hereunder by the Borrowers or otherwise with respect to the transactions contemplated hereby (except for taxes on the overall net income of such Lender imposed by the United States of America or any political subdivision thereof), in each case by any amount deemed by such Lender to be material, then such Lender shall promptly after its determination of such occurrence notify the Borrowers and the Administrative Agent thereof. The Borrowers agree to pay to the Administrative Agent, for the account of such Lender, as an additional fee from time to time, within 30 days after demand by such Lender, such amount as such Lender certifies to be the amount that will compensate it for such reduction.

         (e) Before giving any notice pursuant to SECTION 5.14(a) or making any demand pursuant to SECTION 5.14(c) or (d), each Lender agrees to use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different lending office if the making of such a designation would avoid the need for such notice or demand, or reduce the amount of such increased cost or reduction in return and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         (f) A certificate of the Lender claiming compensation and accompanying or constituting the "demand" contemplated by SECTION 5.14(c) or
(d) shall be conclusive in the absence of manifest error. Each such certificate shall set forth the nature of the occurrence giving rise to such claim for compensation, the additional amount or amounts to be paid to the Lender hereunder and the method by which such amounts were determined. In determining such amounts, a Lender may use any reasonable averaging and attribution methods.

         (g) In no event shall a Lender claim or the Borrowers be liable to pay any amounts pursuant to SECTION 5.14(c) or (d) attributable to periods more than 90 days prior to the date of the first demand for such amount, delivered in accordance with the provisions hereof.

         Section 5.15      Net Payments.

         (a) No Reduction for Taxes. All payments by the Borrowers hereunder to or for the benefit of any Lender or the Administrative Agent shall be made without setoff, counterclaim or other defense. Except as required by law or as provided in SECTION 5.15(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (excluding any tax imposed on or measured by the net income or profits of such Lender or the Administrative Agent, as the case may be together with all interest, penalties or similar liabilities with respect thereto (collectively, "Covered Taxes"). Except as provided in SECTION 5.15(b), if the Borrowers shall be required by law to deduct or withhold any Covered Taxes from any sum payable hereunder to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings of Covered Taxes (including deductions or withholdings of Covered Taxes applicable to additional sums payable under this
SECTION 5.15(a)) such Lender or the Administrative Agent, as the case may be, receives an amount equal to the sum it would have received had such deductions or withholdings not been made, (B) the Borrowers shall make such deductions or withholdings, and (C) the Borrowers shall pay the full amount so deducted or withheld to the relevant taxing authority or other authority in accordance with Applicable Law. The Borrowers shall furnish to the Administrative Agent within 45 days after the date on which the payment of any Covered Taxes is due certified copies of tax receipts evidencing such payment by the Borrowers. Except as provided in SECTION 5.15(b), the Borrowers agree to indemnify and hold harmless the Lenders and the Administrative Agent and reimburse each of them, as the case may be, for the amount of any Covered Taxes that are levied against or imposed on the Lenders or the Administrative Agent and that are paid by the Lenders or the Administrative Agent, as the case may be.

         (b)      Foreign Lenders.

                  (i) Each Foreign Lender shall deliver to the Administrative Agent and the Borrowers (A) two valid, duly completed copies of IRS Form W-8BEN or Form W-8ECI or applicable successor form, as the case may be, and any other required form, certifying in each case that such Foreign Lender is entitled to receive payments under this Agreement or the Note(s) payable to it without deduction or withholding of any United States federal income taxes or, in the case of a Foreign Lender claiming exemption from withholding under Section 871(b) or 881(c) of the Code, a certificate to such effect and a valid, duly completed IRS Form W-8BEN or applicable successor form, to establish an exemption from United States backup withholding tax. Each such Foreign Lender shall also deliver to the Administrative Agent and the Borrowers such forms, or other manner of required certification, on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of United States federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrowers and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrowers and the Administrative Agent.

                  (ii)     If the forms provided by a Foreign Lender under
         SECTION 5.15(b)(i) at the time such Foreign Lender first becomes a party to this Agreement indicate that such Foreign Lender is subject to a rate of United States withholding tax in excess of zero, then withholding tax at such rate shall be considered excluded from Covered Taxes unless and until such Foreign Lender provides the appropriate forms certifying that a lesser rate of withholding applies, whereupon withholding tax at such lesser rate only shall be excluded from Covered Taxes for period governed by such forms.

                  (iii) For any period with respect to which a Foreign Lender has failed to provide the Borrowers with the appropriate forms described in SECTION 5.15(b)(i), such

         Foreign Lender shall not be entitled to indemnification under SECTION 5.15(a) with respect to Covered Taxes imposed by the United States by reason of such failure.

         (c) Affected Lenders. If the Borrowers are obligated to pay to any Lender any amount under SECTION 5.14 or this SECTION 5.15, the Borrowers may, if no Default or Event of Default then exists, replace such Lender with another lender acceptable to the Administrative Agent, and such Lender hereby agrees to be so replaced subject to the following:

                  (i) The obligations of the Borrowers hereunder to the Lender to be replaced (including such increased or additional costs incurred from the date of notice to the Borrowers of such increase or additional costs through the date such Lender is replaced hereunder) shall be paid in full to such Lender concurrently with such replacement;

                  (ii) The replacement Lender shall be a bank or other financial institution that is not subject to the increased costs which caused the Borrowers' election to replace any Lender hereunder, and each such replacement Lender shall execute and deliver to the Administrative Agent such documentation satisfactory to the Administrative Agent pursuant to which such replacement Lender is to become a party hereto, conforming to the provisions of SECTION 14.1 hereof, with a Commitment equal to that of the Lender being replaced and shall make Revolving Credit Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Revolving Credit Loans of the Lender being replaced;

                  (iii) Upon such execution of such documents referred to in CLAUSE (ii) and repayment of the amounts referred to in CLAUSE (i), the replacement Lender shall be a "Lender" with a Commitment as specified hereinabove and the Lender being replaced shall cease to be a "Lender" hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such replaced Lender;

                  (iv) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Lender under this SECTION 5.15, but at no time shall the Administrative Agent be obligated to initiate any such replacement;

                  (v) Any Lender replaced under this SECTION 5.15 shall be replaced at the Borrowers' sole cost and expense and at no cost or expense to the Administrative Agent or any of the Lenders; and

                  (vi) If the Borrowers propose to replace any Lender pursuant to this SECTION 5.15 because the Lender seeks reimbursement hereunder, then the Borrowers must also replace any other Lender who seeks similar levels of reimbursement (as a percentage of such Lender's Commitment) under such Sections.

                  (vii) Each Lender agrees that to the extent requested by Russell and not inconsistent with such Lender's internal policies, such Lender shall use reasonable efforts and take such actions as are reasonably appropriate if as a result thereof the additional fees or amounts which would otherwise be required to be paid to such Lender pursuant to SECTION 5.14 or 5.15 would be materially reduced, or the illegality or other adverse circumstances which would otherwise require a conversion of such Loans would cease to exist, and in each case, if as determined by such Lender in its discretion, the taking of such actions would not adversely affect such Lender or the Loans or otherwise be disadvantageous to such Lender. To the extent practicable and applicable, each Lender shall allocate such cost increases among its customers in good faith and on an equitable basis.

         Section 5.16      Cash Collateral Account; Investment Accounts.

         (a) Cash Collateral Account. The Borrowers shall establish a Cash Collateral Account in which to deposit Collateral consisting of cash or Cash Equivalents from time to time:

                  (i) representing payments received pursuant to SECTION 2.3(b), 5.11 or 9.1 in excess of then outstanding Revolving Credit Loans or on account of LIBOR Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto,

                  (ii) with respect to Letter of Credit Obligations (x) at the request of the Administrative Agent upon the occurrence of an Event of Default, or (y) for the purposes set forth in SECTION 5.8 in the event of termination of this Agreement, or

                  (iii) for any other purpose appropriate under this Agreement to provide security for the Secured Obligations.

On the last day of the applicable Interest Period as to any amounts deposited to the Cash Collateral Account pursuant to CLAUSE (i) above or if a drawing under a Letter of Credit occurs with respect to any amounts deposited to the Cash Collateral Account pursuant to CLAUSE (ii) above, the Borrowers hereby authorize the Administrative Agent to use the monies deposited in the Cash Collateral Account to make payment to the payee(s) with respect to such Loan or drawing. The Cash Collateral Account shall be in the name of the Administrative Agent and the Administrative Agent shall have sole dominion and control over, and sole access to, the Cash Collateral Account. Neither the Borrowers nor any Person claiming on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Cash Collateral Account. The Borrowers agree that they will not at any time (x) sell or otherwise dispose of any interest in the Cash Collateral Account or any funds held therein or (y) create or permit to exist any Lien upon or with respect to the Cash Collateral Account or any funds held therein, except as provided in or contemplated by this Agreement. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account. Subject to the right of the Administrative Agent to withdraw funds from the Cash Collateral Account as provided herein, the Administrative Agent will, so long as no Event of Default shall have occurred and be continuing, from time to time invest funds on deposit in the Cash Collateral Account, reinvest proceeds of any such investments which may mature or be sold, and invest interest or other income received from any such investments, in each case, in Cash Equivalents, as the Borrowers may direct prior to the occurrence of an Event of Default and as the Administrative Agent may select after the occurrence and during the continuance of any Event of Default. Such proceeds, interest and income which are not so invested or reinvested in Cash Equivalents shall be deposited and held by the Administrative Agent in the Cash Collateral Account. The Administrative Agent makes no representation or warranty as to, and shall not be responsible for, the rate of return, if any, earned on any Cash Collateral. Any earnings on Cash Collateral shall be held as additional Cash Collateral on the terms set forth in this SECTION 5.16.

         (b) Investment Accounts. The Borrowers may from time to time establish one or more Investment Accounts with the Administrative Agent, any Lender or any Affiliate of a Lender, for the purpose of investing solely in cash or Cash Equivalents any Cash Collateral representing payments received pursuant to SECTION 2.3(b), 5.11 or 9.1 in excess of then outstanding Revolving Credit Loans or on account of LIBOR Loans which would otherwise result in repayment of such Loans prior to the end of the Interest Period applicable thereto. The Borrowers hereby acknowledge and agree that each such Investment Account shall constitute Collateral hereunder and shall be maintained with the Administrative Agent, a Lender or an Affiliate of a Lender as security for the Secured Obligations. Notwithstanding the foregoing, until such time as the Administrative Agent shall otherwise instruct the Lender or Affiliate of a Lender maintaining such account, the Borrowers shall be entitled to direct the investment of the funds deposited therein. The Borrowers shall be liable for and shall pay any and all income taxes, transaction expenses, capital gains taxes, and other amounts payable in respect of the maintenance of such accounts or on investment returns therein. The Borrowers agree that they will not at any time (x) sell or otherwise dispose of any interest in any Investment Account or any funds held therein other than by application thereof to any Secured Obligation, or (y) create or permit to exist any Lien upon or with respect to any Investment Account or any funds held therein, except as provided in or contemplated by this Agreement. The Borrowers agree that at any time, and from time to time, at the expense of the Borrowers, the Borrowers will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Administrative Agent or any Lender may request, in order to perfect and protect any security interest in any Investment Account granted or purported to be granted hereby or to enable the Administrative Agent, for its benefit and the benefit of the Lenders, to exercise and enforce its rights and remedies hereunder with respect to such Investment Account.

         Section 5.17 Borrowers' Representative. Each other Borrower hereby irrevocably appoints Russell as its representative, and Russell shall act under this Agreement as the representative of each Borrower for all purposes, including, without being limited to, requesting borrowings and receiving account statements and other notices and communications to the Borrowers (or any of them) from the Administrative Agent or any Lender. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any request for borrowing, disbursement instruction, report, information or any other notice or communication made or given by Russell, whether in its own name, on behalf of any other Borrower or on behalf of "the Borrowers," and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of any other Borrower as to the binding effect on it of any such request, instruction, report, information, notice or communication, nor shall the joint and several character of the Borrowers' liability for the Secured Obligations be affected. The Administrative Agent and each Lender intend to maintain a single Loan Account in the name of "Russell Corporation" hereunder and each Borrower expressly agrees to such arrangement and confirms that such arrangement shall have no effect on the joint and several character of its liability for the Secured Obligations.

         Section 5.18 Joint and Several Liability; No Modification or Release of Obligations.

         (a) Joint and Several Liability. The Secured Obligations shall constitute one joint and several direct and general obligation of all of the Borrowers. Notwithstanding anything to the contrary contained herein, each of the Borrowers shall be jointly and severally, with each other Borrower, directly and unconditionally liable to the Administrative Agent and the Lenders for all Secured Obligations and shall have the obligations of co-maker with respect to the Revolving Credit Loans, the Revolving Credit Notes, the Term Loans, the Term Notes, the Swingline Loans, the Swingline Note and all Secured Obligations, it being agreed that the advances to each Borrower inure to the benefit of all Borrowers, and that the Administrative Agent and the Lenders are relying on the joint and several liability of the Borrowers as co-makers in extending the Loans hereunder. Each Borrower hereby unconditionally and irrevocably agrees that upon default in the payment when due (whether at stated maturity, by acceleration or otherwise) of any principal of, or interest on, any Revolving Credit Loan, Term Loan, Swingline Loan or other Secured Obligation payable to the Administrative Agent or any Lender, it will forthwith pay the same, without notice or demand.

         (b) No Modification or Release of Obligations. No payment or payments made by any of the Borrowers or any other Person or received or collected by the Administrative Agent or any Lender from any of the Borrowers or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, release or otherwise affect the liability of each Borrower under this Agreement, which shall remain liable for the Secured Obligations until the Secured Obligations are paid in full and the Revolving Credit Facility is terminated.

         Section 5.19 Obligations Absolute. Each Borrower agrees that the Secured Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any Lender with respect thereto. All Secured Obligations shall be conclusively presumed to have been created in reliance hereon. The liabilities under this Agreement shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any provisions of any Loan Document or any other agreement or instrument relating thereto;

         (b) any change in the time, manner or place of payments of, or in any other term of, all or any part of the Secured Obligations, or any other amendment or waiver thereof or any consent to departure therefrom, including, but not limited to, any increase in the Secured Obligations resulting from the extension of additional credit to any Borrower or otherwise;

         (c) any taking, exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty for all or any of the Secured Obligations;

         (d) any change, restructuring or termination of the corporate structure or existence of any Borrower; or

         (e) any other circumstance (other than payment) which might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower or otherwise, all as though such payment had not been made.

         Section 5.20 Waiver of Suretyship Defenses. Each Borrower agrees that the joint and several liability of the Borrowers provided for in SECTION
5.19 shall not be impaired or affected by any modification, supplement, extension or amendment or any contract or agreement to which the other Borrowers may hereafter agree (other than an agreement signed by the Administrative Agent and the Lenders specifically releasing such liability), nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or any Lender with respect to any of the Secured Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with anyone else, each Borrower hereby waiving all notice of such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectually as if it had expressly agreed thereto in advance. The liability of each Borrower is direct and unconditional as to all of the Secured Obligations, and may be enforced without requiring the Administrative Agent or any Lender first to resort to any other right, remedy or security. Each Borrower hereby expressly waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Secured Obligations, the Revolving Credit Notes, the Term Notes, the Swingline Note, this Agreement or any other Loan Document (other than as expressly required in this Agreement or by any of the Loan Documents) and any requirement that the Administrative Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Borrower or any other Person or any collateral, including any rights any Borrower may otherwise have under O.C.G.A. ss. 10-7-24.

         Section 5.21 Defaulting Lender's Status. Notwithstanding anything contained herein to the contrary, but in addition to provisions regarding the failure of a Lender to perform its obligations hereunder set forth elsewhere in this Agreement, so long as any Lender shall be in default of its obligation to fund its Ratable Share of any Borrowing or shall have rejected its Commitment or shall have failed to perform its reimbursement obligations in favor of the Administrative Agent as set forth in ARTICLE 5 hereof, then such Lender shall not be entitled to receive any payments of principal of, or interest on, the Loans or its share of any Unused Commitments, Letter of Credit or other fees payable hereunder, and for purposes of voting or consenting to matters with respect to the Loan Documents, such Lender shall be deemed not to be a "Lender" hereunder and such Lender's Commitment shall be deemed to be zero ($0), unless and until the earlier to occur of (a) all other Secured Obligations have been paid in full, (b) such failure to fulfill its obligation to fund is cured and such Lender shall have paid, as and to the extent provided in this Agreement, to the applicable Person, such amount then owing together with interest on the amount that such Lender failed to timely fund or (c) the Secured Obligations under this Agreement shall have been declared or shall have become immediately due and payable and/or the Revolving Credit Facility have been terminated. No Commitment of any Lender shall be increased or otherwise affected by any such failure or rejection by any other Lender. Unless such defaulting Lender cures any such default prior to the making of any payment by the Borrowers of any principal or interest hereunder, any such payment which would, but for this subsection, be paid to such defaulting Lender, shall (to the fullest extent permitted by Applicable Law) be paid to the Lenders who shall not be in default under their respective Commitments and who shall not have rejected any Commitment, for application to the Loans or to provide cash collateral in such manner and order as shall be determined by the Administrative Agent; PROVIDED, HOWEVER, that the Administrative Agent may, but shall not be obligated to, effect a cure of the defaulting Lender's failure to pay money by retaining payments that would otherwise be made to such defaulting Lender hereunder and applying such payments to such defaulting Lender's obligations hereunder, at such time, and in such order as the Administrative Agent may elect in its sole discretion.

                                   ARTICLE 6

                              CONDITIONS PRECEDENT

         Section 6.1 Conditions Precedent to Initial Loans. Notwithstanding any other provision of this Agreement, the respective obligations of the Lenders to make the Initial Loans are subject to the conditions precedent that (a) no action, proceeding, investigation, regulation or legislation, shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or which are related to or arise out of, this Agreement, or the consummation of the transactions contemplated hereby, (b) there shall not have occurred or exists any event or series of events or circumstances which individually or in the aggregate, in the sole judgment of the Administrative Agent or the Arranger, would have a Materially Adverse Effect, and (c) the Administrative Agent shall have received on or before the Effective Date the following, each dated as of such day, in form and substance satisfactory to the Administrative Agent, its special counsel and the Arranger and (except for the Notes) in sufficient copies for each Lender:

                  (1) Agreement. This Agreement, duly executed and delivered by the Borrowers.

                  (2) Notes. The Notes, each dated the Effective Date and duly executed and delivered by the Borrowers.

                  (3) Articles, Bylaws and Resolutions. Certified copies of the articles or certificate of incorporation and by-laws or other constituent documents of each Loan Party as in effect on the Effective Date and all action, including shareholder approval, if necessary, taken by each Loan Party and/or their respective shareholders or other interest holders to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which each is a party and the Borrowings under this Agreement and the execution, delivery and performance of the Senior Note Documents.

                  (4) Incumbency Certificates. Certificates of incumbency and specimen signatures with respect to each of the officers of each Loan Party who is authorized to execute and deliver this Agreement or any other Loan Document on behalf of such Loan Party or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request Borrowings under this Agreement.

                  (5) Good Standing Certificates. A certificate evidencing the good standing of each Loan Party in the jurisdiction of its organization and in each other jurisdiction in which it is qualified to transact business.

                  (6) Control over Deposit Accounts. Such control agreements with respect to Deposit Accounts as shall be required by the Administrative Agent, duly executed by the applicable Borrower and the depositary institution where each such Deposit Account is maintained.

                  (7) Landlord's and Warehouseman's Waivers. Waiver and consent agreements duly executed on behalf of each landlord of real property on which Collateral is located and each warehouseman having possession of Collateral.

                  (8) Mortgages. The Mortgages duly executed and delivered by the applicable Borrower, in proper form for recording in each appropriate jurisdiction.

                  (9) Title Insurance. One or more unconditional commitments for the issuance of mortgagee title insurance policies with all requirements and conditions to the issuance of the final policy deleted or marked satisfied, issued by a title insurance company satisfactory to the Administrative Agent, each in an amount equal to not less than the fair market value of the Real Estate subject to the Mortgage insured thereby, insuring that such Mortgage creates a valid first lien on, and security title to, all Real Estate described therein, with no survey or other exceptions which the Administrative Agent shall not have approved in writing.

                  (10) Real Estate Surveys. Such materials and information concerning the Real Estate subject to a Mortgage as the Administrative Agent may require, including, without limitation, (i) true and accurate surveys satisfactory to the Administrative Agent of all of the Real Estate, certified to the Administrative Agent and showing the location of any special flood hazard areas thereon in compliance with FEMA requirements, (ii) certificates of occupancy covering all of the Real Estate, and (iii) owner's affidavits or indemnities acceptable to the title insurance company as to such matters relating to the Real Estate as the Administrative Agent or title insurance company may request.

                  (11) Environmental Reports. A copy of each report listed on SCHEDULE 6.1(c)(11).

                  (12) Pledge Agreements. Each Pledge Agreement duly executed and delivered by the Borrower party thereto, together with all certificates and stock powers, undated and in blank, constituting Pledged Shares (as defined therein) required to be delivered by the pledgor thereunder to the Administrative Agent in connection with the execution and delivery of the Pledge Agreements.

                  (13) Trademark Agreement. A Trademark Security Agreement duly executed and delivered by each of Russell, Cross Creek Apparel, LLC, DeSoto Mills, Inc. and Russell Asset Management.

                  (14) Patent Agreement. A Patent Security Agreement duly executed and delivered by Russell.

                  (15) Schedule of Inventory/Accounts. A Schedule of Inventory and a Schedule of Accounts, each prepared as of March 31, 2002 or a later date.

                  (16) Evidence of Insurance. Certificates or binders of insurance relating to (i) each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of SECTION 9.8(b) and SECTION 10.5, (ii) each of the policies of insurance required by the Mortgages, together with mortgagee clauses satisfactory to the Administrative Agent and (iii) flood insurance with respect to any improvements to Real Estate located in designated special flood hazard areas.

                  (17) Borrowing Base Certificate. A Borrowing Base Certificate prepared as of March 31, 2002 or a later date duly executed and delivered by the Financial Officer, demonstrating Availability of not less than $65,000,000 after giving effect to the Loans to be made on the Effective Date and any transactions contemplated to occur or before the Effective Date.

                  (18) Notice of Borrowing. An Initial Notice of Borrowing from the Borrowers' Representative to the Administrative Agent requesting the Initial Loans and specifying the method of disbursement.

                  (19) Financial Statements. Copies of all the financial statements referred to in SECTION 7.1(n) and meeting the requirements thereof.

                  (20) Officer's Certificate. A certificate of the President of Russell or a Financial Officer, stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, and (b) no Default or Event of Default exists.

                  (21) Release of Liens. Evidence (including any payoff letter requested by the Administrative Agent) satisfactory to the Administrative Agent of the release and termination of (or agreement to release and terminate) all Liens other than Permitted Liens and Liens permitted by SECTION 12.9(ii).

                  (22) Legal Opinion. A signed opinion of Alston & Bird, counsel for the Borrowers, and such local counsel as the Administrative Agent shall deem necessary or desirable, opining as to such matters in connection with the transactions contemplated by this Agreement as any Lender or its counsel may reasonably request.

                  (23) Appraisals. Written appraisal reports prepared by appraisers satisfactory to the Administrative Agent, reflecting asset values adequate to support the Loans.

                  (24) Licensor Agreement. The Licensor Agreement duly executed and delivered by Haas Outdoors, Inc.

                  (25) Solvency Certificate. The Borrowers shall have delivered to the Administrative Agent a certificate executed by the Financial Officer, in form and substance satisfactory to the Administrative Agent, certifying that after giving effect to the Indebtedness represented by the Loans to be incurred and the transactions contemplated by this Agreement and the Senior Note Indenture, each Borrower and each of its Subsidiaries is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and such Borrower and each of its Subsidiaries is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

                  (26) Aircraft Security Agreement. The Aircraft Chattel Mortgages duly executed and delivered by Russell and recorded in the records of the Federal Aviation Administration (or provision therefor satisfactory to the Administrative Agent having been made).

                  (27) Other Loan Documents. Copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Administrative Agent and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Administrative Agent may reasonably request.

                  (28) Fees. The Borrowers shall have paid all of the fees payable on the Effective Date provided for or referred to herein.

                  (29) Security Interests. The Administrative Agent shall have received satisfactory evidence that the Administrative Agent (for the benefit of Lenders) has a valid and perfected first priority security interest as of such date in all of the Collateral, subject only to Permitted Liens and Liens permitted by SECTION 12.9(ii).

                  (30) Senior Note Transaction. On the Effective Date, the Administrative Agent shall have received a fully executed copy of each of the Senior Note Documents, certified by the Financial Officer as being in the same form as the final drafts thereof furnished to the Administrative Agent and approved by it prior to the Effective Date, together with a written authorization of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Borrowers, stating that the Administrative Agent and the Lenders may rely on certain portions of their legal opinion delivered in connection with the transactions contemplated by the Senior Note Indenture as though it were addressed to them. The Administrative Agent shall also have received evidence satisfactory to it that not less than $250,000,000 original principal amount of Senior Notes have been issued and paid for and that the other transactions contemplated by the Senior Note Documents to be consummated on or prior to the Effective Date have been consummated in accordance with the terms thereof without any waiver of any condition precedent to any party's obligations thereunder or waiver of any material provisions thereof other than such waivers to which the Administrative Agent has consented.

         Section 6.2 All Loans and Letters of Credit. At the time of making of each Loan, including the Initial Loans and all subsequent Loans, and the issuance of each Letter of Credit:

         (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct in all material respects at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof (except to the extent any such representation or warranty is made exclusively with reference to an earlier date or is untrue solely by reason of the occurrence, since the next prior quarterly compliance certificate delivery date, of a change in facts or circumstances which, if reflected accurately in the Schedules, would not constitute a Default or Event of Default;

         (b)      the organizational actions of the Borrowers referred to in
SECTION 6.1(c)(3) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to SECTION 6.1(c)(4) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Agent; and

         (c) no Default or Event of Default shall have occurred and is continuing.

Each request or deemed request for any Borrowing hereunder shall be deemed to be a certification by the Borrowers to the Administrative Agent and the Lenders as to the matters set forth in SECTION 6.2(a) and (b) and the Administrative Agent may, without waiving either condition, consider the conditions specified in SECTIONS 6.2(a) and (b) fulfilled and a representation by the Borrowers to such effect made, if no written notice to the contrary is received by the Administrative Agent prior to the making of the Loan then to be made.

         Section 6.3 Conditions as Covenants. In the event that the Lenders permit this Agreement to become effective and make any Loans on the Effective Date or permit FCC to issue a Letter of Credit Guarantee prior to the satisfaction of all conditions precedent set forth in SECTION 5.1, and such conditions are not waived in writing by the Administrative Agent, the Borrowers shall nevertheless cause such condition or conditions to be satisfied within 30 days after the making of such Loans or the issuance of such Letter of Credit Guarantee.

                                   ARTICLE 7

                  REPRESENTATIONS AND WARRANTIES OF BORROWERS

         Section 7.1 Representations and Warranties. Russell and each other Borrower represent and warrant to the Administrative Agent and to the Lenders as follows:

         (a) Organization; Power; Qualification. Such Borrower and each of its Subsidiaries is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, having the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except to the extent its failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect. The jurisdictions in which each Borrower and each of its Subsidiaries is qualified to do business as a foreign entity are listed on SCHEDULE 7.1(a).

         (b) Capitalization; Shareholder Agreements. The outstanding Equity Interests of such Borrower have been duly and validly issued and are fully paid and nonassessable, and the number and owners of Equity Interests of such Borrower (other than Russell) are set forth on SCHEDULE 7.1(b). The issuance and sale of such Borrower's Equity Interests have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. Except as set forth on SCHEDULE 7.1(b), there are no shareholders agreements, options, subscription agreements or other agreements or understandings to which such Borrower is a party in effect with respect to the Equity Interests of such Borrower, including, without limitation, agreements providing for special voting requirements or arrangements for approval of corporate actions or other matters relating to organizational governance or restrictions on transfer or providing for the issuance of any securities convertible into Equity Interests of such Borrower, any warrants or other rights to acquire any shares or securities convertible into such Equity Interests, or any agreement that obligates such Borrower, either by its terms or at the election of any other Person, to repurchase such Equity Interests under any circumstances. No Person or group (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended, or regulations promulgated thereunder) owns or holds options which if exercised would result of ownership of more than 5% of the issued and outstanding common stock of Russell except as listed on SCHEDULE 7.1(b).

         (c) Subsidiaries. SCHEDULE 7.1(c) correctly sets forth as of the Agreement Date the name of each Subsidiary of each Borrower, its jurisdiction of organization, the name of its immediate parent or parents, and the percentage of its issued and outstanding Equity Interests owned by such Borrower or any other Subsidiary of such Borrower and indicating whether such Subsidiary is a Consolidated Subsidiary. Except as set forth on SCHEDULE 7.1(c),

                  (i) no Subsidiary of such Borrower has issued any securities convertible into Equity Interests of such Subsidiary or any options, warrants or other rights to acquire any Equity Interests or securities convertible into such Equity Interests,

                  (ii) the outstanding Equity Interests of each Subsidiary of such Borrower are owned by such Borrower or a Wholly Owned Subsidiary of such Borrower, or by such Borrower and one or more of its Wholly Owned Subsidiaries, free and clear of all Liens, warrants, options and rights of others of any kind whatsoever, and

                  (iii)    such Borrower has no Subsidiaries.

The outstanding Equity Interests of each Subsidiary of such Borrower has been duly and validly issued and is fully paid and nonassessable by the issuer, and the number and owners of Equity Interests are set forth on SCHEDULE 7.1(c).

         (d) Authorization of Agreement, Notes, Loan Documents and Borrowing. Such Borrower has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement and each of the Loan Documents, to which it is a party, in accordance with their respective terms. This Agreement and each of the Loan Documents, to which it is a party, have been duly executed and delivered by the duly authorized officers of such Borrower and each is, or each when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms.

         (e) Compliance of Agreement, Notes, Loan Documents and Borrowing with Laws, Etc. Except as set forth on SCHEDULE 7.1(e), the execution, delivery and performance of this Agreement and each of the Loan Documents in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

                  (i) require any Governmental Approval or violate any Applicable Law relating to such Borrower or any of its Subsidiaries,

                  (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation, articles of organization, by-laws, operating agreement or any shareholders' agreement or other constituent documents of such Borrower or any of its Subsidiaries,

                  (iii) conflict with, result in a breach of or constitute a default under any material provisions of any indenture, agreement or other instrument to which such Borrower or any of its Subsidiaries is a party or by which such Borrower, any of its Subsidiaries or any of such Borrower's or such Subsidiaries' property may be bound or any material Governmental Approval relating to such Borrower or any of its Subsidiaries, or

                  (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower other than the Security Interest.

         (f) Business. The Borrowers are engaged principally in the business of designing, manufacturing, marketing and distributing athletic and other apparel and sports uniforms.

         (g)      Compliance with Law; Governmental Approvals.

                  (i) Except as set forth in SCHEDULE 7.1(g), each Borrower and each Subsidiary

                           (A) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations, required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of the Borrowers, threatened attack by direct or collateral proceeding, and

                           (B) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to any Borrower, any Subsidiary or their respective properties, except for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which reserves in respect of any Borrower's or Subsidiary's reasonably anticipated liability have been established on the books of such Borrower or such Subsidiary, as applicable.

                  (ii) Without limiting the generality of the above, except as disclosed on a report delivered pursuant to SECTION 6.1(c)(11) or with respect to matters which could not reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect:

                           (A) the operations of each Borrower and each Subsidiary comply in all material respects with all applicable environmental, health and safety requirements of Applicable Law;

                           (B) each Borrower and each Subsidiary has obtained all environmental, health and safety permits necessary for its operation, and all such permits are in good standing and each Borrower and Subsidiary is in compliance in all material respects with all terms and conditions of such permits;

                           (C) neither such Borrower nor any of its Subsidiaries nor any of their respective present or past property or operations are subject to any order from or agreement with any public authority or private party respecting (x) any environmental, health or safety requirements of Applicable Law, (y) any Remedial Action, or
                  (z) any liabilities and costs arising from the Release or threatened Release of a Contaminant into the environment;

                           (D) except as set forth in SCHEDULE 7.1(g), none of the operations of such Borrower or of any of its Subsidiaries is subject to any judicial or administrative proceeding alleging a violation of any environmental, health or safety requirement of Applicable Law;

                           (E) none of the present or past operations of such Borrower or any of its Subsidiaries is the subject of any investigation by any public authority evaluating whether any Remedial Action is needed to respond to a Release or threatened Release of a Contaminant into the environment;

                           (F) neither such Borrower nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent;

                           (G) neither such Borrower nor any of its Subsidiaries has filed any notice under any requirement of Applicable Law reporting a Release of a Contaminant into the environment;

                           (H) except in compliance in all material respects with applicable Environmental Laws, during the course of such Borrower's or any of its Subsidiaries' ownership of or operations on the Real Estate, there has been no (1) generation, treatment, recycling, storage or disposal of hazardous waste, as that term is defined under 40 CFR Part 261 or any state equivalent, (2) use of underground storage tanks or surface impoundments, (3) use of asbestos-containing materials, or (4) use of polychlorinated biphenyls (PCBs) used in hydraulic oils, electrical transformers or other equipment;

                           (I) neither such Borrower nor any of its Subsidiaries has entered into any negotiations or agreements with any Person (including, without limitation, any prior owner of any of the Real Estate or other property of such Borrower or any of its Subsidiaries) relating to any Remedial Action or environment-related claim;

                           (J) neither such Borrower nor any of its Subsidiaries has received any notice or claim to the effect that it is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment;

                           (K) neither such Borrower nor any of its Subsidiaries has any material contingent liability in connection with any Release or threatened Release of any Contaminant into the environment;

                           (L) no Environmental Lien has attached to any of the Real Estate or other property of the Borrowers or of any of the Subsidiaries;

                           (M)      the presence and condition of all
                  asbestos-containing material which is on or part of the Real Estate (excluding any raw materials used in the manufacture of products or products themselves) do not violate in any material respect any currently applicable requirement of Applicable Law; and

                           (N)      no Borrower nor any Subsidiary
                  manufactures, distributes or sells, and has never manufactured, distributed or sold, products which contain asbestos-containing material.

                  (iii) The Borrowers have notified the Lenders and the Administrative Agent of the receipt by any Borrower or Subsidiary of any written notice of a material violation of any Environmental Laws and occupational health and safety laws applicable to a Borrower, any of its Subsidiaries or any of their respective properties.

         (h) Title to Properties. Except as set forth in SCHEDULE 7.1(h), each Borrower and each Subsidiary has valid and legal title to or leasehold interest in all material personal property, Real Estate and other assets used in its business, including, but not limited to, those reflected on the most recent balance sheet of the Borrowers delivered pursuant to SECTION 7.1(n).

         (i) Liens. Except as set forth in SCHEDULE 7.1(i), none of the properties and assets of any Borrower or any Subsidiary is subject to any Lien, except Permitted Liens. Other than the Financing Statements, to the best knowledge of each Borrower (after due investigation) no financing statement under the UCC of any State or other instrument evidencing a Lien which names such Borrower or any Subsidiary of such Borrower as debtor has been filed (and has not been terminated or will not be terminated as a result of the transactions to occur on the Effective Date) in any state or other jurisdiction, and neither any Borrower nor any Subsidiary has authorized the filing of any such financing statement or other instrument or executed any security agreement authorizing any secured party thereunder to file any such financing statement or instrument, except to perfect those Liens listed on
SCHEDULE 7.1(i).

         (j) Debt and Guaranties. SCHEDULE 7.1(j) is a complete and correct listing as of the Agreement Date of all (i) Debt in excess of $250,000 and (ii) Guaranties of each Borrower and each of its Subsidiaries. Each Borrower and its Subsidiaries has performed and is in compliance with all of the terms of such Debt and Guaranties and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time, or both, would constitute such a default or event of default, exists with respect to any such Indebtedness or Guaranty.

         (k) Litigation. Except as set forth on SCHEDULE 7.1(k), as of the Agreement Date there are no actions, suits or proceedings pending (nor, to the knowledge of any Borrower, are there any actions, suits or proceedings threatened, or any reasonable basis therefor) against or in any other way relating to or affecting any Borrower or its Subsidiaries or any Borrower's or any of its Subsidiaries' properties in any court or before any arbitrator of any kind or before or by any governmental body, except actions, suits or proceedings of the character normally incident to the kind of business conducted by such Borrower or any of its Subsidiaries which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect, and there are no strikes or walkouts in progress, pending or to the Borrowers' knowledge contemplated relating to any labor contracts to which any Borrower or its Subsidiaries is a party, relating to any labor contracts being negotiated, or otherwise.

         (l) Tax Returns and Payments. Except as set forth on SCHEDULE 7.1(l), as of the Agreement Date all federal, state and local as well as foreign national, provincial and local and other tax returns of each Borrower and Subsidiary required by Applicable Law to be filed have been duly filed, or extensions have been secured therefor, and all federal, state and local and foreign national, provincial and local and other taxes, assessments and other governmental charges or levies upon the Borrowers and Subsidiaries and such Borrower's and any of its

Subsidiaries' property, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under
SECTION 10.6. The charges, accruals and reserves on the books of Borrowers and Subsidiaries in respect of federal, state and local and foreign national, provincial and local taxes for all Fiscal Years and portions thereof since the organization of each such Borrower are in the judgment of the Borrowers adequate, and the Borrowers know of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

         (m) Burdensome Provisions. No Borrower nor any Subsidiary is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or Applicable Law compliance with the terms of which could reasonably be expected to have a Materially Adverse Effect.

         (n)      Financial Statements.

                  (i) Russell has furnished to the Administrative Agent and the Lenders copies of (A) the unaudited consolidated financial statements of Russell and its Consolidated Subsidiaries for the months of January and February 2002 and (B) the audited consolidated and unaudited consolidating financial statements of Russell and its Consolidated Subsidiaries as of December 29, 2001, which financial statements present fairly in all material respects in accordance with GAAP consistently applied (except, in the case of the interim statements, for the absence of notes and subject to year end audit adjustments), the financial position of the Borrowers as at their respective dates, and the results of operations of the Borrowers for the periods then ended.

                  (ii) Russell has furnished to the Administrative Agent and the Lenders copies of the Projections. The Projections have been prepared by Russell in light of the past operations of the business of Russell and its Consolidated Subsidiaries and represent as of the respective dates thereof the good faith opinion of Russell and its senior management concerning the most probable course of business of Russell and its Consolidated Subsidiaries; PROVIDED, HOWEVER, such projections are subject to risks and uncertainties which could cause the Borrowers' actual results, performance and achievements to differ materially from those expressed in, or implied by, the Projections.

                  (iii) Except as disclosed or reflected in the financial statements described in CLAUSES (i) and (ii) above or in any notes thereto or otherwise in writing to the Lenders prior to the Agreement Date, neither Russell nor any of its Subsidiaries has or will have, as of the Effective Date, any material liabilities, contingent or otherwise, and there are and will be no material unrealized or anticipated losses of Russell and its Subsidiaries.

         (o) Adverse Change. After giving effect to the transactions contemplated to occur on the Effective Date since December 29, 2001, no event has occurred or failed to occur, as of the Agreement Date, which has had, or may have, singly or in the aggregate, a Materially Adverse Effect.

         (p) ERISA. Except in each case for instances of non-compliance which individually or in the aggregate could not reasonably be expected to have a Materially Adverse Effect,

                  (i) Neither any Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on SCHEDULE 7.1(p);

                  (ii) Except as set forth on SCHEDULE 7.1(p) (assuming any Remediable Defects had been corrected), each Benefit Plan is in substantial compliance with ERISA, the Code and other applicable laws, including but not limited to those provisions thereof relating to reporting and disclosure, and neither any Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA;

                  (iii) No material liability to the PBGC or to a Multiemployer Plan has been, or is expected to be, incurred by any Borrower or any Related Company (exclusive of required premium payments to the PBGC);

                  (iv) Except as set forth on SCHEDULE 7.1(p) (assuming any Remediable Defects had been corrected), each Benefit Plan intended to qualify under Section 401(a) of the Code so qualifies and any related trust is exempt from federal income tax under Section 501(a) of the Code;

                  (v) A favorable determination letter from the IRS (if required) has been issued or applied for with respect to each such plan and trust and nothing that is not a Remediable Defect has occurred since the date of such determination letter that would adversely affect such qualification or tax-exempt status;

                  (vi) No Benefit Plan subject to the minimum funding standards of the Code has failed to meet such standards;

                  (vii) Neither any Borrower nor any Related Company has transferred any pension plan liability in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA;

                  (viii) Except as set forth on SCHEDULE 7.1(p), neither any Borrower nor any Related Company has any liability, actual or contingent, with respect to any Benefit Plan other than to make payments to the Benefit Plan in accordance with its terms, and there are no pending or overtly threatened or known claims against a Benefit Plan other than claims for benefits filed in the normal course of such Benefit Plan's operations;

                  (ix) Except as set forth on SCHEDULE 7.1(p), no non-exempt prohibited transaction with the meaning of Section 4975 of the Code or Section 406 of ERISA has occurred with respect to a Benefit Plan; and

                  (x) Except as set forth on SCHEDULE 7.1(p) or as required by the provisions of the Consolidated Omnibus Reconciliation Act of 1986, as amended, or similar state mandated-benefit laws, none of the Benefit Plans provides welfare benefits to covered employees or their dependents extending beyond termination of the covered employees' service with Borrower or a Related Company.

         (q) Absence of Defaults. Neither Russell nor any of its Subsidiaries is in default under its articles or certificate of incorporation or by-laws or other constituent document and no event has occurred, which has not been remedied, cured or waived,

                  (i)      which constitutes a Default or an Event of Default,

         or

                  (ii) which constitutes, or which with the passage of time or giving of notice, or both, would constitute, a default or event of default by a Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) or judgment, decree or order to which a Borrower or any of its Subsidiaries is a party or by which a Borrower, any of its Subsidiaries or any of such Borrower's or any of its Subsidiaries' properties may be bound or which would require such Borrower or any of its Subsidiaries to pay any Debt under any such material agreement or judgment, decree or order prior to the scheduled maturity date therefor, except, in the case only of any such agreement, for alleged defaults which are being contested in good faith by appropriate proceedings and with respect to which reserves in respect of any Borrower's or Subsidiary's reasonably anticipated liability have been established on the books of such Borrower or such Subsidiary.

         (r)      Accuracy and Completeness of Information.

                  (i) All written information, reports and other papers and data produced by or on behalf of a Borrower and furnished to the Administrative Agent or any Lender were, at the time the same were so furnished, complete and correct in all material respects, to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No fact is known to any Borrower which has had, or in the future reasonably could be expected to have (so far as such Borrower can foresee), a Materially Adverse Effect, which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in SECTION 7.1(n), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Administrative Agent and the Lenders prior to the Agreement Date.

                  (ii) No Borrower has any actual knowledge that any document furnished or written statement made to the Administrative Agent or any Lender by any Person other than a Borrower (a copy of which has been furnished to Russell) in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contained any incorrect statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

         (s) Solvency. In each case after giving effect to the Debt represented by the Loans outstanding and to be incurred, the transactions contemplated by this Agreement and the Senior Note Indenture, each Borrower and each Subsidiary is solvent, having assets of a fair salable value which exceeds the amount required to pay its debts as they become absolute and matured (including contingent, subordinated, unmatured and unliquidated liabilities), and each Borrower and each Subsidiary is able to and anticipates that it will be able to meet its debts as they mature and has adequate capital to conduct the business in which it is or proposes to be engaged.

         (t)      Accounts.

                  (i)      Status.

                           (A) Each Account reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in CLAUSES (a) through (p) of the definition of Eligible Account, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to the Administrative Agent.

                           (B) No Borrower has knowledge of any fact or circumstance not disclosed to the Administrative Agent in a Borrowing Base Certificate or otherwise in writing which would impair the validity or collectibility of any Eligible Account of $1,000,000 or more or of Eligible Accounts which (regardless of the individual amount thereof) aggregate $2,000,000 or more.

                  (ii) Chief Executive Office. The chief executive offices of the Borrowers and the books and records relating to the Accounts are located at the address or addresses set forth on SCHEDULE 7.1(t); no Borrower has maintained its chief executive office or books and records relating to any Accounts at any other address at any time during the five years immediately preceding the Agreement Date except as disclosed on SCHEDULE 7.1(t).

         (u)      Inventory.

                  (i) Schedule of Inventory. All Inventory included in any Schedule of Inventory or Borrowing Base Certificate delivered to the Administrative Agent pursuant to SECTION 9.11 meets the criteria enumerated in CLAUSES (a) through (h) of the definition of Eligible Inventory, except as disclosed in such Schedule of Inventory or Borrowing Base Certificate or in a timely manner in a subsequent Schedule of Inventory or Borrowing Base Certificate, or as otherwise specifically disclosed in writing to the Administrative Agent.

                  (ii) Condition. All Inventory is in good condition, meets in all material respects the standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale, and is currently either usable or salable in the normal course of the Borrowers' business, except to the extent reserved against in the financial statements referred to in
         SECTION 7.1(n) or delivered pursuant to ARTICLE 11 or as disclosed on a Schedule of Inventory delivered to the Administrative Agent pursuant to SECTION 9.11(b).

                  (iii) Location. All Inventory is located on the premises set forth on SCHEDULE 7.1(u) or is Inventory in transit to one of such locations, except as otherwise disclosed in writing to the Administrative Agent, and no Borrower has, in the last year, located such Inventory at premises other than those set forth on SCHEDULE 7.1(u).

         (v) Equipment. All Equipment is in good order and repair in all material respects, subject to ordinary wear and tear, and is located on the premises set forth on SCHEDULE 7.1(v) and has been so located at all times during the last year.

         (w) Bank Accounts. SCHEDULE 7.1(w) is a complete and correct listing as of the Agreement Date of all lockbox, demand deposit and other bank accounts maintained by the Borrowers and the Subsidiaries, specifying the depositary, type and number of each such account.

         (x) Intellectual Property. SCHEDULE 7.1(x) sets forth a correct and complete list of all of the Intellectual Property. None of the Intellectual Property is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 7.1(x) or as entered into in the sale or distribution of the Borrowers' Inventory in the ordinary course of business. To the best of the Borrowers' knowledge, none of the Intellectual Property infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Intellectual Property. The Intellectual Property described on SCHEDULE 7.1(x) constitutes all of the property of such type necessary to the current and anticipated future conduct of the Borrowers' business.

         (y) Real Property. No Borrower owns any Real Estate or leases (for a term longer than three years) any Real Estate other than that described on SCHEDULE 7.1(y) and other than Real Estate acquired or leased after the Effective Date for which the applicable Borrower has complied with the requirements of SECTION 9.14.

         (z) Corporate and Fictitious Names. Except as otherwise disclosed on SCHEDULE 7.1(z), during the five-year period preceding the Agreement Date, neither such Borrower nor any predecessor thereof has been known as or used any corporate or fictitious name other than the corporate name of such Borrower on the Effective Date.

         (aa) Federal Reserve Regulations. Neither any Borrower nor any Subsidiary is engaged and none will engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans will be used for so purchasing or carrying margin stock or, in any event, for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors. If requested by the Administrative Agent or any Lender, a Borrower will furnish to the Administrative Agent and the Lenders a statement or statements in conformity with the requirements of said Regulation T, U or X to the foregoing effect.

         (bb) Investment Company Act. No Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended).

         (cc) Employee Relations. Each Borrower and each Subsidiary has an adequate work force in place and is not, except as set forth on SCHEDULE 7.1(cc), party to any collective bargaining agreement nor has any labor union been recognized as the representative of such Borrower's or any of its Subsidiaries' employees, and no Borrower knows of any pending, threatened or contemplated strikes, work stoppage or other labor disputes involving such Borrower's or any of its Subsidiaries' employees.

         (dd) Trade Names. All trade names or styles under which any Borrower sells Inventory or Equipment or creates Accounts, or to which instruments in payment of Accounts are made payable, are listed on SCHEDULE 7.1(dd).

         (ee) Senior Notes. Russell has the corporate power and authority to issue the Senior Notes. The issuance and sale of the Senior Notes have been registered or qualified under applicable federal and state securities laws or are exempt therefrom. The Senior Notes are the legal valid and binding obligations of Russell enforceable against Russell in accordance with their terms (including those pertaining to subordination). Russell has delivered to the Administrative Agent a complete and correct copy of all documents evidencing or relating to the Senior Notes including the Senior Note Documents, and each of the representations and warranties made by Russell therein is true and correct in all material respects as of the date of such Documents.

         Section 7.2 Survival of Representations and Warranties, Etc. All representations and warranties set forth in this ARTICLE 7 and all statements contained in any certificate, financial statement, or other instrument, delivered by or on behalf of the Borrowers pursuant to or in connection with this Agreement or any of the Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. Unless limited to a specific date, all representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and in accordance with SECTION 6.2(a), as of the date of each Loan. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                                   ARTICLE 8

                               SECURITY INTEREST

         Section 8.1       Security Interest.

         (a) To secure the payment, observance and performance of the Secured Obligations, each Borrower hereby mortgages, pledges and assigns all of the Collateral to the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders and Affiliates of the Lenders, and grants to the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders and Affiliates of the Lenders, a continuing security interest in, and a continuing Lien upon, all of the Collateral.

         (b) As additional security for all of the Secured Obligations, each Borrower grants to the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders and Affiliates of the Lenders, a security interest in, and assigns to the Administrative Agent, for the benefit of itself as Administrative Agent and the Lenders and Affiliates of the Lenders, all of such Borrower's right, title and interest in and to, any deposits or other sums at any time credited by or due from each Lender and each Affiliate of a Lender to such Borrower, or credited by or due from any participant of any Lender to the Borrower, with the same rights therein as if the deposits or other sums were credited by or due from such Lender. Each Borrower hereby authorizes each Lender and each Affiliate of such Lender and each participant to pay or deliver to the Administrative Agent, for the account of the Lenders, without any necessity on the Administrative Agent's or any Lender's part to resort to other security or sources of reimbursement for the Secured Obligations or the requirement of any further consent or direction by any Borrower, at any time during the continuation of any Event of Default of the aforesaid deposits (general or special, time or demand, provisional or final) or other sums for application to any Secured Obligation, irrespective of whether any demand has been made or whether such Secured Obligation is mature, and the rights given the Administrative Agent, the Lenders, their Affiliates and participants hereunder are intended to constitute control in respect of such deposits and are cumulative with such Person's other rights and remedies, including other rights of set-off. The Administrative Agent will promptly notify a Borrower of its receipt of any such funds for application to the Secured Obligations, but failure to do so will not affect the validity or enforceability thereof. The Administrative Agent may give notice of the above grant of a security interest in and assignment of the aforesaid deposits and other sums, and authorization, to, and make any suitable arrangements with, any Lender, any such Affiliate of any Lender or participant for effectuation thereof upon the occurrence and during the continuance of an Event of Default, and each Borrower hereby irrevocably appoints the Administrative Agent as its attorney to collect any and all such deposits or other sums to the extent any such payment is not made to the Administrative Agent or any Lender by such Lender, Affiliate or participant.

         Section 8.2       Continued Priority of Security Interest.

         (a) The Security Interest granted by each Borrower shall at all times be valid, perfected and enforceable against such Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and neither the Collateral nor the Real Estate shall at any time be subject to any Liens that are prior to the Security Interest or, other than Permitted Liens and Liens permitted by SECTIONS 12.9(ii) AND (iii), on a parity with or junior to the Security Interest.

         (b) Each Borrower shall, at its sole cost and expense, take all action that may be necessary, or that the Administrative Agent may reasonably request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral and the Real Estate in conformity with the requirements of SECTION 8.2(a), or to enable the Administrative Agent and the Lenders to exercise or enforce their rights hereunder (subject to Permitted Liens and Liens permitted by SECTIONS 12.9(ii) AND (iii)), including, but not limited to:

                  (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens,

                  (ii) using all reasonable efforts to obtain, after the Agreement Date, landlords', mortgagees', bailees', warehousemen's or processors' and mechanics' releases, subordinations or waivers.

                  (iii) delivering to the Administrative Agent, for the benefit of the Lenders, endorsed or accompanied by such instruments of assignment as the Administrative Agent may reasonably specify, and stamping or marking, in such manner as the Administrative Agent may reasonably specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral,

                  (iv) delivering to the Administrative Agent, for the benefit of the Lenders, a description of the facts forming the basis for any commercial tort claim of any Loan Party, promptly upon the occurrence thereof, together with such confirmation of the Security Interest therein as the Administrative Agent may reasonably request, and

                  (v) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments in each case in form and substance satisfactory to the Administrative Agent in its reasonable judgment relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other Applicable Law.

         (c) The Administrative Agent is hereby authorized to file one or more financing or continuation statements or amendments thereto in the name of a Borrower for any purpose described in SECTION 8.2(b). The Administrative Agent will endeavor to give the relevant Borrower notice of the filing of any such statements or amendments, which may be given by delivery of a copy of such filing, but shall not be liable for its failure to deliver any such notice or copy.

         (d) Each Borrower shall mark its books and records as directed by the Administrative Agent and as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

         Section 8.3 Releases. If any of the Collateral or Real Estate shall be sold, transferred or otherwise disposed of by any Loan Party in a transaction permitted by the terms of this

Agreement or any Security Document, then the Administrative Agent, at the request and sole expense of the Borrowers, shall execute and deliver to such Loan Party all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby or by the terms of any Security Document. The separate consent or approval of the Lenders to the delivery of such releases shall not be required.

                                   ARTICLE 9

                              COLLATERAL COVENANTS

         Each Borrower covenants and agrees that such Borrower will duly and punctually pay the principal of, and interest on, and all other amounts payable with respect to, the Loans and all other Secured Obligations, and until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided in SECTION 16.11:

         Section 9.1       Collection of Accounts.

         (a) The Borrowers will and will cause each other Loan Party to cause all monies, checks, notes, drafts and other payments relating to or constituting proceeds of trade accounts receivable, other Accounts and other Collateral to be deposited in a Controlled Account in accordance with the procedures set out in the corresponding Control Agreement. In particular, each Borrower will and will cause each other Loan Party to advise each Account Debtor that makes payment to such Borrower or other Loan Party by wire transfer, ACH Transfer or similar means to make payment directly to a Controlled Account.

         (b) Without limiting the ability of the Administrative Agent and the Lenders to exercise other rights and remedies hereunder, all of the Loan Parties shall have established with a Clearing Bank, Lockboxes to which monies, checks, notes, drafts and other payments relating to or constituting proceeds of Collateral shall be sent and each Borrower will and will cause each other Loan Party to:

                  (i) advise each Account Debtor on trade accounts receivable that does not make payments directly to a Controlled Account to address all remittances with respect to amounts payable on account thereof to a specified Lockbox, and

                  (ii) stamp all invoices relating to trade accounts receivable with a legend satisfactory to the Administrative Agent indicating that payment is to be made to such Borrower or other Loan Party via a specified Lockbox.

         (c) The Borrowers and the Administrative Agent shall cause all collected balances in each Controlled Account to be transmitted daily by wire transfer, ACH Transfer, depository transfer check or other means in accordance with the procedures set forth in the corresponding Control Agreement or such instructions, to the Administrative Agent in accordance with the instructions set forth in ANNEX E:

                  (i) for application, on account of the Secured Obligations, as provided in SECTIONS 2.3(c), 5.10(f), 5.10(i), 13.2 AND 13.3, such credits to be entered as of the Business Day they are received if they are received prior to 12:00 noon and to be conditioned upon final payment in cash or solvent credits of the items giving rise to them (PROVIDED that a collection fee shall be payable by the Borrowers with respect to any such credit received in other than immediately available funds, equal to one day's interest, at the rate applicable to Base Rate Loans, on such amount), and

                  (ii) with respect to the balance, so long as no Default or Event of Default has occurred and is continuing, for transfer by wire transfer, ACH Transfer or depository transfer check to a Disbursement Account or other account as agreed between the Administrative Agent and the Borrowers.

         (d) Any monies, checks, notes, drafts or other payments referred to in SUBSECTION (a) or (b) of this SECTION 9.1 which, notwithstanding the terms of such subsection, are received by or on behalf of the applicable Borrower will be held in trust for the Administrative Agent and will be delivered to the Administrative Agent or a Clearing Bank as promptly as possible, in the exact form received, together with any necessary endorsements for application by the Administrative Agent directly to the Secured Obligations or, as applicable, for deposit in the Controlled Account maintained with such Clearing Bank and processing in accordance with the terms of the corresponding Control Agreement.

         Section 9.2       Verification and Notification.

         (a) The Administrative Agent shall have the right at any time, with or without notice, (i) in the name of the Administrative Agent, the Lenders or in the name of a Borrower, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise (PROVIDED that the Administrative Agent shall endeavor to give notice of any such action to the Borrowers, but shall not be liable for failure to give any such notice) and (ii) during customary business hours, to review, audit and make extracts from all records and files related to any of the Accounts.

         (b) At any time when an Event of Default exists, the Administrative Agent shall have the right from time to time with or without notice to the Borrowers to notify the Account Debtors or other obligors under any Accounts of the assignment of such Accounts to the Administrative Agent, for the benefit of the Lenders, and to direct such Account Debtor or obligor to make payment of all amounts due or to become due thereunder directly to the Administrative Agent, and, upon such notification and at the expense of the Borrowers, to enforce collection of any such Accounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the relevant Borrower might have done.

         Section 9.3       Disputes, Returns and Adjustments.

         (a) In the event any amounts due and owing under any Account for an amount in excess of $2,000,000 are in dispute between the Account Debtor and a Borrower, such Borrower shall provide the Administrative Agent with prompt written notice thereof.

         (b) Each Borrower shall notify the Administrative Agent promptly of all returns and credits in excess of $2,000,000 in respect of any Account (except Accounts temporarily credited in the ordinary course of business and reissued in a corrected amount), which notice shall specify the Account affected.

         (c) Each Borrower may, in the ordinary course of business unless a Default or an Event of Default has occurred and is continuing, grant any extension of time for payment of any Account or compromise, compound or settle the same for less than the full amount thereof, or release wholly or partly any Person liable for the payment thereof, or allow any credit or discount whatsoever therein; PROVIDED that (i) no such action results in the reduction of more than $2,000,000 in the amount payable with respect to any Account or of more than $5,000,000 with respect to all Accounts in any Fiscal Year (in each case, excluding the allowance of credits or discounts in the ordinary course of the relevant Borrower's business), and (ii) the Administrative Agent is promptly notified of the amount of such adjustments and the Account(s) affected thereby.

         Section 9.4       Invoices.

         (a) No Borrower will use any invoices other than invoices in the names of the Borrowers or names used by the Borrowers and listed on SCHEDULE 7.1(dd) and reflecting payment instructions to a Bank Lockbox without giving the Administrative Agent 30 days prior notice of the intended use of a different form of invoice together with a copy of such different form.

         (b) Upon the request of the Administrative Agent made at any time when a Default or Event of Default exists, each Borrower shall deliver to the Administrative Agent, at the Borrowers' expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, customer address lists, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Accounts and such other documents and information relating to the Accounts as the Administrative Agent shall specify.

         Section 9.5 Delivery of Instruments. In the event any Account is at any time evidenced by a promissory note, trade acceptance or any other instrument for the payment of money, the relevant Borrower will promptly upon request of the Administrative Agent deliver such instrument to the Administrative Agent.

         Section 9.6 Sales of Inventory. All sales of Inventory will be made in compliance in all material respects with all requirements of Applicable Law.

         Section 9.7       Ownership and Defense of Title.

         (a)      Except for Permitted Liens and Liens permitted by
SECTIONS 12.9(ii) AND (iii), a Borrower shall at all times be the sole owner or lessee of each and every item of Collateral and shall not create any lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or to or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers, sales of property that is obsolete, worn out or no longer useful in the Borrowers' businesses, and except for dispositions contemplated pursuant to SECTION 12.7 or that are otherwise expressly permitted under this Agreement. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Administrative Agent or the Lenders to any other sale or other disposition of any Collateral.

         (b) Each Borrower shall defend its title or leasehold interest in and to, and the Security Interest in, the Collateral against the claims and demands of all Persons.

         Section 9.8       Insurance.

         (a) The Borrowers shall at all times maintain insurance on the Inventory and Equipment against loss or damage by fire, theft (excluding theft by employees), burglary, pilferage, loss in transit and such other hazards as a prudent Person similarly situated would maintain coverage against, in amounts not to exceed those obtainable at commercially reasonable rates and under policies issued by insurers acceptable to the Administrative Agent in the exercise of its reasonable judgment. The insurance policies and amounts in effect as of the Agreement Date are acceptable. All premiums on such insurance shall be paid by the Borrowers and copies of the policies delivered to the Administrative Agent at its request. The Borrowers will not use or permit the Inventory or Equipment to be used in any manner which might render inapplicable any insurance coverage.

         (b) All insurance policies required under SECTION 9.8(a) shall name the Administrative Agent, for the benefit of the Lenders, as an additional insured and shall contain loss payable clauses in the form submitted to the Borrowers by the Administrative Agent, or otherwise in form and substance satisfactory to the Administrative Agent, naming the Administrative Agent, for the benefit of the Lenders, as loss payee, as its interests may appear, and providing that

                  (i) all proceeds thereunder shall be payable to the Administrative Agent, for the benefit of the Lenders,

                  (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and

                  (iii) such policy and loss payable clauses may be cancelled, amended or terminated only upon at least 10 days' prior written notice given to the Administrative Agent.

         (c) Any proceeds of insurance referred to in this SECTION 9.8 which are paid to the Administrative Agent, for the account of the Lenders, shall be, at the option of the Required Lenders in their sole discretion, either (i) applied to replace the damaged or destroyed property, or (ii) applied to the payment or prepayment of the Secured Obligations, PROVIDED that if no Default or Event of Default exists, insurance proceeds in respect of any loss having a value, as adjusted, not greater than $10,000,000 (or such greater amount as the Required Lenders may approve) shall be released to the applicable Borrower to be applied to the repair, restoration or replacement of the damaged property, subject to such reasonable conditions or controls as the Administrative Agent may specify.

         Section 9.9       Location of Offices and Collateral.

         (a) No Borrower will change its name, its identity or corporate structure, or its jurisdiction of organization without giving the Administrative Agent 30 days' prior written notice thereof.

         (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by a Borrower at the locations set forth in SCHEDULE 7.1(u), and shall not, without the prior written consent of the Administrative Agent, be removed therefrom except pursuant to sales of Inventory permitted under SECTION 9.7(a).

         (c) If any Inventory is in the possession or control of any of a Borrower's agents or processors, such Borrower shall notify such agents or processors of the Security Interest (and shall promptly provide copies of any such notice to the Administrative Agent and the Lenders) and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of the account of the Lenders, subject to the instructions of the Administrative Agent.

         Section 9.10      Records Relating to Collateral.

         (a)      Each Borrower will at all times

                  (i) keep complete and accurate records of Inventory on a basis consistent with past practices of such Borrower so as to permit comparison of Inventory records relating to different time periods, itemizing and describing the kind, type and quantity of Inventory and the Borrower's cost thereof and a current price list for such Inventory, and

                  (ii)     keep complete and accurate records of all other
         Collateral.

         (b) Each Borrower will prepare a physical listing of all Inventory, wherever located, at least annually.

         Section 9.11 Inspection. The Administrative Agent and each Lender (by any of their officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the control of a Borrower, at any time or times to:

         (a) (i) Visit the properties of any Borrower or Subsidiary, inspect the Collateral and the other assets of each Borrower and its Subsidiaries and inspect and make extracts from the books and records of each Borrower and its Subsidiaries, and (ii) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral, including but not limited to management letters prepared by independent accountants, all during customary business hours at such premises and, so long as no Default or Event of Default has occurred and is continuing, after reasonable efforts to notify the Borrowers' Representative in advance of such visit. The Lenders shall to the extent reasonably practicable coordinate their visits and inspections with those of the Administrative Agent so as to minimize the number of separate visits to Borrowers' premises.

         (b) Discuss each Borrower's and its Subsidiaries' business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are related to the rights of the Administrative Agent or the Lenders hereunder or under any of the Loan Documents, with each Borrower's and its Subsidiaries' principal officers and independent accountants, and with any other Person.

Each Borrower will deliver to the Administrative Agent, for the benefit of the Lenders, any instrument necessary for it to obtain records from any service bureau maintaining records on behalf of such Borrower.

         Section 9.12      Information and Reports.

         (a) Schedule of Accounts. The Borrowers shall deliver to the Administrative Agent on or before the Effective Date and as soon as available but in any event not later than the 20th day of each month thereafter a Schedule of Accounts which

                  (i) shall be as of the last Business Day of the immediately preceding accounting month,

                  (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and

                  (iii) shall set forth a detailed aged trial balance of all its then existing Accounts, specifying the names, addresses and balance due for each Account Debtor obligated on an Account so listed.

         (b) Schedule of Inventory. The Borrowers shall deliver to the Administrative Agent on or before the Effective Date and as soon as available but in any event not later than the 20th day of each month thereafter a Schedule of Inventory which

                  (i) shall be as of the last Business Day of the immediately preceding accounting month,

                  (ii) shall be reconciled to the Borrowing Base Certificate as of such last Business Day, and

                  (iii) shall set forth an itemization and description of the kind, type and quantity of Inventory, the Borrowers' cost thereof and the location thereof.

         (c) Borrowing Base Certificate. The Borrowers shall deliver to the Administrative Agent as soon as available but in any event not later than the 20th day of each calendar month a Borrowing Base Certificate prepared as of the close of the last Business Day of the immediately preceding accounting month (or other specified date).

The Borrowers may, at their option at any time, submit a Borrowing Base Certificate supported by a Schedule of Inventory and a Schedule of Accounts, which shall, for purposes of calculating Availability hereunder, supersede the next preceding Schedule of Accounts, Schedule of Inventory and Borrowing Base Certificate delivered hereunder.

         (d) Notice of Diminution of Value. Each Borrower shall give prompt notice to the Administrative Agent of any matter or event which has resulted in, or may result in, the diminution in excess of $5,000,000 in the value of any of its Collateral, except for any such diminution in the value of any Accounts or Inventory in the ordinary course of business which has been appropriately reserved against, as reflected in financial statements previously delivered to the Administrative Agent and the Lenders pursuant to
ARTICLE 11.

         (e) Additional Information. The Administrative Agent may in its reasonable discretion from time to time request that the Borrowers deliver the schedules and certificates described in SECTIONS 9.12(a), (b), and (c) more or less often and on different schedules and in greater or less detail than specified in such Sections and the Borrowers will comply with such requests. The Borrowers will notify the Administrative Agent promptly, and in any event within five Business Days after any such account is opened, of the existence, location, number and title of any bank account of Borrower or Subsidiary not listed on SCHEDULE 7.1(W). The Borrowers will also furnish to the Administrative Agent and each Lender such other information with respect to the Collateral as the Administrative Agent or any Lender may from time to time reasonably request.

         Section 9.13 Power of Attorney. Each Borrower hereby appoints the Administrative Agent as its attorney in fact, with the power if and when an Event of Default exists, to endorse the name of such Borrower on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Administrative Agent's or any Lender's possession, and if and when an Event of Default exists, to sign the name of such Borrower on any invoice or bill of lading relating to any Account, Inventory or other Collateral, on any drafts against customers related to letters of credit, on schedules and assignments of Accounts furnished to the Administrative Agent or any Lender by the Borrower, on notices of assignment, financing statements and other public records relating to the perfection or priority of the Security Interest, verifications of account and notices to or from customers.

         Section 9.14      Additional Real Estate and Leases.

         (a) Promptly upon a Borrower's acquisition after the Effective Date (including by reason of an Acquisition after the Effective Date of a Person that becomes a Borrower) of any fee interest or leasehold interest (having a duration longer than three years) in any Real Estate having a fair market value in excess of $1,000,000, such Borrower shall deliver to the Administrative Agent, at the Administrative Agent's request, for the benefit of itself as Administrative Agent and the Lenders, an executed Mortgage in form and substance satisfactory to the Administrative Agent, conveying to the Administrative Agent, for the benefit of itself and the Lenders, a first priority Lien on such Real Estate, subject only to Permitted Liens or such other prior Liens as the Administrative Agent shall consent to in writing. If requested by the Administrative Agent, such Borrower shall also deliver to the Administrative Agent at the Borrowers' expense a mortgagee title insurance policy in favor of the Administrative Agent and the Lenders insuring such Mortgage to create and convey such Lien, subject only to such exceptions as are consented to by the Administrative Agent (such consent not be unreasonably withheld) and shall deliver to the Administrative Agent, at the Administrative Agent's request, the other items set forth in SECTION 6.1(c) (8) through (11) with respect to such Real Estate, all in form and substance satisfactory to the Administrative Agent.

         (b)      In addition to the Borrowers' obligations pursuant to
SECTION 8.2, promptly upon a Borrower's entry into any lease of Real Estate (other than a material lease conveying an interest in Real Estate, which shall be subject to the provisions of SUBSECTION (a) above), such

Borrower shall, at the request of the Administrative Agent, collaterally assign to the Administrative Agent, for the benefit of itself and the Lenders, such Borrower's interest in such lease, in form and substance satisfactory to the Administrative Agent in its reasonable judgment.

         Section 9.15 Assignment of Claims Act. Upon the request of the Administrative Agent made at any time when government contracts are material to a Borrower's business, such Borrower shall execute any documents or instruments and shall take such steps or actions reasonably required by the Administrative Agent so that all monies due or to become due under any contract with the United States of America, the District of Columbia or any state, county, municipality or other domestic or foreign governmental entity, or any department, agency or instrumentality thereof, will be assigned to the Administrative Agent, for the benefit of itself and the Lenders, and notice given thereof in accordance with the requirements of the Assignment of Claims Act of 1940, as amended, or any other laws, rules or regulations relating to the assignment of any such contract and monies due to or to become due.

                                  ARTICLE 10

                             AFFIRMATIVE COVENANTS

         Each Borrower covenants and agrees that the Borrowers will jointly and severally, duly and punctually pay the principal of, and interest on, and all other amounts payable with respect to, the Loans and all other Secured Obligations in accordance with the terms of the Loan Documents and that until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner provided for in SECTION 16.11, each Borrower will, and will cause each of its Subsidiaries to:

         Section 10.1 Preservation of Corporate Existence and Similar Matters. Preserve and maintain its corporate or other legal existence, rights, franchises, licenses and privileges in the jurisdiction of its incorporation or organization and qualify and, except to the extent its failure to do so could not reasonably be expected to have a Materially Adverse Effect, remain qualified as a foreign corporation or other entity and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, PROVIDED, that each of Russell Athletic, Inc. and Russell Athletic West, Inc. may be dissolved, liquidated, wound up or merged into Russell or another Loan Party pursuant to the applicable provisions of the laws of such Loan Party's state of incorporation. At the time of such dissolution, liquidation, winding up or merger, all of the assets of such Loan Party will be distributed to Russell or another Loan Party.

         Section 10.2 Compliance with Applicable Law. Comply in all material respects with Applicable Law relating to such Borrower or such Subsidiary, except to the extent being contested in good faith by appropriate proceedings and for which reserves in respect of such Borrower's or such Subsidiary's reasonably anticipated liability have been appropriately established in accordance with GAAP.

         Section 10.3 Maintenance of Property. In addition to, and not in derogation of, the requirements of SECTION 9.7 and of the Security Documents,

         (a) protect and preserve, consistent with the Borrowers' past practices, all properties material to its business, including Copyrights, Patents, and Trademarks, and maintain in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, all tangible properties, and

         (b) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

         Section 10.4 Conduct of Business. At all times carry on its business in an appropriate manner and engage only in the business(es) described in SECTION 7.1(f).

         Section 10.5 Insurance. Maintain, in addition to the coverage required by SECTION 9.8 and the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by Applicable Law, and from time to time deliver to the Administrative Agent or any Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

         Section 10.6 Payment of Taxes and Claims. Pay or discharge when due

         (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, except that real property ad valorem taxes shall be deemed to have been so paid or discharged if the same are paid before they become delinquent, and

         (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of such Borrower;

except that this SECTION 10.6 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which is being contested in good faith by appropriate proceedings and for which reserves in respect of reasonably anticipated liability have been appropriately established in accordance with GAAP.

         Section 10.7 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP.

         Section 10.8      Use of Proceeds.

         (a)      Use the proceeds of

                  (i) the initial Revolving Credit Loan and the Term Loan to repay Debt as indicated on SCHEDULE 10.8 to the Persons indicated thereon, and

                  (ii) all Swingline Loans and all Revolving Credit Loans made after the Effective Date only for working capital and general business purposes; and

         (b) not use any part of such proceeds to purchase or, to carry or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System) or, in any event, for any purpose which would involve a violation of such Regulation U or of Regulation T or X of such Board of Governors, or for any purpose prohibited by law or by the terms and conditions of this Agreement.

         Section 10.9      Hazardous Waste and Substances; Environmental
Requirements.

         (a)      In addition to, and not in derogation of, the requirements of
SECTION 10.2 and of the Security Documents, comply in all material respects with Environmental Laws and

Applicable Laws relating to occupational health and safety (except for instances of noncompliance that are being contested in good faith by appropriate proceedings if reserves in respect of such Borrower's or such Subsidiary's reasonably anticipated liability therefor have been appropriately established), promptly notify the Administrative Agent of its receipt of any written notice of a violation of any such Environmental Laws or other such Applicable Laws and indemnify and hold the Administrative Agent and the Lenders harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Administrative Agent or any Lender on account of such Borrower's failure to perform its obligations under this SECTION 10.9.

         (b) Whenever a Borrower gives notice to the Administrative Agent pursuant to this SECTION 10.9 or otherwise with respect to a matter that reasonably could be expected to result in material liability to such Borrower or any Subsidiary under any Environmental Law, the Borrowers shall, at the Administrative Agent's request and the Borrowers' expense (i) cause an independent environmental engineer acceptable to the Administrative Agent in its reasonable judgment to conduct an assessment, including tests where necessary, of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Administrative Agent a report setting forth the results of such assessment, a proposed plan, if feasible, to bring such Borrower (or such Subsidiary) into compliance with such Environmental Laws (if such assessment indicates noncompliance) and an estimate of the costs thereof, and (ii) provide to the Administrative Agent a supplemental report of such engineer whenever the scope of the noncompliance, or the response thereto or the estimated costs thereof, shall materially adversely change.

         Section 10.10 Execution of Subsidiary Guaranties; Additional Borrowers. Upon the request of the Administrative Agent or the Required Lenders, cause any domestic (United States) Subsidiary which owns assets having an aggregate value (at the higher of net book value and fair market value) equal to $1,000,000 or more but is not a Borrower and has not entered into a Guaranty and a Guarantor Security Agreement to execute and deliver to the Administrative Agent such joinder agreement with respect to this Agreement (thereby becoming a Borrower) or such a Guaranty and a Guarantor Security Agreement and, in either case, authorizing the filing of appropriate Financing Statements, all in form and substance satisfactory to the Administrative Agent and the Required Lenders in their reasonable judgment.

                                  ARTICLE 11

                                  INFORMATION

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 16.11, the Borrowers will furnish to the Administrative Agent and to each Lender at its offices then designated for notices pursuant to SECTION 16.1, the statements, reports, certificates, and other information provided for in this ARTICLE 11. All written information, reports, statements and other papers and data furnished to the Administrative Agent or any Lender by or at the request of a Borrower, whether pursuant to this ARTICLE 11 or any other provision of this Agreement or of any other Loan Document, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter. Specifically, the Borrowers will so furnish:

         Section 11.1      Financial Statements.

         (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year, copies of the consolidating (which may be by strategic business unit, rather than each individual Subsidiary) and consolidated balance sheets of Russell and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidating and consolidated statements of income, shareholders' equity and cash flows for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, reported on, as to such consolidated statements, without qualification or a going concern statement, by independent certified public accountants of nationally recognized standing selected by Russell; PROVIDED that delivery by Russell of its annual report on Form 10-K filed with the SEC shall satisfy such requirement as to the consolidated financial statements;

         (b) Monthly Financial Statements. As soon as available after the end of each month, but in any event within 30 days after the end of each accounting month (or within 45 days after the end of each accounting month that is the last month in a Fiscal Quarter), copies of the unaudited consolidating and consolidated balance sheets of Russell and its Consolidated Subsidiaries as at the end of such month and the related unaudited consolidating and consolidated statements of income and cash flows for Russell and its Consolidated Subsidiaries for such month, for the Fiscal Quarter then ended (if such month is the last month of a Fiscal Quarter) and for the portion of the Fiscal Year through such month, certified by the Financial Officer as presenting fairly the financial condition and results of operations of Russell and its Consolidated Subsidiaries (subject to normal year-end audit adjustments) for the applicable period(s);

all such financial statements to be complete and correct in all material respects and prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of notes) applied consistently throughout the periods reflected therein; and

         (c) Forecast. As soon as available, but in any event not later than 30 days after the first day of each Fiscal Year beginning after the Effective Date, forecasted income statement and statement of cash flow and beginning and ending balance sheets for Russell and its Consolidated Subsidiaries (on a consolidated and consolidating basis) for such Fiscal Year.

         Section 11.2 Accountants' Certificate. Together with the financial statements referred to in SECTION 11.1(a), a copy of the certificate of such accountants addressed to Russell, stating that in making the examination necessary for the certification of such financial statements, nothing has come to their attention to lead them to believe that any Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature.

         Section 11.3 Officer's Certificate. At the time that the Borrowers furnish the financial statements pursuant to SECTION 11.1(b) for any accounting month that is the last month of a Fiscal Quarter, a certificate of the Financial Officer in the form attached hereto as EXHIBIT G,

         (a) setting forth as at the end of such Fiscal Quarter or Fiscal Year, as the case may be, the calculations required to establish whether or not the Borrowers were in compliance with the requirements of SECTIONS 12.1, 12.2, 12.4, 12.5 and 12.6, as at the end of each respective period and the calculations necessary to determine the Applicable Margin,

         (b) stating that the information on the schedules to this Agreement (other than those that refer specifically to a single date on or prior to the Effective Date) is complete and accurate as of the date of such certificate or, if such is not the case, attaching to such certificate updated schedules in accordance with the provisions of SECTION 11.7, and

         (c) stating that, based on a reasonably diligent examination, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

         Section 11.4      Copies of Other Reports.

         (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to a Borrower or its Board of Directors by its independent public accountants, including, without limitation, any management report.

         (b) As soon as practicable and, in any event, when made available to the holders of the Senior Notes, copies of all financial statements and reports that a Borrower shall send to its shareholders generally and of all registration statements and all regular or periodic reports which a Borrower shall file with the Securities and Exchange Commission or any successor commission.

         (c) From time to time and as soon as reasonably practicable following each request, such forecasts, data, certificates, reports, statements, opinions of counsel, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of any Borrower or Subsidiary as the Administrative Agent may reasonably request and that a Borrower has or (except in the case of legal opinions relating to the perfection or priority of the Security Interest) without unreasonable expense can obtain and without waiver of the attorney-client or other recognized privilege may disclose, PROVIDED that if any requested information is not disclosed to the Lenders in order to avoid waiver or risk of waiver of any such privilege, the Borrowers shall notify the Administrative Agent and the Lenders of such fact. The rights of the Administrative Agent and the Lenders under this
SECTION 11.4 are in addition to and not in derogation of their rights under any other provision of this Agreement or of any other Loan Document.

         (d) If requested by the Administrative Agent or any Lender, the Borrowers will furnish to the Administrative Agent and the Lenders statements in conformity with the requirements of Federal Reserve Form U-1 or G-3 referred to in Regulation U of the Board of Governors of the Federal Reserve System.

         Section 11.5 Notice of Litigation and Other Matters. Prompt notice of:

         (a) the commencement, to the extent a Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating to or affecting the Borrowers, any of their respective Subsidiaries or any of the Borrowers' or any of their respective Subsidiaries' properties, assets or businesses, which could reasonably be expected, singly or in the aggregate, to result in the occurrence of a Default or an Event of Default, or have a Materially Adverse Effect,

         (b) any amendment of the articles of incorporation or by-laws or other constituent documents of a Borrower or any of its Subsidiaries and any change in the executive officers of Russell,

         (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of a Borrower or any of its Subsidiaries which has had or could reasonably be expected to have, singly or in the aggregate, a Materially Adverse Effect,

         (d) the receipt of any notice from or the giving of notice to the trustee under the Senior Note Indenture, together with a copy of such notice, and

         (e) any Default or Event of Default or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default by a Borrower or any of its Subsidiaries under any material agreement (other than this Agreement) to which such Borrower or any of its Subsidiaries is a party or by which such Borrower, any of its Subsidiaries or any of such Borrower's or any of its Subsidiaries' properties may be bound.

         Section 11.6 ERISA. As soon as possible and in any event within 30 days after a Borrower knows, or has reason to know, that:

         (a) any ERISA Event with respect to a Benefit Plan has occurred or will occur, or

         (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans is equal to an amount in excess of $5,000,000, or

         (c) a Borrower or any Subsidiary is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Benefit Plan required by reason of the Borrower's or such Subsidiary's complete or partial withdrawal (as described in Section 4203 or

4205 of ERISA) from such Multiemployer Plan, a certificate of the Financial Officer setting forth the details of such event and the action which is proposed to be taken with respect thereto, together with any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such event.

         Section 11.7 Revisions or Updates to Schedules. As part of the quarterly officer's certificate required pursuant to SECTION 11.3(b), such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s), PROVIDED that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as attached hereto immediately prior to the submission of such revised or updated Schedule(s), or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Required Lenders, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

                                  ARTICLE 12

                               NEGATIVE COVENANTS

         Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been paid in full, unless the Required Lenders shall otherwise consent in the manner set forth in SECTION 16.11, the Borrowers will not directly or indirectly and, in the case of SECTIONS 12.2 through 12.10, will not permit Subsidiaries to:

         Section 12.1      Financial Ratios.

         (a) Minimum Fixed Charge Coverage. Permit the Fixed Charge Coverage Ratio for (i) the period consisting of the first and second Fiscal Quarters of Fiscal Year 2002, to be less than 0.50 to 1; (ii) the period consisting of the first, second and third Fiscal Quarters of Fiscal Year 2002, to be less than 1.0 to 1; (iii) the period of four consecutive Fiscal Quarters ending on or after the last day of Fiscal Year 2002 and before the last day of Fiscal Year 2003, to be less than 1.15 to 1; (iv) the period of four consecutive Fiscal Quarters ending on or after the last day of Fiscal Year 2003 and before the last day of Fiscal Year 2004, to be less than 1.20 to 1; or (v) the period of four consecutive Fiscal Quarters ending on or after the last day of Fiscal Year 2004, to be less than 1.25 to 1.

         (b) Maximum Leverage Ratio. So long as the Term Loan is outstanding, permit the Leverage Ratio at any time during any Fiscal Quarter to be greater than the maximum permitted level as of the last day of the most recent Fiscal Quarter, determined for each period of four consecutive Fiscal Quarters ending (i) before the last day of Fiscal Year 2002 to be greater than
4.00 to 1; (ii) on or after the last day of Fiscal Year 2002 and before the last day of Fiscal Year 2003, to be greater than 3.75 to 1; or (iii) on or after the last day of Fiscal Year 2003 to be greater than 3.50 to 1.

         Section 12.2 Debt. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Debt, except that this SECTION 12.2 shall not apply to:

         (a) Debt of the Loan Parties represented by the Loans and (if issued) the Notes,

         (b) Debt reflected on SCHEDULE 7.1(j) (excluding any such Debt that is to be paid in full on the Effective Date),

         (c) Permitted Purchase Money Debt incurred in an aggregate principal amount not greater than $15,000,000 in any Fiscal Year,

         (d) Debt represented by the Senior Notes and Guarantees thereof by the Loan Parties (other than Russell),

         (e)      Subordinated Debt incurred on commercially reasonable terms,

         (f) Interest Rate Agreements, and foreign exchange contracts entered into in connection with transactions to which Russell or a Subsidiary is party and not for speculative purposes,

         (g) Unsecured Debt of any Loan Party owing to Russell or any Subsidiary, PROVIDED the repayment thereof is subordinated to the prior payment in full of the Secured Obligations and such Debt is evidenced by a promissory note that is delivered to the Administrative Agent, at its request, as Collateral,

         (h)      Permitted Investments,

         (i) Other unsecured Debt incurred on commercially reasonable terms,

         (j) Secured Debt of Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed the Foreign Subsidiary Debt Limit,

         (k) Secured Debt assumed in connection with and existing on the date of any Acquisition permitted by SECTION 12.4 and not created in contemplation thereof, on commercially reasonable terms, in an aggregate principal amount outstanding at any time not to exceed $15,000,000, and

         (l)      Debt incurred pursuant to a Qualifying Refinancing,

in each case of incurrence, to the extent that incurrence of such Debt is also permitted at the time pursuant to the Senior Note Indenture.

         Section 12.3 Guaranties. Become or remain liable with respect to any Guaranty of any obligation of any other Person, except that this
SECTION 12.3 shall not apply to any Loan Party's Guaranty of obligations permitted hereunder of another Loan Party (including Guarantees of the Senior Notes by the Loan Parties (other than Russell)) or to Borrower's or Subsidiary's obligation to indemnify its officers and directors to the fullest extent permitted by the corporation or other Applicable Law of the jurisdiction of such Person's organization.

         Section 12.4 Investments. After the Agreement Date, make any Investment, maintain any Investment, or Acquire any Business Unit, EXCEPT that this SECTION 12.4 shall not apply to:

         (a) (i) Permitted Investments or (ii) Investments as to which each of the following conditions is satisfied:

                           (A) at least 14 days prior to the closing date for a proposed Investment, the Borrowers shall provide to the Administrative Agent and the Lenders notice of such proposed Investment, together with an information package sufficient to permit confirmation that the other conditions set forth in this SECTION 12.4(a)(ii) have been or will be satisfied on the closing date for such proposed Investment;

                           (B) the cash portion of the purchase price for the Investment, when added to the cash portions of the purchase prices of any other Section 12.4 Investments and the cash portions of the purchase prices of any Permitted

                  Acquisitions closed in the same Fiscal Year, does not exceed $50,000,000 and Availability, immediately after giving effect to such Investment, will be not less than $50,000,000;

                           (C) at least 14 days prior to the closing of the proposed Investment, the Borrowers shall have demonstrated, in a manner satisfactory to the Administrative Agent in its reasonable judgment, compliance by Russell and its Consolidated Subsidiaries with the terms and provisions of this Agreement on a pro forma basis after giving effect to the proposed Investment as if it had been closed on the first day of the most recently ended period of 12 consecutive accounting months of Russell; and

                           (D) at the time of and after giving effect to the proposed Investment, no Default or Event of Default shall exist.

         (b) Acquisitions as to which each of the following conditions is satisfied:

                  (i) at least 14 days prior to the closing date for the proposed Acquisition, the Borrowers shall provide to the Administrative Agent and the Lenders notice of such proposed Acquisition together with an information package containing the following documents and confirmation that the other conditions set forth in this SECTION 12.4(b) have been or will be satisfied on the closing date for such proposed Acquisition:

                           (A) the purchase agreement and all other material documents and agreements relating to such proposed Acquisition in substantially final form,

                           (B) all such information as may be necessary to enable the Administrative Agent, for the benefit of the Lenders, to obtain a first priority, perfected security interest (subject only to Permitted Liens) in substantially all of the assets to be acquired from or owned by the Acquisition Target immediately upon consummation of the proposed Acquisition (unless such Acquisition Target will be a Foreign Subsidiary), and

                           (C) copies of lien search results for each jurisdiction in which the Acquisition Target is located, in which the chief executive office of the Acquisition Target is located, or in which the Acquisition Target has assets;

                  (ii) the cash portion of the purchase price for the Acquisition Target, when added to the cash portions of the purchase prices of any other Permitted Acquisitions closed in the same Fiscal Year and the total amount invested in Section 12.4 Investments in such Fiscal Year does not exceed the sum of (A) $50,000,000 plus (B) up to 100% of the net proceeds of any issuance of Equity Interests of Russell after the date hereof, if such issuance was intended by Russell to finance, in part, such purchase price as disclosed in advance by Russell to the Lenders, and Availability, immediately after giving effect to such Acquisition, will be not less than $50,000,000;

                  (iii) the proposed Acquisition is an arm's length transaction whereby a Borrower will (A) own directly or indirectly at least 51% of the Equity Interests in such

         Acquisition Target and will control the governance of such Acquisition Target or (B) acquire a Business Unit;

                  (iv) at the time of the proposed Acquisition, the Acquisition Target shall be engaged in a business which is the same as or related, ancillary or complementary to any of the businesses of the Borrowers that are being conducted on the Agreement Date, and a majority of the board of directors or managers or comparable governing body of the Acquisition Target shall have approved the transaction;

                  (v) at least 14 days prior to the consummation of the proposed Acquisition, the Borrowers shall have demonstrated, in a manner satisfactory to the Administrative Agent in its reasonable judgment, (A) positive trailing 12-month pro forma net income before provision for income taxes, interest expense, depreciation, or amortization of the Acquisition Target ("Target EBITDA") and (B) compliance by Russell and its Consolidated Subsidiaries with the terms and provisions of this Agreement on a pro forma basis after giving effect to Permitted Pro Forma Adjustments for the Acquisition Target;

                  (vi) at least 14 days prior to the consummation of such Acquisition, the Administrative Agent shall have received such appraisals of Accounts and Inventory to be acquired and included in the Borrowing Base as the Administrative Agent in the exercise of its reasonable credit judgment deems material and environmental site assessments, in form and substance satisfactory to the Administrative Agent and the Lenders, with respect to any real property owned by the Acquisition Target or operated by the Acquisition Target;

                  (vii) no Debt shall be incurred or assumed by any Borrower or the Acquisition Target in connection with or as a result of such proposed Acquisition other than in compliance with the provisions of
         SECTION 12.2;

                  (viii) the Administrative Agent shall have received such additional instruments, certificates and other documents, including opinions of counsel, as may be usual or customary in connection with similar acquisitions and as the Administrative Agent may reasonably request;

                  (ix) in the case of an Acquisition of Equity Interests, the Acquisition Target shall be merged with and into a Borrower or the Acquisition Target (other than any Acquisition Target that becomes a Foreign Subsidiary) shall have executed and delivered the Subsidiary Guaranty (or an effective joinder agreement with respect thereto) and a Guarantor Security Agreement unless the Borrowers and the Administrative Agent have agreed that the Acquisition Target is to become an additional Borrower, in which case the Acquisition Target and the other Borrowers shall have duly executed and delivered such acknowledgment or amendment to this Agreement and such additions to or replacements of outstanding Notes as the Administrative Agent may require evidencing the Acquisition Target's joint and several liability for the Secured Obligations as a Borrower under this Agreement;

                  (x) the Administrative Agent, for itself and on behalf of the Lenders, shall have a first priority Lien (subject only to Permitted Liens) on the assets of the Acquisition Target (other than any Acquisition Target that becomes a Foreign Subsidiary) or otherwise acquired in connection with such Acquisition (other than any such Lien as to which the Administrative Agent determines in writing that the benefit thereof is not sufficient to justify the cost of obtaining and perfecting such Lien); and

                  (xi) at the time of and after giving effect to the proposed Acquisition, no Default or Event of Default shall exist.

         Section 12.5 Capital Expenditures. Make or incur any Capital Expenditures (other than Financed Capex) in any Fiscal Year in an amount greater than $50,000,000, PROVIDED that any unused portion of such allowance up to $30,000,000 may be carried over but only to the succeeding Fiscal Year. All Capital Expenditures shall be applied first to reduce the annual $50,000,000 allowance.

         Section 12.6 Restricted Distributions and Payments, Etc. Declare or make any Restricted Distribution or Restricted Payment, except that this
SECTION 12.6 shall not apply to any Permitted Investment or to cash dividends on its capital stock declared and paid by Russell in respect of any Fiscal Year in an amount not to exceed the sum of (a) $5,750,000, and (b) an amount equal to the lesser of (i) 25% of Excess Cash Flow for such Fiscal Year and (ii) $19,250,000, PROVIDED that, after giving effect on a pro forma basis to any such payment, no Default or Event of Default shall exist.

         Section 12.7 Merger, Consolidation and Sale of Assets. Merge or consolidate with any other Person or sell, lease or transfer or otherwise dispose of any material assets to any Person other than (i) sales of Accounts to Russell Financial Services, Inc. or other finance Subsidiary that is a Loan Party, (ii) sales of Inventory in the ordinary course of business, or dispositions as permitted pursuant to SECTION 9.7, except that this SECTION
12.7 shall not apply to (a) the merger of any Loan Party or Subsidiary into a Loan Party, PROVIDED that, Russell shall be the surviving corporation of any merger to which it is a party and a Loan Party shall be the surviving entity of any merger with a Subsidiary that is not a Loan Party, (b) any transfer of assets to a Loan Party, (c) so long as no Event of Default exists at the time, the sale, lease, transfer or other disposition by a Borrower of any Assets Held For Sale, (d) the sale, lease, transfer or other disposition of any Equipment or Real Estate for at least the fair market value thereof at the time of such sale, lease, transfer or other disposition and for consideration at least 75% of which is paid in cash at closing, (e) as to accounts receivable in an aggregate amount not exceeding $10,000,000 in any Fiscal Year, (1) the sale on a non-recourse basis as to all Loan Parties, of any account receivable that is not, immediately prior to such sale, an "Eligible Account" or (2) the sale, transfer or other disposition of any account receivable that is not, immediately prior to such sale, an "Eligible Account," pursuant to a factoring agreement on market terms for "no advance, no ledger debt" arrangements or otherwise on terms and conditions satisfactory to the Administrative Agent, and an agreement between the factor a party to such factoring agreement and the Administrative Agent, in form and substance satisfactory to the Administrative Agent in the exercise of its reasonable credit judgment, providing for, among other things, direct remittance by such factor to an account specified by the Administrative Agent of amounts due from such factor from time to time, subordination of any claim such factor may otherwise have against the applicable Loan

Party arising out of obligations of such Loan Party to other customers of such factor ("ledger debt"), and the agreement of such factor to make no loans or advances to such Loan Party, or (f) transfers of assets in connection with any Investment permitted hereunder.

         Section 12.8 Transactions with Affiliates. Effect any transaction with any Affiliate other than on arms-length terms or otherwise on a basis less favorable to the Borrowers than would be the case if such transaction had been effected with a Person not an Affiliate except for (i) Restricted Distributions, Restricted Payments, Investments and other transactions expressly permitted hereunder, (ii) compensation arrangements with officers, employees and directors approved by the compensation or other appropriate committee of the board of directors of Russell, and (iii) customary directors' fees and indemnity arrangements.

         Section 12.9 Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the Collateral or its other assets, other than (i) Permitted Liens, (ii) Liens affecting exclusively raw materials Inventory with an aggregate value at any time not to exceed $2,000,000 in favor of the suppliers of such Inventory and (iii) Liens securing Debt permitted by SECTION 12.2(k), which Liens affect solely capital or fixed assets (and not Accounts or Inventory or proceeds thereof) of the Business Unit or Person Acquired, existing on the date of the related Acquisition and not created in contemplation thereof.

         Section 12.10     Amendments of Other Agreements. Amend in any way
(a) the Senior Note Indenture (other than to reduce the interest rate or extend the schedule of payments with respect thereto or to make the covenants less onerous or restrictive to the Borrowers (or any Subsidiary)) or (b) any documents governing Subordinated Debt (other than to reduce the interest rate or extend the schedule of payments or to make the covenants less onerous or restrictive to the Borrowers (or any Subsidiary)).

                                  ARTICLE 13

                                    DEFAULT

         Section 13.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

         (a) Default in Payment. The Borrowers shall default in any payment of principal of or interest on any Loan or any Note when and as due (whether at maturity, by reason of acceleration or otherwise).

         (b) Other Payment Default. The Borrowers shall default in the payment, as and when due of any Secured Obligation (other than as provided in CLAUSE (a) above), and such default shall continue for a period of 10 days after written notice thereof has been given to the Borrower by the Administrative Agent.

         (c) Misrepresentation. Any representation or warranty made or deemed to be made by a Borrower under this Agreement or any Loan Document, or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made.

         (d) Default in Performance. The Borrowers shall default in the performance or observance of any term, covenant, condition or agreement to be performed by any Borrower, contained in

                  (i)      ARTICLES 11 or 12, or SECTION 9.7, 9.8, 9.10, 9.11,
         9.12, 10.1 (insofar as it requires the preservation of the existence of the Loan Parties), or 10.8, and the Administrative Agent shall have delivered to the Borrowers written notice of such default, or

                  (ii) this Agreement (other than as specifically provided for otherwise in this SECTION 13.1) and such default shall continue for a period of 15 days after written notice thereof has been given to the Borrower by the Administrative Agent.

         (e) Debt Cross-Default. (i) Failure of a Borrower or any of its Subsidiaries to pay when due or within any applicable grace period any principal of or interest on any Debt (other than the Loans), or (ii) breach or default of a Borrower or any of its Subsidiaries with respect to any Debt (other than the Loans), if the effect of such failure to pay, default or breach is to cause or to permit the holder or holders then to cause any Debt having an individual or an aggregate principal amount in excess of $5,000,000 to become or be declared due prior to its stated maturity, whether or not such failure to pay, default or breach is waived by such holder or holders.

         (f) Other Cross-Defaults. A Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any agreement, contract or lease (other than this Agreement, the other Loan Documents or any such agreement, contract or lease relating to Indebtedness for money borrowed) if the existence of any such defaults, singly or in the aggregate, could reasonably be expected to have a Materially Adverse Effect.

         (g)      Voluntary Bankruptcy Proceeding. Any Loan Party shall

                  (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect),

                  (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts,

                  (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws,

                  (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign,

                  (v) admit in writing its inability to pay its debts as they become due,

                  (vi) make a general assignment for the benefit of creditors, or

                  (vii) take any corporate action for the purpose of authorizing any of the foregoing.

         (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Loan Party in any court of competent jurisdiction seeking

                  (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts,

                  (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of a Loan Party or of all or any substantial part of the assets, domestic or foreign, of a Loan Party,

and such case or proceeding shall continue undismissed or unstayed for a period of 60 consecutive calendar days, or an order granting the relief requested in such case or proceeding against a Loan Party (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

         (i) Loan Documents. Any event of default or "Event of Default" under any other Loan Document shall occur.

         (j) Failure of Agreements. Any Loan Party shall challenge the validity and binding effect of any provision of any Loan Document after delivery thereof hereunder or shall state in writing its intention to make such a challenge, or this Agreement or any Security Document after delivery thereof hereunder, shall for any reason (except to the extent permitted by the terms hereof or thereof) cease to create a valid and perfected first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby in favor of the Administrative Agent.

         (k) Judgment. A final, unappealable judgment or order for the payment of money in an amount that exceeds the uncontested insurance available therefor by $5,000,000 or more shall be entered against a Borrower by any court and such judgment or order shall continue undischarged, unbonded, or unstayed for 30 days.

         (l) Attachment. A warrant or writ of attachment or execution or similar process which exceeds $5,000,000 in value shall be issued against any property of a Borrower and such warrant or process shall continue undischarged or unstayed for 30 days.

         (m)      ERISA. Any ERISA Event (other than as set forth on
SCHEDULE 7.1(p)) shall occur and be continuing that could reasonably be expected to result in liability to Russell or any Related Company of $5,000,000 or more.

         (n) Qualified Audits. The independent certified public accountants retained by the Borrowers shall refuse to deliver an opinion in accordance with SECTION 11.1(a) with respect to the annual financial statements of the Borrowers.

         (o) Change of Control. Russell shall cease to own, beneficially and of record, directly or indirectly, 100% of the outstanding Equity Interests of each of the other Loan Parties, or such ownership shall cease to vest in it voting control of each such Loan Party, or a "Change of Control" under and as defined in the Senior Note Indenture shall occur.

         Section 13.2      Remedies.

         (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in SECTION 13.1(g) or (h), (i) the principal of and the interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) each Facility and the right of the Borrowers to request Borrowings under this Agreement shall immediately terminate.

         (b) Other Remedies. If any Event of Default shall have occurred, and during the continuance of any Event of Default, the Administrative Agent may, and at the direction of the Required Lenders in their sole and absolute discretion shall, do any of the following:

                  (i) declare the principal of and interest on the Loans and any Note at the time outstanding, and all other amounts owed to the Administrative Agent or the Lenders under this Agreement or any of the other Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding;

                  (ii) terminate any Facility and any other right of the Borrowers to request Borrowings hereunder;

                  (iii) subject to the provisions of SECTION 9.2, notify, or request the relevant Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Accounts to make payment to the Administrative Agent, for the benefit of the Lenders, or any agent or designee of the Administrative Agent, at such address as may be specified by the Administrative Agent and if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to a Borrower, such Borrower shall hold all such payments it receives in trust for the Administrative Agent, for the account of the Lenders, without commingling the same with other funds or property of, or held by, such Borrower, and shall deliver the same to the Administrative Agent or any such agent or designee of the Administrative Agent immediately upon receipt by such Borrower in the identical form received, together with any necessary endorsements;

                  (iv) settle or adjust disputes and claims directly with Account Debtors and other obligors on Accounts for amounts and on terms which the Administrative Agent considers advisable and in all such cases only the net amounts received by the Administrative Agent, for the account of the Lenders, in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral and no Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

                  (v) enter upon any premises in which Inventory or Equipment may be located and, without resistance or interference by any Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Administrative Agent shall choose, without being liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Administrative Agent shall act reasonably and in good faith;

                  (vi) require each Borrower to and each Borrower shall, without charge to the Administrative Agent or any Lender, assemble the Inventory and Equipment and maintain or deliver it into the possession of the Administrative Agent or any agent or representative of the Administrative Agent at such place or places as the Administrative Agent may designate and as are reasonably convenient to both the Administrative Agent and the Borrowers;

                  (vii) at the expense of the Borrowers, cause any of the Inventory and Equipment to be placed in a public or field warehouse, and the Administrative Agent shall not be liable to any Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Administrative Agent shall act reasonably and in good faith;

                  (viii) without notice, demand or other process, and without payment of any rent or any other charge, enter any premises of any Borrower and, without breach of the peace, until the Administrative Agent, on behalf of the Lenders, completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of such Borrower's Equipment, for the purpose of
         (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Account, and the Administrative Agent for the benefit of the Lenders is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing (including, without limitation, the right to utilize any logo or other distinctive symbol associated with the Borrowers in connection with any advertising, promotion or marketing undertaken by the Administrative Agent or any Lender, and the rights of such Borrower under all licenses, sublicenses and franchise agreements shall inure to the Administrative Agent for the benefit of the Lenders (PROVIDED, HOWEVER, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby), and PROVIDED FURTHER, that such grant of license, sublicense and other rights in the Intellectual Property is not prohibited by any contractual restrictions other than such as may have been entered into for the purpose of evading this provision;

                  (ix) exercise any and all of its rights under any and all of the Security Documents;

                  (x) apply any Collateral consisting of cash to the payment of the Secured Obligations in any order in which the Administrative Agent, on behalf of the Lenders, may elect or use such cash in connection with the exercise of any of its other rights hereunder or under any of the Security Documents; and

                  (xi) exercise all of the rights and remedies of a secured party under the UCC and under any other Applicable Law, including, without limitation, the right, without notice except as specified below and with or without taking possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Administrative Agent, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to the Borrowers of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

PROVIDED, HOWEVER, that any disposition of Inventory incorporating copyrighted designs, bearing a trademark or otherwise utilizing Intellectual Property licensed by (i) Major League Baseball

Properties, Inc. shall be subject to Section 13.S of Contract ML No. 3918(rv) between Major Baseball League Properties, Inc. and Russell, and (ii) Haas Outdoors, Inc. shall be subject to the Master Copyright License Agreement and the Trademark License Agreement, each dated April 28, 2000, between Haas Outdoors, Inc. and Russell.

         Section 13.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as provided in SECTION 5.10(f).

THE BORROWERS SHALL REMAIN LIABLE JOINTLY AND SEVERALLY AND WILL PAY, ON DEMAND, ANY DEFICIENCY REMAINING IN RESPECT OF THE SECURED OBLIGATIONS, TOGETHER WITH INTEREST THEREON AT A RATE PER ANNUM EQUAL TO THE HIGHEST RATE THEN PAYABLE HEREUNDER ON SUCH SECURED OBLIGATIONS, WHICH INTEREST SHALL CONSTITUTE PART OF THE SECURED OBLIGATIONS.

         Section 13.4 Power of Attorney. In addition to the authorizations granted to the Administrative Agent under SECTION 9.13 or under any other provision of this Agreement or of any other Loan Document, during the continuance of an Event of Default, each Borrower hereby irrevocably designates, makes, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent from time to time) as such Borrower's true and lawful attorney, and agent in fact, and the Administrative Agent, or any agent of the Administrative Agent, may, without notice to any Borrower, and at such time or times as the Administrative Agent or any such agent in its sole discretion may determine, in the name of a Borrower, the Administrative Agent or the Lenders,

         (a)      demand payment of the Accounts,

         (b) enforce payment of the Accounts by legal proceedings or otherwise,

         (c) exercise all of the relevant Borrower's rights and remedies with respect to the collection of Accounts,

         (d) settle, adjust, compromise, extend or renew any or all of the Accounts,

         (e) settle, adjust or compromise any legal proceedings brought to collect the Accounts,

         (f)      discharge and release the Accounts or any of them,

         (g) prepare, file and sign the name of the relevant Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor,

         (h) prepare, file and sign the name of the relevant Borrower on any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with any of the Collateral,

         (i) endorse the name of the relevant Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Accounts, the Inventory or any other Collateral,

         (j) use the stationery of any Borrower and sign the name of the relevant Borrower to verifications of the Accounts and on any notice to the Account Debtors,

         (k)      open the Borrowers' mail,

         (l) notify the post office authorities to change the address for delivery of the Borrowers' mail to an address designated by the Administrative Agent, and

         (m) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts, Inventory or other Collateral to which any Borrower has access.

         Section 13.5      Miscellaneous Provisions Concerning Remedies.

         (a) Rights Cumulative. The rights and remedies of the Administrative Agent and the Lenders under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies the Administrative Agent and the Lenders may be selective and no failure or delay by the Administrative Agent or any Lender in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

         (b) Waiver of Marshalling. Each Borrower hereby waives any right to require any marshalling of assets and any similar right.

         (c) Limitation of Liability. Nothing contained in this ARTICLE 13 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Administrative Agent, any Lender or any agent or designee of the Administrative Agent or any Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action, with respect to any Account or any other Collateral or the monies due or to become due thereunder or in connection therewith, or to take any steps necessary to preserve any rights against prior parties, and the Administrative Agent, the Lenders and their agents or designees shall have no liability to any Borrower for actions taken pursuant to this ARTICLE 13, any other provision of this Agreement or any of the Loan Documents so long as the Administrative Agent or such Lender shall act in good faith and in a commercially reasonable manner.

         (d) Appointment of Receiver. In any action under this ARTICLE 13, the Administrative Agent shall be entitled during the continuance of an Event of Default, to the fullest extent permitted by Applicable Law, to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

         Section 13.6 Trademark License. Each Borrower hereby grants to the Administrative Agent for its benefit as Administrative Agent and for the benefit of the Lenders, the nonexclusive right and license to use the Trademarks described in the Trademark Security Agreement for the purposes (and subject to the restrictions) set forth in SECTION 13.2(b)(viii) and for the purposes of enabling the Administrative Agent to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Administrative Agent's rights and remedies under this Agreement and the other Security Documents to use, sell or otherwise dispose of finished goods Collateral bearing any such Trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to the relevant Borrower or any other Person by the Lenders or the Administrative Agent or any purchaser or purchasers of the Collateral. Each Borrower hereby represents, warrants, covenants and agrees that it presently has, and shall continue to have, the right, without the approval of consent of others, to grant the license set forth in this SECTION 13.6.

                                  ARTICLE 14

                                  ASSIGNMENTS

         Section 14.1      Successors and Assigns; Participations.

         (a) This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Lenders, the Administrative Agent, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers may not assign or transfer any of their rights or obligations under this Agreement without the prior written consent of each Lender.

         (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Loans at the time owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) such Lender shall first obtain the written consent of (x) the Administrative Agent, which consent shall not be unreasonably withheld or delayed and (y) except in the case of an assignment to a Lender or an Affiliate of a Lender, provided no Default or Event of Default has occurred and is continuing, Russell, which consent shall not be unreasonably withheld or delayed, (ii) the amount of the Commitment of the assigning Lender that is subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than $5,000,000 or less than 100% of the assigning Lender's Commitment if (x) such assigning Lender's remaining Commitment is less than $5,000,000 or (y) such assignment is being made at the request of the Borrowers as contemplated herein, PROVIDED that lesser amounts may be assigned to Lenders and their Affiliates, (iii) in the case of a partial assignment, the amount of the Commitment that is retained by the assigning Lender and its Affiliates (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall in no event be less than the $5,000,000, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register an Assignment and Acceptance, together with any Note or Notes subject to such assignment, (v) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state, (vi) the representation contained in SECTION 14.2 hereof shall be true with respect to any such proposed assignee, and (vii) in the event the Eligible Assignee is a new Lender, the assigning Lender shall, on the "Effective Date" as defined in the Assignment and Acceptance, pay to the Administrative Agent solely for its own account an assignment fee in the amount of $3,500. The assignment fee shall be fully earned on the "Effective Date" as defined in such Assignment and Acceptance and shall not be subject to refund or rebate. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date, unless otherwise agreed among all parties to such Assignment and Acceptance, shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder, and (B) the Lender assignor thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

         (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in SECTION 7.1(n) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and
(vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (d) The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitment and Proportionate Share of, and principal amount of the Loans and owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance complies with this SECTION 14.1 and has been completed and is in the form of EXHIBIT D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, (iii) give prompt notice thereof to the Lenders and the Borrowers, and (iv) promptly deliver a copy of such Acceptance and Assignment to the Borrowers. Within five Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes. Each surrendered Note or Notes shall be cancelled and returned to the Borrowers.

         (f) Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment hereunder and the Loans owing to it and the Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; PROVIDED, that such Lender may agree with any participant that such Lender will not, without such participant's consent, agree to or approve any waivers or amendments which would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the commitments of such participant, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal or release Collateral securing the Loans (other than Collateral disposed of pursuant to SECTION 9.7 hereof or otherwise in accordance with the terms of this Agreement or the Security Documents), and (v) any such disposition shall not, without the consent of the Borrowers, require any Borrowers to file a registration statement with the Securities and Exchange Commission to apply to qualify the Loans or the Notes under the blue sky law of any state. The Lender selling a participation to any Person that is not a Lender or an Affiliate of a Lender shall use all reasonable efforts to give notice thereof to the Borrowers PROVIDED that failure to give such notice shall not result in liability to such Lender. Any purchaser of a participation in any Commitment or Loan shall be entitled to compensation pursuant to SECTIONS 5.15(b) and (c) to the same extent as if it were a "Lender" but not in any amount greater than that to which the Lender from which it purchased such participation is entitled. As used in this SECTION 14.1(f), "Affiliates" shall include any trust, partnership, limited liability company or other entity that (x) is organized under the laws of the United States or any state thereof, (y) is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and (z) is organized, managed or sponsored by any Lender.

         (g) Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this SECTION 14.1, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to any Borrower furnished to such Lender by or on behalf of the Borrowers, PROVIDED that, prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender (which in the case of an agreement with only such Lender, the Borrowers shall be recognized as a third party beneficiary thereof) to preserve the confidentiality of any confidential information relating to any Borrower received from such Lender.

         (h) Notwithstanding any provision of the foregoing to the contrary, any Lender may pledge its interest in any Loan or Note to a Federal Reserve Bank.

         Section 14.2 Representation of Lenders. Each Lender hereby represents that it will make each Loan hereunder as a commercial loan for its own account in the ordinary course of its business; PROVIDED, HOWEVER, that subject to SECTION 14.1 hereof, the disposition of the Notes or other evidence of the Secured Obligations held by any Lender shall at all times be within its exclusive control.

                                  ARTICLE 15

                              ADMINISTRATIVE AGENT

         Section 15.1 Appointment of Administrative Agent. Each of the Lenders hereby irrevocably designates and appoints FCC as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or the other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

         Section 15.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

         Section 15.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its trustees, officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable to any Lender (or any Lender's participants) for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any Lender (or any Lender's participants) for any recitals, statements, representations or warranties made by a Borrower or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the existence, value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or any Collateral or Lien or other interest therein or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any Borrower.

         Section 15.4 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with SECTION 14.1. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and shall be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

         Section 15.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) continue making Revolving Credit Loans to the Borrowers on behalf of the Lenders in reliance on the provisions of SECTION 5.9 and take such other action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         Section 15.6 Non-Reliance on Administrative Agent, Other Agents and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, any Syndication Agent, Documentation Agent or Co-Agent nor any of its officers, directors, counsel, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent, any Syndication Agent, Documentation Agent or Co-Agent hereafter taken, including any review of the affairs of any Borrower, shall be deemed to constitute any representation or warranty by the Administrative Agent, any Syndication Agent, Documentation Agent or Co-Agent to any Lender. Each Lender represents to the Administrative Agent any Syndication Agent, Documentation Agent and Co-Agent that it has, independently and without reliance upon the Administrative Agent, any Syndication Agent, Documentation Agent or Co-Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial (and other) condition and creditworthiness of each Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, any Syndication Agent, Documentation Agent or Co-Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial (and other) condition and creditworthiness of each Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or under the other Loan Documents, none of the Administrative Agent, any Syndication Agent, Documentation Agent or Co-Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial (and other) condition or creditworthiness of any Borrower which may come into the possession of the Administrative Agent any Syndication Agent, Documentation Agent or Co-Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         Section 15.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), Ratably, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct or resulting solely from transactions or occurrences that occur at a time after such Lender has assigned all of its interests, rights and obligations under this Agreement pursuant to SECTION 14.1 or, in the case of a Lender to which an assignment is made hereunder pursuant to SECTION 14.1, at a time before such assignment. The agreements in this subsection shall survive the payment of the Notes, the Secured Obligations and all other amounts payable hereunder and the termination of this Agreement.

         Section 15.8 Administrative Agent in Its Individual Capacity. The institution at the time acting as the Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers and their respective Subsidiaries as if it were not the Administrative Agent hereunder. With respect to its Commitment, the Loans made or renewed by it and any Note issued to it and any Letter of Credit issued by it, such institution shall have and may exercise the same rights and powers under this Agreement and the other Loan Documents and shall be subject to the same obligations and liabilities as and to the extent set forth herein and in the other Loan Documents for any other Lender. The terms "Lenders" and "Required Lenders" or any other term shall, unless the context clearly otherwise indicates, include such institution in its individual capacity as a Lender or one of the Required Lenders.

         Section 15.9      Successor Administrative Agent.

         (a) The Administrative Agent may resign as Administrative Agent upon thirty (30) days' notice to the Lenders; PROVIDED, HOWEVER that such resignation shall not take effect until a successor agent has been appointed. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders which successor agent shall be approved by the Borrowers, so long as no Default or Event of Default has occurred and is continuing (which approval shall not be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon its appointment, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. If the Required Lenders have failed to appoint a successor Administrative Agent within 30 days of the resignation notice given by the Administrative Agent as provided above, then the Administrative Agent shall be entitled to appoint a successor agent from among the Lenders. After any Administrative Agent's resignation hereunder as Administrative Agent, it shall continue to be responsible for (in accordance with the terms hereof), and the provisions of SECTION 15.7 shall inure to its benefit as to, any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         (b) It is intended that there shall be no violation of any Applicable Law denying or restricting the right of financial institutions to transact business as agent in any jurisdiction. It is recognized that, in case of litigation under any of the Loan Documents, or in case the Administrative Agent deems that by reason of present or future laws of any jurisdiction the Administrative Agent might be prohibited from or restricted in exercising any of the powers, rights or remedies granted to the Administrative Agent or the Lenders hereunder or under any of the Loan Documents or from holding title to or a Lien upon any Collateral or from taking any other action which may be necessary or desirable hereunder or under any of the Loan Documents, the Administrative Agent may appoint an additional individual or institution as a separate collateral agent or co-collateral agent which is not so prohibited from or restricted in taking any of such actions or exercising any of such powers, rights or remedies. If the Administrative Agent shall appoint an additional individual or institution as a separate collateral agent or co-collateral agent as provided above, each and every remedy, power, right, claim, demand or cause of action intended by any of the Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent with respect thereto shall be exercisable by and vested in such separate collateral agent or co-collateral agent, but only to the extent necessary to enable such separate collateral agent or co-collateral agent to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate collateral agent or co-collateral agent shall run to and be enforceable by either of them. Should any instrument from the Lenders be required by the separate collateral agent or co-collateral agent so appointed by Administrative Agent in order more fully and certainly to vest in and confirm to him or it such rights, powers, duties and obligations, including without limitation indemnification of such collateral agent or co-collateral agent, any and all of such instruments shall, on request, be executed, acknowledged and delivered by the Lenders. In case any separate collateral agent or co-collateral agent, or a successor to either, shall die, become incapable of acting, or resign, all the estates, properties, rights, powers, duties and obligations of such separate collateral agent or co-collateral agent, so far as permitted by Applicable Law, shall vest in and be exercised by the Administrative Agent until the appointment of a new collateral agent or successor to such separate collateral agent or co-collateral agent.

         Section 15.10 Other Agents. For avoidance of doubt, it is expressly acknowledged and agreed by the Administrative Agent and each Lender for the benefit of each of the Syndication Agents, Documentation Agents and Co-Agents that, other than any rights or obligations explicitly reserved to or imposed upon any Syndication Agent, Documentation Agent or Co-Agent hereunder, none of the Syndication Agents, Documentation Agents or Co-Agents, in such capacities, has any rights or obligations hereunder nor shall any of the Syndication Agents, Documentation Agents, or Co-Agents, in such capacities, be responsible or accountable to any other party hereto for any action or failure to act hereunder, other than in connection with such explicitly reserved rights or such obligations (if any) and then only for claims, damages, losses (other than consequential losses) and other liabilities arising out of such Person's own gross negligence or willful misconduct.

                                  ARTICLE 16

                                 MISCELLANEOUS

         Section 16.1      Notices.

         (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone, subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by certified or registered mail, postage pre-paid, or by overnight courier, telex or facsimile transmission and shall be deemed received in the case of personal delivery, when delivered, in the case of mailing, when receipted for, in the case of overnight delivery, on the next Business Day after delivery to the courier, and in the case of telex and facsimile transmission, upon transmittal, PROVIDED that in the case of notices to the Administrative Agent, notice shall be deemed to have been given only when such notice is actually received by the Administrative Agent. A telephonic notice to the Administrative Agent, as understood by the Administrative Agent, will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

         (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing by such first party:

         If to the Borrowers:       c/o Russell Corporation
                                    3330 Cumberland Boulevard
                                    Suite 800
                                    Atlanta, Georgia 30339
                                    Attn:  Treasurer
                                    Facsimile No.:  (678) 742-8514

         with a copy to:            Alston & Bird LLP
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3424
                                    Attn:  Richard W. Grice, Esq.
                                    Facsimile No.:  (404) 881-4777

         If to the                  Fleet Capital Corporation
         Administrative Agent:      300 Galleria Parkway, N.W.
                                    Suite 800
                                    Atlanta, Georgia 30339
                                    Attn:  Loan Administration Manager
                                    Facsimile No.:  (770) 859-2437
         with a copy to:            Hunton & Williams
                                    600 Peachtree Street, N.E., Suite 4100
                                    Atlanta, Georgia 30308
                                    Attn:  Jeffrey Handler, Esq.
                                    Facsimile No.:  (404) 888-4190

         If to a Lender:            At the address of such Lender
                                    set forth on the signature pages hereof or in an Assignment and Acceptance.

         (c) Agent's Office. The Administrative Agent hereby designates its office located at 300 Galleria Parkway, N.W., Suite 800, Atlanta, Georgia 30339, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the office to which payments due are to be made and at which Loans will be disbursed.

         Section 16.2 Expenses. The Borrowers jointly and severally agree to pay or reimburse on demand all costs and expenses (1) incurred by the Administrative Agent or the Arranger in connection with the syndication of the Revolving Credit Facility and the Term Loan Facility, whether prior to or on or after the Effective Date and including reasonable fees and disbursements of counsel, (2) incurred by the Administrative Agent, including, without limitation, the reasonable fees and disbursements of counsel, in connection with:

         (a) the negotiation, preparation, execution, delivery, administration, enforcement and termination of this Agreement and each of the other Loan Documents, whenever the same shall be executed and delivered, including, without limitation

                  (i) reasonable out-of-pocket costs and expenses incurred in connection with the administration and interpretation of this Agreement and the other Loan Documents;

                  (ii) the reasonable costs and expenses of appraisals of the Collateral;

                  (iii) the reasonable costs and expenses of lien and title searches and title insurance;

                  (iv) the reasonable costs and expenses of environmental reports with respect to the Real Estate; and

                  (v) taxes, fees and other charges for recording the Mortgages, filing the Financing Statements and continuations and the costs and expenses of taking other actions to perfect, protect, and continue the Security Interest;

         (b) filing continuations with respect to Financing Statements and the costs and expenses of taking other reasonable actions to perfect, protect, and continue the Security Interest that the Borrowers do not take, after demand by the Administrative Agent;

         (c) the preparation, execution and delivery of any waiver, amendment, supplement or consent by the Administrative Agent and the Lenders relating to this Agreement or any of the Loan Documents;

         (d) sums paid or incurred to pay any amount or take any action required of the Borrowers under the Loan Documents that the Borrowers fail to pay or take;

         (e) costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Administrative Agent ($850 per day as of the Agreement Date) and charges for travel, lodging, and meals for inspections of the Collateral and of the Borrowers' operations and books and records;

         (f) consulting with one or more Persons, including appraisers, accountants and lawyers, concerning the value of any Collateral for the Secured Obligations or related to the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any of the Loan Documents, including any review of factual matters in connection therewith, which expenses shall include the fees and disbursements of such Persons;

         (g) standard costs and expenses of forwarding loan proceeds and collecting checks and other items of payment; and

         (h) costs and expenses of preserving and protecting the Collateral; or

         (i) incurred by the Administrative Agent or any Lender after an Event of Default has occurred and is continuing, in connection with costs and expenses paid or incurred to obtain payment of the Secured Obligations, enforce the Security Interest, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to prosecute or defend any claim in any way arising out of, related to or connected with, this Agreement or any of the Loan Documents, which expenses shall include the reasonable fees and disbursements of counsel and of experts and other consultants retained by the Administrative Agent or any Lender.

The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrowers. Each Borrower hereby authorizes the Administrative Agent and the Lenders to debit such Borrower's Loan Account (by increasing the principal amount of the Revolving Credit Loans) in the amount of any such costs and expenses owed by such Borrower when due.

         Section 16.3 Stamp and Other Taxes. The Borrowers will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Administrative Agent and the Lenders against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder, including, without limitation, the Security Interest.

         Section 16.4 Setoff. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, during the continuance of any Event of Default, each Lender, any participant with such Lender in the Loans and each Affiliate of each Lender are hereby authorized by each Borrower at any time or from time to time, without notice to any Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender or any participant to or for the credit or the account of any Borrower against and on account of the Secured Obligations irrespective or whether or not

         (a) the Administrative Agent or such Lender shall have made any demand under this Agreement or any of the Loan Documents, or

         (b) the Administrative Agent or such Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by
SECTION 13.2 and although such Secured Obligations shall be contingent or unmatured.

         Section 16.5 Litigation. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST A BORROWER, THE ADMINISTRATIVE AGENT OR SUCH LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN A BORROWER AND THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY KIND OR NATURE. EACH BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREES THAT THE FEDERAL COURT OF THE NORTHERN DISTRICT OF GEORGIA OR, AT THE OPTION OF THE ADMINISTRATIVE AGENT OR ANY LENDER, ANY COURT IN WHICH THE ADMINISTRATIVE AGENT OR SUCH LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN ANY BORROWER AND THE ADMINISTRATIVE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH BORROWER AT THE ADDRESS OF SUCH BORROWER SET FORTH IN SECTION
16.1. SHOULD SUCH BORROWER FAIL TO APPEAR OR ANSWER ANY SUMMONS, COMPLAINT, PROCESS OR PAPERS SO SERVED WITHIN THIRTY (30) DAYS AFTER THE MAILING THEREOF, IT SHALL BE DEEMED IN DEFAULT AND AN ORDER AND/OR JUDGMENT MAY BE ENTERED AGAINST IT AS DEMANDED OR PRAYED FOR IN SUCH SUMMONS, COMPLAINT, PROCESS OR PAPERS. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

         Section 16.6 Waiver of Rights. EACH BORROWER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES ALL RIGHTS WHICH THE BORROWER HAS UNDER CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW TO NOTICE AND TO A JUDICIAL HEARING PRIOR TO THE ISSUANCE OF A WRIT OF POSSESSION ENTITLING THE ADMINISTRATIVE AGENT, OR ANY LENDER, OR THE SUCCESSORS AND ASSIGNS OF THE ADMINISTRATIVE AGENT, SUCH CO-AGENT OR SUCH LENDER TO POSSESSION OF THE COLLATERAL UPON EVENT OF DEFAULT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING AND WITHOUT LIMITING ANY OTHER RIGHT WHICH THE ADMINISTRATIVE AGENT, OR THE LENDERS MAY HAVE, EACH BORROWER CONSENTS THAT IF THE ADMINISTRATIVE AGENT, OR ANY LENDER FILES A PETITION FOR AN IMMEDIATE WRIT OF POSSESSION IN COMPLIANCE WITH SECTIONS 44-14-261 AND 44-14-262 OF THE OFFICIAL CODE OF GEORGIA OR UNDER ANY SIMILAR PROVISION OF APPLICABLE LAW, AND THIS WAIVER OR A COPY HEREOF IS ALLEGED IN SUCH PETITION AND ATTACHED THERETO, THE COURT BEFORE WHICH SUCH PETITION IS FILED MAY DISPENSE WITH ALL RIGHTS AND PROCEDURES HEREIN WAIVED AND MAY ISSUE FORTHWITH AN IMMEDIATE WRIT OF POSSESSION IN ACCORDANCE WITH CHAPTER 14 OF TITLE 44 OF THE OFFICIAL CODE OF GEORGIA OR IN ACCORDANCE WITH ANY SIMILAR PROVISION OF APPLICABLE LAW, WITHOUT THE NECESSITY OF AN ACCOMPANYING BOND AS OTHERWISE REQUIRED BY SECTION 44-14-263 OF THE OFFICIAL CODE OF GEORGIA OR BY ANY SIMILAR PROVISION UNDER APPLICABLE LAW. EACH BORROWER HEREBY ACKNOWLEDGES THAT IT HAS READ AND FULLY UNDERSTANDS THE TERMS OF THIS WAIVER AND THE EFFECT HEREOF.

         Section 16.7 Consent to Advertising and Publicity. With the prior written consent of the Borrowers, which consents shall not be unreasonably withheld, the Administrative Agent, on behalf of the Lenders, may issue and disseminate to the public information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrowers, the amount, interest rate, maturity, collateral for and a general description of the credit facilities provided hereunder and of the Borrowers' business.

         Section 16.8 Reversal of Payments. The Administrative Agent and each Lender shall have the continuing and exclusive right to apply, reverse and re-apply any and all payments to any portion of the Secured Obligations in a manner consistent with the terms of this Agreement. To the extent a Borrower makes a payment or payments to the Administrative Agent, for the account of the Lenders, or any Lender receives any payment or proceeds of the Collateral for the Borrowers' benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Administrative Agent or such Lender.

         Section 16.9 Injunctive Relief. Each Borrower recognizes that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to the Administrative Agent and the Lenders; therefore, each Borrower agrees that if any Event of Default shall have occurred and be continuing, the Administrative Agent and the Lenders, if the Administrative Agent or any Lender so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

         Section 16.10 Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrowers to determine whether it is in compliance with any covenant contained herein, shall, unless this Agreement otherwise provides or unless Required Lenders shall otherwise consent in writing, be performed in accordance with GAAP.

         Section 16.11     Amendments.

         (a) Except as set forth in SUBSECTION (b) below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived, and any departure therefrom may be consented to by the Required Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders and, in the case of an amendment (other than an amendment described in SECTION 16.11(d)), by the Borrowers, PROVIDED that no such amendment, unless consented to by (i) the Administrative Agent, shall alter or affect the rights or responsibilities of the Administrative Agent, (ii) each Issuing Bank, shall alter or affect the rights or responsibilities of such Issuing Bank in respect of outstanding Letters of Credit, or (iii) the Swingline Lender, shall alter or affect the rights or responsibilities of the Swingline Lender, and in any such event, the failure to observe, perform or discharge any such term, covenant, agreement or condition (whether such amendment is executed or such waiver or consent is given before or after such failure) shall not be construed as a breach of such term, covenant, agreement or condition or as a Default or an Event of Default. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given. The Administrative Agent and the Lenders may require and charge a fee in connection therewith and consideration of any waiver or amendment in such amount as shall be determined by the Administrative Agent and the Required Lenders in their discretion.

         (b) (1) Without the prior unanimous written consent of the Lenders,

                  (i) no amendment, consent or waiver shall (A) increase the amount or extend the time of the obligation of any Lender to make Loans or increase any existing Facility or extend or create any additional Facility or (B) extend the originally scheduled time or times of payment of the principal of any Loan or (C) alter (other than to accelerate or make more frequent) the time or times of payment of interest on any Loan or of any fees payable for the account of the Lenders or (D) decrease the amount of the principal of any Loan or the rate of interest thereon or (E) decrease the amount of any commitment fee or other fee payable hereunder for the account of the Lenders or
         (F) permit any
         subordination of the principal of or interest on any Loan or (G) permit the amendment of SECTION 5.10(f),

                  (ii) neither any Borrower nor any Guarantor shall be released from its liability for the Secured Obligations (except any Guarantor that is dissolved or liquidated or merged into or consolidated with another Person other than in a manner prohibited hereunder) nor shall the Security Interest in the Collateral be subordinated (other than to Permitted Purchase Money Liens or the interest in Equipment leased by any Loan Party of the lessor thereof),

                  (iii) except to the extent expressly provided in SECTION 5.9, the definition "Borrowing Base" and the defined terms used therein shall not be amended,

                  (iv) none of the provisions of this SECTION 16.11, the definitions "Lenders" or "Required Lenders", or the provisions of
         ARTICLE 13 shall be amended, and

                  (v) neither the Administrative Agent nor any Lender shall consent to any amendment to or waiver of the amortization, deferral or subordination provisions of any instrument or agreement evidencing or relating to obligations of a Borrower that are expressly subordinate to any of the Secured Obligations if such amendment or waiver would be adverse to the Lenders in their capacities as Lenders hereunder; and

                  (2) Without the prior written consent of the Lenders whose Commitment Percentages are equal to 75% or more, no Collateral shall be released or substituted other than as expressly permitted pursuant to SECTIONS 8.3, 9.7 and 12.7;

PROVIDED, HOWEVER, that anything herein to the contrary notwithstanding, the Required Lenders shall have the right to waive any Default or Event of Default and the consequences hereunder of such Default or Event of Default provided only that such Default or Event of Default does not arise under SECTION 13.1(g) or (h) or out of a breach of or failure to perform or observe any term, covenant or condition of this Agreement or any other Loan Document (other than the provisions of ARTICLE 13 of this Agreement) the amendment of which requires the unanimous or "super majority" consent of the Lenders. The Required Lenders shall have the right, with respect to any Default or Event of Default that may be waived by them, to enter into an agreement with the Borrower or the Guarantor providing for the forbearance from the exercise of any remedies provided hereunder or under the other Loan Documents without thereby waiving any such Default or Event of Default.

         (c) The making of Loans hereunder by the Lenders during the existence of a Default or Event of Default shall not be deemed to constitute a waiver of such Default or Event of Default.

         (d) Notwithstanding any provision of this Agreement or the other Loan Documents to the contrary, no consent, written or otherwise, of any Borrower shall be necessary or required in connection with any amendment to ARTICLE 15 or Section 5.10, and any amendment to such provisions may be effected solely by and among the Administrative Agent and the Lenders, PROVIDED that no such amendment shall impose any obligation on the Borrowers.

         Section 16.12 Assignment. All the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or transfer any of its rights under this Agreement.

         Section 16.13     Performance of Borrowers' Duties.

         (a) Each Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

         (b) If a Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Administrative Agent, on behalf of the Lenders, may (but shall not be obligated to) do the same or cause it to be done either in the name of the Administrative Agent or the Lenders or in the name and on behalf of the Borrowers, and each Borrower hereby irrevocably authorizes the Administrative Agent so to act.

         Section 16.14 Indemnification. Each Borrower agrees, jointly and severally, to reimburse the Administrative Agent and the Lenders for all costs and expenses, including reasonable counsel fees and disbursements, incurred, and to indemnify and hold the Administrative Agent and the Lenders harmless from and against all losses suffered by, the Administrative Agent or any Lender in connection with

         (a) the exercise by the Administrative Agent or any Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents,

         (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, and

         (c) the collection or enforcement of the Secured Obligations or any of them,

other than such costs, expenses and liabilities arising out of the indemnified Person's gross negligence or willful misconduct; PROVIDED that the Borrowers shall not be liable for the fees and expenses of more than one separate law firm of counsel (in addition to any local counsel in the jurisdiction in which any identified matter is brought) representing the Administrative Agent or the Lenders who are parties to such proceedings as to any indemnified matter unless such counsel for such indemnified parties determines in good faith that there is a conflict which requires separate representation for one or more of the indemnified parties. The Borrower shall be liable under this Agreement for any settlement made by any indemnified party with the Borrowers' written consent (which consent shall not be unreasonably withheld), and the Borrowers agree to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of the settlement of any claim or action with the consent of the Borrowers.

         Section 16.15 All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Administrative Agent and the Lenders and any Persons designated by the Administrative Agent or the Lenders pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied.

         Section 16.16 Survival. Notwithstanding any termination of this Agreement,

         (a) until all Secured Obligations have been irrevocably paid in full or otherwise satisfied, the Administrative Agent, for the benefit of the Lenders, shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to such Collateral as fully as though this Agreement had not been terminated,

         (b) the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this ARTICLE 16 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before, and

         (c) in connection with the termination of this Agreement and the release and termination of the Security Interests, the Administrative Agent, on behalf of itself as agent and the Lenders, may require such assurances and indemnities as it shall reasonably deem necessary or appropriate to protect the Administrative Agent and the Lenders against loss on account of such release and termination, including, without limitation, with respect to credits previously applied to the Secured Obligations that may subsequently be reversed or revoked.

         Section 16.17 Titles and Captions. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

         Section 16.18 Severability of Provisions. Any provision of this Agreement or any Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 16.19 Governing Law. This Agreement, the Notes and the Security Documents (except to the extent otherwise expressly set forth therein) shall be deemed to have been made in the State of Georgia and the validity, construction, interpretation and enforcement hereof and thereof and the rights of the parties hereto and thereto shall be determined under, governed by and construed in accordance with the internal laws of the State of Georgia, without regard to principles of conflicts of law, except that the waiver contained in the first sentence of SECTION 16.5 shall be construed in accordance with and governed by the internal laws of the jurisdiction in which any such action or proceeding is commenced.

         Section 16.20 Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

         Section 16.21 Reproduction of Documents. This Agreement, each of the Loan Documents and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by the Administrative Agent or any Lender, and
(c) financial statements, certificates and other information previously or hereafter furnished to the Administrative Agent or any Lender, may be reproduced by the Administrative Agent or such Lender by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and such Person may destroy any original document so produced. Each party hereto stipulates that, to the extent permitted by Applicable Law, any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original shall be in existence and whether or not such reproduction was made by the Administrative Agent or such Lender in the regular course of business), and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

         Section 16.22 Term of Agreement. This Agreement shall remain in effect from the Agreement Date through the Termination Date and thereafter until all Secured Obligations shall have been irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

         Section 16.23     Pro-Rata Participation.

         (a) Each Lender agrees that if, as a result of the exercise of a right of setoff, banker's lien or counterclaim or other similar right or the receipt of a secured claim it receives any payment in respect of the Secured Obligations, it shall promptly notify the Administrative Agent thereof (and the Administrative Agent shall promptly notify the other Lenders). If, as a result of such payment, such Lender receives a greater percentage of the Secured Obligations owed to it under this Agreement than the percentage received by any other Lender, such Lender shall purchase a participation (which it shall be deemed to have purchased simultaneously upon the receipt of such payment) in the Secured Obligations then held by such other Lenders so that all such recoveries of principal and interest with respect to all Secured Obligations owed to each Lender shall be pro rata on the basis of its respective amount of the Secured Obligations owed to all Lenders, PROVIDED that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered by or on behalf of any Borrower from such Lender, such purchase shall be rescinded and the purchase price paid for such participation shall be returned to such Lender to the extent of such recovery, but without interest.

         (b) Each Lender which receives such a secured claim shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this SECTION
16.23 to share in the benefits of any recovery on such secured claim.

         (c) Each Borrower expressly consents to the foregoing arrangements and agrees that any holder of a participation in any Secured Obligation so purchased or otherwise acquired of which a Borrower has received notice may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrowers to such holder as fully as if such holder were a holder of such Secured Obligation in the amount of the participation held by such holder.

         Section 16.24 Confidentiality. Neither the Administrative Agent nor any Lender shall, except with the prior written consent of Russell, disclose any Confidential Information to any Person, other than (a) to the Administrative Agent's or such Lender's Affiliates and their officers, directors, employees, agents and advisors that are involved in the administration or monitoring of this Agreement and the credit facilities extended hereunder, (b) to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (c) as required by any law, rule or regulation or judicial process, (d) as requested or required by any state, federal or foreign authority or examiner regulating such Lender and (e) to any rating agency when required by it, PROVIDED that, prior to any such disclosure the Administrative Agent shall make all reasonable efforts to notify Russell and such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to Russell and its Subsidiaries received by it from the Administrative Agent or any Lender. For purposes of this SECTION 16.24, "Confidential Information" means information that any Loan Party furnishes to the Administrative Agent or any Lender in a writing designated as "confidential," but does not include any such information that is or becomes generally available to the public other than as a result of a breach by the Administrative Agent or such Lender of its obligations hereunder or that is or becomes available to the Administrative Agent or such Lender from a source other than the Loan Parties that is not, to the best of the Administrative Agent's or such Lender's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers in several counterparts all as of the day and year first written above.


[Corporate Seal]                             BORROWERS:

Attest:                                      RUSSELL CORPORATION


By:                                          By:
   ----------------------------------           -------------------------------
   Steve R. Forehand                            Robert D. Martin
   Assistant Secretary                          Senior Vice President and
                                                Chief Financial Officer


[Corporate Seal]

Attest:                                      CROSS CREEK HOLDINGS, INC.


By:                                          By:
   ----------------------------------           -------------------------------
   Steve R. Forehand                            Christopher M. Champion
   Secretary                                    Vice President


[Corporate Seal]

Attest:                                      CROSS CREEK APPAREL, LLC


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Steve R. Forehand
   Secretary                                    Vice President


[Corporate Seal]

Attest:                                      JERZEES APPAREL, LLC


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Steve R. Forehand
   Manager                                      Manager

[Corporate Seal]

Attest:                                      MOSSY OAK APPAREL COMPANY


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Steve R. Forehand
   Secretary                                    Vice President


[Corporate Seal]

Attest:                                      RUSSELL FINANCIAL SERVICES, INC.


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Robert D. Martin
   Secretary                                    Vice President


[Corporate Seal]

Attest:                                      DESOTO MILLS, INC.


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Steve R. Forehand
   Secretary                                    Vice President


[Corporate Seal]

Attest:                                      RUSSELL ASSET MANAGEMENT, INC.


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Steve R. Forehand
   Assistant Secretary                          President

[Corporate Seal]

Attest:                                      RUSSELL APPAREL LLC


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Steve R. Forehand
   Manager                                      Manager


[Corporate Seal]

Attest:                                      RINTEL PROPERTIES, INC.


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Floyd G. Hoffman
   Assistant Secretary                          Vice President


[Corporate Seal]

Attest:                                      RUSSELL YARN, LLC


By:                                          By:
   ----------------------------------           -------------------------------
   Christopher M. Champion                      Floyd G. Hoffman
   Secretary                                    Senior Vice President,
                                                Russell Corporation

                                      ADMINISTRATIVE AGENT AND LENDER:

                                      FLEET CAPITAL CORPORATION


                                      By:
                                         --------------------------------------
                                         H. Glenn Little
                                         Senior Vice President

                                      Address:    300 Galleria Parkway, N. W.
                                                  Suite 800
                                                  Atlanta, Georgia  30339
                                         Attn:    H. Glenn Little
                                                  Facsimile No.: (770) 859-2483

                                    ANNEX A

                                  COMMITMENTS


             LENDER                                                COMMITMENT
------------------------------------          -------------------------------------------------
                                              REVOLVING CREDIT                        TERM LOAN
                                              ----------------                        ---------

    Fleet Capital Corporation                   $ 55,384,500.00                     $ 4,615,375.00
       JPMorgan Chase Bank                      $ 27,692,400.00                     $ 2,307,700.00
          SunTrust Bank                         $ 27,692,400.00                     $ 2,307,700.00
The CIT Group/Business Credit, Inc.             $ 27,692,400.00                     $ 2,307,700.00
       Bank of America, N.A.                    $ 23,076,900.00                     $ 1,923,075.00
Wachovia Bank, National Association             $ 23,076,900.00                     $ 1,923,075.00
General Electric Capital Corporation            $ 23,076,900.00                     $ 1,923,075.00
   Foothill Capital Corporation                 $ 18,461,400.00                     $ 1,538,450.00
     GMAC Business Credit, LLC                  $ 18,461,400.00                     $ 1,538,450.00
 Transamerica Business Capital Corp.            $ 15,692,400.00                     $ 1,307,700.00
          AmSouth Bank                          $ 15,692,400.00                     $ 1,307,700.00
          Comerica Bank                         $ 11,076,900.00                     $   923,075.00
       The Provident Bank                       $  9,230,700.00                     $   769,225.00
           Aliant Bank                          $  3,692,400.00                     $   307,700.00
                                                ---------------                     --------------
               TOTAL                            $300,000,000.00                     $25,000,000.00
                                                ===============                     ==============

                                    ANNEX B

                                 PRICING MATRIX

                                          REVOLVING CREDIT LOANS                  TERM LOANS
                                         -------------------------          ----------------------
                                                                                                          UNUSED
               FIXED CHARGE                                                                             COMMITMENT
TIER          COVERAGE RATIO             LIBOR           BASE RATE          LIBOR        BASE RATE         FEE
----          --------------             -----           ---------          -----        ---------      ----------

Tier V          >2.50:1                  1.75%             0.25%            2.25%           .75%           .375%
                >2.00:1 AND
Tier IV         <2.50:1                  2.00%             0.50%            2.50%          1.00%           .375%
                -
                >1.50:1 AND
Tier III        <2.00:1                  2.25%             0.75%            2.75%          1.25%           .375%
                -
                >1.25:1 AND
Tier II         <1.50:1                  2.50%             1.00%            3.00%          1.50%           .500%
                -
Tier I          <1.25:1                  2.75%             1.25%            3.25%          1.75%           .500%
                -

                                    ANNEX C

                                   BORROWERS

Russell Corporation
Cross Creek Holdings, Inc.
Cross Creek Apparel, LLC
Jerzees Apparel, LLC
Mossy Oak Apparel Company
Russell Financial Services, Inc.
DeSoto Mills, Inc.
Russell Asset Management, Inc.
Russell Apparel LLC
RINTEL Properties, Inc.
Russell Yarn, LLC

                             SUBSIDIARY GUARANTORS

Russell Co-op, LLC
Russell Athletic West, Inc.
Russell Athletic, Inc.

 4/17/2002         HONG KONG OUTSTANDING IMPORT LETTERS OF CREDIT

ISSUE DTD       GUARANTOR               BENEFICIARY              LC NO.      CCY          CURRENT BALANCE           EXPIRY
                                                                                          USD EQUIVALENT            DATE
   2/2/2001     RUSSELL CORPORATION          *                   CY415608    USD                 *                  020420
   2/2/2001     RUSSELL CORPORATION          *                   CY415798    USD                 *                  020531
   2/2/2001     RUSSELL CORPORATION          *                   CY415800    USD                 *                  020531
   2/2/2020     RUSSELL CORPORATION          *                   CY416299    USD                 *                  020701
   2/2/2020     RUSSELL CORPORATION          *                   CY416289    USD                 *                  020410
   2/2/2021     RUSSELL CORPORATION          *                   CY416380    USD                 *                  020701
   2/2/2021     RUSSELL CORPORATION          *                   CY416294    USD                 *                  020531
   2/2/2022     RUSSELL CORPORATION          *                   CY416383    USD                 *                  020701
   2/3/2006     RUSSELL CORPORATION          *                   CY416976    USD                 *                  020515
   2/3/2013     RUSSELL CORPORATION          *                   CY417098    USD                 *                  020501
   2/3/2028     RUSSELL CORPORATION          *                   CY417429    USD                 *                  020715
   2/3/2028     RUSSELL CORPORATION          *                   CY417424    USD                 *                  020715
   2/3/2028     RUSSELL CORPORATION          *                   CY417719    USD                 *                  020615
   2/3/2028     RUSSELL CORPORATION          *                   CY417726    USD                 *                  020615
   2/3/2028     RUSSELL CORPORATION          *                   CY417709    USD                 *                  020614
   2/3/2028     RUSSELL CORPORATION          *                   CY417701    USD                 *                  020617
   2/3/2028     RUSSELL CORPORATION          *                   CY417074    USD                 *                  020617
   2/3/2028     RUSSELL CORPORATION          *                   CY417124    USD                 *                  020518
   2/3/2028     RUSSELL CORPORATION          *                   CY417113    USD                 *                  020517
   2/3/2028     RUSSELL CORPORATION          *                   CY417125    USD                 *                  020524
   2/3/2028     RUSSELL CORPORATION          *                   CY417127    USD                 *                  020524
   2/3/2028     RUSSELL CORPORATION          *                   CY417038    USD                 *                  020515
   2/3/2028     RUSSELL CORPORATION          *                   CY417066    USD                 *                  020607
   2/4/2001     RUSSELL CORPORATION          *                   CY418148    USD                 *                  020626
   2/4/2002     RUSSELL CORPORATION          *                   CY418096    USD                 *                  020722
   2/4/2002     RUSSELL CORPORATION          *                   CY418149    USD                 *                  020716
   2/4/2004     RUSSELL CORPORATION          *                   CY418132    USD                 *                  020721
   2/4/2008     RUSSELL CORPORATION          *                   CY417560    USD                 *                  020721
   2/4/2012     RUSSELL CORPORATION          *                   CY418443    USD                 *                  020624
   2/4/2012     RUSSELL CORPORATION          *                   CY418420    USD                 *                  020607
   2/4/2012     RUSSELL CORPORATION          *                   CY418444    USD                 *                  020624
   2/4/2012     RUSSELL CORPORATION          *                   CY418436    USD                 *                  020624
   2/4/2012     RUSSELL CORPORATION          *                   CY418429    USD                 *                  020607
   2/4/2012     RUSSELL CORPORATION          *                   CY418438    USD                 *                  020624
   2/4/2015     RUSSELL CORPORATION          *                   CY418442    USD                 *                  020724
   2/4/2015     RUSSELL CORPORATION          *                   CY418441    USD                 *                  020724
   2/4/2016     RUSSELL CORPORATION          *                   CY418451    USD                 *                  020628
   2/4/2016     RUSSELL CORPORATION          *                   CY418449    USD                 *                  020628
   2/4/2016     RUSSELL CORPORATION          *                   CY418447    USD                 *                  020628

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

4/17/02           FIRST UNION OUTSTANDING IMPORT LETTERS OF CREDIT

APPLICANT                      BENEFICIARY              BENEFICIARY             LC NO.            USD BALANCE            EXPIRY
                                                          COUNTRY
JERZEES APPAREL LLC                 *                       US                  CY410672                 *               020331
JERZEES APPAREL LLC                 *                       US                  CY412990                 *               020430
JERZEES APPAREL LLC                 *                       US                  CY413978                 *               020430
JERZEES APPAREL LLC                 *                       US                  CY414046                 *               020516
JERZEES APPAREL LLC                 *                       US                  CY414047                 *               020531
JERZEES APPAREL LLC                 *                       US                  CY414205                 *               020430
RUSSELL ATHLETIC                    *                       US                  CY414934                 *               020405
JERZEES APPAREL LLC                 *                       US                  CY415099                 *               020506
JERZEES APPAREL LLC                 *                       US                  CY415962                 *               020531
JERZEES APPAREL LLC                 *                       US                  CY415965                 *               020630
JERZEES APPAREL LLC                 *                       US                  CY417155                 *               020731
RUSSELL ATHLETIC                    *                       US                  CY417631                 *               020505
JERZEES APPAREL LLC                 *                       US                  CY418456                 *               020831
JERZEES APPAREL LLC                 *                       US                  CY418458                 *               020831
JERZEES APPAREL LLC                 *                       US                  CY418459                 *               020831

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

4/17/02                   FIRST UNION OUTSTANDING STANDBY L/C'S

CUSTOMER                     L/C NO                L/C AMOUNT               ISSUE DATE           EXPIRY DATE          BENEFICIARY
RUSSELL CORPORATION          SM419675              *                        1/10/02              6/30/02              *

(*) Material omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission (the "SEC"). The omitted material has been filed separately with the SEC.

                                                                    EXHIBIT A-1


                         FORM OF REVOLVING CREDIT NOTE


$                                                              Atlanta, Georgia
 ------------------                                              April 18, 2002


         FOR VALUE RECEIVED, the undersigned, RUSSELL CORPORATION, an Alabama corporation, CROSS CREEK HOLDINGS, INC., a Delaware corporation, CROSS CREEK APPAREL, LLC, a North Carolina limited liability company, JERZEES APPAREL, LLC, a Georgia limited liability company, MOSSY OAK APPAREL COMPANY, a Delaware corporation, RUSSELL FINANCIAL SERVICES, INC., a Delaware corporation, DESOTO MILLS, INC., an Alabama corporation, RUSSELL ASSET MANAGEMENT, INC., a Delaware corporation, RUSSELL APPAREL LLC, an Alabama limited liability company, RINTEL PROPERTIES, INC., a Delaware corporation, and RUSSELL YARN, LLC, an Alabama limited liability company (collectively, the "Borrowers"), hereby jointly and severally unconditionally promise to pay to the order of ____________________ (the "Lender") at the offices of FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative agent for the Lenders (together with its successor agents, the "Administrative Agent") located at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, or at such other place within the United States as shall be designated from time to time by the Administrative Agent, on the Termination Date, the principal amount of ________________________, or such lesser principal amount as may then constitute the aggregate unpaid balance of all Revolving Credit Loans made by the Lender to the Borrowers pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America in federal or other immediately available funds.

         The Borrowers also jointly and severally unconditionally promise to pay interest on the unpaid principal amount of this Note outstanding from time to time for each day from the date hereof until such principal amount is paid in full (whether upon maturity, by reason of acceleration or otherwise) at the rates per annum and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Note or in the Loan Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Loan Agreement relating to the payment of interest under such circumstances shall control.

         This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Loan and Security Agreement dated as of April 18, 2002 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; terms defined in the Loan Agreement being used herein as therein defined) among the Borrowers, the Lender, the other financial institutions party thereto from time to time as "Lenders," and the Administrative Agent, is subject to, and entitled to, all provisions and benefits of the Loan Documents, is secured by the Collateral and other property as provided in the Loan Documents, is subject to optional and mandatory


                                     A-1-1
prepayment in whole or in part and is subject to acceleration prior to maturity upon the occurrence of one or more Events of Default, all as provided in the Loan Documents.

         Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices are hereby waived by the Borrowers, except to the extent expressly provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         The Borrowers hereby jointly and severally agree to pay on demand all costs and expenses incurred in collecting the Secured Obligations hereunder or in enforcing or attempting to enforce any of the Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses actually incurred if collected by or through an attorney, whether or not suit is filed.

         THE PROVISIONS OF SECTIONS 16.5 OF THE LOAN AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED HEREIN.

         THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.


                     [signatures appear on following pages]


                                     A-1-2

         IN WITNESS WHEREOF, the undersigned have executed this Revolving Credit Note as of the day and year first above written.


                                    BORROWERS:

                                    RUSSELL CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    CROSS CREEK HOLDINGS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    CROSS CREEK APPAREL, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    DESOTO MILLS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    JERZEES APPAREL, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    MOSSY OAK APPAREL COMPANY


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                     A-1-3

                                    RINTEL PROPERTIES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL APPAREL LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL ASSET MANAGEMENT, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL FINANCIAL SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL YARN, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                     A-1-4

                                                                    EXHIBIT A-2


                             FORM OF SWINGLINE NOTE


$20,000,000.00                                                 Atlanta, Georgia
                                                                 April 18, 2002


         FOR VALUE RECEIVED, the undersigned, RUSSELL CORPORATION, an Alabama corporation, CROSS CREEK HOLDINGS, INC., a Delaware corporation, CROSS CREEK APPAREL, LLC, a North Carolina limited liability company, JERZEES APPAREL, LLC, a Georgia limited liability company, MOSSY OAK APPAREL COMPANY, a Delaware corporation, RUSSELL FINANCIAL SERVICES, INC., a Delaware corporation, DESOTO MILLS, INC., an Alabama corporation, RUSSELL ASSET MANAGEMENT, INC., a Delaware corporation, RUSSELL APPAREL LLC, an Alabama limited liability company, RINTEL PROPERTIES, INC., a Delaware corporation, and RUSSELL YARN, LLC, an Alabama limited liability company (collectively, the "Borrowers"), hereby jointly and severally unconditionally promise to pay to the order of FLEET CAPITAL CORPORATION (the "Swingline Lender") at the offices of FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative agent for the Lenders (together with its successor agents, the "Administrative Agent") located at 300 Galleria Parkway, Suite 800, Atlanta, Georgia 30339, or at such other place within the United States as shall be designated from time to time by the Administrative Agent, on the Termination Date, the principal amount of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), or such lesser principal amount as may then constitute the aggregate unpaid balance of all Swingline Loans made by the Swingline Lender to the Borrowers pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America in federal or other immediately available funds.

         The Borrowers also jointly and severally unconditionally promise to pay interest on the unpaid principal amount of this Note outstanding from time to time for each day from the date hereof until such principal amount is paid in full (whether upon maturity, by reason of acceleration or otherwise) at the rates per annum and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Note or in the Loan Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Loan Agreement relating to the payment of interest under such circumstances shall control.

         This Note is the Swingline Note referred to in the Loan and Security Agreement dated as of April 18, 2002 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; unless otherwise defined herein, terms defined therein being used in this Note as therein defined), by and among the Borrowers, the Swingline Lender, the other financial institutions party thereto from time to time as "Lenders" and the Administrative Agent, is subject to, and entitled to, all provisions and benefits of the Loan Documents, is secured by the Collateral and other property as provided in the Loan Documents, is subject to optional and


                                     A-2-1
mandatory prepayment in whole or in part and is subject to acceleration prior to maturity upon the occurrence of one or more Events of Default, all as provided in the Loan Documents.

         Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices are hereby waived by the Borrowers, except to the extent expressly provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         The Borrowers hereby jointly and severally agree to pay on demand all costs and expenses incurred in collecting the Secured Obligations hereunder or in enforcing or attempting to enforce any of the Swingline Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses actually incurred if collected by or through an attorney, whether or not suit is filed.

         THE PROVISIONS OF SECTIONS 16.5 OF THE LOAN AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED HEREIN.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.


                     [signatures appear on following pages]


                                     A-2-2

         IN WITNESS WHEREOF, the undersigned have executed this Swingline Note as of the day and year first above written.


                                    BORROWERS:

                                    RUSSELL CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    CROSS CREEK HOLDINGS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    CROSS CREEK APPAREL, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    DESOTO MILLS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    JERZEES APPAREL, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    MOSSY OAK APPAREL COMPANY


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                     A-2-3

                                    RINTEL PROPERTIES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL APPAREL LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL ASSET MANAGEMENT, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL FINANCIAL SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL YARN, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                     A-2-4

                                                                      EXHIBIT B


                               FORM OF TERM NOTE

$                                                              Atlanta, Georgia
 -------------------                                             April 18, 2002


         FOR VALUE RECEIVED, the undersigned, RUSSELL CORPORATION, an Alabama corporation, CROSS CREEK HOLDINGS, INC., a Delaware corporation, CROSS CREEK APPAREL, LLC, a North Carolina limited liability company, JERZEES APPAREL, LLC, a Georgia limited liability company, MOSSY OAK APPAREL COMPANY, a Delaware corporation, RUSSELL FINANCIAL SERVICES, INC., a Delaware corporation, DESOTO MILLS, INC., an Alabama corporation, RUSSELL ASSET MANAGEMENT, INC., a Delaware corporation, RUSSELL APPAREL LLC, an Alabama limited liability company, RINTEL PROPERTIES, INC., a Delaware corporation, and RUSSELL YARN, LLC, an Alabama limited liability company (collectively, the "Borrowers"), hereby jointly and severally unconditionally promise to pay to the order of _______________________ (the "Lender") at the offices of Fleet Capital Corporation, as administrative agent for the Lenders (together with its successor agents, the "Administrative Agent") located at 300 Galleria Parkway, Suite 800, Atlanta, GA 30339, or at such other place within the United States as shall be designated from time to time by the Administrative Agent, the principal amount of _______________________________, constituting the Term Loan made by the Lender to the Borrowers pursuant to the Loan Agreement (as hereinafter defined), in lawful money of the United States of America in federal or other immediately available funds, in such amounts and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof.

         The Borrowers also jointly and severally unconditionally promise to pay interest on the unpaid principal amount of this Note for each day from the date hereof until payment thereof in full (whether upon maturity, by reason of acceleration or otherwise) at the rates per annum and on the dates specified in the Loan Agreement applicable from time to time in accordance with the provisions thereof. Nothing contained in this Note or in the Loan Agreement shall be deemed to establish or require the payment of a rate of interest in excess of the maximum rate permitted by any Applicable Law. In the event that any rate of interest required to be paid hereunder exceeds the maximum rate permitted by Applicable Law, the provisions of the Loan Agreement relating to the payment of interest under such circumstances shall control.

         This Note is one of the Term Notes referred to in the Loan and Security Agreement dated as of April 18, 2002 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; terms defined in the Loan Agreement being used herein as therein defined) among the Borrowers, the Lender, the other financial institutions party thereto from time to time as "Lenders," and the Administrative Agent, is subject to, and entitled to, all provisions and benefits of the Loan Documents, is secured by the Collateral and other property as provided in the Loan Documents, is subject to optional and mandatory prepayment in whole or in part and is subject to acceleration prior to maturity upon the occurrence of one or more Events of Default, all as provided in the Loan Documents.

         Presentment for payment, demand, protest and notice of demand, notice of dishonor, notice of non-payment and all other notices are hereby waived by the Borrowers, except to the extent expressly provided in the Loan Agreement. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

         The Borrowers hereby jointly and severally agree to pay on demand all costs and expenses incurred in collecting the Secured Obligations hereunder or in enforcing or attempting to enforce any of the Term Loan Lender's rights hereunder, including, but not limited to, reasonable attorneys' fees and expenses actually incurred if collected by or through an attorney, whether or not suit is filed.

         THE PROVISIONS OF SECTIONS 16.5 OF THE LOAN AGREEMENT ARE HEREBY EXPRESSLY INCORPORATED HEREIN.

         THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.


                     [signatures appear on following pages]

         IN WITNESS WHEREOF, the undersigned have executed this Term Note as of the day and year first above written.


                                    BORROWERS:

                                    RUSSELL CORPORATION


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    CROSS CREEK HOLDINGS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    CROSS CREEK APPAREL, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    DESOTO MILLS, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    JERZEES APPAREL, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    MOSSY OAK APPAREL COMPANY


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    RINTEL PROPERTIES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL APPAREL LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL ASSET MANAGEMENT, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                    RUSSELL FINANCIAL SERVICES, INC.


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                    RUSSELL YARN, LLC


                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                                                      EXHIBIT C


                       FORM OF BORROWING BASE CERTIFICATE

         Reference is made to the Loan and Security Agreement dated as of April 18, 2002 (as the same may be amended, modified, supplemented or restated from time to time, the "Loan Agreement"), by and among Russell Corporation, an Alabama corporation, and certain of its Subsidiaries (collectively, the "Borrowers"), the financial institutions party thereto from time to time (the "Lenders"), and Fleet Capital Corporation, a Rhode Island corporation, as administrative agent for the Lenders (together with its successor agents, the "Administrative Agent"). Terms used herein that are defined in the Loan Agreement are used with the meanings therein ascribed to them.

         This certificate is furnished to the Administrative Agent by the Borrowers, in accordance with their obligations under Section 6.1(c)(17) or
Section 9.12(c) of the Loan Agreement. The Borrowers certify that (a) the computation of the Borrowing Base attached hereto complies with all the applicable provisions of the Loan Agreement, and (b) the data has been prepared from the books of account and records of the Borrowers maintained in accordance with GAAP (or other applicable accounting principles contemplated by the Loan Agreement) and present fairly and accurately the status of the Borrowers' accounts as at _____________, 200__.


Dated as of ________ __, 2002


                                    RUSSELL CORPORATION, for itself and on
                                    behalf of the other Borrowers

                                    By:
                                       ----------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                                                      EXHIBIT D


                       FORM OF ASSIGNMENT AND ACCEPTANCE

                       _______________________, Assignee

                          Dated ____________ ___, ____


         Reference is made to the Loan and Security Agreement dated as of April 18, 2002 (as amended, modified, supplemented or restated, the "Loan Agreement"), by and among RUSSELL CORPORATION, an Alabama corporation, CROSS CREEK HOLDINGS, INC., a Delaware corporation, CROSS CREEK APPAREL, LLC, a North Carolina limited liability company, JERZEES APPAREL, LLC, a Georgia limited liability company, MOSSY OAK APPAREL COMPANY, a Delaware corporation, RUSSELL FINANCIAL SERVICES, INC., a Delaware corporation, DESOTO MILLS, INC., an Alabama corporation, RUSSELL ASSET MANAGEMENT, INC., a Delaware corporation, RUSSELL APPAREL LLC, an Alabama limited liability company, RINTEL PROPERTIES, INC., a Delaware corporation, and RUSSELL YARN, LLC, an Alabama limited liability company (collectively, the "Borrowers"), the financial institutions party thereto from time to time (the "Lenders"), and FLEET CAPITAL CORPORATION, a Rhode Island corporation, as administrative agent for the Lenders (together with its successor agents, the "Administrative Agent"). Unless otherwise defined herein, capitalized terms used herein that are defined in the Loan Agreement are used with the meanings therein ascribed to them.

         _________________________________________________________ ("Assignor")
and ____________________________________ ("Assignee") agree as follows:

         1. The Assignor hereby sells and assigns to the Assignee without recourse, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to such of the Assignor's rights and obligations as a Lender under the Loan Agreement as of the Effective Date (as hereinafter defined) as represent the percentage interest in each Commitment and amount of each outstanding Loan set forth on EXHIBIT A attached hereto and made a part hereof. The Assignee shall have no interest in any interest that is payable with respect to a period prior to the Effective Date.

         2. The Assignor (i) represents that as of the date hereof, its Commitments with respect to each Facility and the outstanding balance of each Loan held by it, all or any portion of which is the subject of this Assignment and Acceptance and the aggregate amount of its interest in Letter of Credit Obligations (in each case unreduced by any assignments thereof which have not yet become effective), is set forth on EXHIBIT B, (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, lien or encumbrance; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers, the performance or observance by the

Borrowers of any of their obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto.

         3. Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Loan Agreement, together with copies of the most recent financial statements delivered pursuant to SECTION 11.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as administrative agent on its behalf and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender; (vii) specifies as its address for notices the office set forth beneath its name on the signature pages hereof; (viii) agrees that it will keep confidential all information with respect to the Borrowers furnished to it by or on behalf of the Borrowers or Assignor in accordance with the provisions of SECTION 16.24 of the Loan Agreement; (ix) agrees and covenants that the lesser of (A) $5,000,000 and (B) the aggregate outstanding principal amount of the Revolving Credit Loans, Term Loans and Letter of Credit Obligations assigned to Assignee hereby shall not be assigned, participated or otherwise transferred by Assignee to any other assignee; and (x) represents and warrants that it is organized under the laws of a jurisdiction in the United States of America.

         4. The effective date for this Assignment and Acceptance shall be ____________ ___, _____ [or such earlier date as the Administrative Agent gives notice of to Assignor and Assignee(1)] (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent.

         5. Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Agreement.

         6. Upon such acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective

---------
        (1) The date five Business Days after the date of delivery of this Assignment and Acceptance to the Administrative Agent.

Date or with respect to the making of this Assignment and Acceptance directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia, without reference to any provision which would render such choice of law invalid.

         8. The Assignee acknowledges that pursuant to SECTION 5.13(F) of the Loan Agreement, the Assignee may elect, by notice to the Administrative Agent, not to receive Notes evidencing its Loans and to rely exclusively on the provisions of SECTION 5.7 thereof, PROVIDED that upon the Assigneee's request, and subject to such reasonable notice and other requirements as the Administrative Agent may impose, the Borrowers shall execute and deliver Notes in conformity with the provisions of SECTIONS 2.4 and 4.4 of the Loan Agreement.

           ASSIGNOR:
                                    -------------------------------------------

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

           ASSIGNEE:
                                    -------------------------------------------

                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------

                                    Address:

                                    -------------------------------------------

                                    -------------------------------------------


Accepted this ____ day of

              ,         .
-------------  --------

Fleet Capital Corporation, as
Administrative Agent

By:
   ---------------------------
   Name:
        ----------------------
   Title:
         ---------------------

[Provided that no Event of Default exists, and the assignment is not to a Lender or an Affiliate of a
Lender:

Consented to this ___ day of

              ,         .
-------------  --------

Russell Corporation, as Borrowers' Representative

By:
   ---------------------------
   Name:
        ----------------------
   Title:                      ]
         ---------------------

                                   EXHIBIT A

                       PERCENTAGE OF COMMITMENT ASSIGNED

                                   EXHIBIT B

                                   COMMITMENT

                                                                    EXHIBIT E-1


                  FORM OF CONFIRMATION OF NOTICE OF BORROWING
                            (Revolving Credit Loan)

                                     [Date]


Fleet Capital Corporation, as Administrative Agent
300 Galleria Parkway
Suite 800
Atlanta, Georgia 30339


Ladies and Gentlemen:

         The undersigned Borrowers' Representative, Russell Corporation, an Alabama corporation, refers to the Loan and Security Agreement dated as of April 18, 2002 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; capitalized terms defined therein are used herein as therein defined) between the undersigned, the other Borrowers, the Lenders and Fleet Capital Corporation, as administrative agent (the "Administrative Agent") for the Lenders, and hereby gives the Administrative Agent notice, irrevocably, pursuant to Section 2.2 of the Loan Agreement that the undersigned hereby requests a Borrowing under the Loan Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Loan") as required by Section 2.2 of the Loan Agreement:

                  (1) The Business Day on which the Proposed Loan is to be made is __________, [200__].

                  (2) The aggregate amount of the Proposed Loan is $___________.

                  (3) The Proposed Loan is a [Base Rate/LIBOR] Revolving Credit Loan.

                  (4) If the Proposed Loan is a LIBOR Loan, the Interest Period applicable thereto is ____ month(s).

         As to such Proposed Loan, the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (A) the representations and warranties required to be made under the Loan Agreement are true and correct in all material respects, before and after giving effect to the Proposed Loan and to the application of the proceeds therefrom, as though made on and as of such dates; and


                                     E-1-1

                  (B) no event has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds therefrom, which constitutes a Default or Event of Default.


                                             Very truly yours,

                                             RUSSELL CORPORATION, for itself
                                             and as Borrowers' Representative

                                             By:
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


                                     E-1-2

                                                                    EXHIBIT E-2


                  FORM OF CONFIRMATION OF NOTICE OF BORROWING
                                (Swingline Loan)

                                     [Date]

Fleet Capital Corporation,
as Administrative Agent
300 Galleria Parkway
Suite 800
Atlanta, Georgia 30339

Ladies and Gentlemen:

         The undersigned Borrowers' Representative, Russell Corporation, an Alabama corporation, refers to the Loan and Security Agreement dated as of April 18, 2002 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"; capitalized terms defined therein are used herein as therein defined) between the undersigned, the other Borrowers, the Lenders, and Fleet Capital Corporation as administrative agent (the "Administrative Agent") for the Lenders and hereby gives the Administrative Agent notice, irrevocably, pursuant to Section 2A.2 of the Loan Agreement that the undersigned hereby requests a Borrowing under the Loan Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Loan") as required by Section 2A.2 of the Loan Agreement:

         (1) The Business Day on which the Proposed Loan is to be made is __________, [200__].

         (2)      The aggregate amount of the Proposed Loan is $___________.

         As to such Proposed Loan, the undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

                  (A) the representations and warranties required to be made under the Loan Agreement are true and correct in all material respects, before and after giving effect to the Proposed Loan and to the application of the proceeds therefrom, as though made on and as of such dates; and


                                     E-2-1

                  (B) no event has occurred and is continuing, or would result from such Proposed Loan or from the application of the proceeds therefrom, which constitutes a Default or Event of Default.


                                             Very truly yours,

                                             RUSSELL CORPORATION, for itself
                                             and as Borrowers' Representative

                                             By:
                                                -------------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------


                                     E-2-2

                                                                      EXHIBIT F

                                 FORM OF NOTICE
                         OF CONVERSION OR CONTINUATION

                           _______________ ___, 200_

Fleet Capital Corporation,
as Administrative Agent
300 Galleria Parkway
Suite 800
Atlanta, Georgia 30339

Ladies and Gentlemen:

         The undersigned Borrowers' Representative, Russell Corporation, an Alabama corporation, refers to the Loan and Security Agreement dated as of April 18, 2002 (the "Loan Agreement", the terms defined therein being used herein as therein defined), between the undersigned, the other Borrowers, the Lenders and Fleet Capital Corporation, as administrative agent for the Lenders, and hereby gives you notice, irrevocably, pursuant to Section 5.3 of the Loan Agreement that the undersigned hereby requests [the conversion] [the continuation] of Loans described below (the "Existing Loan"), and in that connection sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by
Section 5.3 of the Loan Agreement:

                  (1) The Existing Loan is a [Revolving Credit Loan] [Term Loan] and the Type of the Existing Loan is [a Base Rate] [LIBOR] Loan.

                  (2) [If the Existing Loan is a LIBOR Loan, the last day of the Interest Period applicable to the Existing Loan is __________, [200__], which is the date of the Proposed [Continuation][Conversion].] [If the Existing Loan is a Base Rate Loan, the Business Day of the Proposed Conversion of the Existing Loan into a LIBOR Loan is ____________, [200__.]

                  (3) The aggregate outstanding principal amount of the [Revolving Credit Loan] [portion of the Term Loan] comprising the Existing Loan is $_____________.

                  (4) The Loan comprising the Existing Loan is to be [converted into] [continued as] [a Base Rate Loan] [a LIBOR Loan] [in its entirety] [to the extent of $__________ of the principal amount thereof] [and [converted into] [continued as] [a Base Rate Loan] [a LIBOR Loan] to the extent of $__________ of the principal amount thereof].

                  [(5)     The Interest Period for each Loan [converted into]
         [continued as] a LIBOR Loan is [1, 2, 3 or 6] month(s).]

         As to each Proposed [Conversion] [Continuation] of any Loan [into] [as] a LIBOR Loan, the Borrowers hereby represent and warrant that as of the date hereof no Default or Event of Default has occurred and is continuing.


                                       Very truly yours,


                                       RUSSELL CORPORATION, for itself
                                       and as Borrowers' Representative



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

                                                                      EXHIBIT G

                    FORM OF COVENANT COMPLIANCE CERTIFICATE


         The undersigned, ____________________, the ___________________ of
Russell Corporation, an Alabama corporation (the "Corporation"), hereby certifies to the Administrative Agent under and as defined in the Loan and Security Agreement dated as of April 18, 2002 (as amended, modified, supplemented or restated and in effect from time to time, the "Loan Agreement"), in accordance with the provisions of SECTION 11.3 of the Loan Agreement, that:

         1. As of _____________________ [date of last day of Fiscal Quarter or Fiscal Year] (the "Report Date"), the Borrowers were/were not in compliance with the covenants set forth in SECTIONS 12.1, 12.2, 12.4, 12.5,
12.6 AND 12.10 of the Loan Agreement, as detailed on the worksheet attached hereto as EXHIBIT A.

         2. All Schedules to the Loan Agreement are correct and accurate as of the date hereof after taking into account the revised and/or supplemental information reflected on the Schedules attached hereto as EXHIBIT B.

         3. Based on a reasonably diligent examination sufficient to enable me to make an informed statement, no Default or Event of Default exists as of the date hereof [other than:(1)].

         IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of ___________, 200__.



                                       By:
                                          --------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


---------------
         (1) Specify such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrowers with respect to such Default or Event of Default.

                                                                      EXHIBIT H

                          FORM OF SUBSIDIARY GUARANTY

                           Dated as of April 18, 2002

         _______________________________ a _______________ [corporation/limited liability company] (the "Guarantor"), hereby agrees in favor of FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as administrative agent for the financial institutions party from time to time to the Loan Agreement (as defined below), as follows:

         Section 1.        Cross References and Definitions.

         (a) Reference is made to the Loan and Security Agreement, dated as of April 18, 2002 (the same as it may hereafter be amended, modified, supplemented or restated from time to time being referred to as the "Loan Agreement"), by and among Russell Corporation, an Alabama corporation, CROSS CREEK HOLDINGS, INC., a Delaware corporation, CROSS CREEK APPAREL, LLC, a North Carolina limited liability company, JERZEES APPAREL, LLC, a Georgia limited liability company, MOSSY OAK APPAREL COMPANY, a Delaware corporation, RUSSELL FINANCIAL SERVICES, INC., a Delaware corporation, DESOTO MILLS, INC., an Alabama corporation, RUSSELL ASSET MANAGEMENT, INC., a Delaware corporation, RUSSELL APPAREL LLC, an Alabama limited liability company, RINTEL PROPERTIES, INC., a Delaware corporation, and RUSSELL YARN, LLC, an Alabama limited liability company (each a "Borrower" and collectively, the "Borrowers"), the Lenders parties thereto from time to time and the Administrative Agent.

         (b)      For the purposes of this Guaranty:

                  "Administrative Agent" and "Lender" each have the meaning ascribed to such term in the Loan Agreement and "Lender" also means and includes each subsequent holder of a Note.

                  "Obligor" means any obligor, maker, endorser, acceptor, surety or guarantor (other than the Guarantor), from time to time, of any Secured Obligation.

         (c) Unless otherwise defined in this Guaranty, terms used herein which are defined in the Loan Agreement shall have the same meaning herein as therein ascribed to them.

         Section 2.        Guaranty.

         (a) Guaranty. In consideration of the execution and delivery by the Lenders of the Loan Agreement and as a condition precedent to the making or continued making of loans and other financial accommodations to the Borrowers by the Lenders thereunder, the Guarantor, as primary obligor and not as surety merely, hereby guarantees absolutely and unconditionally to the Administrative Agent and the Lenders the due and punctual payment, when and as due (whether upon demand, at maturity, by reason of acceleration or otherwise), and performance of all Secured Obligations, whether now existing or hereafter arising (hereinafter referred to as the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, but not limited to, reasonable legal fees and disbursements) which may be incurred by the Administrative Agent or any Lender in enforcing their respective rights under this Guaranty. The liability of the Guarantor under this Guaranty is primary, unlimited and unconditional, and shall be enforceable before, concurrently or after any claim or demand is made or suit is filed against any Borrower or any other Obligor and before, concurrently or after any proceeding by the Administrative Agent against any Collateral or other security for the Guaranteed Obligations and shall be effective regardless of the solvency or insolvency of any Borrower or any other Obligor at any time, the extension or modification of any of the Guaranteed Obligations by operation of law or the subsequent reorganization, merger or consolidation of any Borrower or any change in its composition, nature, ownership, personnel or location, and this Guaranty shall be a continuing guaranty of any and all notes given in extension or renewal of the Guaranteed Obligations. The Guarantor acknowledges, agrees and confirms that this is a guaranty of payment and not of collection only and that demand for payment may be made hereunder on any number of occasions in the amount of all or any portion of the Guaranteed Obligations then due and no single demand shall exhaust the rights of the Administrative Agent or the Lenders hereunder. Further, the Guarantor hereby agrees that all proceeds of Collateral owned by it shall be applied to the Secured Obligations on a daily basis as and when received by the Administrative Agent as provided in the Loan Agreement as fully as if such Collateral and proceeds were owned by the Borrowers.

         (b) Payment by Guarantor. If the Borrowers shall fail to pay, when due and payable, any Guaranteed Obligation, the Guarantor will, without demand or notice, immediately pay the same to the Administrative Agent for the account of the Lenders. If any Guaranteed Obligation would be subject to acceleration, but such acceleration is enjoined or stayed, the Guarantor will to the extent permitted by Applicable Law, purchase such Guaranteed Obligation for a price equal to the outstanding principal amount thereof, plus such accrued interest and other amounts as would have been payable had such Guaranteed Obligation been paid or prepaid at the time of such purchase. All payments by the Guarantor under this Guaranty shall be made without any setoff, counterclaim or deduction whatsoever, and in the same currency and funds as are required to be paid by the Borrowers.

         (c) Waiver. The Guarantor waives without any requirement of any notice to or further assent by the Guarantor, to the fullest extent permitted by Applicable Law, (i) diligence, presentment, demand, protest and notice of any kind whatsoever, (ii) any requirement that the Administrative Agent or any Lender exhaust any right or take any action against any Obligor or other Person or any of the Collateral or other security for the Guaranteed Obligations, including, without being limited to, pursuant to O.C.G.A. ss.ss. 10-7-23 and 10-7-24, (iii) the benefit of all principles or provisions of Applicable Law which are or might be in conflict with the terms of this Guaranty, (iv) notice of acceptance hereof, (v) notice of Default or Event of Default, (vi) notice of any and all favorable and unfavorable information, financial or other, about the Borrowers, any Obligor or other Person, heretofore, now or hereafter learned or acquired by the Administrative Agent or any Lender, (vii) all other notice to which such Guarantor or Obligor might otherwise be entitled, (viii) all defenses, set-offs and counterclaims of any kind whatsoever (but not the right to bring an independent action), (ix) notice of the existence or creation of any Guaranteed Obligations, (x) notice of any alteration, amendment, increase, extension or exchange of any of the Guaranteed Obligations, (xi) notice of any amendments, modifications or supplements to the Loan Agreement or any Loan Document (other than this Guaranty), (xii) notice of any release of Collateral or other security for the Guaranteed Obligations or any compromise or settlement with respect thereto, (xiii) all diligence in collection or protection of or realization upon the Collateral or any of the Guaranteed Obligations, and (xiv) the right to require the Administrative Agent to proceed against any Obligor.

         (d) Consents. The Guarantor consents without the requirement of any notice to or further assent by the Guarantor, to the fullest extent permitted by Applicable Law, that (i) the time of payment of any Guaranteed Obligation may be extended, (ii) any provision of the Loan Agreement or any Loan Document (other than this Guaranty) may be amended, waived or modified,
(iii) any Obligor may be released from its obligations or other Obligors or Guarantors substituted therefor or added, (iv) any Collateral or other property now or hereafter securing the Guaranteed Obligations may be released, exchanged, substituted, compromised or subordinated in whole or in part or any security may be added, and (v) the Administrative Agent may proceed against the Guarantor or any Obligor without proceeding against any other Obligor.

         (e) Guarantor Bound. The Guarantor will remain bound under this Guaranty notwithstanding any changes, extensions, exchanges, substitutions, releases, compromises, subordinations, amendments, waivers or modifications or any other circumstances, whether or not referred to in CLAUSES (C) OR (D) above, which might otherwise constitute a legal or equitable discharge of a guaranty.

         (f) Absolute Obligation. The obligations of the Guarantor hereunder are irrespective of and shall not be dependent upon or affected by
(i) the validity, legality or enforceability of the Loan Agreement, the Note(s) or any Loan Document, (ii) the existence, value or condition of any of the Collateral or other security for the Guaranteed Obligations, (iii) the validity, perfection or priority of the Security Interest in any of the Collateral or other security, (iv) any action or failure to take action by the Administrative Agent or any Lender under, or with respect to, the Loan Agreement, the Note(s), any Loan Document, any Guaranteed Obligation, any Obligor or any of the Collateral or other security, (v) any other dealings among the Administrative Agent, the Lenders, the Borrowers or any Obligor, or
(vi) any present or future law or order of any government or agency thereof purporting to reduce, amend or otherwise affect any obligations of the Borrowers or any Guarantor.

         (g) Recovery of Payments. In the event that any or all of the amounts guaranteed by the Guarantor are or were paid by the Borrowers or any other Obligor or are or were paid or reduced by application of the proceeds of any Collateral, and all or any part of such payment is recovered from the Administrative Agent or any Lender under any applicable bankruptcy or insolvency law or otherwise, the liability of the Guarantor under this Guaranty shall continue and remain in full force and effect to the extent permitted by Applicable Law.

         (h) Subordination of Reimbursement, Subrogation. Any and all rights of subrogation, indemnification, reimbursement, contribution or similar rights which the Guarantor may have against any Borrower or any other Obligor or any Collateral or otherwise shall be subordinate to any and all rights which the Lender may have against such Borrower or such

Obligor or any such Collateral pursuant to the Loan Agreement, the Notes or any of the Loan Documents and the Guarantor will not enforce or attempt to enforce any such right of subrogation, indemnification, reimbursement, contribution or any similar right until all amounts guaranteed by it have been indefeasibly paid in full. The provisions of this SUBSECTION (H) shall survive the termination of this Guaranty.

         (i) Binding Nature of Certain Adjudications. Upon written notice of the institution by the Administrative Agent or any Lender of any action or proceedings, legal or otherwise, for the adjudication of any controversy with the Borrowers (or any of them), the Guarantor will be conclusively bound by the adjudication in any such action or proceedings and by a judgment, award or decree entered therein. The Guarantor waives the right to assert in any action or proceeding brought by the Administrative Agent or any Lender, upon the Loan Agreement, the Note(s) or any Loan Document, any offsets or counterclaims which such Guarantor may have with respect thereto (other than (subject to SECTION 2(G)) payment of the Secured Obligations).

         (j) Validity and Enforceability of Guaranty. The Guarantor will take all action required so that the guaranty contained herein will at all times be a binding obligation of the Guarantor enforceable in accordance with its terms.

         Section 3. Representations and Warranties. The Guarantor represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) Organization; Power; Qualification. The Guarantor is a corporation or limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except to the extent its failure to be so qualified or authorized could not reasonably be expected to have a Materially Adverse Effect.

         (b) Authorization of Guaranty. The Guarantor has the right and power and has taken all necessary action to authorize it to guarantee the Guaranteed Obligations hereunder and to execute, deliver and perform this Guaranty in accordance with its terms. This Guaranty has been duly executed and delivered by the duly authorized officers of the Guarantor and is a legal, valid and binding obligation of the Guarantor enforceable in accordance with its terms.

         (c) Compliance of Guaranty With Laws, Etc. The execution, delivery and performance of this Guaranty in accordance with its terms and the guaranty of the Guaranteed Obligations hereunder do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Government Approval or violate any Applicable Law relating to the Guarantor, (ii) conflict with, result in a breach of or constitute a default under (A) the articles of incorporation or by-laws or any other constituent documents of the Guarantor,
(B) any material provisions of any indenture, agreement or other instrument to which the Guarantor is a party or by which it or any of its properties may be bound or (C) any Governmental Approval, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Guarantor, except Liens created pursuant to the Loan Documents.

         (d) Financial Interest. The Guarantor is a Wholly Owned Subsidiary of Russell Corporation and is engaged in a related and mutually interdependent business with the Borrowers and will derive indirect financial and business advantages and benefits from the Loans and other financial accommodations that the Lenders may make to the Borrowers

         Section 4.        Litigation. THE GUARANTOR, THE ADMINISTRATIVE
AGENT AND EACH LENDER HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT
IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST THE GUARANTOR ARISING OUT
OF THIS GUARANTY OR OUT OF THE GUARANTOR SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AMONG OR BETWEEN THE GUARANTOR, ANY LENDER AND THE ADMINISTRATIVE AGENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN THE GUARANTOR AND THE ADMINISTRATIVE AGENT OR ANY LENDER OF ANY KIND OR NATURE. THE GUARANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY AGREE THAT THE SUPERIOR COURT OF THE STATE OF GEORGIA SITTING IN FULTON COUNTY AND THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA, AND ANY APPELLATE COURT FROM ANY THEREOF, SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE GUARANTOR AND THE ADMINISTRATIVE AGENT OR SUCH LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS GUARANTY OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. THE GUARANTOR EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT, OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO THE GUARANTOR AT THE ADDRESS OF THE GUARANTOR SET FORTH HEREIN. THE NONEXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE SAME IN ANY APPROPRIATE JURISDICTION.

         Section 5. Right of Setoff. Upon the occurrence and during the continuation of any Event of Default, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Guarantor against any and all of the Guaranteed Obligations now or hereafter existing, whether or not demand shall have been made under this Guaranty and although such Guaranteed Obligations may be contingent and unmatured. Each Lender agrees promptly to notify the Guarantor after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of setoff) which such Lender may have.

         Section 6. Titles and Captions. Titles and captions of Sections and subsections in this Guaranty are for convenience only, and neither limit nor amplify the provisions of this Guaranty.

         Section 7. Severability of Provisions. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 8. Governing Law. This Guaranty shall be construed in accordance with and governed by the law of the State of Georgia, without regard to principles of conflicts of laws.

         Section 9. Counterparts. This Guaranty may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

         Section 10. Miscellaneous. This Guaranty and the other agreements contemplated by this Guaranty supersede all prior negotiations, agreements and understandings, and constitute the entire agreement between the parties with respect to the subject matter thereof. All the provisions of this Guaranty shall be binding upon the Guarantor and its successors and assigns, and each Lender may assign or transfer any of its rights under this Guaranty in connection with the transfer of its interests under the Loan Agreement in accordance with the terms thereof. Any term, covenant, agreement or condition of this Guaranty may be amended or waived, and any departure therefrom may be consented to, if, but only if, such amendment, waiver or consent is in writing and is signed by the Required Lenders and, in the case of any amendment, also by the Guarantor. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the instance and for the specific purpose for which given and no waiver of any condition, or of the breach of any term, provision, warranty, representation, agreement or covenant contained in this Guaranty, whether by conduct or otherwise, in any one or more instances shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of the breach of any other term, provision, warranty, representation, agreement or covenant contained in this Guaranty. The failure of the Administrative Agent or any Lender at any time or times to require performance of any provisions of this Guaranty shall in no manner affect the right to enforce the same. Whenever the context so requires, the singular number shall include the plural and the plural shall include the singular, and the gender of any pronoun shall include the other genders.

         Section 11. Notices. All notices and other communications provided for hereunder shall be in writing and given in accordance with the provisions of SECTION 16.1 of the Loan Agreement and such provisions are hereby incorporated herein by this reference as if fully set forth herein. The address of the Guarantor for such purposes shall be as set forth on the signature page hereof, or such other address notice of which is given in accordance with the provisions hereof, and the address of the Lenders shall be as provided from time to time pursuant to SECTION 16.1 of the Loan Agreement. The Guarantor agrees that if any notification of intended disposition of Collateral or other security for the Guaranteed Obligations or of any other act by the Administrative Agent or any Lender is required by law and a specific time period is not stated therein, such notification given in accordance with the provisions of this SECTION 11, at least ten (10) days prior to such disposition or act shall be deemed reasonable and properly given.

         Section 12. Limitation on Guaranteed Obligations. The obligations of the Guarantor hereunder shall be limited to an aggregate amount that is equal to the largest amount that would not render the obligations of the Guarantor hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code (Title 11 of the United States Code) or any comparable provision of Applicable Law.

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its duly authorized officer(s) as of the day and year first written above.


 [CORPORATE SEAL]                      [GUARANTOR]



                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------


                                       Address:



Attest:
       ---------------------------     -----------------------------------------
        Name:
             ---------------------     -----------------------------------------
        Title:
              --------------------     -----------------------------------------

                                                                      EXHIBIT I

                      FORM OF GUARANTOR SECURITY AGREEMENT

         THIS GUARANTOR SECURITY AGREEMENT, dated as of April 18, 2002 (hereinafter, the "Agreement"), is made by ____________________________, a
______________________ corporation (the "Grantor"), in favor of FLEET CAPITAL CORPORATION, a Rhode Island corporation, in its capacity as administrative agent (the "Administrative Agent") for the financial institutions (the "Lenders") party from time to time to the Loan and Security Agreement dated as of April 18, 2002 (the same as it may be amended, modified or supplemented or restated, the "Loan Agreement") by and among Russell Corporation, an Alabama corporation ("Russell"), and certain of its Subsidiaries (each, a "Borrower" and collectively, the "Borrowers"), the Lenders, and the Administrative Agent (the Administrative Agent, together with any successor agent under the Loan Agreement, also referred to as the "Secured Party" herein). Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

                             Preliminary Statement

         As a condition precedent to the Lenders' making loans and other financial accommodations to the Borrowers under the Loan Agreement, the obligations of the Borrowers under which have been guaranteed by the Grantor pursuant to a Guaranty dated as of even date herewith (the principal, interest, fees, expenses and other indebtedness, obligations and liabilities of Grantor under said Guaranty, (including, without being limited to, the Guaranteed Obligations as defined therein) and this Agreement and all other indebtedness, obligations and liabilities of the Grantor to the Secured Party and the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising under the Loan Documents, being hereinafter referred to collectively as the "Secured Obligations"), the Administrative Agent and the Lenders have required that Grantor shall have granted the security interest contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to continue to make loans and other financial accommodations to the Borrowers, the Grantor hereby agrees as follows:

         SECTION 1. Grant of Security. As security for payment and performance of the Secured Obligations, the Grantor hereby conveys, mortgages, pledges, assigns, transfers, sets over, grants and delivers to the Secured Party a continuing security interest in all of the Grantor's right, title and interest in and to the following property, wherever located, whether now owned or existing or hereafter acquired or arising (hereinafter referred to as the "Collateral"):

         (a) (i) all rights to the payment of money or other forms of consideration of any kind (whether classified under the UCC as accounts, chattel paper, general intangibles or otherwise) including, but not limited to, accounts receivable, letter-of-credit rights, chattel paper, tax refunds, insurance proceeds, any rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, notes, drafts, instruments, documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person, (ii) all guaranties, security, other supporting obligations and Liens securing payment thereof, (iii) all goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (iv) all proceeds of any of the foregoing (the foregoing, collectively, "Accounts"),

         (b) (i) all inventory, (ii) all goods intended for sale or lease or for display or demonstration, (iii) all work-in-process, (iv) all raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or services or otherwise used or consumed in the conduct of business, and (v) all documents evidencing and general intangibles relating to any of the foregoing (the foregoing, collectively, "Inventory"),

         (c) (i) all machinery, apparatus, equipment, motor vehicles, tractors, trailers, rolling stock, fittings, fixtures and other tangible personal property (other than Inventory) of every kind and description, (ii) all tangible personal property (other than Inventory) and fixtures used in the Grantor's business operations or owned by the Grantor or in which the Grantor has an interest, and (iii) all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor, excluding, however, any such property that is subject to a lease or Lien permitted to exist by this Agreement, the terms of which prohibit the creation of the Security Interest therein, for so long as such prohibition remains in effect (the foregoing, collectively, "Equipment"),

         (d) all general intangibles, choses in action and causes of action and all other intangible personal property of every kind and nature (other than Accounts), including, without limitation, commercial tort claims, Intellectual Property, Equity Interests, corporate or other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, registrations, licenses, franchises, tax refund claims, reversions or any rights thereto and any other amounts payable to such Person from any Benefit Plan, Multiemployer Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, the beneficiary's interest in proceeds of insurance covering the lives of key employees and any letter of credit, guarantee, claims, security interest, supporting obligation or other security for the payment by an Account Debtor of any of the Accounts (the foregoing, collectively, "General Intangibles"),

         (e) any demand, time, savings, passbook, money market or like depository account, and all certificates of deposit, maintained with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a certificate of deposit that is an instrument under the UCC (the foregoing, collectively, "Deposit Accounts"),

         (f) all certificated and uncertificated securities, all security entitlements, all securities accounts, all commodity contracts, all commodity accounts and all other investment property (the foregoing, collectively, "Investment Property"),

         (g) (i) any investment account maintained by or on behalf of the Grantor with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender, (ii) any agreement governing such account,
(iii) all cash, money, notes, securities, instruments, goods, accounts, documents, chattel paper, general intangibles and other property now or hereafter held by the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender on behalf of the Grantor in connection with such investment account or deposited by the Grantor or on the Grantor's behalf to such investment account or otherwise credited thereto for the Grantor's benefit, or distributable to the Grantor from such investment account, together with all contracts for the sale or purchase of the foregoing,
(iv) all of the Grantor's right, title and interest with respect to the deposit, investment, allocation, disposition, distribution or withdrawal of the foregoing, (v) all of the Grantor's right, title and interest with respect to the making of amendments, modifications or additions of or to the terms and conditions under which the investment account or investments maintained therein is to be maintained by the Grantor, the Administrative Agent, any Lender or any Affiliate of the Administrative Agent or any Lender on the Grantor's behalf, and (vi) all of the Grantor's books, records and receipts pertaining to or confirming any of the foregoing (the foregoing, collectively, "Investment Accounts"),

         (h) all cash or other property deposited with the Administrative Agent or any Lender or any Affiliate of the Administrative Agent or any Lender or which the Administrative Agent, for its benefit and for the benefit of the Lenders, or any Lender or such Affiliate is entitled to retain or otherwise possess as collateral pursuant to the provisions of this Agreement or any of the Loan Documents or any agreement relating to any Letter of Credit, including, without limitation, amounts on deposit in the Cash Collateral Account,

         (i) all goods and other property, whether or not delivered, (i) the sale or lease of which gives or purports to give rise to any Account, including, but not limited to, all merchandise returned or rejected by or repossessed from customers, or (ii) securing any Account, including, without limitation, all rights as an unpaid vendor or lienor (including, without limitation, stoppage in transit, replevin and reclamation) with respect to such goods and other properties,

         (j) all mortgages, deeds to secure debt and deeds of trust on real or personal property, guaranties, leases, security agreements, supporting obligations and other agreements and property which secure or relate to any Account or other Collateral or are acquired for the purpose of securing and enforcing any item thereof,

         (k) all documents of title, including bills of lading and warehouse receipts, policies and certificates of insurance, securities, chattel paper and other documents and instruments,

         (l) all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Debtor or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, and

         (m) any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

Notwithstanding anything herein to the contrary, except as specified in the Loan Agreement, the Collateral shall not include (i) any agreement with a third party existing on the date hereof that prohibits the grant of a Lien (as defined in the Loan Agreement) on (but not merely the assignment of or of any interest in) such agreement or any Grantor's rights thereunder without the consent of such third party or under which a consent to such grant is otherwise required, which consent has not been obtained, except to the extent provided by Sections 9-406 through 9-409 of the Uniform Commercial Code, or (ii) any license, permit or other Governmental Approval that, under the terms and conditions of such Governmental Approval or under Applicable Law, cannot be subjected to a Lien in favor of the Administrative Agent without consent which consent has not been obtained; PROVIDED, HOWEVER, that the Collateral shall include all items excluded pursuant to CLAUSE (i) OR (ii) from and after the date on which the requisite consent is obtained; and, PROVIDED FURTHER, that the Grantor and the other Loan Parties may, after the Effective Date, enter into agreements containing the prohibition described in CLAUSE (i) if the value of the property subject thereto and which would otherwise constitute Collateral, when added to the value of all other property subject to agreements entered into after the Effective Date and including such prohibition, would not exceed $10,000,000.

         SECTION 2. Grantor Remains Liable. Anything contained herein to the contrary notwithstanding, (a) the Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Secured Party of any of the rights hereunder shall not release the Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) the Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

         SECTION 3. Representations and Warranties. The Grantor represents and warrants as follows:

         (a) The Grantor is a corporation or a limited liability company, duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and as hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except to the extent its failure to be so qualified or authorized could not reasonably be expected to have a Materially Adverse Effect.

         (b) The Grantor has the right and power, and has taken all necessary action to authorize it, to execute, deliver and perform this Agreement in accordance with its terms. This Agreement has been duly executed and delivered by the duly authorized officers of the Grantor and is a legal, valid and binding obligation of the Grantor, enforceable in accordance with its terms.

         (c) The execution, delivery and performance of this Agreement in accordance with its terms does not and will not, by the passage of time, the giving of notice or otherwise,

                           (i) require any Governmental Approval or violate any Applicable Law relating to the Grantor,

                           (ii) conflict with, result in a breach of or constitute a default under the articles of incorporation or bylaws or any other constituent document of the Grantor, any material provisions of any indenture, agreement or other instrument to which the Grantor is a party or by which it or any of its property may be bound or any Governmental Approval relating to the Grantor or

                           (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Grantor other than the security interest contemplated by this Agreement.

         (d) Except as set forth on Schedule 7.1(k) to the Loan Agreement, there are no actions, suits or proceedings pending (nor, to the knowledge of the Grantor, are there any actions, suits or proceedings threatened, or a reasonable basis therefor) against or in any way relating to or affecting the Grantor before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Grantor, except actions, suits or proceedings of the character normally incident to the kind of business conducted by the Grantor which, if adversely determined, would not singly or in the aggregate have a Materially Adverse Effect.

         (e) All of the Equipment and Inventory is located at (or, in the case of Inventory, is in transit to) one the locations set forth in PART I of EXHIBIT A hereto except with respect to Inventory, as otherwise disclosed to Administrative Agent in writing.

         (f) The address of the chief executive office of the Grantor is set forth in PART II of EXHIBIT A hereto. The address(es) of such chief executive office has not been changed during the year preceding the date hereof.

         (g) The office(s) where the Grantor keeps its records concerning the Accounts and originals of chattel paper, if any, which evidences Accounts is located at the address set forth in PART III of EXHIBIT A hereto and except as otherwise indicated in said PART III of EXHIBIT A, such office(s) has (have) been located at such address(es) continuously for the past year. None of the Accounts is evidenced by a promissory note or other instrument which has not been delivered to the Secured Party at its request.

         (h) If the business of the Grantor has been conducted under a different name or names during the last five years, such name(s) is (are) set forth in PART IV of EXHIBIT A hereto. Also set forth in PART IV of EXHIBIT A hereto is the exact legal name of the Grantor, its jurisdiction of incorporation or formation and the organizational number issued thereby, if any.

         (i) The Grantor owns the Collateral free and clear of any lien, security interest, charge or encumbrance except for the security interest created by this Agreement, Permitted Liens, and except as may be set forth in EXHIBIT B attached hereto and made a part hereof. Except as may be set forth on EXHIBIT B, to the knowledge of the Grantor, no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of the Secured Party relating to this Agreement.

         (j) This Agreement creates a valid security interest in the Collateral, securing the payment of the Secured Obligations.

         (k) Except for the filing of UCC financing statements in the appropriate jurisdictions, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the grant by the Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by the Grantor.

         SECTION 4. Further Assurances. (a) The Grantor agrees that from time to time, at the expense of the Grantor, the Grantor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Grantor shall take all actions contemplated by SECTION 8.2(b) of the Loan Agreement.

         (b) The Grantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Administrative Agent will endeavor to give the Grantor notice of the filing of any such statements or amendments, which may be given by delivery of a copy of such filing, but shall not be liable for its failure to deliver any such notice or copy.

         (c) The Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

         (d) The Grantor shall deliver to the Secured Party, for the benefit of the Lenders, a description of the facts forming the basis for any commercial tort claim of the Grantor, promptly upon the occurrence thereof, together with such confirmation of the security interest of the Secured Party therein as the Secured Party may reasonably request.

         SECTION 5.        As to Equipment and Inventory. The Grantor shall:

         (a) Keep the Equipment and Inventory (other than Inventory in transit to such location, sold in the ordinary course of business or held by third party processors or other contractors in accordance with the terms of the Loan Agreement) at the places therefor specified in Section 3(e) or, with the prior consent of the Secured Party, at such other places in jurisdictions where all action required by Section 4 shall have been taken with respect to the Equipment and Inventory.

         (b) Cause the Equipment to be maintained in good repair, working order and condition in all material respects, with reasonable allowance for wear and tear, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to the Equipment necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times. Grantor shall give prompt notice to the Administrative Agent of any matter or event which has resulted in, or may result in, the diminution of Collateral in accordance with and subject to the provisions of Section 9.12(d) of the Loan Agreement.

         (c) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory, except to the extent the validity thereof is being contested in good faith by appropriate proceedings.

         SECTION 6. Insurance. The Grantor shall take all actions contemplated by SECTION 9.8 of the Loan Agreement.

         SECTION 7. As to Accounts. (a) The Grantor will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral from the address set forth for it on EXHIBIT A or change its name, its identity or corporate structure from that in effect on the date hereof, complete any transaction that results in a change of such Borrower's jurisdiction of organization or use any trade name not listed on EXHIBIT A without giving the Administrative Agent 30 days' prior written notice thereof accompanied by such evidence as the Administrative Agent may reasonably require that all actions required to be taken pursuant to
ARTICLE 8 of the Loan Agreement have been taken, provided, that each of Russell Athletic, Inc. and Russell Athletic West, Inc. may be dissolved, liquidated, wound up or merged into Russell or another Loan Party pursuant to the applicable provisions of the laws of such Loan Party's state of incorporation. At the time of such dissolution, liquidation, winding up or merger, all of the assets of such Loan Party will be distributed to Russell or another Loan Party. The Grantor hereby expressly agrees to be bound by SECTION 9.1 of the Loan Agreement.

         (b)      Except as otherwise provided in this SUBSECTION (b) or
SECTION 9.1 of the Loan Agreement, the Grantor shall continue to collect, at its own expense, all amounts due or to become due the Grantor under the Accounts. In connection with such collections, the Grantor may take (and, during the continuation of an Event of Default, at the Secured Party's direction, shall take) such action as the Grantor or the Secured Party may deem necessary or advisable to enforce collection of the Accounts; PROVIDED, HOWEVER, that the Secured Party shall have the right at any time, upon the occurrence and during the continuation of an Event of Default, to notify the Account Debtors or obligors under any Accounts of the assignment of such Accounts to the Secured Party and to direct such Account Debtors or obligors to make payment of all amounts due or to become due to the Grantor thereunder directly to the Secured Party and, upon such notification and at the expense of the Grantor, to enforce collection of any such Accounts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Grantor might have done. After receipt by the Grantor of the notice from the Secured Party referred to in the PROVISO to the preceding sentence and during the continuation of an Event of Default, (i) all amounts and proceeds (including instruments) received by the Grantor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of the Grantor and shall be forthwith paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided by SECTION 13(b), and (ii) the Grantor shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

         SECTION 8. Transfers and Other Liens. The Grantor shall not without the prior written consent of the Secured Party:

         (a) Sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral except as expressly permitted by and subject to the terms of the Loan Agreement.

         (b) Create or suffer to exist any Lien upon or with respect to any of the Collateral to secure Indebtedness of any person or entity, except for the security interest created by this Agreement and Permitted Liens.

         SECTION 9. Secured Party Appointed Attorney-in-Fact. The Grantor hereby irrevocably appoints the Secured Party the Grantor's attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor, the Secured Party or otherwise, during the continuation of an Event of Default, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement (subject to the rights of the Grantor under SECTION 7), including, without limitation:

                  (i) to obtain and adjust insurance required to be paid to the Secured Party pursuant to SECTION 6,

                  (ii) to ask demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

                  (iii) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with CLAUSE
         (i) or (ii) above, and

                  (iv) to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the

         Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral.

         SECTION 10. Secured Party May Perform. If the Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by the Grantor under SECTION 16.13 of the Loan Agreement.

         SECTION 11. The Secured Party's Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest (for the benefit of the Lenders), in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

         SECTION 12. Events of Default. The occurrence of any "Event of Default" as defined in the Loan Agreement shall constitute an Event of Default hereunder.

         SECTION 13. Remedies. If any Event of Default shall have occurred and be continuing:

         (a) The Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it under Applicable Law or in equity or otherwise, all the rights and remedies of a secured party on default under the applicable Uniform Commercial Code (the "Code") (whether or not the Code applies to the affected Collateral) and also may do any or all of the following:

                  (i) Declare any or all of the Secured Obligations then existing to be immediately due and payable and they shall thereupon become forthwith due and payable, without notice of any kind to the Grantor and without any other presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived;

                  (ii) Terminate the Lenders' obligations, if any, to make or to permit the Borrowers to make further Loans or extensions of credit or other financial accommodations to the Grantor;

                  (iii) In the name of the Secured Party or in the name of the Grantor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but the Secured Party shall be under no obligation so to do, and the Secured Party may extend the time of payment, arrange for payment installments, or otherwise modify the terms of, or release, any of the Collateral without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Grantor;

                  (iv) Enter upon the premises, or wherever the Collateral may be, and take possession thereof, and demand and receive such possession from any Person who has possession thereof;

                  (v) Require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties;

                  (vi) Without notice except as specified below and with or without taking the possession thereof, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Secured Party, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable. The Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to the Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

                  (vii) In any action hereunder, the Secured Party shall be entitled to the appointment of a receiver, without notice, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon the receiver; and

                  (viii) Apply, without notice, any cash or cash items constituting Collateral in the Secured Party's possession to payment of any of the Secured Obligations.

         The undersigned waives, to the extent permitted by Applicable Law, all rights it has to prior notice (except as set forth in SECTION 16) and hearing under the Constitution of the United States and the Uniform Commercial Codes and constitution of the State of Georgia and under any other applicable statute or constitution.

         (b) All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Secured Party pursuant to SECTION 14) in whole or in part by the Secured Party against, all or any part of the Secured Obligations in accordance with the provisions of SECTION 13.3 of the Loan Agreement. Any surplus of such cash or cash proceeds held by the Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus. The Grantor shall remain liable for any deficiency.

         SECTION 14. Indemnity and Expenses. (a) The Grantor agrees to indemnify the Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Secured Party's gross negligence or willful misconduct.

         (b) The Grantor will upon demand pay to the Secured Party the amount of any and all reasonable expenses, including the reasonable fees and disbursements of its counsel and of any experts and agents, which the Secured Party may incur in connection with (i) the perfection of any security interest granted hereunder, (ii) the administration of this Agreement, (iii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iv) the exercise or enforcement of any of the rights of the Secured Party hereunder, or (v) the failure by the Grantor to perform or observe any of the provisions hereof.

         SECTION 15. Amendments; Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 16. Notices. All notices and other communications hereunder shall be given in accordance with the provisions of SECTION 16.1 of the Loan Agreement, to the Grantor at its address set forth on the signature pages hereof (with a copy to the Borrowers), to the Secured Party at its address set forth on the signature pages hereof, or as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section.

         SECTION 17. Continuing Security Interest; Transfer of Obligations. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until payment in full of the Secured Obligations, (ii) be binding upon the Grantor, its successors and assigns, and (iii) inure to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (iii), any Lender may assign or otherwise transfer the Secured Obligations to another Person in accordance with the provisions of the Loan Agreement and such Person shall thereupon become vested with all the benefits in respect thereof granted to the Secured Party herein or otherwise. Upon the payment in full of the Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantor. Upon any such termination, the Secured Party will, at the Grantor's expense, execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination.

         SECTION 18. Governing Law; Terms. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Georgia. Unless otherwise defined herein, terms used in Article 9 of the Uniform Commercial Code of the State of Georgia are used herein as therein defined.

         (b) The Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Superior Court of the State of Georgia sitting in Fulton County and of the United States District Court for the Northern District of Georgia, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment and both parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard and determined in such Georgia State court or, to the extent permitted by law, in such federal court. Both parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Grantor or its properties in the courts of any jurisdiction.

         SECTION 19. Conflict with Loan Agreement. To the extent any provision hereof shall be in conflict with or inconsistent with any provision of the Loan Agreement, the provision of the Loan Agreement shall control.

         SECTION 20. Grantor's Representative. Russell shall act under this Agreement as the representative of the Grantor, and the Grantor hereby appoints Russell as its representative hereunder for all purposes, including receiving notices and communications to the Grantor from the Administrative Agent or any Lender. The Administrative Agent and the Lenders may rely, and shall be fully protected in relying, on any report, information or any other notice or communication made or given by Russell, whether in its own name or on behalf of the Grantor and neither the Administrative Agent nor any Lender shall have any obligation to make any inquiry or request any confirmation from or on behalf of the Grantor as to the binding effect on it of any such report, information, notice or communication.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officer(s) as of the date first above written.


                                      GRANTOR:



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                         Address:

                                         --------------------------------------

                                         --------------------------------------

                                         --------------------------------------


                                      SECURED PARTY:


                                      FLEET CAPITAL CORPORATION, as
                                      Administrative Agent



                                      By:
                                         --------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------

                                         Address: 300 Galleria Parkway
                                                  Suite 800
                                                  Atlanta, Georgia 30339
                                                  Attention: Loan Administration
                                                             Manager

                                   EXHIBIT A

                        To Guarantor Security Agreement
                         _____________________- Grantor
                   Fleet Capital Corporation - Secured Party


Part I - Present Location of Equipment and Inventory

Part II - Chief Executive Office of Grantor

Part III - Location of Accounts Records

Part IV - Names Used During Last Five Years, Jurisdiction of Organization, Organizational Number

                                   EXHIBIT B
                        To Guarantor Security Agreement
                         _____________________- Grantor
                   Fleet Capital Corporation - Secured Party

                                  Prior Liens

                    SCHEDULES TO LOAN AND SECURITY AGREEMENT
     INFORMATION DISCLOSED IN ONE SCHEDULE SHALL BE DEEMED DISCLOSED IN ALL
                          OTHER APPLICABLE SCHEDULES.

                                 SCHEDULE 1.1A
                              ASSETS HELD FOR SALE

                                                        APPROXIMATE
     LOCATION/DESCRIPTION                            ACREAGE/SQ. FOOTAGE
--------------------------------------------------------------------------------
MARIANNA DISTRIBUTION CENTER                     259,271 sq. ft./21.5 Acres
MARIANNA, FL

FLOYD, VA FACILITY                               50,904 sq. ft./11.51 Acres

ASHLAND, AL FACILITY                               29,000 sq. ft./4.5 Acres

LAFAYETTE, AL FACILITY                             81,750 sq. ft./9.9 Acres

SYLACAUGA, AL FACILITY                           137,485 sq. ft./12.5 Acres

PERSONNEL BUILDING                                   21,930 sq. ft./5 Acres
ALEXANDER CITY, AL

R&D BUILDING                                         42,464 sq. ft./5 Acres
ALEXANDER CITY, AL

SURPLUS LAND                                                       93 Acres
CARTHAGE, NC

MT. AIRY, NC                                                   74,748 sq ft
FRANKLIN STREET

FT PIERCE MALL                                                151,690 sq ft
FT. PIERCE, FL

FT WALTON MALL                                                 44,125 sq ft
FT. WALTON, FL

ALEXANDER CITY, AL                                             14,060 sq ft
DOWNTOWN OFFICES

COMMANDER HOUSE
ALEXANDER CITY, AL


5 ACRE TRACT - ACROSS FROM RETAIL STORE
ALEXANDER CITY, AL


5.8 ACRE TRACT ON US280
ALEXANDER CITY, AL

10 ACRE TRACT BETWEEN AIRPORT RD. & US280
ALEXANDER CITY, AL

20 ACRE TRACT ON ELKAHATCHEE STREET
ALEXANDER CITY, AL

64 ACRE TRACT ACROSS FROM CENTRAL ALABAMA
COMMUNITY COLLEGE
ALEXANDER CITY, AL

12 ACRE TRACT AT INTERSECTION OF US280 & AL63
ALEXANDER CITY, AL

1.55 ACRE TRACT BETWEEN TECH CENTER & RADNEY SCHOOL
ALEXANDER CITY, AL

17.5 ACRE TRACT BETWEEN RADNEY SCHOOL & SPORTSPLEX
ALEXANDER CITY, AL

1,700 ACRE RUSSELL POND TRACT
ALEXANDER CITY, AL

                                 SCHEDULE 1.1B
                             PERMITTED INVESTMENTS

1. Investments as of the Effective Date in American Sportswear S.A. (Brazil) pursuant to the Shareholders' Agreement dated September 30, 1999 between Russell do Brasil Ltda. and Companhia de Tecidos Norte de Minas - Coteminas in an amount of less than $2,000,000

2. Investments as of the Effective Date pursuant to Marmot Mountain Ltd. Second Amended and Restated Stockholder Agreement dated August 28, 2001 in the approximate amount of $4,200,000

3. Investments as of the Effective Date in Frontier Yarns, LLC in the approximate amount of $9,500,000

4. Intercompany Debt owing by RUServicios, Sociedad Anonima to Russell, as evidenced by a promissory note in the principal amount of US$5,000,000

                                 SCHEDULE 1.1C
                                PERMITTED LIENS

         1.       UCC Financing Statements and Tax Liens

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek         Pitney Bowes      North Carolina       001490763           8/11/97         Specified Equipment
  Apparel, Inc.     Credit Corporation    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek          Associates       North Carolina      19980038254          6/23/98         Specified Equipment
  Apparel, Inc.       Leasing, Inc.       Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek       Telimagine, Inc.    North Carolina      20000008199          1/24/00         Specified Equipment
  Apparel, Inc.                           Secretary of
                    Assignee: Conseco        State
                      Finance Vendor
                         Services
                       Corporation

                    Assigned to Wells
                     Fargo Financial
                      Leasing, Inc.
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek         Pitney Bowes      North Carolina      20000035920          4/7/00          Specified Equipment
  Apparel, Inc.     Credit Corporation    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek       Western Carolina    North Carolina      20000123088         12/20/00       Specified equipment and
  Apparel, Inc.       Forklift, Inc.      Secretary of                                         all attachments and parts
                        Assignee:            State
                         The CIT
                     Group/Equipment
                     Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek      Russell Financial    North Carolina      20010508519L         8/7/01         Receivables, customer
   Apparel, LLC       Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek          Associates       Surry County,        98-001171           6/24/98         Specified Equipment
  Apparel, Inc.       Leasing, Inc.      North Carolina
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek       Vanguard Supreme    Surry County,        00-000893           4/12/00         Specified Equipment
  Apparel, Inc.                          North Carolina
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------

   Cross Creek       Western Carolina    Surry County,        00-002495          12/20/00              Specified
  Apparel, Inc.       Forklift, Inc.     North Carolina                                                 Equipment
                      Assignee: The
                       CIT Group /
                        Equipment
                     Financing, Inc.
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek      Russell Financial       Alabama         B2001-30931FS         8/6/01         Receivables, customer
   Apparel, LLC       Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek      Russell Financial     Cobb County,       033200109712         8/6/01         Receivables, customer
   Apparel, LLC       Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.  Russell Financial       Alabama         B2001-30930FS         8/6/01         Receivables, customer
                      Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.  Russell Financial     Cobb County,       033200109713         8/6/01         Receivables, customer
                      Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
     Russell         Thompson Tractor     Mississippi          01450813           7/17/00         Specified Equipment
  Corporation -         Co., Inc.         Secretary of
Jerzees Mossy Oak                            State
   Apparel Co.
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing       Mississippi          01473623          10/23/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Thompson Tractor     Mississippi,          00-775            7/5/00          Specified Equipment
  Corporation -         Co., Inc.         Clay County
Jerzees Mossy Oak
   Apparel Co.
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing       Mississippi,         00-1289           10/23/00           Leased Equipment
   Corporation         Corporation        Clay County
--------------------------------------------------------------------------------------------------------------------------
  Russell Corp.        Pitney Bowes         Alabama          B96-37418FS          9/9/96            Leased Equipment
                    Credit Corporation    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
     Russell         Thompson Tractor       Alabama          B96-47316FS         11/12/96         Specified Equipment
 Corporation - DC       Co., Inc.         Secretary of
      Mont.                                  State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Thompson Tractor       Alabama          B96-50308FS          12/2/96         Specified Equipment
 Corporation - DC       Co., Inc.         Secretary of
      Mont.                                  State
--------------------------------------------------------------------------------------------------------------------------
     Russell          SunTrust Bank,        Alabama          B97-24882FS          6/11/97        Fixtures and Equipment
 Corporation and         Atlanta          Secretary of                                           relating to industrial
    Industrial                               State                                                    revenue bond
Development Board
  of the City of
 Ashland, Alabama
--------------------------------------------------------------------------------------------------------------------------
     Russell           Caterpillar          Alabama          B99-09151FS          3/3/99            Leased Equipment
   Corporation          Financial         Secretary of
                         Services            State
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell          First Alabama         Alabama          B99-12512FS          3/23/99         Fixtures, Rights and
   Corporation      Bank (now Regions     Secretary of                                         Revenues relating to bond
                          Bank)              State
--------------------------------------------------------------------------------------------------------------------------
     Russell           Caterpillar          Alabama         B1999-25870FS         6/17/99           Leased Equipment
   Corporation          Financial         Secretary of
                         Services            State
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B1999-32512FS         8/4/99          Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B1999-32513FS         8/4/99          Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         EMC Corporation        Alabama         B1999-41255FS         10/4/99         Specified Equipment
   Corporation        Assignee: MLC       Secretary of
                       Group, Inc.           State
                       Assigned to
                     Wachovia Leasing
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell            IBM Credit          Alabama         B2000-00677FS         1/5/00            Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-03091FS         1/20/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Schlafhorst Inc.       Alabama         B2000-09605FS         3/7/00          Specified Equipment
   Corporation                            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell           Pitney Bowes         Alabama         B2000-09862FS         3/8/00            Leased Equipment
   Corporation      Credit Corporation    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell            IBM Credit          Alabama         B2000-13880FS         4/6/00            Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         B2000-14937FS         4/13/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         B2000-18412FS         5/8/00            Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         B2000-26726FS         6/30/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         B2000-28545FS         7/17/00           Leased Equipment
   Corporation        International,      Secretary of
                           Inc.              State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2000-33671FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2000-33672FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2000-33673FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2000-33674FS         8/21/00         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-41151FS        10/17/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-41152FS        10/17/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-46919FS         12/4/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing         Alabama         B2000-46921FS         12/4/00           Leased Equipment
   Corporation         Corporation        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital         Alabama         B2001-05109FS         2/6/01            Leased Equipment
   Corporation          Leasing -         Secretary of
                    Technology Finance       State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital         Alabama         B2001-05212FS         2/7/01            Leased Equipment
   Corporation          Leasing -         Secretary of
                    Technology Finance       State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital         Alabama         B2001-09815FS         3/13/01           Leased Equipment
   Corporation           Leasing          Secretary of
                    Technology Finance       State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama         B2001-29176FS         7/26/01         Specified Equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
  Russell Corp.        Caterpillar          Alabama         B2001-29433FS         7/27/01         Specified Equipment
                        Financial         Secretary of
                         Services            State
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell        Russell Financial       Alabama         B2001-30932FS         8/06/01        Receivables, customer
   Corporation        Services, Inc.      Secretary of                                             agreements, goods,
                                             State                                             security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
     Russell         Business Credit        Florida          970000055629         3/10/97         Specified Equipment
   Corporation           Leasing          Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell        Copy Products Co.       Florida          980000248264         11/6/98         Specified Equipment
   Corporation                            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
     Russell          SunTrust Bank,        Judge of            175760            4/30/97            Real property,
 Corporation and         Atlanta            Probate,                                            improvements, fixtures,
  The Industrial                        Houston County,                                         equipment and leasehold
Development Board                           Alabama
  of the Town of
Columbia, Alabama
--------------------------------------------------------------------------------------------------------------------------
     Russell         Regions Bank as        Judge of            328642            6/9/98             Buildings and
   Corporation      Trustee, formerly       Probate,       (continuation of      (original       improvements to leased
                    First Alabama Bank     Montgomery       original file     filed 1/31/89,    realty, fixtures, rights
                                        County, Alabama     number 294349)       amendment       under Lease Agreement,
                                                                              filed 4/24/92,        Project Revenues
                                                                                   first
                                                                               continuation
                                                                               filed 9/7/93
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Judge of            65873             7/26/01         Specified Equipment
   Corporation             LLC           Probate, Pike
                                        County, Alabama
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital      Fulton County,     0602001002971         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital      Fulton County,     0602001002972         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital      Fulton County,     0602001002973         2/13/01         Specified Equipment
   Corporation           Leasing            Georgia
                    Technology Finance
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing      Fulton County,     0602000005134         3/20/00         Specified Equipment
   Corporation         Corporation          Georgia
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing      Fulton County,     0602000005074         3/20/00         Specified Equipment
   Corporation         Corporation          Georgia
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing      Fulton County,     0602000001044         1/14/00         Specified Equipment
   Corporation         Corporation          Georgia
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Leasing      Fulton County,     0601999020368        10/20/99         Specified Equipment
   Corporation         Corporation          Georgia
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
     Russell           Crown Credit         Muscogee         10695004422         10/19/95         Specified Equipment
   Corporation           Company        County, Georgia
--------------------------------------------------------------------------------------------------------------------------
     Russell           Crown Credit         Muscogee         10695004423         10/19/95         Specified Equipment
   Corporation           Company        County, Georgia
--------------------------------------------------------------------------------------------------------------------------
  Russell Corp.        Caterpillar       Barrow County,    007-2001-008219        7/27/01           Leased Equipment
                        Financial           Georgia
                         Services
                       Corporation
--------------------------------------------------------------------------------------------------------------------------
     Russell        Russell Financial     Cobb County,       033200109714         8/6/01         Receivables, customer
   Corporation        Services, Inc.        Georgia                                                agreements, goods,
                                                                                               security for receivables,
                                                                                                 books and records, and
                                                                                                        proceeds
--------------------------------------------------------------------------------------------------------------------------
     Russell           Development          Muscogee        106-95-005244        12/22/95          Documents, Goods,
   Corporation         Authority of     County, Georgia                                           Fixtures, Minerals,
                    Columbus, Georgia                                                                   Proceeds

                        (Assignee:                                                               Continued on 12/15/00
                      Synovus Trust                                                                with continuation
                         Company)                                                                    #106-00-003549
--------------------------------------------------------------------------------------------------------------------------
   The Russell        First American       Tennessee          961549999          11/27/96         Specified Equipment
   Corporation        National Bank       Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          First American       Tennessee          982009178           1/29/98         Specified Equipment
Corporation d/b/a     National Bank       Secretary of
   Hubert Hodge                              State
   Printing Co.
--------------------------------------------------------------------------------------------------------------------------
   The Russell      Imation Financing      Tennessee          972064841           8/19/97           Leased Equipment
   Corporation           Services         Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Capital          Kansas            4572020            3/28/01           Leased Equipment
   Corporation           Leasing          Secretary of
                    Technology Finance       State
--------------------------------------------------------------------------------------------------------------------------
     Russell           Aliant Bank          Alabama       B 02-000005519 FS      01/07/02           Leased Equipment
   Corporation                            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Business        Alabama        B 02-0117108 FS       03/04/02         Specified Equipment
   Corporation         Credit, LLC        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell            GE Capital          Alabama        B 02 0104327 FS       02/26/02           Leased Equipment
   Corporation       Corporation and      Secretary of
                    Eplus Group, Inc.        State
--------------------------------------------------------------------------------------------------------------------------
     Russell           Citicorp Del         Alabama        B 02-0038001 FS        1/24/02         Specified equipment
   Corporation          Lease Inc.        Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell          Computer Sales        Alabama         2000-18412 FS         5/08/00           Leased equipment
   Corporation        International       Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Thompson Tractor       Alabama         2000-26320 FS         6/28/00       Specific equipment plus
Corporation/Jerzees     Co., Inc.         Secretary of                                                  proceeds
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile        Alabama        B 2001-36969 FS        9/24/01         Specified equipment
   Corporation             LLC            Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell           Caterpillar          Alabama        B 2001-46249 FS       12/05/01           Leased equipment
   Corporation          Financial         Secretary of
                         Services            State
--------------------------------------------------------------------------------------------------------------------------
     Russell           Caterpillar          Alabama         B 02-016240 FS        3/21/02           Leased equipment
   Corporation      Financial Services    Secretary of
                                             State
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile       Talledega            173298            7/27/01         Specified equipment
   Corporation             LLC             County, AL
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile       Talledega            173300            7/27/01         Specified equipment
   Corporation             LLC             County, AL
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile       Talledega            173299            7/27/01         Specified equipment
   Corporation             LLC             County, AL
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile       Tallapoosa           11754             7/26/00         Specified equipment
   Corporation             LLC             County, AL
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile       Tallapoosa           11755             7/26/00         Specified equipment
   Corporation             LLC             County, AL
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile       Tallapoosa           11756             7/26/00         Specified equipment
   Corporation             LLC             County, Al
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
--------------------------------------------------------------------------------------------------------------------------
     Russell         Tubular Textile       Tallapoosa           11757             7/26/00         Specified equipment
   Corporation             LLC             County, Al
--------------------------------------------------------------------------------------------------------------------------
     Russell          Fleet Business     Fulton County,        60023177           3/07/02         Specified equipment
   Corporation         Credit, LLC             GA
--------------------------------------------------------------------------------------------------------------------------
     Russell        State of New York       New York                              9/26/01         NY City Tax Warrant
   Corporation                             County, NY
--------------------------------------------------------------------------------------------------------------------------
     Russell        State of New York       New York                             11/20/01         NY City Tax Warrant
   Corporation                             County, NY
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek           The CIT         North Carolina      2000 123086         Illegible         Specific equipment
  Apparel, Inc.        Group/Equip.       Secretary of
                     Financing, Inc.         State
--------------------------------------------------------------------------------------------------------------------------
   Cross Creek         Wells Fargo       North Carolina      2000 008199          5/24/00           Leased equipment
  Apparel, Inc.         Financial         Secretary of
                      Leasing, Inc.          State
--------------------------------------------------------------------------------------------------------------------------

         2. Liens created in favor of Wachovia Bank, N.A., as Collateral Agent, pursuant to the Guarantee and Collateral Agreement dated as of December 14, 2001 among Russell Corporation, certain of its Subsidiaries and Wachovia Bank, N.A., as Collateral Agent, and the mortgages executed in connection therewith (which Liens will be released in accordance with subsection (i) of the definition of "Permitted Liens").

         3. Liens created in favor of the Agent, for the benefit of itself and for the Lenders, pursuant to this Agreement, and the Mortgages, Pledge Agreements, Trademark Agreement, Patent Agreement, Guarantor Security Agreement, Aircraft Chattel Mortgages and other Security Documents executed in connection herewith.

                                 SCHEDULE 1.1D
                           DESIGNATED ACCOUNT DEBTORS

Insolvent Account Debtors (clause (i) of the definition "Eligible Account"):

K-Mart, but only as to post-petition Accounts on which K-Mart is the Account Debtor

Concentration Percentages (clause (k) of the definition "Eligible Account"):

WalMart - 30%

Broder Bros. - 12.5%

                               SCHEDULE 6.1(c)(11)
                              ENVIRONMENTAL REPORTS

-------------------------------------------------------------------------------------------------------------------------
ESA1(TM) Environmental
Site Assessment                Cross Creek Apparel    694 Riverside Drive               Mt. Airy           NC    10/25/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Cross Creek Apparel    510 Holly Springs Road            Mt. Airy           NC    10/29/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    1 Retail Drive                    Montgomery         AL    10/19/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    555 South Main Street             Brundidge          AL    10/19/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental                                 3145, 3147, and
Site Assessment                Russell Corporation    3149 Elmore Road                  Wetumpka           AL    10/22/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    1493 County Road 609              Ft. Payne          AL    10/24/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    755 Lee Street (SA #2)            Alexander City     AL    10/29/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    755 Lee Street (SA #3)            Alexander City     AL    10/29/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    755 Lee Street (SA #1)            Alexander City     AL    10/29/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    755 Lee Street (SA #4)            Alexander City     AL    10/29/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental                                 Highway 22 West (Cotton
Site Assessment                Russell Corporation    Receiving Facility)               Alexander City     AL    10/31/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    Highway 22 West (Coosa #1)        Alexander City     AL    10/31/01
-------------------------------------------------------------------------------------------------------------------------
ESA1(TM)Environmental
Site Assessment                Russell Corporation    6175 Lynch Road                   Midland            GA    10/22/01
-------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 7.1(a)
                                  ORGANIZATION

--------------------------------------------------------------------------------
                                                     STATES WHERE QUALIFIED TO
                                                       CONDUCT BUSINESS AS A
                   NAME                                   FOREIGN ENTITY
--------------------------------------------------------------------------------
Mossy Oak Apparel Company                           Mississippi
--------------------------------------------------------------------------------
Russell Athletic, Inc.                              Ohio, Alabama, Tennessee
--------------------------------------------------------------------------------
Russell Athletic West, Inc.                         California, Kansas
--------------------------------------------------------------------------------
Russell Corporation, an Alabama corporation         Georgia, Florida, New York
--------------------------------------------------------------------------------
Russell Co-Op, LLC                                  New York, New Jersey
--------------------------------------------------------------------------------

                                 SCHEDULE 7.1(b)
                                 CAPITALIZATION

BORROWER CAPITALIZATION

           Borrower                                 Owner                          Number of Shares
           --------                                 -----                          ----------------
Cross Creek Apparel, LLC              Cross Creek Holdings, Inc.                          N/A

Cross Creek Holdings, Inc.            Russell Corporation                               1,000

DeSoto Mills, Inc.                    Russell Corporation                                 100

Jerzees Apparel, LLC                  Russell Corporation                                 N/A

Mossy Oak Apparel Company             Russell Corporation                               1,000

RINTEL Properties, Inc.               Russell Corporation                               1,000

Russell Apparel LLC                   Russell Corporation (99%)
                                      Russell Financial Services, Inc. (1%)               N/A

Russell Asset Management, Inc.        Russell Corporation                                 800
                                      Cross Creek Apparel, LLC                            140
                                      DeSoto Mills, Inc.                                  60

Russell Athletic, Inc.                Russell Corporation                                 100

Russell Athletic West, Inc.           Russell Corporation                                 100

Russell Financial Services, Inc.      Russell Corporation                               1,000

Russell Yarn, LLC                     Russell Corporation                                 N/A

CAPITAL STOCK AGREEMENTS

Rights Agreement dated as of September 15, 1999 between Russell and SunTrust Bank, Atlanta, Georgia

PERSONS OR GROUPS OWNING MORE THAN FIVE PERCENT (5%) OF RUSSELL STOCK

1.       Roberta A. Baumgardner
2.       Benjamin Russell
3.       Edith L. Russell
4.       Nancy R. Gwaltney
5.       AXA
6.       Helen Allison
7.       John F. Ward
8.       Barclays Global Investors, N.A.

                                 SCHEDULE 7.1(C)
                   SUBSIDIARIES; OWNERSHIP OF EQUITY INTERESTS


------------------------------------------------------------------------------------------------------------------------
                                                    Jurisdiction of                Ownership Percentage and names of
                  Name                               Organization                     Immediate Parent or Parents
------------------------------------------------------------------------------------------------------------------------
Alexander City Flying Service, Inc.                 Alabama                         100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Cross Creek Apparel, LLC                            North Carolina                  100% owned by Cross Creek Holdings,
                                                                                    Inc.
------------------------------------------------------------------------------------------------------------------------
Cross Creek Holdings, Inc.                          Delaware                        100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.                                  Alabama                         100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Jerzees Apparel, LLC                                Georgia                         100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Mossy Oak Apparel Company                           Delaware                        100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
RINTEL Properties, Inc.                             Delaware                        100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Russell Apparel LLC                                 Alabama                         99% owned by Russell, 1% owned by
                                                                                    Russell Financial Services, Inc.
------------------------------------------------------------------------------------------------------------------------
Russell Asset Management, Inc.                      Delaware                        80% owned by Russell; 14% owned
                                                                                    by Cross Creek Apparel, LLC; 6%
                                                                                    owned by DeSoto Mills, Inc.
------------------------------------------------------------------------------------------------------------------------
Russell Athletic, Inc.                              Georgia                         100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Russell Athletic West, Inc.                         Nevada                          100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Russell Financial Services, Inc.                    Delaware                        100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Russell Corporation (Delaware)                      Delaware                        100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Russell Servicing Co., Inc.                         Alabama                         100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Russell Yarn, LLC                                   Alabama                         100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
Russell Co-Op, LLC                                  Guam                            99% owned by Russell, 1% owned by
                                                                                    Jerzees Apparel, LLC
------------------------------------------------------------------------------------------------------------------------
Russell Mexico, S.A. de C.V.                        Mexico                          100% owned by Russell
------------------------------------------------------------------------------------------------------------------------
JERZEES Yucatan, S.A. de C.V.                       Mexico                          98% owned by Russell, 2% owned by
                                                                                    Russell Financial Services, Inc.
------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
JERZEES Campeche, S.A. de C.V.                      Mexico                          98% owned by Russell, 2% owned by
                                                                                    Russell Financial Services, Inc.
-----------------------------------------------------------------------------------------------------------------------------
Athletic de Camargo, S.A. de C.V.                   Mexico                          99.998% owned by Russell, 0.002% owned
                                                                                    by Russell Financial Services, Inc.
-----------------------------------------------------------------------------------------------------------------------------
Cross Creek de Jimenez, S.A. de C.V.                Mexico                          99.998% owned by Cross Creek Apparel,
                                                                                    LLC, 0.002% owned by Russell Financial
                                                                                    Services, Inc.
-----------------------------------------------------------------------------------------------------------------------------
Russell Corp. Australia Pty Ltd                     Australia                       99.99% owned by Russell Apparel, LLC,
                                                                                    remainder owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Russell Europe Limited                              United Kingdom                  99.99% owned by Eagle R Holdings
                                                                                    Limited, remainder owned by Russell
                                                                                    Apparel LLC
-----------------------------------------------------------------------------------------------------------------------------
Russell do Brasil, Ltda.                            Brazil                          99.99% owned by Russell, remainder
                                                                                    owned by Russell Financial Services,
                                                                                    Inc.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Russell France S.A.R.L.                             France                          100% owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Russell CZ s.r.o.                                   Czech Republic                  100% owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Russell Germany GmbH                                Germany                         100% owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Russell Spain, S.L.                                 Spain                           99.8% owned by Russell, 0.2% owned by
                                                                                    Russell Apparel, LLC
-----------------------------------------------------------------------------------------------------------------------------
Russell Japan KK                                    Japan                           100% owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Russell Italy Srl                                   Italy                           100% owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Cross Creek de Honduras, S.A. de C.V.               Honduras                        84% owned by Russell; 4% owned by
                                                                                    Russell Apparel, LLC; 4% owned by
                                                                                    Russell Financial Services, Inc.; 4%
                                                                                    owned by Cross Creek Apparel, LLC; 4%
                                                                                    owned by DeSoto Mills, Inc.
-----------------------------------------------------------------------------------------------------------------------------
JERZEES Buena Vista, S.A.                           Honduras                        84% owned by Russell; 4% owned by
                                                                                    Russell Apparel, LLC; 4% owned by
                                                                                    Russell Financial Services, Inc.; 4%
                                                                                    owned by Cross Creek Apparel, LLC; 4%
                                                                                    owned by DeSoto Mills, Inc.
-----------------------------------------------------------------------------------------------------------------------------
JERZEES de Honduras, S.A. de C.V.                   Honduras                        84% owned by Russell; 4% owned by
                                                                                    Russell Apparel, LLC; 4% owned by
                                                                                    Russell Financial Services, Inc.; 4%
                                                                                    owned by Cross Creek Apparel, LLC; 4%
                                                                                    owned by DeSoto Mills, Inc.
-----------------------------------------------------------------------------------------------------------------------------
JERZEES Choloma, S.A.                               Honduras                        84% owned by Russell; 4% owned by Russell
                                                                                    Apparel, LLC; 4% owned by Russell
                                                                                    Financial Services, Inc.; 4% owned by
                                                                                    Cross Creek Apparel, LLC; 4% owned by
                                                                                    DeSoto Mills, Inc.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
Servicios Russell, S.A. de C.V.                     Mexico                          100% owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Russell Corp. Far East Limited (inactive)           Hong Kong                       99.99% owned by Russell, 0.01% owned
                                                                                    by Russell Apparel, LLC
-----------------------------------------------------------------------------------------------------------------------------
Russell Foreign Sales, Ltd.                         Barbados                        100% owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Russell Corp. Bangladesh Limited                    Bangladesh                      99% owned by Russell Europe Limited,
                                                                                    1% owned by Eagle R Holdings Limited
-----------------------------------------------------------------------------------------------------------------------------
Russell Corp. Canada Ltd.                           Canada                          100% owned by Russell
-----------------------------------------------------------------------------------------------------------------------------
Russell Holdings Europe B.V.                        Netherlands                     100% owned by Russell Asset
                                                                                    Management, Inc.
-----------------------------------------------------------------------------------------------------------------------------
Ruservicios, S.A. de C.V.                           Honduras                        84% owned by Russell; 4% owned by
                                                                                    Russell Apparel, LLC; 4% owned by
                                                                                    Russell Financial Services, Inc.; 4%
                                                                                    owned by Cross Creek Apparel, LLC; 4%
                                                                                    owned by DeSoto Mills, Inc.
-----------------------------------------------------------------------------------------------------------------------------
Eagle R. Holdings Limited                           United Kingdom                  99.99% owned by Russell, remainder
                                                                                    owned by Russell Apparel, LLC
-----------------------------------------------------------------------------------------------------------------------------
Citygate Textiles Limited                           United Kingdom                  99.998% owned by Russell Europe
                                                                                    Limited, 0.002% owned by Russell
                                                                                    Apparel, LLC
-----------------------------------------------------------------------------------------------------------------------------
Russell Del Caribe, Inc. (incorporated but still    Puerto Rico                     100% owned by Russell Corporation
in formation)
-----------------------------------------------------------------------------------------------------------------------------

All of the outstanding stock and securities of each domestic Subsidiary, and 65% of the outstanding stock and securities of each foreign subsidiary, are pledged to Wachovia Bank, N.A., as Collateral Agent, pursuant to the Guarantee and Collateral Agreement dated as of December 14, 2001 among Russell Corporation, certain of its Subsidiaries and Wachovia Bank, N.A., as Collateral Agent (which Liens will be released in accordance with subsection (i) of the definition of "Permitted Liens").

All Subsidiaries are Consolidated Subsidiaries.

                                 SCHEDULE 7.1(e)
                           COMPLIANCE WITH LAWS, ETC.


                                      None.

                                 SCHEDULE 7.1(g)
                             GOVERNMENTAL APPROVALS

ENVIRONMENTAL MATTERS


1. Bronson v. Alabama Department of Environmental Management, et al., pending before the Alabama Environmental Management Commission (appeal of City of Alexander City's discharge permit)

2. All matters described in or otherwise disclosed in any report on Form 10-K or Form 10-Q filed by Russell with the United States Securities and Exchange Commission after December 31, 2000, including, without limitation,

         (a) Locke, et al. v. Russell Corporation, et al., pending in the Circuit Court of Jefferson County, Alabama (nuisance and trespass claims);

         (b) Gould v. Russell Corporation, et al., pending in the Circuit Court of Jefferson County, Alabama (nuisance and trespass claims); and

         (c) Proposed Consent Decree in the matter of United States of America v. Russell Corporation, et al., to be filed in the United States District Court, Middle District of Alabama, relating to alleged violations of the Clean Water Act in connection with the discharge of waste at a water treatment facility operated by the City of Alexander City, Alabama

                                 SCHEDULE 7.1(h)
                               TITLE TO PROPERTIES


With respect to Real Estate, all those matters as shown on Chicago Title Insurance Company Title Commitment Numbers 2472, WS2002-01152, 2-13521(M), 4435 and that certain title commitment prepared by Watson, Gillis & Carver, P.C., insuring Fleet Capital Corporation, for property located in DeKalb County, Alabama.

                                 SCHEDULE 7.1(i)
                                      LIENS


                  See Schedule 1.1C and the items listed below.

---------------------------------------------------------------------------------------------------------------------------
      Debtor          Secured Party       Jurisdiction       File Number         File Date             Collateral
---------------------------------------------------------------------------------------------------------------------------
   Cross Creek      OMNOVA Solutions,    North Carolina       200105042981          7/26/01      Specified consigned goods
   Apparel, LLC     Inc. as successor     Secretary of
 as successor in      in interest to         State                                  Amended
interest to Cross         GenCorp                                                    9/5/01
  Creek Apparel,       Performance
       Inc.             Chemicals
---------------------------------------------------------------------------------------------------------------------------
     Russell         D & G Dyes, Inc.       Alabama          B2000-33854FS         8/22/00        All inventory sold to
   Corporation                            Secretary of                                          Debtor by Secured Party
                                             State                                                and all proceeds and
                                                                                                    products thereof
---------------------------------------------------------------------------------------------------------------------------
     Russell           Dystar L.P.          Alabama          B 02 0045390 FS       01/28/02          Consigned products
   Corporation                            Secretary of
                                             State
---------------------------------------------------------------------------------------------------------------------------
     Russell         BASF Corporation       Alabama          B 02 0010690 FS        1/10/02       BASF owned dyestuffs and
   Corporation                            Secretary of                                           textile auxiliaries on
                                             State                                                    consignment
---------------------------------------------------------------------------------------------------------------------------

                                 SCHEDULE 7.1(j)
                           INDEBTEDNESS AND GUARANTIES


1. Debt under any Control Agreement between a Borrower or a Subsidiary, on the one hand, and any Clearing Bank providing cash management services on the other hand, pursuant to which such Clearing Bank provides cash management services.

2. Debt under the foreign exchange forward rate agreements provided to the Borrowers by JPMorgan Chase Bank (formerly The Chase Manhattan Bank) pursuant to the ISDA Master Agreement and Schedules dated as of July 24, 2001.

3. Debt of Russell Europe Limited in an amount of up to(pound)15.0 million owing to the Bank of Scotland, and the guaranty of such Debt by Russell.

4. Debt under certain receivables purchase and sale agreements by and between Russell Financial Services, Inc., and certain other Borrowers, in each case as originally executed or as such agreements may be from time to time supplemented, amended, renewed or extended.

5. Debt under Letters of Credit issued previously or from time to time by First Union National Bank (now Wachovia Bank, N.A.) for the account of one or more of the Borrowers or its Subsidiaries and for the benefit of a supplier of a Borrower or a Subsidiary.

6. Intercompany Debt owing by RUServicios, Sociedad Anonima to Russell, as evidenced by a promissory note in the principal amount of US$5,000,000.

7. ISDA Master Agreement and Schedule dated as of June 19, 1995 between Trust Company Bank (now SunTrust Bank) and Russell.

8. All obligations under the Senior Note Documents and any guarantees thereof.

9. Obligations under the Standby Letter of Credit issued by Aliant Bank to the State of Alabama relating to workers' compensation coverage for certain of the Borrowers in the amount of $350,000

10. Obligations under the Standby Letter of Credit issued by Fleet National Bank to SunTrust Bank ("SunTrust") relating to loans by SunTrust to Elasticos Centroamericanos Textiles, S.A. de C.V. ("Elcatex").

11. Obligations under the Standby Letter of Credit issued by Fleet National Bank to SunTrust relating to Elcatex's obligations under the ISDA Master Agreement and schedules dated as of July 28, 2000 between SunTrust and Elcatex.

12.      All obligations arising from the Loan Documents.

                                 SCHEDULE 7.1(k)
                                   LITIGATION

All matters described in or otherwise disclosed in any report on Form 10-K or Form 10-Q filed by Russell with the United States Securities and Exchange Commission after December 31, 2000, including, without limitation,

         (a) Locke, et al. v. Russell Corporation, et al., pending in the Circuit Court of Jefferson County, Alabama (nuisance and trespass claims);

         (b) Gould v. Russell Corporation, et al., pending in the Circuit Court of Jefferson County, Alabama (nuisance and trespass claims); and

         (c) Proposed Consent Decree in the matter of United States of America v. Russell Corporation, et al., to be filed in the United States District Court, Middle District of Alabama, relating to alleged violations of the Clean Water Act in connection with the discharge of waste at a water treatment facility operated by the City of Alexander City, Alabama.

                                 SCHEDULE 7.1(l)
                                   TAX MATTERS

(1) Russell Corporation appeal of Tallapoosa County, Alabama 2000 ad valorem tax assessment pending in Circuit Court of Tallapoosa County, Alabama

(2) Russell Corporation protest of Tallapoosa County, Alabama 2001 ad valorem tax assessment pending in Circuit Court of Tallapoosa County, Alabama

                                 SCHEDULE 7.1(p)
                                      ERISA


1.       [Russell Corporation Health & Welfare Benefits Plan*

2.       Russell Corporation Premium Payment Plan

3.       Russell Corporation 401(k) Retirement Savings Plan**

4.       Russell Corporation Revised Pension Plan

5.       Russell Corporation Flexible Deferral Plan

6.       Russell Corporation Supplemental Retirement Benefit Plan

7.       Russell Corporation Supplemental Executive Retirement Plan


*The Russell Corporation Health and Welfare Benefits Plan includes (1) a post-retirement life insurance benefit and (2) hourly and salaried severance plans.

** Russell Corporation identified and corrected a prohibited transaction that occurred in September 2001 related to the Russell Corporation 401(k) Retirement Savings Plan. The prohibited transaction involved slightly late 401(k) contributions and the minimal excise tax of approximately $1,800 has been paid.]

                                 SCHEDULE 7.1(t)
                         LOCATION OF OFFICES AND RECORDS

-------------------------------------------------------------------------------------------------------
            BORROWER                  CHIEF EXECUTIVE OFFICE[S]           OTHER OFFICES WITH BOOKS
                                                                          AND RECORDS RELATING TO
                                                                                  ACCOUNTS
-------------------------------------------------------------------------------------------------------
Russell Corporation                   3330 Cumberland Blvd.
                                      Suite 800
                                      Atlanta, GA 30339

                                      755 Lee Street
                                      Alexander City, AL 35010
-------------------------------------------------------------------------------------------------------
Cross Creek Apparel, LLC              Highway 52 South                    755 Lee Street
                                      Mt. Airy, NC 27030                  Alexander City, AL 35010
-------------------------------------------------------------------------------------------------------
Cross Creek Holdings, Inc.            300 Delaware Avenue                 755 Lee Street
                                      9th Floor-DE 5403                   Alexander City, AL 35010
                                      Wilmington, DE 19801
-------------------------------------------------------------------------------------------------------
DeSoto Mills, Inc.                    1493 County Road 609                755 Lee Street
                                      Fort Payne, AL 35967                Alexander City, AL 35010
-------------------------------------------------------------------------------------------------------
Russell Financial Services, Inc.      300 Delaware Avenue                 755 Lee Street
                                      Suite 1271                          Alexander City, AL 35010
                                      Wilmington, DE 19801
-------------------------------------------------------------------------------------------------------
Russell Asset Management, Inc.        300 Delaware Avenue                 755 Lee Street
                                      Suite 1271                          Alexander City, AL 35010
                                      Wilmington, DE 19801
-------------------------------------------------------------------------------------------------------
RINTEL Properties, Inc.               300 Delaware Avenue                 755 Lee Street
                                      9th Floor - DE 5403                 Alexander City, AL 35010
                                      Wilmington, DE 19801
-------------------------------------------------------------------------------------------------------
Jerzees Apparel, LLC                  3330 Cumberland Blvd.               755 Lee Street
                                      Suite 800                           Alexander City, AL 35010
                                      Atlanta, GA 30339
-------------------------------------------------------------------------------------------------------
Mossy Oak Apparel, LLC                201 Main Street                     755 Lee Street
                                      West Point, MS                      Alexander City, AL 35010
-------------------------------------------------------------------------------------------------------
Russell Apparel LLC                   755 Lee Street
                                      Alexander City, AL 35010
-------------------------------------------------------------------------------------------------------
Russell Yarn, LLC                     755 Lee Street
                                      Alexander City, AL 35010
-------------------------------------------------------------------------------------------------------
Russell Athletic West, Inc.           3330 Cumberland Blvd.               755 Lee Street
                                      Suite 800                           Alexander City, AL 35010
                                      Atlanta, GA 30339
-------------------------------------------------------------------------------------------------------
Russell Athletic, Inc.                3330 Cumberland Blvd.               755 Lee Street
                                      Suite 800                           Alexander City, AL 35010
                                      Atlanta, GA 30339
-------------------------------------------------------------------------------------------------------

                                 SCHEDULE 7.1(u)
                     LOCATIONS OF INVENTORY AND/OR EQUIPMENT

PART A:  U.S. LOCATIONS

(1)      755 Lee Street
         Alexander City, AL 35010
         (Alexander City Complex)

(2)      555 S. Main Street
         Brundidge, AL
         (Brundidge Plant)

(3)      1 Retail Drive
         Montgomery, AL
         (Montgomery DC)

(4)      6175 Lynch Road
         Midland, GA
         (Columbus DC)

(5)      3145 Elmore Rd.
         Hwy 14
         Wetumpka, AL
         (Coosa River Complex)

(6)      CaliforniaMart
         110 East Ninth Street
         No. C463
         Los Angeles, CA
         (Leased Office)

(7)      Empire State Building
         350 Fifth Avenue
         New York, NY
         (Leased Office)

(8)      201 Main Street
         West Point, MS
         (Leased Office)

(9)      623-C Park Meadow Road
         Westerville, OH
         (Leased Office)

(10)     Dothan Warehouse*
         980 Murray Road
         P.O. Box 2222
         Dothan, AL 36302
         (Leased Warehouse)

(11)     Montgomery Warehouse LLC
         P.O. Box 9099
         Montgomery, AL 36108
         (Leased Warehouse)

(12)     Walker Warehousing
         P.O. Box 39
         Alexander City, AL 35011
         (Leased Warehouse)

(13)     New Site Packaging, LLC*
         P.O. Box 1492
         Alexander City, AL
         (Leased Warehouse)

(14)     Rain Tree Business Center
         900B South Walton Blvd., Suite 8
         Bentonville, AR
         (Leased Office)

(15)     1562 E. Spruce
         Olathe, KS
         (Leased Office)

(16)     3330 Cumberland Blvd., Suite 800
         Atlanta, GA 30339
         (Leased Office)

(17)     Wideworld Sportswear
         14 East 29th Street
         Long Beach, CA 90806
         (Contractor)

(18)     Authentic Brands (DEMCO)
         1088 National Parkway
         Schaumberg, IL 60173
         (Contractor)

* No Inventory or Equipment currently located at this location.

(19)     JMW Sales Co. Inc.
         10 West End Road
         Totowa, NJ 07512
         (Contractor)

(20)     Greensboro Apparel*
         County Road 28
         Greensboro, AL 36744
         (Contractor)

(21)     North River Apparel*
         100 Box Factory Road
         Berry, AL 35546
         (Contractor)

(22)     Heritage Sportswear
         505 Manning Street
         Marion, SC 29571
         (Contractor)

(23)     Iris Apparel*
         4920 Jamestown Road
         Clarkrange, TN 38553
         (Contractor)

(24)     Intex Corporation
         1031 Summit Avenue
         Greensboro, NC 27405
         (Contractor)

(25)     Key Buffalo
         Airport Road
         Buffalo, MO 65622
         (Contractor)

(26)     Embroidery Plus
         P.O. Box 370
         Lena, MS 39094
         (Contractor)

(27)     Quality Apparel*
         1196 Cedar Fork Road
         Tazwell, TN 37879
         (Contractor)


* No Inventory or Equipment currently located at this location.

(28)     Quaker Boy
         20 Russell Road
         Bradford, PA 16701
         (Contractor)

(29)     Royal Park
         14139 Highway 86 South
         Prospect Hill, NC 27314
         (Contractor)

(30)     Royal Park
         11010 NW 30th St., Suite 106
         Miami, FL 33152
         (Contractor)

(31)     Virginia Garment
         P.O. Box 23050
         Richmond, VA 23223
         (Contractor)

(32)     Wrightenberry Mills*
         910 Cleveland Avenue
         Burlington, NC 27217
         (Contractor)

(33)     Triad Packaging & Distribution*
         4965 Indiana Avenue
         Winston-Salem, NC 27103
         (Contractor)

(34)     Quality Embroidery
         61 Biesecker Road
         P.O. Box 575
         Lexington, NC 27293
         (Contractor)

(35)     Factory Screenworks
         #3 Charles Road
         P.O. Box 2424
         King, NC 27021
         (Contractor)


* No Inventory or Equipment currently located at this location.

(36)     The Shirt Factory
         56 Kendall Pond Road
         Derry, New Hampshire 03038
         (Contractor)

(37)     Highway 52 South
         Mt. Airy, NC 27030

(38)     Riverside Drive
         Mt. Airy, NC
         (Cloth Plant/CC Knitting)

(39)     2920 Highway 86 North
         Suite B
         Yanceyville, NC
         (Leased Office)

(40)     Bray Warehouse
         372 Old Highway 52 South
         Mt. Airy, NC
         (Leased Warehouse)

(41)     Gold Leaf Warehouse
         301 Old Highway 52 South
         Mt. Airy, NC
         (Leased Warehouse)

(42)     Big Holly Warehouse
         525 Holly Springs Road
         Mt. Airy, NC
         (Leased Warehouse)

(43)     1493 County Road 609
         Fort Payne, AL 35967

(44)     Sandy Valley Road
         Ft. Payne, AL 35967
         (Dyeing/Finishing/Warehouse)

(45)     Windsocks
         2909 Gault Avenue N.
         Ft. Payne, AL 35968
         (Contractor)

(46)     Cooper Hosiery
         4005 Gault Avenue N.
         Ft. Payne, AL 35968
         (Contractor)

(47)     Southern Footwear
         180-A Airport Road
         Ft. Payne, AL 35968
         (Contractor)

(48)     USA Knit
         Beck Industrial Loop
         Ft. Payne, AL 35968
         (Contractor)

(49)     White Sox
         4314 Williams Avenue NE
         Ft. Payne, AL 35968
         (Contractor)

(50)     Design & Cut
         P.O. Box 2288
         Cartersville, GA 30120
         (Contractor)

(51)     Schott International, Inc.
         Kuttner Plant
         1873 McCarter Hwy.
         Newark, NJ 07104
         (Contractor)

(52)     New South Apparel
         112 Ease Rankin St.
         Brewton, AL 36426
         (Contractor)

(53)     Graphic Arts
         1223 North Eshman Avenue
         West Point, MS 39773
         (Contractor)

(54)     F & E Sportswear
         1231 Newell Parkway
         Montgomery, AL 36110
         (Contractor)

(55)     Liberty Screen Print
         301 Fork Road
         Madison, NC 27025
         (Contractor)

(56)     Seams
         424 South Main St.
         Hamburg, AR 71646
         (Contractor)

(57)     The Stitching Post
         10957 Byrd Doerner Road
         Collinsville, MS 39325
         (Contractor)

(58)     University Screen Printing
         489 South Southbell Center
         Starkville, MS 39759
         (Contractor)

(59)     MS Quality Apparel
         P.O. Box 278
         Sumrall, MS 39482
         (Contractor)

(60)     Sandpiper Knitting
         712 South Gum Street
         Pagland, SC 29728
         (Contractor)

(61)     300 Delaware Avenue
         9th Floor-DE 5403
         Wilmington, DE 19801
         (Leased Office)

(62)     300 Delaware Avenue
         Suite 1271
         Wilmington, DE 19801
         (Leased Office)

(63)     3562 Hwy. 280
         Alexander City, AL 35010
         (Alexander City Retail Store)

(64)     485 Seventh Avenue
         Suite 404
         New York, NY 10018
         (Leased Office - Execution Pending)

(65)     Bric McMann
         P.O. Box 1283
         Clearwater, Fl.  33757
         (Contractor)

(66)     Western Imex
         P.O. Box 150339
         Forth Worth, TX  76108
         (Contractor)

(67)     Vision Hosiery*
         152 12th Street NE
         Ft. Payne, AL 35968
         (Contractor)

(68)     B&S Hosiery*
         P.O. Box 85
         Sylvania, AL 35988
         (Contractor)

(69)     Blue Chip Hosiery*
         4314 Williams Ave., NE
         P.O. Box 980905
         Ft. Payne, AL 35968
         (Contractor)

(70)     Locklear Hosiery*
         2402 W. Airport Road
         Ft. Payne, AL 35968
         (Contractor)

(71)     Robin Lynn Hosiery*
         P.O. Box 680775
         Ft. Payne, AL 35968
         (Contractor)

(72)     Heritage Footwear*
         P.O. Box 680775
         Ft. Payne, AL 35968
         (Contractor)

* No Inventory or Equipment currently located at this location.

(73)     Finish Line*
         180 Airport Road W.
         Ft. Payne, AL 35968
         (Contractor)

(74)     Crossroads*
         4330-A Williams Ave., NE
         Ft. Payne, AL 35968
         (Contractor)


PART B:  PUERTO RICO LOCATIONS

(1)      American Storage
         Road # 869 Km 1.5
         Building C No. 6
         Royal Industrial Park
         Bo. Palmas, Catano, PR 00962
         (leased warehouse)


* No Inventory or Equipment currently located at this location.

                                 SCHEDULE 7.1(v)
                                    EQUIPMENT


                              See Schedule 7.1(u).

                                 SCHEDULE 7.1(w)
                                  BANK ACCOUNTS

      BANK NAME                  ACCT. NAME           ACCT. NUMBER                   ACCT. TYPE
Aliant Bank, Alex. City        Russell Corporation    2509008                 Checking-Regular Acct.
Aliant Bank, Alex. City        Russell Corporation    791938                  Checking-Investment
Aliant Bank, Alex. City        Russell Corporation    2547449                 Checking-Veba
Aliant Bank, Alex. City        Russell Corporation    2534770                 Checking-Recreation Dept.
Aliant Bank, Alex. City        Russell Corporation    2510944                 Checking-Dividend Fund
Aliant Bank, Alex. City        Jerzees Apparel        55029744                Checking-Three Rivers
                               LLC
Aliant Bank, Alex. City        Cross Creek            2537400                 Checking-Cross Creek
                               Apparel Inc.
Amsouth Bank, Cullman          The Russell            1292919                 [Lockbox]-Desoto Mills
                               Corporation
Compass Bank,                  Russell Corporation    70465376                Checking-Montgomery DC
Montgomery
First of Omaha, Omaha          Russell Corporation    5768004                 Credit Card Clearing
First of Omaha, Omaha          Russell Corporation    5773934                 Credit Card Clearing
First of Omaha, Omaha          Russell Athletic       5924518                 Credit Card Clearing
Suntrust Bank, Alex. City      Russell Mills, Inc.    40004970                Checking-Enstar IDB
Suntrust Bank, Atlanta         Russell Financial      8800415633              Lockbox
                               Serv. Inc.
Suntrust Bank, Atlanta         Russell Financial      8800993241              Lockbox
                               Serv. Inc.
Suntrust Bank, Atlanta         Russell Financial      8801515910              Lockbox
                               Serv. Inc.
Suntrust Bank, Atlanta         Russell Financial      8801125819              Lockbox
                               Serv. Inc.
Suntrust Bank, Atlanta         Russell Corporation    8800187307              Checking
Wachovia, Atlanta              Russell Corporation    16198904                Checking
Aliant Bank, Alex. City        Cross Creek            2537400                 Checking
                               Apparel Inc.
First Union Bank               Cross Creek            2078281000639           Checking
                               Apparel Inc.
First Union Bank               Cross Creek            2078281000749           Checking
                               Apparel Inc.
First Union Bank               Cross Creek            2078281024835           Checking
                               Apparel Inc.
First Union Bank               Russell Asset          2014229047252           Checking
                               Management
First Union Bank               Russell Financial      2000003431276           Checking
                               services
First Union Bank               Cross Creek            2014229047333           Checking
                               Holdings, Inc
First Union Bank               Rintel Properties      2014229047414           Checking
Aliant Bank, Alex. City        Alexander City         2530236                 Checking
                               Flying Service
Suntrust Bank                  Russell Corp Non       11-03-125-1137485       Investment Account
                               Qualified Def Comp
                               Plan
Nationwide Life Insurance      Corporate Flexible     28908900                Investment Account
Company                        Deferred Comp
                               Account

Burham Securities              Russell Corp           85165888029             Investment Account
First Union Bank               Russell Corp L/C       2000010560282           Checking
                               Reimbursement
                               Account
Bank Of America                Russell Corporation    003276019579            Checking
Delaware Trust                 Rintel Properties      6728000180              Investment Account
Delaware Trust                 Cross Creek            672800288               Investment Account
                               Holdings, Inc
Delaware Trust                 Russell Financial      6728008761              Investment Account
                               Services
Delaware Trust                 Russell Asset          6728000279              Investment Account
                               Management
Aliant Bank, Alex. City        Russell Co-op          55031307                Checking
SunTrust                       Russell Financial      6801012144              Checking
                               Services
Wachovia Bank                  Russell Corp (Jack     2002047                 Investment Account
                               Rabbi Trust)
Aliant Bank, Alex City         Russell Co-op          55031315                Checking Payroll
Aliant Bank, Alex City         Russell Corporation    2510936                 Checking Payroll
Aliant Bank, Alex City         Russell Corporation    2510928                 Checking Payroll
Aliant Bank, Alex City         Russell Corporation    2521326                 Checking Payroll
AmSouth                        Desoto Mills           45074747                Checking Payroll
Aliant Bank, Alex City         Russell Corp Salaried  2510286                 Checking Payroll
                               Retirement
Fichosa Bank                                          39-101-262-5            Checking
Fichosa Bank                                          39-121-1217-6           Checking
Fichosa Bank                                          29-102-1092-9           Checking
Fichosa Bank                                          29-121-1352-4           Checking
Fichosa Bank                                          39-101-268-9            Checking
Fichosa Bank                                          42-121-1278-8           Checking
Fichosa Bank                                          39-121-1216-7           Checking
Fichosa Bank                                          39-101-261-6            Checking
Banamex                                               829072114               Checking
Banamex                                               826673338               Checking
Banamex                                               647  175026             Checking
Banamex                                               647  177266             Checking
Banamex                                               647   9001519           Checking
B.G.A. Banco Grupo el                                 215-101-292-8           Checking
Ahorro Hondureno
B.G.A. Banco Grupo el                                 215-101-058-5           Checking
Ahorro Hondureno
Banco Nacional de                                     44379000018             Checking
Mexico
AmSouth                                               45060274                Checking
AmSouth                                               100007520               Checking
AmSouth                                               5990004140              Checking
Aliant Bank                                           2533359
Banco Popular                                         052 444 619             Checking

                                SCHEDULE 7.1(x)
                             INTELLECTUAL PROPERTY

                         Russell Asset Management, Inc.
                        Federal Trademark Registrations

JURISDICTION                             MARK                           CLASS          REG DATE                REG NO.
-----------------------------------------------------------------------------------------------------------------------
USA                  4C - design                                        25            12/29/1998             2,213,930
-----------------------------------------------------------------------------------------------------------------------
USA                  Athletic Club                                      25            01/07/1997               2028087
-----------------------------------------------------------------------------------------------------------------------
USA                  Bargain Bag                                        25            06/20/1995               1900754
-----------------------------------------------------------------------------------------------------------------------
USA                  Big Foot and Design                                25            07/10/1990               1605660
-----------------------------------------------------------------------------------------------------------------------
USA                  Built to Last                                      25            08/01/1989               1550238
-----------------------------------------------------------------------------------------------------------------------
USA                  Camp Creek                                         25            10/26/1999               2289321
-----------------------------------------------------------------------------------------------------------------------
USA                  Castle Design                                      25            04/19/1994               1831412
-----------------------------------------------------------------------------------------------------------------------
USA                  Concentric Circles and Double Ovals Design         25            03/09/1993               1756943
-----------------------------------------------------------------------------------------------------------------------
USA                  Country Cottons                                    25            09/17/1985               1360689
-----------------------------------------------------------------------------------------------------------------------
USA                  Cross Creek & ('bogey man') design                 24            04/22/1997             2,054,178
-----------------------------------------------------------------------------------------------------------------------
USA                  Cross Creek & ('bogey man') design                 25            04/22/1997             2,054,179
-----------------------------------------------------------------------------------------------------------------------
USA                  Cross Creek                                        25            10/07/1975               1022095
-----------------------------------------------------------------------------------------------------------------------
USA                  DD and design (Four Old Time Football Players      25            08/20/1991               1654384
                     design)
-----------------------------------------------------------------------------------------------------------------------
USA                  DeSoto Outdoors and Design                         25            01/19/1993               1747193
-----------------------------------------------------------------------------------------------------------------------
USA                  Desoto Player's Club                               25            01/02/1990               1575150
-----------------------------------------------------------------------------------------------------------------------
USA                  Desoto Player's Club and design (old time          25            07/30/1996             1,989,417
                     football players w/words)
-----------------------------------------------------------------------------------------------------------------------
USA                  Focus Design                                       25            06/13/1989               1543669
-----------------------------------------------------------------------------------------------------------------------
USA                  Get Tough                                          18 & 25       04/22/1997             2,055,798
-----------------------------------------------------------------------------------------------------------------------
USA                  Get Tough R Russell Athletic                       18 & 25       02/04/1997             2,035,968
-----------------------------------------------------------------------------------------------------------------------
USA                  Golf is War Do Battle in Cross Creek and design    25            09/22/1998             2,190,594
-----------------------------------------------------------------------------------------------------------------------
USA                  High Cotton (stylized)                             25            04/24/1990               1593129
-----------------------------------------------------------------------------------------------------------------------
USA                  Huntley of York                                    25            11/15/1977               1077467
-----------------------------------------------------------------------------------------------------------------------
USA                  Jerzees                                            25            02/22/2000               2322101
-----------------------------------------------------------------------------------------------------------------------
USA                  Jerzees                                            25            04/14/1992               1683032
-----------------------------------------------------------------------------------------------------------------------
USA                  Jerzees Activewear Z and design                    25            07/04/2000               2363671
-----------------------------------------------------------------------------------------------------------------------
USA                  Jerzees logo                                       25            05/29/1984               1280293
-----------------------------------------------------------------------------------------------------------------------
USA                  Jerzees Cotton Sweats                              25            06/23/1992               1696178
-----------------------------------------------------------------------------------------------------------------------
USA                  Jerzees World Class and design                     25            07/02/1996               1983435
-----------------------------------------------------------------------------------------------------------------------
USA                  Lady Player                                        25            03/15/1994               1826428
-----------------------------------------------------------------------------------------------------------------------
USA                  Design - four men in top hats                      25            01/30/1990               1580207
-----------------------------------------------------------------------------------------------------------------------
USA                  Participant                                        25            05/11/1999             2,245,153
-----------------------------------------------------------------------------------------------------------------------
USA                  Performance Cushion                                25            02/28/1995               1880688
-----------------------------------------------------------------------------------------------------------------------
USA                  Performance Club                                   25            06/06/1995               1897592
-----------------------------------------------------------------------------------------------------------------------
USA                  Player's Pride                                     25            01/03/1995               1871967
-----------------------------------------------------------------------------------------------------------------------
USA                  Player's Performance                               25            03/01/1994               1824475
-----------------------------------------------------------------------------------------------------------------------

JURISDICTION                             MARK                          CLASS           REG DATE                REG NO.
-----------------------------------------------------------------------------------------------------------------------
USA                  Pro Cotton                                         25            05/23/1989               1540603
-----------------------------------------------------------------------------------------------------------------------
USA                  Qualitized                                         25            07/24/1962                734966
-----------------------------------------------------------------------------------------------------------------------
USA                  R logo                                             25            12/02/1997               2118119
-----------------------------------------------------------------------------------------------------------------------
USA                  R logo                                             25            10/29/1974                996847
-----------------------------------------------------------------------------------------------------------------------
USA                  R logo                                             24            12/09/1975               1026794
-----------------------------------------------------------------------------------------------------------------------
USA                  R logo                                             25            11/05/1974                997505
-----------------------------------------------------------------------------------------------------------------------
USA                  R Russell Athletic (and design)                    25            12/09/1997               2120076
-----------------------------------------------------------------------------------------------------------------------
USA                  R Russell Athletic/High Cotton                     25            10/28/1986               1415076
-----------------------------------------------------------------------------------------------------------------------
USA                  R Russell Athletic                                 18 & 25       11/07/1995               1932436
-----------------------------------------------------------------------------------------------------------------------
USA                  Red Eagle Trading Co.                              25            08/14/2001               2477855
-----------------------------------------------------------------------------------------------------------------------
USA                  Red Eagle Trading Co. By Jerzees and design        25            09/04/2001               2484965
-----------------------------------------------------------------------------------------------------------------------
USA                  Russell National & design                          25            08/27/1985               1356767
-----------------------------------------------------------------------------------------------------------------------
USA                  Softwick                                           24            07/10/2001               2467882
-----------------------------------------------------------------------------------------------------------------------
USA                  Super Sweats                                       25            06/23/1981               1158184
-----------------------------------------------------------------------------------------------------------------------
USA                  The Exceptional Shirt                              25            05/01/1984               1276266
-----------------------------------------------------------------------------------------------------------------------
USA                  The Experience Shows                               25            09/08/1992               1713836
-----------------------------------------------------------------------------------------------------------------------
USA                  The Golfer and Design                              25            06/21/1988               1493214
-----------------------------------------------------------------------------------------------------------------------

USA             The Worker and Design               25               01/26/1993              1748611
-----------------------------------------------------------------------------------------------------------------------
USA             Three Rivers                        25               09/17/1996              2001576
-----------------------------------------------------------------------------------------------------------------------
USA             TOURTECH                            25               08/11/1998            2,180,235
-----------------------------------------------------------------------------------------------------------------------
USA             TRANSFORMX                          25               02/26/2002              2543052
-----------------------------------------------------------------------------------------------------------------------
USA             Tweed Fleece                        25               12/07/1999              2299072
-----------------------------------------------------------------------------------------------------------------------
USA             YorkTown                            25               08/11/1964               775016
-----------------------------------------------------------------------------------------------------------------------
USA             Z CLASS                             25               11/06/2001              2504093
-----------------------------------------------------------------------------------------------------------------------
USA             ZT                                  25               12/05/2000              2411447
-----------------------------------------------------------------------------------------------------------------------
USA             ZT and design                       25               08/07/2001              2475783
-----------------------------------------------------------------------------------------------------------------------

                         Russell Asset Management, Inc.
                             Trademark Applications

JURISDICTION                   MARKS                 CLASS           REG DATE              REG NO.
---------------------------------------------------------------------------------------------------
USA                R logo                               25          02/27/2001            76216732
---------------------------------------------------------------------------------------------------
USA                C C design(*)                        25          07/21/2000            76093889
---------------------------------------------------------------------------------------------------
USA                DRI POWER                            25          10/29/2001            76330785
---------------------------------------------------------------------------------------------------
USA                HERCUFIBRE                           24          05/25/2001            76263343
---------------------------------------------------------------------------------------------------
USA                JERZEES rectangle design             25          10/16/2001            76325996
---------------------------------------------------------------------------------------------------
USA                Jerzees Cazuals                      25          11/13/2001            76336768
---------------------------------------------------------------------------------------------------
USA                Jerzees CaZuals and design           25          08/28/2000            76118145
---------------------------------------------------------------------------------------------------
USA                JERZEES CASUAL COMFORT               25          10/29/2001            76331289
---------------------------------------------------------------------------------------------------
USA                JERZEES OUTDOORS                     25          07/21/2000            76093890
---------------------------------------------------------------------------------------------------
USA                Northern Woodsman                    25          10/29/2001            76330787
---------------------------------------------------------------------------------------------------
USA                Performance Pique                    25          06/05/2001            76266784
---------------------------------------------------------------------------------------------------
USA                RUSSELL                              25          08/18/2000            76112386
---------------------------------------------------------------------------------------------------
USA                Russell Athletic                 25, 28          02/27/2001            76216841
---------------------------------------------------------------------------------------------------
USA                Russell Athletic Power               25          10/29/2001            76330768
---------------------------------------------------------------------------------------------------
USA                The Radiator                         25          10/16/2000            76148492
---------------------------------------------------------------------------------------------------
USA                Storm Power                          25          10/29/2001            76330765
---------------------------------------------------------------------------------------------------
USA                Stretch Power                        25          10/29/2001            76330789
---------------------------------------------------------------------------------------------------
USA                THERMA POWER                         25          10/29/2001            76330788
---------------------------------------------------------------------------------------------------
USA                UltraStretch                         25          01/16/2001            76194044
                   In the name of Rhyne Packaging
                   Company
---------------------------------------------------------------------------------------------------
USA                Vintage Varsity                      25          10/29/2001            76330770
---------------------------------------------------------------------------------------------------
USA                Z and Diamond design                 35          02/16/2001            76214510
---------------------------------------------------------------------------------------------------
USA                Z and Diamond design                 25          02/16/2001            76214511
---------------------------------------------------------------------------------------------------

(*) Sara Lee has filed an opposition action with the PTO to this application citing certain Champion trademarks.

                            Cross Creek Apparel, LLC
                        Foreign Trademark Registrations

JURISDICTION                       MARKS                      CLASS          REG. DATE              REG. NO.
--------------------------------------------------------------------------------------------------------------
Armenia                   Cross Creek                           25           06/01/1997                  1959
--------------------------------------------------------------------------------------------------------------
Australia                 Cross Creek                           25           01/07/1998                752294
--------------------------------------------------------------------------------------------------------------
Australia                 Cross Creek & 4C design               25           08/10/1977               A310099
--------------------------------------------------------------------------------------------------------------
Australia                 Cross Creek                           42           02/07/1996                701938
--------------------------------------------------------------------------------------------------------------
Belize                    Cross Creek & 4C design               25           08/22/1996                  7448
--------------------------------------------------------------------------------------------------------------
Benelux                   Cross Creek & 4C design               25           05/26/1977                345608
--------------------------------------------------------------------------------------------------------------
Canada                    Cross Creek Pro Collection            25           01/30/1998             TMA488777
--------------------------------------------------------------------------------------------------------------
Canada                    Cross Creek                           25           12/27/1996               468,017
--------------------------------------------------------------------------------------------------------------
Canada                    Cross Creek & 4C design                            11/16/1979                237233
--------------------------------------------------------------------------------------------------------------
Costa Rica                Cross Creek                           25           01/20/1997                 98917
--------------------------------------------------------------------------------------------------------------
Costa Rica                Country Cottons                       25           01/20/1997                 98916
--------------------------------------------------------------------------------------------------------------
CTM~~(EU or EC member     4C logo                           18, 25, 28,      04/20/1999                451922
countries are: Austria,                                         35
Belgium, Denmark,
Finland, France,
Germany, Greece,
Ireland, Italy,
Luxembourg,
Netherlands, Portugal,
Spain, Sweden, and UK)
--------------------------------------------------------------------------------------------------------------
Ecuador                   Cross Creek                           25           11/26/1991               2995-91
--------------------------------------------------------------------------------------------------------------
El Salvador               Cross Creek                           25           03/17/1998           148, bk. 72
--------------------------------------------------------------------------------------------------------------
El Salvador               Country Cottons                       25           03/17/1998           149, bk. 72
--------------------------------------------------------------------------------------------------------------
France                    Cross Creek & 4C                      25           06/03/1977               1406792
--------------------------------------------------------------------------------------------------------------
Germany                   Country Cottons                       25           06/14/1994               2092006
--------------------------------------------------------------------------------------------------------------
Germany, West             Cross Creek & 4C design               25           05/28/1977                967036
--------------------------------------------------------------------------------------------------------------
Guatemala                 Cross Creek                           25           09/01/1997                 88630
--------------------------------------------------------------------------------------------------------------
Honduras                  Country Cottons                       25           04/04/1997                 68345
--------------------------------------------------------------------------------------------------------------
Honduras                  Cross Creek                           25           06/30/1997                 69003
--------------------------------------------------------------------------------------------------------------
Hong Kong                 Cross Creek                           25           08/16/1990             B00422/94
--------------------------------------------------------------------------------------------------------------
Indonesia                 Cross Creek                           25           05/04/1995                333159
--------------------------------------------------------------------------------------------------------------
Indonesia                 Cross Creek                           42           08/15/1997                380993
--------------------------------------------------------------------------------------------------------------
Italy                     Cross Creek & 4C design               25           06/10/1977                345940
--------------------------------------------------------------------------------------------------------------
Japan                     4C design                             17           07/29/1985               1788046
--------------------------------------------------------------------------------------------------------------
Korea                     Cross Creek                           27           11/11/1991                225250
--------------------------------------------------------------------------------------------------------------
Korea                     Crosscreek                            45           04/28/1995                312398
--------------------------------------------------------------------------------------------------------------
Kuwait                    Cross Creek                           25           02/15/1997                 28227
--------------------------------------------------------------------------------------------------------------
Nicaragua                 Cross Creek                           25           06/30/1997                 37802
--------------------------------------------------------------------------------------------------------------
Nicaragua                 Country Cottons                       25           06/30/1998                 37803
--------------------------------------------------------------------------------------------------------------
Pakistan                  Cross Creek                           25           08/29/1994                126366
--------------------------------------------------------------------------------------------------------------
Panama                    Country Cottons                       25           06/06/1996                 81227
--------------------------------------------------------------------------------------------------------------
Panama                    Cross Creek                           25           05/27/1992                 61379
--------------------------------------------------------------------------------------------------------------
Singapore                 Cross Creek                           25           08/29/1994            T94/07487C
--------------------------------------------------------------------------------------------------------------
South Africa              Cross Creek                           25           09/15/1994              B94/9993
--------------------------------------------------------------------------------------------------------------
Sri Lanka                 Cross Creek                           25           09/09/1994                 71785
--------------------------------------------------------------------------------------------------------------
Sweden                    Country Cottons                       25           02/16/1996                308664
--------------------------------------------------------------------------------------------------------------
Sweden                    Cross Creek & 4C design               25           10/07/1977                160998
--------------------------------------------------------------------------------------------------------------
Switzerland               Cross Creek & 4C design               25           07/18/1977                289561
--------------------------------------------------------------------------------------------------------------
Thailand                  Cross Creek                           25                                    TM99333
--------------------------------------------------------------------------------------------------------------

JURISDICTION                       MARKS                 CLASS             REG DATE                   REG NO.
--------------------------------------------------------------------------------------------------------------
Thailand (3)              CRISS CROSS                      25             10/21/1999                 tm100502
--------------------------------------------------------------------------------------------------------------
Turkey                    Cross Creek                      25             08/14/1998                98/011226
--------------------------------------------------------------------------------------------------------------
United Kingdom            Cross Creek & 4C design          25              7/13/1977                 B1080966
--------------------------------------------------------------------------------------------------------------
United Kingdom            Country Cottons                  25              3/22/1996                  1572497
--------------------------------------------------------------------------------------------------------------
Vietnam                   Cross Creek                      25              1/06/1996                    22970
--------------------------------------------------------------------------------------------------------------

                            Cross Creek Apparel, LLC
                             Trademark Applications

JURISDICTION              MARK               CLASS       APP FILED                 SERIAL NO.
-----------------------------------------------------------------------------------------------
India                  Cross Creek             25        08/30/1994                    638433
-----------------------------------------------------------------------------------------------
Malaysia               CROSS CREEK             18        03/02/2001                2001-02691*
-----------------------------------------------------------------------------------------------
Malaysia               Cross Creek             24        03/02/2001                2001-02693*
-----------------------------------------------------------------------------------------------
Malaysia               Cross Creek             25        09/05/1994                   9408202
-----------------------------------------------------------------------------------------------
Malaysia               Cross Creek             28        03/02/2001                2001-02692*
-----------------------------------------------------------------------------------------------
Philippines            Cross Creek             25        11/23/1994                     96558
-----------------------------------------------------------------------------------------------
Philippines            Cross Creek             42        02/27/1997                    118358
-----------------------------------------------------------------------------------------------

                              Russell Corporation
                            Trademark Registrations

JURISDICTION                  MARKS                     CLASS          REG DATE             REG NO.
----------------------------------------------------------------------------------------------------

USA                 Discus                               25           01/17/1978            1082718
----------------------------------------------------------------------------------------------------
USA                 Discus and design                    25           06/24/1997            2074559
----------------------------------------------------------------------------------------------------
USA                 Discus Athletic and design           25           09/10/1996            1999602
----------------------------------------------------------------------------------------------------
USA                 Discus Athletic and design           25           05/28/1996            1976957
----------------------------------------------------------------------------------------------------
USA                 Discus Athletic                      25           05/28/1996            1976958
----------------------------------------------------------------------------------------------------
USA                 Discus Athletic and design           25           07/23/1991            1651552
----------------------------------------------------------------------------------------------------
USA                 Sport by Discus Athletic             25           11/18/1997            2114356
                    and design
----------------------------------------------------------------------------------------------------
USA                 Sport by Discus Athletic             25           11/04/1997            2110858
----------------------------------------------------------------------------------------------------
USA                 Discus Classic Athletic              25           03/09/1999            2230217
----------------------------------------------------------------------------------------------------
USA                 Discus Sport and design              25           10/12/1999            2285724
----------------------------------------------------------------------------------------------------
USA                 Discus Sport                         25           12/08/1998            2209372
----------------------------------------------------------------------------------------------------
USA                 Discus Thrower design                25           02/18/1997            2039121
----------------------------------------------------------------------------------------------------
Albania             Cross Creek                          25           10/07/1985               5595
----------------------------------------------------------------------------------------------------
Albania             Jerzees logo                         25           10/04/1990               5596
----------------------------------------------------------------------------------------------------

JURISDICTION                  MARKS                    CLASS          REG DATE             REG NO.
---------------------------------------------------------------------------------------------------

Albania             R Russell Athletic                  25           10/04/1990               5597
---------------------------------------------------------------------------------------------------
Algeria             Jerzees logo                        25           08/31/1993             046803
---------------------------------------------------------------------------------------------------
Andorra             Egale R                                          10/22/2001              17658
---------------------------------------------------------------------------------------------------
Andorra             Russell Athletic                                 10/22/2001              17659
---------------------------------------------------------------------------------------------------
Argentina           Cross Creek                         25           12/30/1993            1492036
---------------------------------------------------------------------------------------------------
Argentina           Discus Athletic                     25           11/30/1993            1485446
---------------------------------------------------------------------------------------------------
Argentina           Jerzees logo                        42           12/30/1994            1493498
---------------------------------------------------------------------------------------------------
Argentina           Jerzees logo                        25           06/06/1997            1634946
---------------------------------------------------------------------------------------------------
Argentina           R logo                              28           05/31/1994            1523690
---------------------------------------------------------------------------------------------------
Argentina           R logo                              18           05/31/1994            1523689
---------------------------------------------------------------------------------------------------
Argentina           R Russell Athletic                  42           12/30/1993            1493496
---------------------------------------------------------------------------------------------------
Argentina           R Russell Athletic                  25           07/30/1993            1453579
---------------------------------------------------------------------------------------------------
Argentina           Russell Athletic                    28           05/31/1994            1523688
---------------------------------------------------------------------------------------------------
Argentina           Russell Athletic                    18           05/31/1994            1523687
---------------------------------------------------------------------------------------------------
Armenia             Cross Creek                         25           06/01/1997               1959
---------------------------------------------------------------------------------------------------
Armenia             Jerzees logo                        25           07/01/1997               1958
---------------------------------------------------------------------------------------------------
Armenia             R Russell Athletic                  25           06/11/1997               1762
---------------------------------------------------------------------------------------------------
Australia           Discus Athletic and design          25           04/18/1995             619956
---------------------------------------------------------------------------------------------------
Australia           Discus Classic Athletic             25           09/09/1997             743478
---------------------------------------------------------------------------------------------------
Australia           Jerzees logo and block              25           02/23/1990            A529374
                    letters
---------------------------------------------------------------------------------------------------
Australia           R Russell Athletic                  25           02/23/1990            A529373
---------------------------------------------------------------------------------------------------
Australia           Red Eagle Trading Co            18, 25, 35       01/02/1997             724995
---------------------------------------------------------------------------------------------------
Austria             Discus Athletic and design          25           08/31/1992             143691
---------------------------------------------------------------------------------------------------
Austria             Jerzees by Russell logo             25           04/22/1987             115838
---------------------------------------------------------------------------------------------------
Austria             R Russell logo                      25           04/22/1987             115839
---------------------------------------------------------------------------------------------------
Azerbaijan          Cross Creek                         25           03/18/1994             960228
---------------------------------------------------------------------------------------------------
Azerbaijan          Jerzees logo                        25           03/18/1994             960230
---------------------------------------------------------------------------------------------------
Azerbaijan          R Russell Athletic                  25           03/18/1994             960229
---------------------------------------------------------------------------------------------------
Bangladesh          Jerzees logo                        25           09/05/1994              41590
---------------------------------------------------------------------------------------------------
Belarus             Cross Creek                         25           12/20/1993               2405
---------------------------------------------------------------------------------------------------
Belarus             Jerzees logo                        25           12/20/1993               2403
---------------------------------------------------------------------------------------------------
Belarus             R Russell Athletic                  25           12/20/1993               2404
---------------------------------------------------------------------------------------------------
Belize              Jerzees logo                        25           09/04/1996               7447
---------------------------------------------------------------------------------------------------
Belize              R logo                              18           08/22/1996               7452
---------------------------------------------------------------------------------------------------
Belize              R Russell logo                      25           08/22/1996               7450
---------------------------------------------------------------------------------------------------
Belize              Russell Athletic                    18           03/05/1997               7651
---------------------------------------------------------------------------------------------------
Belize              Russell Athletic                    25           08/22/1996               7451
---------------------------------------------------------------------------------------------------

JURISDICTION                  MARKS                    CLASS           REG DATE           REG NO.
--------------------------------------------------------------------------------------------------
Benelux              Discus Athletic                     25           08/03/1992            508240
--------------------------------------------------------------------------------------------------
Benelux              Jerzees logo                        25           10/08/1987            437852
--------------------------------------------------------------------------------------------------
Benelux              R Russell logo                      25           09/10/1982            386817
--------------------------------------------------------------------------------------------------
Boliva               Discus Athletic and design          25           03/24/1993            015731
--------------------------------------------------------------------------------------------------
Bolivia              Cross Creek                         25           01/11/1994           55600-C
--------------------------------------------------------------------------------------------------
Bolivia              Jerzees                             42           01/11/1994           55601-C
--------------------------------------------------------------------------------------------------
Bolivia              Jerzees logo                        25           01/11/1994           55597-C
--------------------------------------------------------------------------------------------------
Bolivia              R Russell Athletic                  42           01/11/1994           55598-C
--------------------------------------------------------------------------------------------------
Bolivia              R Russell Athletic                  25           01/11/1994           55599-C
--------------------------------------------------------------------------------------------------
Brazil               Cross Creek                     25.10 & 20       10/29/1996         816072990
--------------------------------------------------------------------------------------------------
Brazil               Discus Athletic                     25           03/13/2001         817399445
--------------------------------------------------------------------------------------------------
Brazil               Discus Athletic and design          25           02/13/2001         816676313
--------------------------------------------------------------------------------------------------
Brazil               Jerzees                      25~(local 25.10;    07/06/1999         819787086
                                                   25.20 & 25.30)
--------------------------------------------------------------------------------------------------
Brazil               R Russell Athletic           35 (local 40.15)    07/14/1998         818892200
--------------------------------------------------------------------------------------------------
Brazil               R Russell Athletic                  18           03/20/2001         818892218
--------------------------------------------------------------------------------------------------
Brazil               R Russell Athletic                  25           08/26/1997         815345160
--------------------------------------------------------------------------------------------------
Brazil               R Russell Athletic               25 (local       11/16/1999         819878588
                                                   classes 25.10,
                                                   25.20 & 25.30)
--------------------------------------------------------------------------------------------------
Bulgaria             Cross Creek                         25           03/13/1991             20056
--------------------------------------------------------------------------------------------------
Bulgaria             Discus Athletic                     25           05/31/1993             20500
--------------------------------------------------------------------------------------------------
Bulgaria             Jerzees logo                        25           08/27/1990             19606
--------------------------------------------------------------------------------------------------
Bulgaria             R Russell Athletic                  25           08/27/1990             19605
--------------------------------------------------------------------------------------------------
Canada               Discus                              25           12/19/1980            254022
--------------------------------------------------------------------------------------------------
Canada               Discus Athletic                     25           09/04/1992            402417
--------------------------------------------------------------------------------------------------
Canada               Discus Classic Athletic             25           02/23/1999            508334
--------------------------------------------------------------------------------------------------
Canada               Get Tough                           25           03/18/1997           472,971
--------------------------------------------------------------------------------------------------
Canada               High Cotton (stylized)              25           08/30/1996           462,769
--------------------------------------------------------------------------------------------------
Canada               Jerzees                             25           12/29/1995           452,293
--------------------------------------------------------------------------------------------------
Canada               Jerzees World Class &               25           11/18/1997            485651
                     Design
--------------------------------------------------------------------------------------------------
Canada               R Logo                           24 and 25       03/14/1980            240946
--------------------------------------------------------------------------------------------------
Canada               R logo                              25           03/05/1997           472,131
--------------------------------------------------------------------------------------------------
Canada               R Russell Athletic                18 & 25        10/20/1998        TMA502,117
--------------------------------------------------------------------------------------------------
Canada               Russell                           24 & 25        03/14/1980            240945
--------------------------------------------------------------------------------------------------
Canada               Russell National & design           25           09/06/1974        TMA201,607
--------------------------------------------------------------------------------------------------

JURISDICTION                  MARKS                    CLASS           REG DATE           REG NO.
--------------------------------------------------------------------------------------------------

Chile                Cross Creek                         25           06/09/1992            387517
--------------------------------------------------------------------------------------------------
Chile                Discus Athletic                     25           05/19/2002           386.997
--------------------------------------------------------------------------------------------------
Chile                Discus Athletic and Design      CE (local)       08/26/1992           409.624
--------------------------------------------------------------------------------------------------
Chile                Discus Athletic University          25           07/22/1993           409.625
                     Shop
--------------------------------------------------------------------------------------------------
Chile                Discus Athletic University      CE (local)       07/22/1993           409.626
                     Shop
--------------------------------------------------------------------------------------------------
Chile                Jerzees                             25           05/24/1996           461.645
--------------------------------------------------------------------------------------------------
Chile                Jerzees                             CE           01/04/1993            399700
--------------------------------------------------------------------------------------------------
Chile                Jerzees logo                        25           01/17/1997           477.234
--------------------------------------------------------------------------------------------------
Chile                R logo                              25           02/13/1998           504.296
--------------------------------------------------------------------------------------------------
Chile                R Russell Athletic                  IE           05/10/1993           406.401
--------------------------------------------------------------------------------------------------
Chile                R Russell Athletic                  25           12/22/1995           454.754
--------------------------------------------------------------------------------------------------
Chile                R Russell Athletic                  18           06/09/1994            427516
--------------------------------------------------------------------------------------------------
Chile                R Russell Athletic (All of          CE           12/28/1993            418945
                     Chile except Santiago)
--------------------------------------------------------------------------------------------------
Chile                R Russell Athletic                  CE           05/10/1993           406.402
                     (Santiago only)
--------------------------------------------------------------------------------------------------
Chile                Russell                             35           06/03/1993            407372
--------------------------------------------------------------------------------------------------
Chile                Russell Athletic                    25           03/09/1995           440.803
--------------------------------------------------------------------------------------------------
China                Cross Creek                         25           04/20/1992            592033
--------------------------------------------------------------------------------------------------
China                Discus Athletic and design          25           01/20/1995            726578
--------------------------------------------------------------------------------------------------
China                Discus Classic Athletic             25           07/14/1999           1283380
--------------------------------------------------------------------------------------------------
China                Jerzees logo                        40           04/19/1992            592032
--------------------------------------------------------------------------------------------------
China                R logo                              25           03/21/2001           1541275
--------------------------------------------------------------------------------------------------
China                R Russell Athletic                  25           03/21/2001           1541274
--------------------------------------------------------------------------------------------------
China                Russell                             25           06/07/2001           1581200
--------------------------------------------------------------------------------------------------
Colombia             Cross Creek                         25           11/30/1993            148740
--------------------------------------------------------------------------------------------------
Colombia             Jerzees logo                        25           05/30/1994            163344
--------------------------------------------------------------------------------------------------
Colombia             R Russell Athletic                  25           06/30/1994            166377
--------------------------------------------------------------------------------------------------
Colombia             R Russell Athletic & design         42           07/21/1997            199291
--------------------------------------------------------------------------------------------------
Costa Rica           Jerzees                             25           05/29/1995             91481
--------------------------------------------------------------------------------------------------
Costa Rica           R Russell Athletic                  25           05/29/1995             91480
--------------------------------------------------------------------------------------------------
Croatia              Cross Creek                         25           02/25/1991           Z921252
--------------------------------------------------------------------------------------------------
Croatia              Jerzees logo                        25           08/13/1990         Z 921251A
--------------------------------------------------------------------------------------------------
Croatia              R Russell Athletic                  25           08/13/1990         Z 921245A
--------------------------------------------------------------------------------------------------
CTM~~EU or EC        Cross Creek                    18, 25, 28, 35    02/19/1999            445841
countries
are:~Austria,
Belgium, Denmark,
Finland, France,
Germany, Greece,
Ireland, Italy,
Luxembourg,
Netherlands,
Portugal, Spain,
Sweden, and UK
--------------------------------------------------------------------------------------------------

JURISDICTION                  MARKS                     CLASS           REG DATE             REG NO.
--------------------------------------------------------------------------------------------------------
CTM                   Discus Classic Athletic             25           06/14/1999                657866
--------------------------------------------------------------------------------------------------------
CTM                   Three Rivers                      24, 25         08/09/1999             000712695
--------------------------------------------------------------------------------------------------------
CTM~~EU or EC         Eagle R logo                  18, 25 28, 35      02/12/1999                451765
countries
are:~Austria,
Belgium, Denmark,
Finland, France,
Germany, Greece,
Ireland, Italy,
Luxembourg,
Netherlands,
Portugal, Spain,
Sweden, and UK
--------------------------------------------------------------------------------------------------------
CTM~~EU or EC         Jerzees                       18, 25, 28, 35     06/28/2000                451807
countries
are:~Austria,
Belgium, Denmark,
Finland, France,
Germany, Greece,
Ireland, Italy,
Luxembourg,
Netherlands,
Portugal, Spain,
Sweden, and UK
--------------------------------------------------------------------------------------------------------
Czech Republic        Discus Athletic and Design          25           03/21/1994                175348
--------------------------------------------------------------------------------------------------------
Czech Republic        Jerzees logo                        25           08/09/1990                168812
--------------------------------------------------------------------------------------------------------
Czech Republic        R Russell Athletic                  25           08/09/1990                168811
--------------------------------------------------------------------------------------------------------
Denmark               Cross Creek                         25           10/02/1992               9016/92
--------------------------------------------------------------------------------------------------------
Denmark               Discus Athletic                     25           08/07/1992            07429-1992
--------------------------------------------------------------------------------------------------------
Denmark               Jerzees by Russell logo             25           10/16/1987                347987
--------------------------------------------------------------------------------------------------------
Denmark               R logo                              18           12/18/1992              11615/92
--------------------------------------------------------------------------------------------------------
Denmark               R Russell logo                      25           11/02/1984                380084
--------------------------------------------------------------------------------------------------------
Denmark               Russell Corporation               18 & 25        11/04/1994         VR07.485 1994
--------------------------------------------------------------------------------------------------------
Djibouti              Jerzees logo                        25           11/02/1994         AJVOL101F5N83
--------------------------------------------------------------------------------------------------------
Ecuador               Jerzees                             42           10/01/1992                 39492
--------------------------------------------------------------------------------------------------------
Ecuador               Jerzees logo                        25           09/21/1992                223892
--------------------------------------------------------------------------------------------------------
Ecuador               R Russell Athletic                  25           11/26/1991               2994-91
--------------------------------------------------------------------------------------------------------

JURISDICTION                  MARKS                    CLASS           REG DATE          REG NO.
--------------------------------------------------------------------------------------------------
Ecuador              R Russell Athletic                  42           10/01/1992           393-92
--------------------------------------------------------------------------------------------------
Egypt                Jerzees logo                        25           09/27/1994            78079
--------------------------------------------------------------------------------------------------
Egypt                R Russell Athletic                  25           04/19/1994            78080
--------------------------------------------------------------------------------------------------
Eire/Ireland         Jerzees Built To Last logo          25           05/05/1988          B131238
--------------------------------------------------------------------------------------------------
Eire/Ireland         Jerzees logo (old style)            25           10/08/1986          B130956
--------------------------------------------------------------------------------------------------
Eire/Ireland         R Russell logo                      25           10/08/1986          B130955
--------------------------------------------------------------------------------------------------
El Salvador          Jerzees logo                        25           02/17/1998      84, book 69
--------------------------------------------------------------------------------------------------
El Salvador          R Russell Athletic                  25           06/05/1998      188,book 77
--------------------------------------------------------------------------------------------------
Estonia              Cross Creek                         25           03/26/1991            09638
--------------------------------------------------------------------------------------------------
Estonia              Jerzees logo                        25           09/13/1990            09639
--------------------------------------------------------------------------------------------------
Estonia              R Russell Athletic                  25           09/13/1990            09640
--------------------------------------------------------------------------------------------------
Ethiopia             Jerzees logo                        25           04/01/1996            01979
--------------------------------------------------------------------------------------------------
Finland              Cross Creek                         25           12/07/1992           123382
--------------------------------------------------------------------------------------------------
Finland              Discus and design                   25           03/07/1983            84463
--------------------------------------------------------------------------------------------------
Finland              Discus Athletic and design          25           04/20/1994           131675
--------------------------------------------------------------------------------------------------
Finland              Jerzees logo                        25           11/06/1989           105605
--------------------------------------------------------------------------------------------------
Finland              R Russell logo                      25           09/05/1984            90061
--------------------------------------------------------------------------------------------------
Finland              Russell Athletic                    25           12/20/1993           129618
--------------------------------------------------------------------------------------------------
France               Discus                              25           10/10/1989          1554384
--------------------------------------------------------------------------------------------------
France               Discus Athletic and design          25           01/21/1992         92402029
--------------------------------------------------------------------------------------------------
France               JE Jerzees American Active          25           07/31/1992         92429137
                     Wear & design
--------------------------------------------------------------------------------------------------
France               Jerzees logo                        25           08/21/1987          1433213
--------------------------------------------------------------------------------------------------
France               R Russell logo                      25           09/15/1982          1212951
--------------------------------------------------------------------------------------------------
France               Russell Athletic                    18           09/11/1992         92433581
--------------------------------------------------------------------------------------------------
France               Russell Athletic                    25           01/19/1996         95583601
--------------------------------------------------------------------------------------------------
Georgia              Cross Creek                         25           10/28/1997             7321
--------------------------------------------------------------------------------------------------
Georgia              Jerzees logo                        25           10/28/1997             7320
--------------------------------------------------------------------------------------------------
Georgia              R Russell Athletic                  25           09/05/1997             6660
--------------------------------------------------------------------------------------------------
Germany              Discus Athletic and design          25           01/14/1991          1170803
--------------------------------------------------------------------------------------------------
Germany              R logo                              18           09/01/1992         W2050360
--------------------------------------------------------------------------------------------------
Germany              R Russell Athletic                  25           10/04/1990          2003825
--------------------------------------------------------------------------------------------------
Germany              Russell Athletic                    18           09/01/1992          2043777
--------------------------------------------------------------------------------------------------
Germany, West        Jerzees logo                        25           10/20/1987          1122839
--------------------------------------------------------------------------------------------------
Germany, West        R Russell logo                      25           09/15/1982          1048192
--------------------------------------------------------------------------------------------------

JURISDICTION                  MARKS                    CLASS           REG DATE           REG NO.
--------------------------------------------------------------------------------------------------
Ghana                Jerzees logo                        25           11/16/1998             25887
--------------------------------------------------------------------------------------------------
Greece               Discus Athletic and design          25           05/12/1992            109015
--------------------------------------------------------------------------------------------------
Greece               Jerzees logo                        25           09/10/1987             86682
--------------------------------------------------------------------------------------------------
Greece               R logo                              18           09/08/1992           110.604
--------------------------------------------------------------------------------------------------
Greece               R Russell Athletic                  25           11/05/1991            106558
--------------------------------------------------------------------------------------------------
Greece               R Russell logo                      25           11/08/1982         73286-GRE
--------------------------------------------------------------------------------------------------
Greece               Russell Athletic                    18           09/08/1992           110.605
--------------------------------------------------------------------------------------------------
Guatemala            Jerzees                             25           02/09/1998             88538
--------------------------------------------------------------------------------------------------
Honduras             Jerzees                             25           02/28/1997             67672
--------------------------------------------------------------------------------------------------
Honduras             R Russell Athletic                  18           02/14/1997             67463
--------------------------------------------------------------------------------------------------
Honduras             R Russell Athletic                  25           06/11/1997             68942
--------------------------------------------------------------------------------------------------
Hong Kong            Discus Athletic and design          25           08/10/1998        B8041/1998
--------------------------------------------------------------------------------------------------
Hong Kong            Jerzees logo                        25           08/16/1990          977/1994
--------------------------------------------------------------------------------------------------
Hong Kong            R Russell logo                      25           04/22/1983             B1360
--------------------------------------------------------------------------------------------------
Hong Kong            Russell Athletic                    42           01/16/1997          05615/98
--------------------------------------------------------------------------------------------------
Hong Kong            Russell Athletic                    25           09/05/1994            B04641
--------------------------------------------------------------------------------------------------
Hungary              Cross Creek                         25           03/11/1991           H133170
--------------------------------------------------------------------------------------------------
Hungary              Discus Athletic and design          25           01/29/1992            135200
--------------------------------------------------------------------------------------------------
Hungary              Jerzees logo                        25           08/24/1990            140062
--------------------------------------------------------------------------------------------------
Hungary              R Russell Athletic                  25           08/24/1990            140063
--------------------------------------------------------------------------------------------------
Iceland              R Russell logo                      25           04/20/1983            651983
--------------------------------------------------------------------------------------------------
India                Jerzees logo                        25           03/13/2001            536823
--------------------------------------------------------------------------------------------------
India                R Russell Athletic                  25           02/15/2000            223753
--------------------------------------------------------------------------------------------------
Indonesia            Jerzees logo                        25           09/30/1996            325562
--------------------------------------------------------------------------------------------------
Indonesia            R logo                              25           01/04/1995            322774
--------------------------------------------------------------------------------------------------
Indonesia            R Russell Athletic                  18           05/03/1995            332980
--------------------------------------------------------------------------------------------------
Indonesia            Russell Athletic                    35           03/26/1999            425321
--------------------------------------------------------------------------------------------------
Indonesia            Russell Athletic                    25           05/23/1995            335309
--------------------------------------------------------------------------------------------------
Ireland              Discus and design                   25           03/22/1979             99339
--------------------------------------------------------------------------------------------------
Israel               Discus Athletic and design          25           04/06/1995             86835
--------------------------------------------------------------------------------------------------
Israel               Jerzees logo                        25           10/19/1994             95058
--------------------------------------------------------------------------------------------------
Israel               R Russell Athletic                  25           08/05/1996             95057
--------------------------------------------------------------------------------------------------
Italy                Discus and design                   25           09/17/1985            368484
--------------------------------------------------------------------------------------------------
Italy                Discus Athletic and design          25           12/21/1994            638591
--------------------------------------------------------------------------------------------------
Italy                Discus Athletic and design        25, 28         04/02/1992            565109
--------------------------------------------------------------------------------------------------

JURISDICTION                  MARKS                    CLASS           REG DATE           REG NO.
--------------------------------------------------------------------------------------------------
Italy                Jerzees logo                        25           08/28/1987           508122
--------------------------------------------------------------------------------------------------
Italy                R logo                              18           09/04/1992         00653571
--------------------------------------------------------------------------------------------------
Italy                R Russell logo                      25           09/16/1982           408678
--------------------------------------------------------------------------------------------------
Italy                Russell Athletic                    25           07/29/1992         00649111
--------------------------------------------------------------------------------------------------
Italy                Russell Athletic                    18           09/04/1992         00649791
--------------------------------------------------------------------------------------------------
Japan                Cross Creek                         25           10/31/1996          3206367
--------------------------------------------------------------------------------------------------
Japan                design of a discus thrower          24           09/30/1992          2462049
                                                       (local)
--------------------------------------------------------------------------------------------------
Japan                design of a discus thrower      17 (local)       12/24/1986          1921742
--------------------------------------------------------------------------------------------------
Japan                Discus                          24 (local)       08/31/1993          2567150
--------------------------------------------------------------------------------------------------
Japan                Discus Athletic                 17 (local)       04/23/1990          2222133
--------------------------------------------------------------------------------------------------
Japan                Discus Classic Athletic             25           10/27/2000          4427005
--------------------------------------------------------------------------------------------------
Japan                Jerzees                             18           02/20/1998          4117389
--------------------------------------------------------------------------------------------------
Japan                Jerzees                             25           09/05/1997          4054287
--------------------------------------------------------------------------------------------------
Japan                R logo                              24           10/27/1983          1627110
--------------------------------------------------------------------------------------------------
Japan                R logo                              17           02/23/1984          1657431
--------------------------------------------------------------------------------------------------
Japan                R Russell Athletic                  18           03/12/1997          3272365
--------------------------------------------------------------------------------------------------
Japan                R Russell Athletic                  25           07/31/1996          3179438
--------------------------------------------------------------------------------------------------
Japan                R Russell Athletic                  24           07/31/1996          3179437
--------------------------------------------------------------------------------------------------
Japan                R Russell Athletic                  25           06/20/1997          4016355
--------------------------------------------------------------------------------------------------
Japan                Russell                             17           04/27/1983          1580649
--------------------------------------------------------------------------------------------------
Jordan               Jerzees logo                        25           12/31/1990            26796
--------------------------------------------------------------------------------------------------
Jordan               R Russell Athletic                  25           12/31/1990            26798
--------------------------------------------------------------------------------------------------
Kazakhstan           Cross Creek                         25           07/26/1993             2941
--------------------------------------------------------------------------------------------------
Kazakhstan           Jerzees logo                        25           07/26/1993             2940
--------------------------------------------------------------------------------------------------
Kazakhstan           R Russell Athletic                  25           07/26/1993             2942
--------------------------------------------------------------------------------------------------
Kenya                Jerzees logo                    25 (Part A)      10/27/1993            40856
--------------------------------------------------------------------------------------------------
Korea                design of a discus thrower      45 (local)       11/10/1993           279084
--------------------------------------------------------------------------------------------------
Korea                Discus Athletic and design      45 (local)       07/21/1993           269644
--------------------------------------------------------------------------------------------------
Korea                Jerzees logo                        45           11/25/1991           226609
--------------------------------------------------------------------------------------------------
Korea                Jerzees logo                        27           11/01/1991           225251
--------------------------------------------------------------------------------------------------
Korea                R Russell Athletic                  45           05/25/1992           238969
--------------------------------------------------------------------------------------------------
Korea                R Russell Athletic                  27           11/01/1991           225252
--------------------------------------------------------------------------------------------------
Korea                Russell                             18           10/02/1998           424153
--------------------------------------------------------------------------------------------------
Kuwait               Jerzees                             25           11/05/1996            28054
--------------------------------------------------------------------------------------------------
Kuwait               R Russell Athletic                  25           11/09/1999            30836
--------------------------------------------------------------------------------------------------
Latvia               Cross Creek                         25           06/28/1993           M17563
--------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
JURISDICTION                MARKS                      CLASS           REG. DATE           REG. NO.
------------------------------------------------------------------------------------------------------------
Latvia               Jerzees logo                        25           06/28/1993            M17312
------------------------------------------------------------------------------------------------------------
Latvia               R Russell Athletic                  25           06/28/1993            M17313
------------------------------------------------------------------------------------------------------------
Lebanon              Jerzees logo                        25           02/11/1991             55138
------------------------------------------------------------------------------------------------------------
Lebanon              R Russell Athletic                  25           02/11/1991             55139
------------------------------------------------------------------------------------------------------------
Lithuania            Cross Creek                         25           07/08/1993             11125
------------------------------------------------------------------------------------------------------------
Lithuania            Jerzees logo                        25           07/08/1993             11124
------------------------------------------------------------------------------------------------------------
Lithuania            R Russell Athletic                  25           07/08/1993             11123
------------------------------------------------------------------------------------------------------------
Macau                Russella and design                 25           02/07/2001          N/007398
------------------------------------------------------------------------------------------------------------
Malaysia             Discus Athletic                     25           03/15/1993          93/01609
------------------------------------------------------------------------------------------------------------
Malaysia             Discus Athletic and                 25           03/15/1993          93001608
                     design
------------------------------------------------------------------------------------------------------------
Malaysia             R Russell logo                      25           03/23/1983           MB99192
------------------------------------------------------------------------------------------------------------
Mauritania           Jerzees logo                   18, 24 & 25       05/22/1995            034008
(See O.A.P.I.)
------------------------------------------------------------------------------------------------------------
Mexico               Cross Creek                         25           11/12/1990            436977
------------------------------------------------------------------------------------------------------------
Mexico               Discus Athletic and                 25           09/24/1996            531701
                     design
------------------------------------------------------------------------------------------------------------
Mexico               Discus Classic Athletic             25           05/06/1998            575403
------------------------------------------------------------------------------------------------------------
Mexico               Jerzees logo                        25           07/26/1993            438193
------------------------------------------------------------------------------------------------------------
Mexico               Jerzees World Class and             25           04/14/1994            457107
                     design
------------------------------------------------------------------------------------------------------------
Mexico               R logo                              25           03/29/1993            438194
------------------------------------------------------------------------------------------------------------
Mexico               R logo                              18           10/11/1993            443918
------------------------------------------------------------------------------------------------------------
Mexico               R Russell Athletic             5, 9, 10, 16,     09/29/1989            380360
                                                     18, 21, 25
------------------------------------------------------------------------------------------------------------
Mexico               Russell Athletic                    25           06/15/1993            435756
------------------------------------------------------------------------------------------------------------
Mexico               Russell Athletic                    18           02/13/1995            483995
------------------------------------------------------------------------------------------------------------
Moldova              Cross Creek                         25           03/21/1994               547
------------------------------------------------------------------------------------------------------------
Moldova              Jerzees logo                        25           03/21/1994               504
------------------------------------------------------------------------------------------------------------
Moldova              R Russell Athletic                  25           03/25/1994               505
------------------------------------------------------------------------------------------------------------
Morocco              Jerzees logo                        25           10/24/1994             55079
------------------------------------------------------------------------------------------------------------
New Zealand          Discus and design                   25           03/22/1979            127410
------------------------------------------------------------------------------------------------------------
New Zealand          Discus Athletic and                 25           03/13/1992            216852
                     design
------------------------------------------------------------------------------------------------------------
New Zealand          Jerzees logo                        25           08/13/1990            204029
------------------------------------------------------------------------------------------------------------
New Zealand          R Russell logo                      25           05/21/1985           B158631
------------------------------------------------------------------------------------------------------------
New Zealand          Russell Athletic                    25           08/04/1994            239620
------------------------------------------------------------------------------------------------------------
Nicaragua            Jerzees                             25           06/30/1998             37804
------------------------------------------------------------------------------------------------------------
Nicaragua            R Russell Athletic                  18           01/11/2002             52239
------------------------------------------------------------------------------------------------------------
Nicaragua            R Russell Athletic                  25           01/11/2002             52241
------------------------------------------------------------------------------------------------------------
Nigeria              Jerzees logo                        25           10/26/1993             58011
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
JURISDICTION                MARKS                      CLASS           REG. DATE          REG. NO.
------------------------------------------------------------------------------------------------------------
Norway               Cross Creek                         25           12/30/1992            154242
------------------------------------------------------------------------------------------------------------
Norway               Discus Athletic                     25           02/25/1993            155322
------------------------------------------------------------------------------------------------------------
Norway               Discus Athletic and                 25           07/15/1993           157.888
                     design
------------------------------------------------------------------------------------------------------------
Norway               Jerzees by Russell logo             25           10/01/1987            130169
------------------------------------------------------------------------------------------------------------
Norway               R logo                              18           10/28/1993           159,811
------------------------------------------------------------------------------------------------------------
Norway               R Russell logo                      25           06/28/1984            117469
------------------------------------------------------------------------------------------------------------
Norway               Russell Athletic                    18           12/02/1993            160445
------------------------------------------------------------------------------------------------------------
O.A.P.I.             Jerzees logo                    18, 24 & 25      05/22/1995            034008
African Union
(Benin, Burkina-
Faso, Cameron,
Central African
Republic, Chad,
Congo, Gabon,
Guina (Conakry),
Ivory Coast,
Mali, Mauritania,
Niger, Senegal,
Togo)
------------------------------------------------------------------------------------------------------------
Oman                 Jerzees logo                        25           02/13/1999              5091
------------------------------------------------------------------------------------------------------------
Oman                 R Russell Athletic                  25           02/13/1999              5090
------------------------------------------------------------------------------------------------------------
Pakistan             Jerzees logo                        25           08/29/1994            126365
------------------------------------------------------------------------------------------------------------
Pakistan             R Russell Athletic                  25           08/29/1994            126364
------------------------------------------------------------------------------------------------------------
Panama               Jerzees logo                        25           02/17/1994             61015
------------------------------------------------------------------------------------------------------------
Panama               R Russell Athletic                  25           10/07/1992             56315
------------------------------------------------------------------------------------------------------------
Panama               R Russell Athletic (old             25           01/08/1991             52605
                     style)
------------------------------------------------------------------------------------------------------------
Paraguay             Cross Creek                         25           10/29/1991            150481
------------------------------------------------------------------------------------------------------------
Paraguay             Jerzees                             42           06/09/1992            154228
------------------------------------------------------------------------------------------------------------
Paraguay             Jerzees logo                        25           09/23/1991            149705
------------------------------------------------------------------------------------------------------------
Paraguay             R logo                              25           03/21/1994            167508
------------------------------------------------------------------------------------------------------------
Paraguay             R Russell Athletic                  42           06/09/1992            154229
------------------------------------------------------------------------------------------------------------
Peru                 Cross Creek                         25           02/28/1996            023591
------------------------------------------------------------------------------------------------------------
Peru                 Jerzees                             42           05/14/1992             09779
------------------------------------------------------------------------------------------------------------
Peru                 Jerzees logo                        25           07/09/1991             92088
------------------------------------------------------------------------------------------------------------
Peru                 R Russell Athletic                  25           06/28/1995           0018905
------------------------------------------------------------------------------------------------------------
Peru                 R Russell Athletic                  42           05/14/1992           0009780
------------------------------------------------------------------------------------------------------------
Philippines          Jerzees logo                        25           05/28/1993             55275
------------------------------------------------------------------------------------------------------------
Philippines          R Russell Athletic                  25           07/23/2001           4-1995-
                                                                                            101119
------------------------------------------------------------------------------------------------------------
Poland               Cross Creek                         25           03/25/1991             72636
------------------------------------------------------------------------------------------------------------
Poland               Discus Athletic and                 25           11/22/1993            R80405
                     design
------------------------------------------------------------------------------------------------------------
Poland               Jerzees logo                        25           09/12/1990             69744
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
JURISDICTION                MARKS                      CLASS           REG. DATE          REG. NO.
------------------------------------------------------------------------------------------------------------
Poland               R Russell Athletic                  18           06/30/1999           107310
------------------------------------------------------------------------------------------------------------
Poland               R Russell Athletic                  25           09/12/1990            69745
------------------------------------------------------------------------------------------------------------
Portugal             Discus Athletic and                 25           11/22/1993           208999
                     design
------------------------------------------------------------------------------------------------------------
Portugal             Heavy Sweats                        25           12/28/1992           267736
------------------------------------------------------------------------------------------------------------
Portugal             Jerzees By Russell logo             25           05/31/1991           235073
------------------------------------------------------------------------------------------------------------
Portugal             Jerzees logo                        25           05/28/1991           242810
------------------------------------------------------------------------------------------------------------
Portugal             R logo                              25           09/30/1992           264729
------------------------------------------------------------------------------------------------------------
Portugal             R logo                              18           06/08/1994          285.958
------------------------------------------------------------------------------------------------------------
Portugal             R Russell Logo                      25           09/30/1992           264728
------------------------------------------------------------------------------------------------------------
Portugal             Russell Athletic                    18           06/03/1994          285.959
------------------------------------------------------------------------------------------------------------
Qatar                Jerzees logo                        25           09/01/1997             8282
------------------------------------------------------------------------------------------------------------
Qatar                R Russell Athletic                  25           04/15/1997             8281
------------------------------------------------------------------------------------------------------------
Ras-al-              Jerzees logo                        25           04/23/1992             7991
Khaimah
------------------------------------------------------------------------------------------------------------
Ras-al-Khaimah       R Russell Athletic                  25           04/23/1992             7992
------------------------------------------------------------------------------------------------------------
Romania                                                  25           01/08/1991            17627
                     Jerzees logo
------------------------------------------------------------------------------------------------------------
Romania              Discus Athletic and                 25           03/13/1992            21604
                     design
------------------------------------------------------------------------------------------------------------
Romania              R Russell Athletic                  25           01/08/1991            18175
------------------------------------------------------------------------------------------------------------
Russia               Cross Creek                         25           03/26/1991            99822
------------------------------------------------------------------------------------------------------------
Russia               Discus Athletic                     25           12/07/1993           112370
------------------------------------------------------------------------------------------------------------
Russia               Jerzees logo                        25           09/13/1990            96176
------------------------------------------------------------------------------------------------------------
Russia               R Russell Athletic                  25           09/13/1990            96175
------------------------------------------------------------------------------------------------------------
Russia               Russell Athletic                    25           07/26/1989            88210
------------------------------------------------------------------------------------------------------------
Saudi Arabia         Discus Athletic                     25           04/24/1994           305/67
------------------------------------------------------------------------------------------------------------
Saudi Arabia         Jerzees logo                        25           03/20/1991            24971
------------------------------------------------------------------------------------------------------------
Saudi Arabia         R Russell Athletic                  25           03/20/1991            24972
------------------------------------------------------------------------------------------------------------
Sierra Leone         Jerzees logo                        25           12/11/1995            14274
------------------------------------------------------------------------------------------------------------
Singapore            Discus                              25           03/09/1994          1959/94
------------------------------------------------------------------------------------------------------------
Singapore            Discus Athletic and                 25           03/10/1993       T93/01735C
                     design
------------------------------------------------------------------------------------------------------------
Singapore            Jerzees logo (old style)            25           09/22/1990         B6596/90
------------------------------------------------------------------------------------------------------------
Singapore            R Russell Logo                      25           03/21/1983          B141183
------------------------------------------------------------------------------------------------------------
Singapore            Russell Athletic                    25           08/29/1994       T94/07486E
------------------------------------------------------------------------------------------------------------
Slovak               Discus Athletic and                 25           04/24/1995           174214
Republic             design
------------------------------------------------------------------------------------------------------------
Slovak               R Russell Athletic                  25           08/09/1990           168811
Republic
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
JURISDICTION                MARKS                      CLASS           REG. DATE            REG. NO.
------------------------------------------------------------------------------------------------------------
Slovakia             Jerzees logo                        25           08/09/1990              168812
------------------------------------------------------------------------------------------------------------
Slovenia             Cross Creek                         25           02/25/1991            Z9180395
------------------------------------------------------------------------------------------------------------
Slovenia             Jerzees logo                        25           08/13/1990            Z9081426
------------------------------------------------------------------------------------------------------------
Slovenia             R Russell Athletic                  25           08/13/1990            Z9081425
------------------------------------------------------------------------------------------------------------
South Africa         Discus Athletic and                 25           01/30/1992             92/0733
                     design
------------------------------------------------------------------------------------------------------------
South Africa         Jerzees logo                        25           09/15/1994             94/9992
------------------------------------------------------------------------------------------------------------
South Africa         R logo                              25           09/15/1994            94/09991
------------------------------------------------------------------------------------------------------------
South Africa         Russell Athletic                    25           09/15/1994             94/9990
------------------------------------------------------------------------------------------------------------
Spain                Discus Athletic and                 25           07/16/1995             1689167
                     design
------------------------------------------------------------------------------------------------------------
Spain                Jerzees by Russell logo             25           10/20/1987             1163982
------------------------------------------------------------------------------------------------------------
Spain                Jerzees logo                        25           02/20/1989             1226999
------------------------------------------------------------------------------------------------------------
Spain                R logo                              18           02/05/1996             1764609
------------------------------------------------------------------------------------------------------------
Spain                R logo                              25           02/05/1996             1764610
------------------------------------------------------------------------------------------------------------
Spain                R logo                              28           02/05/1996             1765611
------------------------------------------------------------------------------------------------------------
Spain                R logo                              39           02/05/1996             1764612
------------------------------------------------------------------------------------------------------------
Spain                R logo                              18           10/16/1992             1725271
------------------------------------------------------------------------------------------------------------
Spain                R Russell Athletic                  39           10/20/1998             1686189
                     Espanola SL
------------------------------------------------------------------------------------------------------------
Spain                Russell Athletic                    25           04/18/1995             1960404
------------------------------------------------------------------------------------------------------------
Sri Lanka            Jerzees logo                        25                                    71817
------------------------------------------------------------------------------------------------------------
Sweden               Discus Athletic and                 25           02/12/1993              246508
                     design
------------------------------------------------------------------------------------------------------------
Sweden               Jerzees Built To Last               25           04/29/1994              257591
                     logo
------------------------------------------------------------------------------------------------------------
Sweden               Jerzees By Russell                  25           04/29/1994              257586
                     logo
------------------------------------------------------------------------------------------------------------
Sweden               Jerzees Heavy Sweats                25           10/08/1993              252288
                     logo
------------------------------------------------------------------------------------------------------------
Sweden               Jerzees logo                        25           04/13/1995              300693
------------------------------------------------------------------------------------------------------------
Sweden               R logo                              18           02/19/1993              246893
------------------------------------------------------------------------------------------------------------
Sweden               R logo                              25           04/26/1985              195934
------------------------------------------------------------------------------------------------------------
Sweden               Russell Athletic                    25           03/12/1993              253716
------------------------------------------------------------------------------------------------------------
Sweden               Russell Athletic                    18           08/27/1993              251190
------------------------------------------------------------------------------------------------------------
Switzerland          Discus Athletic and                 25           07/06/1992              400881
                     design
------------------------------------------------------------------------------------------------------------
Switzerland          Jerzees                             25           02/07/2000              469162
------------------------------------------------------------------------------------------------------------
Switzerland          Jerzees Built to Last logo          25           05/31/1988              363636
------------------------------------------------------------------------------------------------------------
Switzerland          Jerzees by Russell logo             25           10/08/1986              350088
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
JURISDICTION                MARKS                      CLASS           REG. DATE            REG. NO.
------------------------------------------------------------------------------------------------------------
Switzerland          Jerzees Heavy Sweats                25           09/17/1990            384.622
                     logo
------------------------------------------------------------------------------------------------------------
Switzerland          R logo                              18           09/01/1992             402465
------------------------------------------------------------------------------------------------------------
Switzerland          R Russell logo                      25           10/08/1986             350089
------------------------------------------------------------------------------------------------------------
Switzerland          Russell Athletic                    18           09/01/1992             402501
------------------------------------------------------------------------------------------------------------
Taiwan               Cross Creek                         28           01/01/2001             923755
------------------------------------------------------------------------------------------------------------
Taiwan               Cross Creek                         40           09/16/1994             651795
------------------------------------------------------------------------------------------------------------
Taiwan               Cross Creek                         41           06/16/1991             526066
------------------------------------------------------------------------------------------------------------
Taiwan               Cross Creek                         28           01/01/2001             923755
------------------------------------------------------------------------------------------------------------
Taiwan               Discus                          40 (local)       03/01/1995             672243
------------------------------------------------------------------------------------------------------------
Taiwan               Discus Athletic and             40 (local)       04/01/1994             638601
                     design
------------------------------------------------------------------------------------------------------------
Taiwan               Jerzees logo                        40           07/01/1991             527281
------------------------------------------------------------------------------------------------------------
Taiwan               Jerzees logo                        41           06/16/1991             526065
------------------------------------------------------------------------------------------------------------
Taiwan               R logo                              28           10/01/1998             820115
------------------------------------------------------------------------------------------------------------
Taiwan               R logo                              18           01/16/1999             835881
------------------------------------------------------------------------------------------------------------
Taiwan               R Russell Athletic                  28           05/16/1999             852503
------------------------------------------------------------------------------------------------------------
Taiwan               R Russell Athletic                  18           01/16/1999             835904
------------------------------------------------------------------------------------------------------------
Taiwan               R Russell Athletic                  25           12/01/1999             877099
------------------------------------------------------------------------------------------------------------
Tanzania             Jerzees logo                        25           11/11/1993              22688
------------------------------------------------------------------------------------------------------------
Thailand             Discus Athletic and                 28           10/18/1994              20160
                     design
------------------------------------------------------------------------------------------------------------
Thailand             Discus Athletic and                 25           01/15/1997              54186
                     design
------------------------------------------------------------------------------------------------------------
Thailand             Jerzees logo                        25           09/18/1990             148677
------------------------------------------------------------------------------------------------------------
Thailand             Russell                             25           03/30/1983            Kor2518
------------------------------------------------------------------------------------------------------------
Tunisia              Jerzees logo                        25           10/10/1994          EE94.1122
------------------------------------------------------------------------------------------------------------
Turkey               Jerzees logo                        25           10/23/1991             132493
------------------------------------------------------------------------------------------------------------
Turkey               R Russell Athletic                  25           10/23/1991             132623
------------------------------------------------------------------------------------------------------------
Turkmenistan         Cross Creek                         25           08/06/1998               3444
------------------------------------------------------------------------------------------------------------
Turkmenistan         Jerzees logo                        25           08/06/1998               3445
------------------------------------------------------------------------------------------------------------
Turkmenistan         R Russell Athletic                  25           08/06/1998               3446
------------------------------------------------------------------------------------------------------------
Ukraine              Cross Creek                         25           03/26/1991               3150
------------------------------------------------------------------------------------------------------------
Ukraine              Jerzees logo                        25           09/13/1990               3149
------------------------------------------------------------------------------------------------------------
Ukraine              R Russell Athletic                  25           09/13/1990               3148
------------------------------------------------------------------------------------------------------------
United Arab          Cross Creek                         25           06/21/1994                202
Emirates
------------------------------------------------------------------------------------------------------------
United Arab          Discus Athletic                     25           04/23/1992              80289
Emirates
------------------------------------------------------------------------------------------------------------
United Arab          Jerzees logo                        25           05/31/1994                196
Emirates
------------------------------------------------------------------------------------------------------------
United Arab          R Russell Athletic                  25           05/31/1994                197
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
JURISDICTION                MARKS                      CLASS           REG. DATE            REG. NO.
------------------------------------------------------------------------------------------------------------
Emirates
------------------------------------------------------------------------------------------------------------
United               Discus                              25           05/10/1979            B1114066
Kingdom
------------------------------------------------------------------------------------------------------------
United               Discus Athletic                     25           01/21/1992             1488562
Kingdom
------------------------------------------------------------------------------------------------------------
United               DISCUS ATHLETIC and Design          25           05/11/1994             1571741
Kingdom
------------------------------------------------------------------------------------------------------------
United               JE Jerzees American                 25           05/29/1992          B1,501,700
Kingdom              Active Wear logo
------------------------------------------------------------------------------------------------------------
United               Jerzees Built to Last logo     25 Schedule 4     05/19/1988            B1345016
Kingdom
------------------------------------------------------------------------------------------------------------
United               Jerzees logo                        25           06/03/1993            A1537597
Kingdom
------------------------------------------------------------------------------------------------------------
United               Jerzees logo (old style)       25 Schedule 4     05/09/1986            B1266725
Kingdom
------------------------------------------------------------------------------------------------------------
United               R logo                              18           09/01/1992            B1511239
Kingdom
------------------------------------------------------------------------------------------------------------
United               R Russell logo                      25           09/02/1982            B1181100
Kingdom
------------------------------------------------------------------------------------------------------------
United               Russell Athletic                    25           02/28/1994             1563730
Kingdom
------------------------------------------------------------------------------------------------------------
United               Russell Athletic                  18, 25         10/11/1996             1571350
Kingdom
------------------------------------------------------------------------------------------------------------
Uruguay              Discus Athletic and                 25           05/24/1994              252110
                     design
------------------------------------------------------------------------------------------------------------
Uruguay              Jerzees                             42           04/24/1992              249601
------------------------------------------------------------------------------------------------------------
Uruguay              Jerzees logo                        25           11/20/1991              242876
------------------------------------------------------------------------------------------------------------
Uruguay              R logo                              25           05/13/1998              285563
------------------------------------------------------------------------------------------------------------
Uruguay              R Russell Athletic                  25           10/29/1997              285562
------------------------------------------------------------------------------------------------------------
Uruguay              R Russell Athletic                  42           04/24/1992              249602
------------------------------------------------------------------------------------------------------------
Uzbekistan           Cross Creek                         25           03/26/1991                 808
------------------------------------------------------------------------------------------------------------
Uzbekistan           Jerzees logo                        25           09/13/1990                 807
------------------------------------------------------------------------------------------------------------
Uzbekistan           R Russell Athletic                  25           09/13/1990                 809
------------------------------------------------------------------------------------------------------------
Venezuela            Cross Creek                         25            9/10/1999             Not yet
                                                                                            assigned
------------------------------------------------------------------------------------------------------------
Venezuela            Discus Athletic                     25           01/05/1996             unknown
------------------------------------------------------------------------------------------------------------
Venezuela            Jerzees logo                        25           11/01/1994              172242
------------------------------------------------------------------------------------------------------------
Venezuela            R Russell logo                      39           06/12/1985             116443F
------------------------------------------------------------------------------------------------------------
Venezuela            R Russell Athletic                  25           10/31/1997             P200832
------------------------------------------------------------------------------------------------------------
Venezuela            R Russell Athletic                  43           10/31/1997             N037117
------------------------------------------------------------------------------------------------------------
Vietnam              Jerzees logo                        25           07/29/1994               12769
------------------------------------------------------------------------------------------------------------
Vietnam              R Russell Athletic                  25           07/29/1994               12770
------------------------------------------------------------------------------------------------------------
Yugoslavia           Cross Creek                         25           02/25/1991               37557
------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
JURISDICTION                MARKS                      CLASS           REG. DATE            REG. NO.
------------------------------------------------------------------------------------------------------------
Yugoslavia           Discus Athletic and                 25           11/24/1995                 39192
                     design
------------------------------------------------------------------------------------------------------------
Yugoslavia           Jerzees logo                        25           08/13/1990                 36988
------------------------------------------------------------------------------------------------------------
Yugoslavia           R Russell Athletic                  25           08/13/1990                 36565
------------------------------------------------------------------------------------------------------------
Zimbabwe             Jerzees logo                        25           09/23/1994               1427/94
------------------------------------------------------------------------------------------------------------

                               DeSoto Mills, Inc.
                             Trademark Registrations

------------------------------------------------------------------------------------------------------------
JURISDICTION                MARK                       CLASS           REG. DATE              REG. NO.
------------------------------------------------------------------------------------------------------------
Canada               Desoto Player's Club and design     25           01/12/1996               452,846
------------------------------------------------------------------------------------------------------------
Canada               The Golfer and design               25           12/02/1996               466,897
------------------------------------------------------------------------------------------------------------
Canada               Performance Club                    25           08/21/1997             TMA481069
------------------------------------------------------------------------------------------------------------
Canada               Desoto Outdoors and design          25           08/13/1997             TMA480416
------------------------------------------------------------------------------------------------------------
Canada               Player's Performance                25           10/27/1995               449,405
------------------------------------------------------------------------------------------------------------
Canada               The Worker and design               25           07/28/1995               445,699
------------------------------------------------------------------------------------------------------------
Canada               Athletic Club                       25           04/28/1995                442287
------------------------------------------------------------------------------------------------------------
Japan                Desoto Player's Club and design     25           07/31/1996               3183278
------------------------------------------------------------------------------------------------------------
Mexico               Player's Performance and design     25           10/05/1994                586895
------------------------------------------------------------------------------------------------------------
Mexico               DeSoto Player's Club and design     25           08/22/1994                649935
------------------------------------------------------------------------------------------------------------
Mexico               Player's Performance                25           08/31/1998                476120
------------------------------------------------------------------------------------------------------------

                               Russell Corporation
                             Trademark Applications

----------------------------------------------------------------------------------------------------------------------------
JURISDICTION                            MARK                           CLASS          APP FILED            APP NO.
----------------------------------------------------------------------------------------------------------------------------
Brazil                             Discus Athletic                  18               04/26/2001           823210740
----------------------------------------------------------------------------------------------------------------------------
CTM~~EU or EC countries            Russell Athletic                 18, 25, 28,      01/22/1997           000451856
are:~Austria, Belgium, Denmark,                                     35
Finland, France, Germany,
Greece, Ireland, Italy,
Luxembourg, Netherlands,
Portugal, Spain, Sweden, and UK
----------------------------------------------------------------------------------------------------------------------------
El Salvador                        R Russell Athletic               18               08/13/1996           1196-3430
----------------------------------------------------------------------------------------------------------------------------
Guatemala                          R Russell Athletic               25               05/29/1996             3946/96
----------------------------------------------------------------------------------------------------------------------------
Guatemala                          R Russell Athletic               18               05/29/1996             3947/96
----------------------------------------------------------------------------------------------------------------------------
Guatemala                          Russell Athletic                 18               00/00/2002           1504-2002
----------------------------------------------------------------------------------------------------------------------------
Guatemala                          Russell Athletic                 25               00/00/2002           1505-2002
----------------------------------------------------------------------------------------------------------------------------
Guatemala                          R logo                           18               00/00/2002           1507-2002
----------------------------------------------------------------------------------------------------------------------------
Guatemala                          R logo                           25               00/00/2002           1506-2002
----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------
JURISDICTION                           MARK                       CLASS          APP FILED             APP NO.
------------------------------------------------------------------------------------------------------------------------
India                          Discus                           25               03/09/1994                621670
------------------------------------------------------------------------------------------------------------------------
India                          Discus Athletic and design       25               02/25/1993                591523
------------------------------------------------------------------------------------------------------------------------
Japan                          DISCUS                           18, 25           04/23/2001            2001-37333
------------------------------------------------------------------------------------------------------------------------
Japan                          Russell Athletic Dri Power       25               11/09/2001           2001-100622
------------------------------------------------------------------------------------------------------------------------
Malaysia                       Jerzees logo                     25               09/05/1994              94/08203
------------------------------------------------------------------------------------------------------------------------
Malaysia                       Russell Athletic (block          25               09/05/1994               9408204
                               letters)
------------------------------------------------------------------------------------------------------------------------
Panama                         Lady Player 3 Pair and                            11/26/2001                118332
                               design
------------------------------------------------------------------------------------------------------------------------
Panama                         DeSoto Player's Club and                          11/26/2001                118331
                               design
------------------------------------------------------------------------------------------------------------------------
Panama                         Lady Player & design                              11/26/2001                118330
------------------------------------------------------------------------------------------------------------------------
Panama                         Player's Performance and                          11/26/2001                118323
                               design
------------------------------------------------------------------------------------------------------------------------
Paraguay                       R Russell Athletic               25               05/10/1991                 05739
------------------------------------------------------------------------------------------------------------------------
Portugal                       Russell Athletic                 25               02/13/1995                307265
------------------------------------------------------------------------------------------------------------------------
South Africa                   Russell Athletic                 35               12/12/1997              97/19376
------------------------------------------------------------------------------------------------------------------------
Spain                          R logo Calzados Russell          25               01/08/1992            M1.677.112
------------------------------------------------------------------------------------------------------------------------
Spain                          Russell Athletic                 18               10/16/1992               1725272
------------------------------------------------------------------------------------------------------------------------
Sri Lanka                      R Russell Athletic               25               09/14/1994                 71815
------------------------------------------------------------------------------------------------------------------------
Uruguay                        Cross Creek                      25               03/18/1991                242875
------------------------------------------------------------------------------------------------------------------------
Venezuela                      R Russell Athletic               43               02/21/1996             96-002083
                                                                (tradename)
------------------------------------------------------------------------------------------------------------------------

                                   Copyrights

------------------------------------------------------------------------------------------------------------
DESCRIPTION                              OWNER                     REGISTRATION NO.           ISSUE DATE
------------------------------------------------------------------------------------------------------------
Russell Athletic Team Specialist         Russell Corporation       TX-152-984 (USA)           12/5/1978
Catalog/1979
------------------------------------------------------------------------------------------------------------
The Little T Shirt that Made Good        Russell Corporation       TX-1-417-069 (USA)         8/28/1984
------------------------------------------------------------------------------------------------------------
Cross Creek Bogey Man                    Cross Creek Apparel,      VA-639-939 (USA)           5/31/1994
(embroidery design on shirt)             Inc.
------------------------------------------------------------------------------------------------------------
Russell Athletic R Logo                  Russell Corporation       200-F-0154 (China)         9/25/2000
------------------------------------------------------------------------------------------------------------

                               RUSSELL CORPORATION
                                     PATENTS

U.S. PATENTS:

------------------------------------------------------------------------------------------------------------
DESCRIPTION                             REGISTRATION NO.           ISSUE DATE
------------------------------------------------------------------------------------------------------------
Dye Machine Festooner                   6,305,592                  October 23, 2001
------------------------------------------------------------------------------------------------------------
Method for Inspecting, Detecting        4,864,150                  September 5, 1989
and Distinguishing Sides of
Fabrics
------------------------------------------------------------------------------------------------------------
Method and Apparatus for Sensing        4,799,613                  January 24, 1989
the Preferred Side of Garment
Portions
------------------------------------------------------------------------------------------------------------
Automatic Garment Portion               4,693,613                  September 15, 1987
Loader
------------------------------------------------------------------------------------------------------------
Automatic Garment Portion               4,633,604                  January 6, 1987
Loader
------------------------------------------------------------------------------------------------------------

INTERNATIONAL PATENTS:

------------------------------------------------------------------------------------------------------------
DESCRIPTION                   REGISTRATION NO.             COUNTRY OF           ISSUE DATE
                                                           REGISTRATION
------------------------------------------------------------------------------------------------------------
Method and Apparatus          1322130                      Canada               September 14, 1993
for Sensing the Preferred
Side of Garment Portions
------------------------------------------------------------------------------------------------------------
Method and Apparatus          88312072.7                   Sweden               December 20, 1988
for Sensing the Preferred
Side of Garment Portions
------------------------------------------------------------------------------------------------------------
Method and Apparatus          88312072.7                   Spain                December 20, 1988
for Sensing the Preferred
Side of Garment Portions
------------------------------------------------------------------------------------------------------------
Method and Apparatus          374314                       England              December 20, 1988
for Sensing the Preferred
Side of Garment Portions
------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
DESCRIPTION                            REGISTRATION NO.             COUNTRY OF          ISSUE DATE
                                                                    REGISTRATION
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               374314                       Austria             December 20, 1988
Sensing the Preferred Side of
Garment Portions

--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               374314                       Luxembourg          December 20, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               374314                       Netherlands         December 20, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               374314                       Italy               December 20, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               374314                       Switzerland         December 20, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               374314                       France              December 20, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               374314                       Belgium             December 20, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               2745139                      Japan               January 10, 1989
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               3008040                      Greece              December 20, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               P3879950.2                   Germany             December 20, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Method and Apparatus for               606246                       Australia           December 23, 1988
Sensing the Preferred Side of
Garment Portions
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              2623088                      Japan               April 11, 1997
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              8639017.1                    Spain               November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              8639017.1                    Sweden              November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              225751                       Switzerland         November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              225751                       England             November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              225751                       Italy               November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              225751                       Luxembourg          November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              225751                       Netherlands         November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              225751                       Austria             November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              225751                       Belgium             November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              225751                       France              November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              3001694                      Greece              November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              P3677348.4                   Germany             November 18, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              586521                       Australia           November 28, 1986
Loader
--------------------------------------------------------------------------------------------------------------------
Automatic Garment Portion              1272227                      Canada              July 31, 1990
Loader
--------------------------------------------------------------------------------------------------------------------

                               Russell Corporation
                               Patent Applications

--------------------------------------------------------------------------------------------------------------------
OWNER                                  DESCRIPTION                       DATE FILED                APPLICATION NO.
--------------------------------------------------------------------------------------------------------------------
Russell Corporation                    Garment Portion Processing        7/20/2000                 09/620,052
                                       Assembly
--------------------------------------------------------------------------------------------------------------------
Russell Corporation                    Bale Processing Assembly          7/21/2000                 09/620,795
--------------------------------------------------------------------------------------------------------------------
Russell Corporation                    Improved Dye Machine              2/9/2000                  09/501,389
                                       Festooner
--------------------------------------------------------------------------------------------------------------------
Russell Corporation                    Pebble Fabric                     4/16/2001                 09/835,902
--------------------------------------------------------------------------------------------------------------------

                               TRADEMARK LICENSES

                             [REVIEWING FOR UPDATES]

LICENSES WHERE A BORROWER IS LICENSOR:

AB COMPETITION AGREEMENT
BRILLIANCE ELEMENT LICENSE AGREEMENT
D'LIGHT NV AGREEMENT
ESSENCE GMBH AGREEMENT
HIDARY LICENSE AGREEMENT
KEN TRADE SRL AGREEMENT
MINT APPAREL LIMITED AGREEMENT
SIBNERHEGNER LIMITED LICENSE AGREEMENT
TWINS A/S AGREEMENT
UNIVERSAL-EXES OY AGREEMENT
FROS INTERNATIONAL B.V. AGREEMENT

RINTEL PROPERTIES, INC. AGREEMENT (Russell Asset Management, Inc. licenses to RINTEL Properties, Inc.)
RINTEL PROPERTIES, INC. AGREEMENTS (RINTEL Properties, Inc. sublicenses to Russell Corporation, DeSoto Mills, Inc. and Cross Creek Apparel, LLC)

LICENSES WHERE A BORROWER IS LICENSEE:

RINTEL PROPERTIES, INC. AGREEMENTS (RINTEL Properties, Inc. sublicenses to Russell Corporation, DeSoto Mills, Inc. and Cross Creek Apparel, LLC)
AFL LICENSE AGREEMENT
BASS LICENSE & SPONSORSHIP AGREEMENT
CHARTER FABRICS LICENSE
CROSSBOW PRIVATE LABEL MERCHANDISE AGREEMENT
FAB-CON MACHINERY DEVELOPMENT CORP.
HAAS OUTDOORS, INC. MOSSY OAK LICENSE AGREEMENTS
MAJOR LEAGUE BASEBALL PROPERTIES, INC.
MAJOR LEAGUE BASEBALL PLAYERS ASSOCIATION, INC.
MALDEN MILLS LICENSE AGREEMENT
MINOR LEAGUE BASEBALL ON-FIELD LICENSE AGREEMENT
TUBULAR TEXTILE, LLC
WOODWAY USA, INC. LICENSE AGREEMENT
AIR FORCE UNIVERSITY
AKRON, U/
ALABAMA A&M UNIVERSITY
ALABAMA, U/
ALABAMA - BIRMINGHAM, U/
ALABAMA - HUNTSVILLE, U/
ALABAMA STATE UNIVERSITY
ALASKA - FAIRBANKS, U/
AMERICAN UNIVERSITY
APPALACHIAN STATE
ARIZONA, U/
ARIZONA STATE UNIVERSITY
ARKANSAS, U/
ARKANSAS, U/ - PINE BLUFF
ARKANSAS STATE UNIVERSITY
ASHLAND UNIVERSITY
ARMY - US MILITARY ACADEMY
AUBURN UNIVERSITY
BALL STATE UNIVERSITY
BAYLOR UNIVERSITY
BEMIDJI STATE UNIVERSITY
BOISE STATE UNIVERSITY
BOSTON COLLEGE
BOSTON UNIVERSITY
BOWLING GREEN STATE UNIV.

BRADLEY UNIVERSITY
BRIGHAM YOUNG
BROWN UNIVERSITY
BUTLER UNIVERSITY
CALIFORNIA - BERKELEY, U/
CALIFORNIA - DAVIS, U/
CALIFORNIA - LOS ANGELES, U/
CALIFORNIA - SANTA BARBARA, U/
CAL STATE CHICAGO
CAL STATE FULLERTON

CAL STATE NORTHRIDGE
CAL STATE SACRAMENTO
CAL STATE SAN MARCOS
CALIFORNIA U - PENNSYLVANIA
CANISIUS COLLEGE
CENTRAL FLORIDA
CENTRAL MICHIGAN UNIV.
CENTRAL MISSOURI ST UNIV.
CENTRAL WASHINGTON
CINCINNATI, U/
CITADEL UNIVERSITY
CLARION
CLEMSON UNIVERSITY
COLGATE UNIVERSITY
COLLEGE OF CHARLESTON
COLORADO SCHOOL OF MINES
COLORADO STATE
COLORADO, U/
COLUMBIA UNIVERSITY
CONNECTICUT, U/
CORNELL UNIVERSITY
CREIGHTON UNIVERSITY
DAYTON, U/
DENISON UNIVERSITY
DETROIT MERCY, U/
DRAKE UNIVERSITY
DREXEL UNIVERSITY
DUKE UNIVERSITY
EAST CAROLINA UNIVERSITY
EAST TENNESSEE ST UNIV.
EASTERN KENTUCKY UNIV.
EASTERN ILLINOIS UNIVERSITY
EASTERN MICHIGAN UNIVERSITY
EMPORIA STATE UNIVERSITY
EVANSVILLE, U/
FAIRLEIGH DICKINSON UNIV.
FERRIS STATE UNIVERSITY
FLORIDA, U/
FLORIDA A&M
FLORIDA ATLANTIC UNIVERSITY
FLORIDA GULF COAST UNIVERSITY
FLORIDA STATE UNIVERSITY
FORT HAYS STATE UNIVERSITY
FRESNO STATE UNIVERSITY
GEORGE MASON UNIVERSITY

GEORGE WASHINGTON UNIVERSITY
GEORGIA , U/
GEORGIA COLLEGE AND STATE
GEORGIA STATE UNIVERSITY
GEORGIA SOUTHERN UNIVERSITY
GEORGIA TECH
GEORGETOWN UNIVERSITY
GRAMBLING STATE UNIVERSITY
HARTFORD, U/
HOFSTRA UNIVERSITY
HOUSTON UNIVERSITY
IDAHO, U/
IDAHO STATE UNIVERSITY
ILLINOIS, U/
ILLINOIS STATE UNIVERSITY
INDIANA STATE UNIVERSITY
INDIANA UNIV-PENNSYLVANIA
IOWA STATE UNIVERSITY
IOWA, U/
JACKSON STATE UNIVERSITY
JACKSONVILLE ST UNIV.
JAMES MADISON UNIVERSITY
KANSAS, U/
KANSAS STATE UNIVERSITY
KENTUCKY, U/
KENT STATE
LAMAR UNIVERSITY
LINCOLN UNIVERSITY
LOUISIANA - LAFAYETTE, U/
LOUISIANA ST UNIV.
LOYOLA COLLEGE - MARYLAND
LOYOLA UNIVERSITY CHICAGO
MAINE, U/
MANHATANVILLE COLLEGE
MARSHALL U/ MARSHALL GRAD
MARYLAND, U/
MASSACHUSETTS - AMHERST, U/
MEMPHIS, U/
MERCER UNIVERSITY
MIAMI, U/
MIAMI UNIVERSITY - OHIO
MICHIGAN, U/
MICHIGAN STATE UNIVERSITY
MIDDLE TENNESSEE ST UNIV.
MINNESOTA STATE U - MANKATO
MISSISSIPPI, U/

MISSISSIPPI STATE UNIVERSITY
MISSOURI, U/
MISSOURI - KANSAS CITY, U/
MONTANA, U/
MONTANA STATE UNIVERSITY
MONTCLAIR STATE
MOREHEAD STATE UNIVERSITY
MORGAN STATE UNIVERSITY
U.S NAVAL ACADEMY
NEBRASKA, U/
NEBRASKA  KEARNEY, U/
NEVADA, U/
NEVADA LAS VEGAS (UNLV)
NEW HAMPSHIRE, U/
NEW MEXICO, U/
NEW MEXICO ST UNIV.
NEW ORLEANS, U/
NEW YORK STATE
NEW YORK UNIV
NIAGRA UNIVERSITY
NORFOLK STATE UNIVERSITY
NORTH CAROLINA A&T
NORTH CAROLINA (UNC) CH. HILL
NO. CAROLINA - GREENSBORO
NORTH CAROLINA CENTRAL
NORTH CAROLINA CHARLOTTE
NO. CAROLINA ST. UNIV.
NO. CAROLINA - WILMINGTON
NORTH DAKOTA, U/
NORTH FLORIDA, U/
NORTH GEORGIA STATE UNIVERSITY
NORTH TEXAS UNIVERSITY
NORTHERN ARIZONA
NORTHERN ILLINOIS UNIV.
NORTHERN IOWA, U/
NORTHWESTERN UNIVERSITY
NOTRE DAME
OHIO UNIVERSITY
OHIO STATE UNIVERSITY
OKLAHOMA, U/
OKLAHOMA STATE UNIVERSITY
OLD DOMINION UNIVERSITY
ORAL ROBERTS UNIVERSITY
U/ OREGON
ORERGON STATE UNIVERSITY
PACIFIC, U/

PENNSYLVANIA, U/
PENN STATE UNIVERSITY
PEPPERDINE UNIVERSITY
PITTSBURGH, U/
PITTSBURG STATE UNIVERSITY
PORTLAND STATE UNIVERSITY
PRAIRIE VIEW A&M UNIVERSITY
PRINCETON UNIVERSITY
PURDUE UNIVERSITY
RHODE ISLAND, U/
RICE UNIVERSITY
RICHMOND, U/
RUTGERS U/, NEW BRUNSWICK
SAINT LOUIS UNIVERSITY
SAN DIEGO, U/
SAN DIEGO STATE UNIVERSITY
SAN FRANCISCO, U/
SAN FRANCISCO STATE
SAN JOSE STATE UNIVERSITY
SANTA CLARA UNIVERSITY
SETON HALL UNIVERSITY
SHIPPENSBURG UNIVERSITY
SLIPPERY ROCK - PENN, U/
SOUTH ALABAMA, U/
SOUTH CAROLINA, U/
SOUTH FLORIDA, U/
SOUTHEAST MISSOURI ST UNIV
SOUTHEASTERN LOUISIANA UNIVERSITY
SOUTHERN CONNECTICUT STATE
SOUTHERN ILLINOIS UNIV.
SOUTHERN METHODIST UNIV
SOUTHERN MISSISSIPPI, U/
SOUTHERN UTAH
SPELMAN COLLEGE
ST. BOVAVENTURE UNIVERSITY
ST. CLOUD STATE
ST. JOHN'S UNIVERSITY
STANFORD UNIVERSITY
SUNY AT ALBANY
SUNY BUFFALO - BUFFALO MED
SYRACUSE UNIVERSITY
TENNESSEE, U/
TENNESSEE, MARTIN U/
TENNESSEE, CHATTANOOGA U/
TENNESSEE, MEMPHIS U/
TENNESSEE STATE UNIVERSITY

TENNESSEE TECH UNIVERSITY
TEXAS, U/
TEXAS ARLINGTON UNIVERSITY
TEXAS A&M UNIVERSITY
TEXAS A&M INTERNATIONAL UNIVERSITY
TEXAS CHRISTIAN UNIVERSITY
TEXAS TECH UNIVERSITY
TEXAS SOUTHERN UNIVERSITY
TOLEDO, U/
TRUMAN STATE UNIVERSITY
TULANE UNIVERSITY
TULSA, U/
UTAH STATE UNIVERSITY
UTAH, U/
VALPARAISO UNIVERSITY
VANDERBILT UNIVERSITY
VILLANOVA
VIRGINIA, U/
VIRGINIA COMMONWEALTH UNI.
VIRGINIA STATE UNIVERSITY
WAKE FOREST UNIVERSITY
WASHINGTON, U/
WASHINGTON UNIV. - ST LOUIS
WASHINGTON STATE UNIV.
WAYNE STATE UNIVERSITY
WEBER STATE UNIVERSITY
WEST FLORIDA UNIVERSITY
WEST VIRGINIA STATE
WEST VIRGINIA UNIVERSITY
WESTERN ILLINOIS UNIV.
WESTERN KENTUCKY UNIV.
WESTERN MICHIGAN
WESTERN STATE COLLEGE OF COLORADO
WESTERN WASHINGTON UNIVERSITY
WILLIAM & MARY, COLLEGE OF
WINTHROP UNIVERSITY
WISCONSIN, U/
WISCONSIN, U/ - LACROSSE
WISCONSIN, U/ - MILWAUKEE
WISCONSIN, U/ - PLATTEVILLE
WISCONSIN, U/ - RIVER FALLS
WISCONSIN, U/ - STEVENS POINT
WISCONSIN, U/ - STOUT
WISCONSIN, U/ - WHITEWATER
WOFFORD COLLEGE

WRIGHT STATE UNIVERSITY
WYOMING, U/
XAVIER UNIVERSITY
YALE UNIVERSITY
YOUNGSTOWN STATE UNIV.

                                 SCHEDULE 7.1(y)
                                   REAL ESTATE

OWNED REAL ESTATE

(1)      755 Lee Street
         Alexander City, AL 35010
         (Alexander City Complex)

(2)      555 S. Main Street
         Brundidge, AL
         (Brundidge Plant)

(3)      1 Retail Drive
         Montgomery, AL
         (Montgomery DC)

(4)      6175 Lynch Road
         Midland, GA
         (Columbus DC)

(5)      3145 Elmore Rd.
         Hwy 14
         Wetumpka, AL
         (Coosa River Complex)

(6)      Highway 52 South
         Mt. Airy, NC 27030

(7)      Riverside Drive
         Mt. Airy, NC
         (Cloth Plant/CC Knitting)

(8)      1493 County Road 609
         Fort Payne, AL 35967

(9)      Sandy Valley Road
         Ft. Payne, AL 35967
         (Dyeing/Finishing/Warehouse)

(10)     3562 Hwy. 280
         Alexander City, AL 35010

OWNED REAL ESTATE HELD FOR SALE

See Schedule 1.1A.

LEASED REAL ESTATE FOR TERM LONGER THAN THREE YEARS

(1)      3330 Cumberland Blvd., Suite 800
         Atlanta, GA 30339

(2)      485 Seventh Avenue
         Suite 404
         New York, NY 10018
         (Execution Pending)

                                 SCHEDULE 7.1(z)
                         CORPORATE AND FICTITIOUS NAMES

Jerzees Apparel, LLC did business as "Three Rivers" in Georgia during the period from September 2000 until approximately June 2001.

Cross Creek Apparel, Inc. merged into Cross Creek Apparel, LLC in December 2000.

Russell Corporation has been known as Russell Mills and Russell Fabrics.

                                SCHEDULE 7.1(cc)
                               EMPLOYEE RELATIONS

COLLECTIVE BARGAINING AGREEMENTS

(1) Collective Bargaining Agreement expiring December 31, 2002 relating to certain employees of Russell Europe Limited

(2) Collective Bargaining Agreement expiring December 31, 2002 relating to certain employees of Russell Mexico, S.A. de C.V.

                                SCHEDULE 7.1(dd)
                                   TRADE NAMES

                                      None.

                                  SCHEDULE 10.8
                                 USE OF PROCEEDS

$25,000,000 in Term Loans and $107,258,557.70 in initial Revolving Loans will be used for the following:

I. PAYMENT OF A PORTION OF THE OUTSTANDING DEBT INDICATED BELOW (DOLLAR AMOUNTS INDICATE THE TOTAL AMOUNT OF SUCH DEBT OWING TO THE RESPECTIVE INSTITUTIONS IMMEDIATELY PRIOR TO THE INITIAL BORROWINGS):

         (A)      WACHOVIA REVOLVING CREDIT FACILITY

                  (1)      To Wachovia Bank, N.A. on behalf of Lenders                            $  90,049,513.91(1)
                                                                                                  ----------------

                  (2)      To Fleet for further transfer in euros to                              $   4,486,844.91(2)
                              Wachovia U.K.                                                       ----------------

         (B)      PRUDENTIAL NOTES (EXCLUSIVE OF `92 NOTES HELD BY PRUDENTIAL)

                  (1)      To Prudential                                                          $ 211,218,047.62
                                                                                                  ----------------

         (C)      SUNTRUST TERM LOAN

                  (1)      To SunTrust                                                            $  37,663,561.28
                                                                                                  ----------------

         (E)      `92 NOTES

                  (1)      To Prudential                                                          $     432,554.22
                                                                                                  ----------------

                  (2)      To Allstate                                                            $   4,327,202.10
                                                                                                  ----------------

                  (3)      To Teacher's                                                           $   2,883,142.10
                                                                                                  ----------------

                  (4)      To CIGNA                                                               $   3,171,016.70
                                                                                                  ----------------

         (F)      TRANSACTION COSTS, PREPAYMENT FEES AND OTHER EXPENSES(3)                        $     21,155,262
                                                                                                  ----------------

-----------------

(1) Does not reflect $12,734,355.89 of Letters of Credit issued by Wachovia but assumed under the Fleet Credit Agreement, as assumption is not a cash transaction.

(2) Based on 5,031,787.50 (5,000,000 + 31,787.5) euros at an exchange rate of $.8917/1 euro. The transfer of funds to Wachovia U.K. will be handled by Wachovia internally.

(3) Includes without limitation prepayment premiums and unwind fees, real estate title insurance, recording fees and related expenses, lenders' fees and legal fees and expenses.